As filed with the U.S. Securities and Exchange Commission on November 21, 2019

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	3841	46-0524102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Walnut St., Suite 6

Framingham, MA 01702

(617) 431-2313

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terrence W. Norchi

President and Chief Executive Officer

235 Walnut St., Suite 6

Framingham, MA 01702

(617) 431-2313

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Michael J. Lerner

John “Jack” D. Hogoboom

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

(973) 597-6394

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

STATEMENT PURSUANT TO RULE 429

The prospectus is a combined prospectus relating to (i) the offer and resale of up to aggregate of 49,427,671 shares of common stock, par value $0.001 per share (“Common Stock”) that (A) were issued in the registrant’s private placement financing that was completed on July 2, 2015 (the “2015 Private Placement Financing”), along with the shares of Common Stock that are currently issuable upon the exercise of the registrant’s Series D Warrants that were also issued in the 2015 Private Placement Financing, all of which are currently registered for issuance on the registrant’s registration statement on Form S-3 (File No. 333-214349), which was declared effective on November 23, 2016 (the “2015 Registration Statement”), and those same shares of Common Stock, the issuance of which are being newly registered hereunder; and (B) were issued in the registrant’s private placement financing that was completed on May 26, 2016 (the “2016 Private Placement Financing”), along with the shares of Common Stock that are currently issuable upon the exercise of the registrant’s Series E Warrants that were also issued in the 2016 Private Placement Financing, all of which are currently registered for issuance on the registrant’s registration statement on Form S-3 (File No. 333-214350), which was declared effective on November 23, 2016 (the “2016 Registration Statement”), and those same shares of Common Stock, the issuance of which are being newly registered hereunder; and (ii) the offer and sale by the registrant of up to aggregate of 36,366,691 shares of Common Stock that are currently issuable upon the exercise of the registrant’s previously issued and outstanding Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants, and Placement Agent Warrants, which are currently registered for issuance on the registrant’s registration statement on Form S-3 (File No. 333-213878), which was declared effective on October 20, 2016 (the “Company Registration Statement”), and those same shares of Common Stock, the issuance of which are being newly registered hereunder.

Pursuant to Rule 429, this registration statement constitutes a post-effective amendment to each of the 2015 Registration Statement, 2016 Registration Statement and Company Registration Statement, in each case with respect to the offerings of such unsold shares thereunder, which are not currently being terminated by the Company. Such post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee[1]

Common Stock	4,526,481	$0.15	$678,972.15	$88.13
Common Stock underlying Series D Warrants	8,929,231	$0.15	$1,339,384.65	$173.85
Common Stock underlying Series E Warrants	4,131,749	$0.15	$619,762.35	$80.45
Common Stock underlying Series F Warrants	5,591,664	$0.75	$4,193,748.00	$544.35
Common Stock underlying Series G Warrants	6,802,500	$0.70	$4,761,750.00	$618.08
Common Stock underlying Series H Warrants	8,615,384	$0.40	$3,446,153.60	$447.31
Common Stock underlying Series I Warrants	14,285,714	$0.22	$3,142,857.08	$407.94
Common Stock underlying Placement Agent Warrants	1,071,429	$0.21875	$234,375.09	$30.42
Total	53,954,152		$18,417,002.92	$2,390.53

[1]	Per the SEC Filing Fee Webpage, current fee rate, through 09.30.2020, is $129.80 per $1,000,000 registered. See https://www.sec.gov/ofm/Article/feeamt.html.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of Common Stock as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	For the Common Stock, the Common Stock underlying Series D Warrants, and Common Stock underlying Series E Warrants, the “Proposed Maximum Offering Price per Share” and “Proposed Maximum Aggregate Offering Price” is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.14 and low $0.16 bid prices of our Common Stock on November 20, 2019 as reported by on the QB tier of the OTC Marketplace

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	A prospectus that covers up to 36,366,691 shares of the registrant’s Common Stock that are issuable upon the exercise of previously issued and outstanding warrants of the registrant (the “Company Prospectus”); and

•	A prospectus that covers the resale of the remaining 17,587,461 shares of of the registrant’s common stock, par value $0.001 per share (“Common Stock”) issued in and underlying the warrants that the registrant issued in its private placement financings that were completed on July 2, 2015 (the “2015 Private Placement Financing”) and May 26, 2016 (the “2016 Private Placement Financing” and together with the 2015 Private Placement Financing, the “Private Placement Financings” and each a “Private Placement Financing”), respectively (the “Resale Prospectus”)

The Company Prospectus immediately follows this Explanatory Note, and the Resale Prospectus immediately and sequentially follows the Company Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2019

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 36,366,691 Shares of Common Stock

Underlying Warrants Previously Issued

Pursuant to this prospectus, we are registering 36,366,691 shares of our common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of outstanding warrants. The warrants were originally issued by us as follows: (i) Series F Warrants (the “Series F Warrants”) to purchase 5,591,664 shares of Common Stock were issued in a registered direct offering that we completed on February 24, 2017 (the “2017 Registered Direct Offering”) with an exercise price of $0.75 per share; (ii) Series G Warrants (the “Series G Warrants”) to purchase 6,802,500 shares of Common Stock were issued in a registered direct offering that we completed on July 2, 2018 (the “2018 Registered Direct Offering”) with an exercise price of $0.70 per share; (iii) Series H Warrants (the “Series H Warrants”) to purchase 8,615,384 shares of Common Stock were issued in a registered direct offering that we completed on May 14, 2019 (the “May 2019 Registered Direct Offering”) with an exercise price of $0.40 per share; (iv) Series I Warrants (the “Series I Warrants”) to purchase 14,285,714 shares of Common Stock were issued in a registered direct offering that we completed on October 18, 2019 (the “October 2019 Registered Direct Offering” and together with the 2017 Registered Direct Offering, the 2018 Registered Direct Offering, and the May 2019 Registered Direct Offering, the “Registered Direct Offerings”) with an exercise price of $0.22 per share; and (v) warrants issued to certain affiliates of H.C. Wainwright & Co., LLC, the Company’s exclusive placement agent that was engaged in connection with the October 2019 Registered Direct Offering to purchase 1,071,429 shares of Common Stock with an exercise price of $0.21875 per share (the “Placement Agent Warrants” and together with the Series F Warrants, Series G Warrants, Series H Warrants and Series I Warrants, the “Warrants”). The Series F Warrant, Series G Warrants, Series H Warrants and Series I Warrants expire five years after their respective issuance dates, while the Placement Agent Warrants expire on October 16, 2024.

Our Common Stock is traded on the QB tier of the OTC Marketplace (“OTCQB”) under the symbol “ARTH”. On November 20, 2019, the closing price of our Common Stock was $0.155 per share.

Investing in our Common Stock involves a high degree of risk. Before making any investment in our Common Stock, you should read and carefully consider the risks described in this prospectus under the heading “RISK FACTORS” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated __________, 2019

-ii-

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by us of shares of our common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of (i) Series F Warrants issued on February 24, 2017; (ii) Series G Warrants issued on July 2, 2018; (iii) Series H Warrants issued on May 14, 2019; and (iv) Series I Warrants and Placement Agent Warrants issued on October 18, 2019 (collectively, the “Warrants”). The Warrants were initially issued on our “shelf” Registration Statement on Form S-3 (File No. 333-213878) that was declared effective on October 20, 2016 (the “2016 Registration Statement”), and in accordance with Rule 415(a)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), our ability to make offers or sales off the 2016 Registration Statement expired on October 20, 2019. Consequently, we have filed a registration statement on Form S-1 of which this prospectus forms a part (the “2019 S-1 Registration Statement”) to register the shares of Common Stock underlying (A) Series F Warrants to purchase an aggregate of 5,591,664 shares of Common Stock with an exercise prices of $0.75 per share; (B) the Series G Warrants to purchase an aggregate of 6,802,500 shares of Common Stock with an exercise prices of $0.70 per share; (C) Series H Warrants to purchase an aggregate of 8,615,384 shares of Common Stock with an exercise prices of $0.40 per share; (D) the Series I Warrants to purchase an aggregate of 14,285,714 shares of Common Stock with an exercise prices of $0.22 per share; and (E) Placement Agent Warrants to purchase an aggregate of 1,071,429 shares of Common Stock with an exercise prices of $0.21875 per share, which Warrants were previously issued by us and registered under the 2016 Registration Statement. Pursuant to Rule 429, the 2019 S-1 Registration Statement constitutes a post-effective amendment to the 2016 Registration Statement with respect to the offerings of such unsold shares thereunder, which are not currently being terminated by the Company, and such post-effective amendment will become effective concurrently with the effectiveness of the 2019 S-1 Registration Statement in accordance with Section 8(a) of the Securities Act. We are filing this prospectus supplement under the 2019 S-1 Registration Statement for the sole purpose of ensuring that an effective registration statement covers the exercise of such previously issued Warrants.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the 2019 S-1 Registration Statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 71 of this prospectus.

As used in this prospectus, unless the context indicates or otherwise requires, the “Company”, “we”, “us”, “our” and “Arch” refer to Arch Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiary, and the term “ABS” refers to Arch Biosurgery, Inc., a private Massachusetts corporation that, through a reverse merger acquisition completed on June 26, 2013, has become our wholly owned subsidiary.

On May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. Unless the context indicates or otherwise requires, all share numbers and share price data included in this prospectus have been adjusted to give effect to that stock split.

We have either filed or intend to file trademark applications for AC5™ Surgical Hemostatic Device, AC5 Surgical Hemostat™, AC5™ Topical Hemostatic Device, AC5 Topical Hemostat™, AC5 Device™, AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™. All other trademarks, trade names and service marks included in this Prospectus are the property of their respective owners..

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. In some cases, you can identify forward-looking statements by terminology such as “if,” “shall,” “may,” “might,” “will likely result,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “goal,” “objective,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. All statements made in this prospectus other than statements of historical fact are statements that could be deemed forward-looking statements, including without limitation statements about our business plan, our plan of operations and our need to obtain future financing. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS” beginning on page 8 of this prospectus, and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation, risks related to:

•	Our ability to continue as a going concern;

•	Our ability to obtain financing necessary to operate our business;

•	Our limited operating history;

•	The results of our research and development activities, including uncertainties relating to the preclinical and clinical testing of our product candidates;

•	The early stage of our primary product candidate presently under development;

•	Our ability to develop, obtain required approvals for and commercialize our product candidates;

•	Our ability to recruit and retain qualified personnel;

•	Our ability to manage any future growth we may experience;

•	Our ability to obtain and maintain protection of our intellectual property;

•	Our dependence on third party manufacturers, suppliers, research organizations, academic institutions, testing laboratories and other potential collaborators;

•	The size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;

•	Our ability to successfully complete potential acquisitions and collaborative arrangements;

•	Competition in our industry;

•	General economic and business conditions; and

•	Other factors discussed under the section entitled “RISK FACTORS”.

New risks emerge in our rapidly-changing industry from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. If any such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not intend to update any of these forward-looking statements.

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our Common Stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business under the heading “OUR BUSINESS” beginning on page 44 of this prospectus, the risks of purchasing our Common Stock discussed in this prospectus under the heading “RISK FACTORS” beginning on page 8 of this prospectus and our consolidated financial statements and the accompanying notes beginning on page F-1 of this prospectus.

Our Company

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

Our flagship development product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results to date, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including durable hemostasis within 15 seconds. SAP compositions have been tested in small animal organs (i.e. liver, skin, muscle, brain, eye, spine, spleen, arteries and veins). In mammalian vision models (severed hamster optic tract and in our ocular tissue pilot studies, SAPs demonstrated biocompatibility and the ability to rapidly and reliably stop bleeding) and limit inflammation.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, conducting an initial human trial for safety and performance of AC5, developing methods for scale-up, reproducibility, manufacturing and formulation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct preclinical and clinical trials and our subsequent commercialization timelines.

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing appropriate third-party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs;

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

We believe that the Company has cash on hand to meet its anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital prior to the third quarter of fiscal 2020. In addition to the foregoing, our estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” in this filing. For more information regarding our business, see the disclosure under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” beginning on page 36 of this prospectus and “OUR BUSINESS” beginning on page 44 of this prospectus.

Corporate Information

We were incorporated under the laws of State of Nevada on September 16, 2009, under the name Almah, Inc. to pursue the business of distributing automobile spare parts online. On May 10, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation, our wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Arch Acquisition Corporation merged with and into ABS and ABS thereby became our wholly owned subsidiary (the “Merger”). The Merger closed on June 26, 2013. In contemplation of the Merger, we changed our name from Almah, Inc. to Arch Therapeutics, Inc.

Our principal executive offices are located at 235 Walnut St., Suite 6, Framingham, Massachusetts 01702. The telephone number of our principal executive offices is (617) 431-2313. Our website address is http://www.archtherapeutics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc., and on June 26, 2013, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

Prior to the completion of the Merger, we were a “shell company” under applicable rules of the SEC, and had no or nominal assets or operations. Upon the closing of the Merger, we abandoned our prior business plan and began pursuing, as our sole business, our current business as a biotechnology company.

The Transactions

The shares of our Common Stock being offered for resale by selling securityholders named herein pursuant to this prospectus were issued or are issuable in connection with the Registered Direct Offerings described below.

2017 Registered Direct Offering

On February 24, 2017, we issued in a registered direct offering (which we refer to as the “2017 Registered Direct Offering”) to six accredited investors 10,166,664 Units at a purchase price of $0.60 per Unit, for aggregate gross proceeds to us of approximately $6.1 million. Each Unit consisted of a share of our Common Stock and a Series F Warrant (the “Series F Warrant”) to purchase 0.55 shares of Common Stock at an exercise price price of $0.75 per share. The Series F Warrants have a five year term, and provide that a selling securityholder may not exercise its Series F Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.99% of the outstanding shares of our Common Stock; provided however, the selling securityholder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the selling securityholder requests such increase.

We are registering the 5,591,664 shares of our Common Stock issuable upon exercise of the Series F Warrants.

2018 Registered Direct Offering

On July 2, 2018, we issued in a registered direct offering (which we refer to as the “2018 Registered Direct Offering” to eight accredited investors 9,070,000 Units at a purchase price of $0.50 per Unit, for aggregate gross proceeds to us of approximately $4.5 million. Each Unit consisted of a share of our Common Stock and a Series G Warrant (the “Series G Warrant”) to purchase 0.75 shares of Common Stock at an exercise price price of $0.70 per share. The Series G Warrants have a five year term, and provide that a selling securityholder may not exercise its Series G Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.99% of the outstanding shares of our Common Stock; provided however, the selling securityholder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the selling securityholder requests such increase.

We are registering the 6,802,500 shares of our Common Stock issuable upon exercise of the Series G Warrants.

May 2019 Registered Direct Offering

On May 14, 2019, we issued in a registered direct offering (which we refer to as the “May 2019 Registered Direct Offering” to five accredited investors 8,615,384 Units at a purchase price of $0.325 per Unit, for aggregate gross proceeds to us of approximately $2.8 million. Each Unit consisted of a share of our Common Stock and a Series H Warrant (the “Series H Warrant”) to purchase one (1) share of Common Stock at an exercise price price of $0.40 per share. The Series H Warrants have a five year term, and provide that a selling securityholder may not exercise its Series H Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.99% of the outstanding shares of our Common Stock; provided however, the selling securityholder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the selling securityholder requests such increase.

We are registering the 14,285,714 shares of our Common Stock issuable upon exercise of the Series H Warrants.

October 2019 Registered Direct Offering

On October 18, 2019, we issued in a registered direct offering (which we refer to as the “October 2019 Registered Direct Offering, and together with the 2017 Registered Direct Offering, the 2018 Registered Direct Offering and the May 2019 Registered Direct Offering, the “Registered Direct Offerings”) to certain institutional and accredited investors 14,285,714 Units at a purchase price of $0.175 per Unit, for aggregate gross proceeds to us of approximately $2.5 million. Each Unit consisted of a share of our Common Stock and a Series I Warrant (the “Series I Warrant”) to purchase one (1) share of Common Stock at an exercise price price of $0.22 per share. The Series I Warrants have a five year term, and provide that a selling securityholder may not exercise its Series I Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.99% of the outstanding shares of our Common Stock; provided however, the selling securityholder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the selling securityholder requests such increase.

In connection with the October 2019 Registered Direct Offering, on October 18, 2019 we also issued to certain affiliates of H.C. Wainwright & Co., LLC, our exclusive placement agent that was engaged in connection with the October 2019 Registered Direct Offering (the “Placement Agent”), a warrant (the “Placement Agent Warrant”, and together with the Series F Warrants, Series G Warrants, Series H Warrants, and Series I Warrants, the “Warrants”) exercisable for an aggregate of 1,071,429 shares of Common Stock. The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and the term of the Placement Agent Warrants is five years from October 16, 2019.

We are registering the 14,285,714 shares of our Common Stock issuable upon exercise of the Series I Warrants and the 1,071,429 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

We originally offered and sold the Warrants under the 2016 Registration Statement.

This Offering

Securities being offered:	Up to 36,366,691 shares of Common Stock, including (i) 5,591,664 shares of Common Stock issuable upon exercise of the Series F Warrants; (ii) 6,802,500shares of Common Stock issuable upon exercise of the Series G Warrants; (iii) 8,615,384 shares of Common Stock issuable upon exercise of the Series H Warrants; (iv) 14,285,714 shares of Common Stock issuable upon exercise of the Series I Warrants; and (v) 1,071,429 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.
Use of proceeds	We may receive proceeds upon exercise for cash of the Warrants, in which case such proceeds will be used for general working capital purposes. However, each of the Warrants also contains a cashless exercise provision.

Market for common stock:	Our Common Stock is traded on the QB tier of the OTC Marketplace (“OTCQB”) under the symbol “ARTH”. On November 20, 2019, the closing price of our Common Stock was $0.155 per share.
Risk Factors	See “RISK FACTORS” beginning on page 8 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our Common Stock and warrants.

RISK FACTORS

Investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors before making an investment decision. If any of the following risks and uncertainties actually occurs, our business, financial condition, and results of operations could be negatively impacted and you could lose all or part of your investment.

Risks Related to our Business

There is substantial doubt about our ability to continue as a going concern.

We are a development stage company with no commercial products. Our primary product candidate is in the process of being developed, and will require additional investment before it could potentially be commercialized. As a result, we have not generated any revenue from operations since inception, and we have incurred substantial net losses to date. While as of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. For example, on December 18, 2017, we voluntarily withdrew a 510(k) notification for AC5 Topical Gel after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. While we refiled our 510(k) submission for our AC5™ Topical Gel during the third calendar quarter of 2018 and the FDA reviewed and ultimately cleared the 510(k) premarket notification for AC5 ™ Topical Gel in December 2018, the resubmission process required us to expend a minimum of $100,000 that we had not previously anticipated spending.

During the third quarter of Fiscal 2019 and the first quarter of Fiscal 2020, we obtained additional cash to continue operations and fund our planned future operations, which include research and development of our primary product candidate, seeking regulatory approval for that product candidate, and pursuing its commercialization in the U.S., Europe and other markets. Even with the additional funds received from the Registered Direct Offering, there exists substantial doubt about our ability to continue as a going concern.

We have incurred significant losses since inception. We expect to continue to incur losses for the foreseeable future, and we may never generate revenue or achieve or maintain profitability.

As noted above under the risk factor entitled “ There is substantial doubt about our ability to continue as a going concern, ” we are a development stage company with no commercial products. Consequently, we have incurred losses in each year since our inception and we expect that losses will continue to be incurred in the foreseeable future in the operation of our business. To date, we have financed our operations entirely through equity and debt investments by founders, other investors and third parties, and we expect to continue to rely on these sources of funding, to the extent available in the foreseeable future. Losses from operations have resulted principally from costs incurred in research and development programs and from general and administrative expenses, including significant costs associated with establishing and maintaining intellectual property rights, significant legal and accounting costs incurred in connection with both the closing of the Merger and complying with public company reporting and control obligations, and personnel expenses. We have devoted much of our operations to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, generating scale-up, reproducibility and manufacturing and formulation methods, conducting our initial clinical trial for AC5, and developing and protecting the intellectual property rights underlying our technology platform.

We expect to continue to incur significant expenses and we anticipate that those expenses and losses may increase in the foreseeable future as we seek to:

•	develop our principal product candidate, AC5, and the underlying technology, including advancing applications and conducting biocompatibility and other preclinical studies;

•	raise capital needed to fund our operations;

•	build and enhance investor relations and corporate communications capabilities;

•	conduct additional clinical trials relating to AC5 and any other product candidate we seek to develop;

•	attempt to gain regulatory approvals for product candidates;

•	build relationships with additional contract manufacturing partners, and invest in product and process development through such partners;

•	maintain, expand and protect our intellectual property portfolio;

•	advance additional product candidates and technologies through our research and development pipeline;

•	seek to commercialize selected product candidates which may require regulatory approval; and

•	hire additional regulatory, clinical, quality control, scientific, financial, and management, consultants and advisors.

To become and remain profitable, we must succeed in developing and eventually commercializing product candidates with significant market potential. This will require us to be successful in a number of challenging activities, including successfully completing preclinical testing and clinical trials of product candidates, obtaining regulatory approval for our product candidates and manufacturing, marketing and selling any products for which we may obtain regulatory approval. We are only in the preliminary stages of many of those activities. We may never succeed in those activities and may never generate operating revenues or achieve profitability. Even if we do generate operating revenues sufficient to achieve profitability, we may not be able to sustain or increase profitability. Our failure to generate operating revenues or become and remain profitable would impair our ability to raise capital, expand our business or continue our operations, all of which would depress the price of our Common Stock. A further decline or lack of increase in the prices of our Common Stock could cause our stockholders to lose all or a part of their investment in the Company.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Based on our current operating expenses and working capital requirements, as of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding that, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. For example, on December 18, 2017, we voluntarily withdrew a 510(k) notification for AC5 Topical Gel after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. While on October 1, 2018, we announced that we both completed the necessary steps required to re-file our 510(k) submission for our AC5™ Topical Gel, and filed a 510(k) submission during the third calendar quarter, the resubmission process required us to expend a minimum of $100,000 that we had not anticipated spending and delayed the clearance of our 510(k) submission.

During the third quarter of Fiscal 2019 and the first quarter of Fiscal 2020, we obtained additional cash to continue operations and fund our planned future operations, including the continuation of our ongoing research and development efforts, the licensing or acquisition of new assets, and researching and developing any potential patents, the related compounds and any further intellectual property that we may acquire. In addition, our plans may change and/or we may use our capital resources more rapidly than we currently anticipate. We presently expect that our expenses will increase in connection with our ongoing activities to support our business operations inclusive of regulatory applications and approval of AC5 in the U.S. and Europe and therefore we will require additional funding. Our future capital requirements will depend on many factors, including:

•	the scope, progress and results of our research and development collaborations;

•	the extent of potential direct or indirect grant funding for our research and development activities;

•	the scope, progress, results, costs, timing and outcomes of any regulatory process and clinical trials conducted for any of our product candidates;

•	the timing of entering into, and the terms of, any collaboration agreements with third parties relating to any of our product candidates;

•	the timing of and the costs involved in obtaining regulatory approvals for our product candidates;

•	the costs of operating, expanding and enhancing our operations to support our clinical activities and, if our product candidates are approved, commercialization activities;

•	the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities;

•	the costs associated with maintaining and expanding our product pipeline;

•	the costs associated with expanding our geographic focus;

•	operating revenues, if any, received from sales of our product candidates, if any are approved by the FDA or other applicable regulatory agencies;

•	the cost associated with being a public company, including obligations to regulatory agencies, and increased investor relations and corporate communications expenses; and

•	the costs of additional general and administrative personnel, including accounting and finance, legal and human resources employees.

We intend to obtain additional financing for our business through public or private securities offerings, the incurrence of additional indebtedness, or some combination of those sources. We have obtained research and development support through collaborative arrangements, such as the Project Agreement that we entered into with the National University of Ireland Galway (“NUIG”) on May 28, 2015 and which concluded in the third quarter of fiscal 2018, and we may continue to seek funding through additional collaborative arrangements with strategic partners if we determine them to be necessary or appropriate, although these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of any revenues associated with the partnered product. We cannot provide any assurance that additional financing from these sources will be available on favorable terms, if at all.

In addition, we are bound by certain contractual terms and obligations that may limit or otherwise impact our ability to raise additional funding in the near-term including, but not limited to, provisions in the Securities Purchase Agreements that we entered into on February 20, 2017 (“2017 SPA”), June 28, 2018 (the “2018 SPA”) and October 16, 2019 (the “October 2019 SPA”) in connection with the registered direct financings that closed on February 24, 2017 (“2017 Financing”), July 2, 2018 (the “2018 Financing”) and October 18, 2019 (the “October 2019 Financing”), respectively, in each case as described in greater detail in the risk factor entitled “The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future ” below.

These restrictions and provisions could make it more challenging for us to raise capital through the incurrence of additional debt or through future equity issuances. Further, if we do raise capital through the sale of equity, or securities convertible into equity, the ownership of our then existing stockholders would be diluted, which dilution could be significant depending on the price at which we may be able to sell our securities. Also, if we raise additional capital through the incurrence of indebtedness, we may become subject to covenants restricting our business activities, and the holders of debt instruments may have rights and privileges senior to those of our equity investors. Finally, servicing the interest and principal repayment obligations under any debt facilities that we may enter into in the future could divert funds that would otherwise be available to support research and development, clinical or commercialization activities.

If we are unable to obtain adequate financing on a timely basis or on acceptable terms in the future, we would likely be required to delay, reduce or eliminate one or more of our product development activities, which could cause our business to fail.

The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future.

In particular, both the 2017 SPA and 2018 SPA contain provisions that provide that until such time as the three lead investors in the 2017 Financing and 2018 Financing, respectively, collectively own less than 20% of the Series F Warrants or Series G Warrants as applicable, purchased by them pursuant to the 2017 SPA or 2018 SPA, as applicable, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction including, but not limited to, an equity line of credit or “At-the-Market” financing facility.

As of November 18, 2019, none of the lead investors for either the 2017 Financing or 2018 Financing have exercised or transferred any of their Series F Warrants and Series G Warrants. As defined in the 2017 SPA and 2018 SPA, Variable Rate Transaction means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (excluding adjustments under customary anti-dilution provisions) or (b) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. These provisions could make our securities less attractive to investors and could limit our ability to obtain adequate financing on a timely basis or on acceptable terms in the future, which could have significant harmful effects on our financial condition and business and could include substantial limitations on our ability to continue to conduct operations.

In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor is subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock.

Our short operating history may hinder our ability to successfully meet our objectives.

We are a development stage company subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. Our operations to date have been primarily limited to organizing and staffing, developing and securing our technology and undertaking funding preclinical studies of our lead product candidates, and funding one clinical trial. We have not demonstrated our ability to successfully complete large-scale, pivotal clinical trials, obtain regulatory approvals, manufacture a commercial scale product or arrange for a third-party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization.

Because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and errors may be made in developing an approach to address those trends and the other challenges faced by development stage companies. Failure to adequately respond to such trends and challenges could cause our business, results of operations and financial condition to suffer or fail. Further, our limited operating history may make it difficult for our stockholders to make any predictions about our likelihood of future success or viability.

If we are not able to attract and retain qualified management and scientific personnel, we may fail to develop our technologies and product candidates.

Our future success depends to a significant degree on the skills, experience and efforts of the principal members of our scientific and management personnel. These members include Terrence Norchi, MD, our President and Chief Executive Officer. The loss of Dr. Norchi or any of our other key personnel could harm our business and might significantly delay or prevent the achievement of research, development or business objectives. Further, our operation as a public company will require that we attract additional personnel to support the establishment of appropriate financial reporting and internal controls systems. Competition for personnel is intense. We may not be able to attract, retain and/or successfully integrate qualified scientific, financial and other management personnel, which could materially harm our business.

If we fail to properly manage any growth we may experience, our business could be adversely affected.

We anticipate increasing the scale of our operations as we seek to develop our product candidates, including hiring and training additional personnel and establishing appropriate systems for a company with larger operations. The management of any growth we may experience will depend, among other things, upon our ability to develop and improve our operational, financial and management controls, reporting systems and procedures. If we are unable to manage any growth effectively, our operations and financial condition could be adversely affected.

If we fail to maintain appropriate internal controls in the future, we may not be able to report our financial results accurately, which may adversely affect our stock price and our business.

Our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting requires the commitment of significant financial and managerial resources. Internal control over financial reporting has inherent limitations, including human error, the possibility that controls could be circumvented or become inadequate because of changed conditions, and fraud. If we are unable to maintain effective internal controls, we may not have adequate, accurate or timely financial information, and we may be unable to meet our reporting obligations as a publicly traded company or comply with the requirements of the SEC or the Sarbanes-Oxley Act of 2002. This could result in a restatement of our financial statements, the imposition of sanctions, including the inability of registered broker dealers to make a market in our stock, or investigation by regulatory authorities. Any such action or other negative results caused by our inability to meet our reporting requirements or comply with legal and regulatory requirements or by disclosure of an accounting, reporting or control issue could adversely affect the trading price of our stock and our business.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

We maintain sensitive data pertaining to our Company on our computer networks, including information about our research and development activities, our intellectual property and other proprietary business information. Our internal computer systems and those of third parties with which we contract may be vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures, despite the implementation of security measures. System failures, accidents or security breaches could cause interruptions to our operations, including material disruption of our research and development activities, result in significant data losses or theft of our intellectual property or proprietary business information, and could require substantial expenditures to remedy. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications or inappropriate disclosure of confidential or proprietary information, we could incur liability and our research and development programs could be delayed, any of which would harm our business and operations.

The United Kingdom’s vote to leave the European Union will have uncertain effects and could adversely affect us.

On June 23, 2016, eligible members of the electorate in the United Kingdom (U.K.) decided by referendum to leave the E.U., commonly referred to as "Brexit". On March 29, 2017, the U.K. formally notified the E.U. of its intention to withdraw pursuant to the Treaty on the E.U. The withdrawal of the U.K. from the E.U. will take effect either when agreed upon or, in the absence of such an agreement, two years after the U.K. provided its notice of withdrawal. It appears likely that this withdrawal will continue to involve a process of lengthy negotiations between the U.K. and the E.U. member states to determine the terms of the withdrawal as well as the U.K.’s relationship with the E.U. going forward. The effects of Brexit will depend on any agreements the U.K. makes to retain access to the E.U. markets either during a transitional period or more permanently. Since a significant proportion of the regulatory framework in the U.K. is derived from the E.U. directives and regulations, the referendum could materially change the regulatory regime applicable to the approval of any product candidates in the U.K.

Further, Brexit could adversely affect European and worldwide economic or market conditions and could contribute to instability in global financial markets. Brexit is likely to lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could adversely affect our business and financial condition.

Risks Related to the Development and Commercialization of our Product Candidates

Applications for regulatory approval, clearance or certification for commercialization of our products or elements of our supply chain may not be accepted, or if accepted, may be voluntarily withdrawn or eventually rejected, and the future success of our business is significantly dependent on the success of our being able to obtain regulatory approval, clearance or certification for our development stage candidates.

On July 17, 2017, we filed a 510(k) notification with the FDA for our AC5™ Topical Gel. As previously announced on December 18, 2017, we voluntarily withdrew the submission after receiving a communication from FDA near the end of the agency’s 90-day review period for a final decision on 510(k) notifications. The communication contained questions for which a comprehensive response could not be provided in the limited review time remaining on the submission.

Given that it was not possible to respond in the time available, the Company made the decision to withdraw the 510(k) notification, but noted at the time that it remained committed to continued collaboration with FDA to appropriately address the outstanding questions and planned to submit a new 510(k) notification as soon as possible following further discussion with the agency. On March 12, 2018, we announced that we were utilizing the FDA’s pre-submission process to submit a proposed development strategy to the FDA to address the agency’s comments on our 510(k) notification. As indicated in that March 12, 2018 announcement, we determined that providing additional data to the FDA would be the most expeditious path forward for addressing the FDA’s comments, subject to any further comments that we may receive from the FDA.

On May 8, 2018, the Company announced that it would initiate the previously disclosed study designed to address FDA comments on Arch’s previous 510(k) notification for its AC5™ Topical Gel. The agency provided feedback via the pre-submission process and indicated that the proposed study design was acceptable to support the Company’s future marketing application. On June 15, 2018, the Company further announced that it completed enrollment for its human skin sensitization study and that applications of the Company’s AC5™ Topical Gel were underway for all subjects.

On October 1, 2018 the Company announced that it submitted a 510(k) notification to the FDA for its AC5™ Topical Gel (AC5) and received acknowledgement from the FDA that the submission has been received. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

In addition to our 510(k) notification, we filed our first CE Mark application in Europe in November 2018. The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020. We currently anticipate seeking regulatory approval for expanded indications, and to pursue internal use commercial opportunities for other AC5-related products through the premarket authorization process.

Our business plan is dependent on the success of our development stage product candidates.

Our business is currently focused almost entirely on the development and commercialization of our flagship development stage product candidates, known collectively as the AC5 devices. Our reliance on the AC5 devices means that, if we are not able to obtain regulatory approvals and market acceptance of at least one of those product candidates, our chances for success will be significantly reduced. We are also less likely to withstand competitive pressures if any of our competitors develops and obtains regulatory approval or certification for similar products faster than we can or that is otherwise more attractive to the market than the AC5 devices. Our current dependence on the AC5 devices increases the risk that our business will fail if our development efforts for the AC5 devices experience delays or other obstacles or are otherwise not successful.

The Chemistry, Manufacturing and Control (“CMC”) process may be challenging.

Because of the complexity of our lead product candidates, the CMC process, including but not limited to product scale-up activities and cGMP manufacturing for human use, may be difficult to complete successfully within the parameters required by the FDA or its foreign counterparts. Peptide formulation optimization is particularly challenging, and any delays could negatively impact our ability to conduct clinical trials and our subsequent commercialization timeline. Furthermore, we have, and the third parties with whom we may establish relationships may also have, limited experience with attempting to commercialize a self-assembling peptide as a medical device, which increases the risks associated with completing the CMC process successfully, on time, or within the projected budget. Failure to complete the CMC process successfully would impact our ability to complete product development activities, such as conducting clinical trials and submitting applications for regulatory approval, which could affect the long-term viability of our business.

Our principal product candidates are inherently risky because they are based on novel technologies.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of the AC5 devices creates significant challenges with respect to product development and optimization, engineering, manufacturing, scale-up, quality systems, pre-clinical in vitro and in vivo testing, government regulation and approval, third-party reimbursement and market acceptance. Our failure to overcome any one of those challenges could harm our operations, ability to complete additional clinical trials, and overall chances for success.

Any changes in our supply chain, including to the third party contract manufacturers, service providers, or other vendors, or in the processes that they employ could adversely affect us.

We are dependent on third-parties in our supply chain, including manufacturers, service providers, and other vendors, and the processes that they employ to make major and minor components of our products, and this dependence exposes us to risks associated with regulatory requirements, delivery schedules, manufacturing capability, quality control, quality assurance and costs. We make periodic changes within our supply chain, for example, as our business needs evolve; and/or if a third party does not perform as agreed or desired; and/or if we decide to add an additional manufacturer, service provider, or vendor where we were previously single sourced; and/or if processes are altered to meet evolving scale requirements. For instance, the Company is harmonizing its US and European product supply chains by adding a supplier and a manufacturing process, each of which are listed in the technical documentation under review in Europe, to the list of approved suppliers and processes for the production of the AC5 Topical Gel that it intends to sell in the United States. The Company has filed documentation with the FDA related to supply chain changes and will not use the new supplier and manufacturing processes or distribute product in the US until the FDA provides its approval. We can provide no assurance that the FDA will not require additional information or data, or that the changes or resulting product will prove acceptable to us or to the FDA. Because the regulatory interactions are taking longer than anticipated, the Company now expects that it will be authorized by the FDA to deliver initial AC5 Topical Gel inventory to physicians in the US in early 2020.

The manufacturing, production, and sterilization methods that we intend to be utilized are detailed and complex and are a difficult process to manage.

We intend to utilize third-party manufacturers to manufacture and sterilize our products. We believe that our proposed manufacturing methods make our choice of manufacturer and sterilizer critical, as they must possess sufficient expertise in synthetic organic chemistry and device manufacturing. If such manufacturers are unable to properly manufacture to product specifications or sterilize our products adequately, that could severely limit our ability to market our products.

Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our technology.

The Animal Welfare Act (“AWA”) is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, and feeding, watering and shipping conditions. Third parties with whom we contract are subject to registration, inspections and reporting requirements under the AWA. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and or obligations exist in many foreign jurisdictions. If our contractors or we fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.

If the FDA or similar foreign agencies or intermediaries impose requirements or an alternative product classification more onerous than we anticipate, our business could be adversely affected.

The development plan for our lead product candidates is based on our anticipation of pursuing the medical device regulatory pathway, and in February 2015 we received confirmation from The British Standards Institution (“BSI”), a Notified Body (which is a private commercial entity designated by the national government of a European Union (“EU”) member state as being competent to make independent judgments about whether a medical device complies with applicable regulatory requirements) in the EU, confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. The FDA and other regulatory authorities or related bodies separately determine the classification of AC5. The FDA also determined our current product to be a medical device. If the FDA or similar foreign agencies or intermediaries deem our product to be a member of a category other than a medical device, such as a drug or biologic, or impose additional requirements on our pre-clinical and clinical development than we presently anticipate, financing needs would increase, the timeline for product approval would lengthen, the program complexity and resource requirements world increase, and the probability of successfully commercializing a product would decrease. Any or all of those circumstances would materially adversely affect our business.

We are subject to extensive and dynamic medical device regulations outside of the United States, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products.

In the European Union, we are required to comply with applicable medical device directives, including the Medical Devices Directive, and obtain CE Marking in order to market medical device products. The CE Mark is applied following approval from an independent notified body or declaration of conformity. As is the case in the United States, the process of obtaining marketing approval or clearance from comparable agencies in foreign countries for new products, or with respect to enhancements or modifications to existing products, could:

•	take a significant period of time;

•	require the expenditure of substantial resources;

•	involve rigorous pre-clinical and clinical testing;

•	require extensive post-marketing surveillance;

•	require changes to products; and

•	result in limitations on the indicated uses of products.

In addition, exported devices are subject to the regulatory requirements of each country to which the device is exported. Most foreign countries possess medical devices regulations and require that they be applied to medical devices before they can be commercialized. There can be no assurance that we will receive the required approvals for our products on a timely basis or that any approval will not be subsequently withdrawn or conditioned upon extensive post-market study requirements.

Our global regulatory environment is becoming increasingly stringent and unpredictable, which could increase the time, cost and complexity of obtaining regulatory approvals for our products, as well as the clinical and regulatory costs of supporting those approvals. Several countries that did not have regulatory requirements for medical devices have established such requirements in recent years and other countries have expanded existing regulations. Certain regulators are exhibiting less flexibility by requiring, for example, the collection of local preclinical and/or clinical data prior to approval. While harmonization of global regulations has been pursued, requirements continue to differ significantly among countries. We expect the global regulatory environment to continue to evolve, which could impact our ability to obtain future approvals for our products and increase the cost and time to obtain such approvals. By way of example, the European Union regulatory bodies recently finalized a new Medical Device Regulation (“MDR”). The MDR changes several aspects of the existing regulatory framework, such as clinical data requirements, and introduces new ones, such as Unique Device Identification (“UDI”). We, and the Notified Bodies who will oversee compliance to the new MDR, face uncertainties in the upcoming years as the MDR is rolled out and enforced, creating risks in several areas, including the CE Marking process, data transparency and application review timetables.

If we are not able to secure and maintain relationships with third parties that are capable of conducting clinical trials on our product candidates and support our regulatory submissions, our product development efforts, and subsequent regulatory approvals could be adversely impacted.

Our management has limited experience in conducting preclinical development activities and clinical trials. As a result, we have relied and will need to continue to rely on third-party research institutions, organizations and clinical investigators to conduct our preclinical and clinical trials and support our regulatory submissions. If we are unable to reach agreement with qualified research institutions, organizations and clinical investigators on acceptable terms, or if any resulting agreement is terminated prior to the completion of our clinical trials, then our product development efforts could be materially delayed or otherwise harmed. Further, our reliance on third parties to conduct our clinical trials and support our regulatory submissions will provide us with less control over the timing and cost of those trials, the ability to recruit suitable subjects to participate in the trials, and the timing, cost, and probability of success for the regulatory submissions. Moreover, the FDA and other regulatory authorities require that we comply with standards, commonly referred to as good clinical practices (“GCP”), for conducting, recording and reporting the results of our preclinical development activities and our clinical trials, to assure that data and reported results are credible and accurate and that the rights, safety and confidentiality of trial participants are protected. Additionally, both we and any third-party contractor performing preclinical and clinical studies are subject to regulations governing the treatment of human and animal subjects in performing those studies. Our reliance on third parties that we do not control does not relieve us of those responsibilities and requirements. If those third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical development activities or clinical trials in accordance with regulatory requirements or stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Any of those circumstances would materially harm our business and prospects.

Any clinical trials that are planned or are conducted on our product candidates may not start or may fail.

Clinical trials are lengthy, complex and extremely expensive processes with uncertain expenditures and results and frequent failures. While the Company has completed its first clinical trial in Western Europe, clinical trials that are planned or which have or shall commence for any of our product candidates could be delayed or fail for a number of reasons, including if:

•	the FDA or other regulatory authorities, or other relevant decision-making bodies do not grant permission to proceed or place a trial on clinical hold due to safety concerns or other reasons;

•	sufficient suitable subjects do not enroll, enroll more slowly than anticipated or remain in our trials;

•	we fail to produce necessary amounts of product candidate;

•	subjects experience an unacceptable rate of efficacy of the product candidate;

•	subjects experience an unacceptable rate or severity of adverse side effects, demonstrating a lack of safety of the product candidate;

•	any portion of the trial or related studies produces negative or inconclusive results or other adverse events;

•	reports from preclinical or clinical testing on similar technologies and products raise safety and/or efficacy concerns;

•	third-party clinical investigators lose their licenses or permits necessary to perform our clinical trials, do not perform their clinical trials on the anticipated schedule or consistent with the clinical trial protocol, GCP or regulatory requirements, or other third parties do not perform data collection and analysis in a timely or accurate manner;

•	inspections of clinical trial sites by the FDA or an institutional review board (“IRB”) or other applicable regulatory authorities find violations that require us to undertake corrective action, suspend or terminate one or more testing sites, or prohibit us from using some or all of the resulting data in support of our marketing applications with the FDA or other applicable agencies;

•	manufacturing facilities of our third-party manufacturers are ordered by the FDA or other government or regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practices (“cGMP”) or other applicable requirements;

•	third-party contractors become debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements;

•	the FDA or other regulatory authorities impose requirements on the design, structure or other features of the clinical trials for our product candidates that we and/or our third-party contractors are unable to satisfy;

•	one or more IRB refuses to approve, suspends or terminates a trial at an investigational site, precludes enrollment of additional subjects, or withdraws its approval of the trial;

•	the FDA or other regulatory authorities seek the advice of an advisory committee of physician and patient representatives that may view the risks of our product candidates as outweighing the benefits;

•	the FDA or other regulatory authorities require us to expand the size and scope of the clinical trials, which we may not be able to do; or

•	the FDA or other regulatory authorities impose prohibitive post-marketing restrictions on any of our product candidates that attain regulatory approval.

Any delay or failure of one or more of our clinical trials may occur at any stage of testing. Any such delay could cause our development costs to materially increase, and any such failure could significantly impair our business plans, which would materially harm our financial condition and operations.

We cannot market and sell any product candidate in the U.S. or in any other country or region if we fail to obtain the necessary regulatory approvals, clearances or certifications from applicable government agencies.

We cannot sell our product candidates in any country until regulatory agencies grant marketing approval, clearance or other required certification. The process of obtaining such approval is lengthy, expensive and uncertain. If we are able to obtain such approvals for our lead product candidate or any other product candidate we may pursue, which we may never be able to do, it would likely be a process that takes many years to achieve.

To obtain marketing approvals in the U.S. for our product candidates, we believe that we must, among other requirements, complete carefully controlled and well-designed clinical trials sufficient to demonstrate to the FDA that the product candidate is safe and effective for each indication for which we seek approval. As described above, many factors could cause those trials to be delayed or to fail.

We believe that the pathway to marketing approval in the U.S. for our lead product candidate for internal use will likely require the process of FDA Premarket Approval (“PMA“) for the product, which is based on novel technologies and likely will be classified as a Class III medical device. This approval pathway can be lengthy and expensive, and is estimated to take from one to three years or longer from the time the PMA application is submitted to the FDA until approval is obtained, if approval can be obtained at all.

Similarly, to obtain approval to market our product candidates outside of the U.S., we will need to submit clinical data concerning our product candidates to and receive marketing approval or other required certifications from governmental or other agencies in those countries, which in certain countries includes approval of the price we intend to charge for a product. For instance, in order to obtain the certification needed to market our lead product candidate in the EU, we believe that we will need to obtain a CE mark for the product, which entails scrutiny by applicable regulatory agencies and bears some similarity to the PMA process, including completion of one or more successful clinical trials.

We may encounter delays or rejections if changes occur in regulatory agency policies, if difficulties arise within regulatory or related agencies such as, for instance, any delays in their review time, or if reports from preclinical and clinical testing on similar technology or products raise safety and/or efficacy concerns during the period in which we develop a product candidate or during the period required for review of any application for marketing approval or certification.

Any difficulties we encounter during the approval or certification process for any of our product candidates would have a substantial adverse impact on our operations and financial condition and could cause our business to fail.

We cannot guarantee that we will be able to effectively market our product candidates.

A significant part of our success depends on the various marketing strategies we plan to implement. Our business model has historically focused solely on product development, and we have never attempted to commercialize any product. There can be no assurance as to the success of any such marketing strategy that we develop or that we will be able to build a successful sales and marketing organization. If we cannot effectively market those products we seek to commercialize directly, such products’ prospects will be harmed.

Any product for which we obtain required regulatory approvals could be subject to post-approval regulation, and we may be subject to penalties if we fail to comply with such post-approval requirements.

Any product for which we are able to obtain marketing approval or other required certifications, and for which we are able to obtain approval of the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable foreign regulatory authorities, including through periodic inspections. These requirements include, without limitation, submissions of safety and other post-marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents. Maintaining compliance with any such regulations that may be applicable to us or our product candidates in the future would require significant time, attention and expense. Even if marketing approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or other conditions of approval, or may contain requirements for costly and time consuming post-marketing approval testing and surveillance to monitor the safety or efficacy of the product. Discovery after approval of previously unknown problems with any approved product candidate or related manufacturing processes, or failure to comply with regulatory requirements, may result in consequences to us such as:

•	restrictions on the marketing or distribution of a product, including refusals to permit the import or export of the product;

•	the requirement to include warning labels on the products;

•	withdrawal or recall of the products from the market;

•	refusal by the FDA or other regulatory agencies to approve pending applications or supplements to approved applications that we may submit;

•	suspension of any ongoing clinical trials;

•	fines, restitution or disgorgement of profits or revenue;

•	suspension or withdrawal of marketing approvals or certifications; or

•	civil or criminal penalties.

If any of our product candidates achieves required regulatory marketing approvals or certifications in the future, the subsequent occurrence of any such post-approval consequences would materially adversely affect our business and operations.

Current or future legislation may make it more difficult and costly for us to obtain marketing approval or other certifications of our product candidates.

In 2007, the Food and Drug Administration Amendments Act of 2007 (“FDAAA”) was adopted. This legislation grants significant powers to the FDA, many of which are aimed at assuring the safety of medical products after approval. For example, the FDAAA grants the FDA authority to impose post-approval clinical study requirements, require safety-related changes to product labeling and require the adoption of complex risk management plans. Pursuant to the FDAAA, the FDA may require that a new product be used only by physicians with specialized training, only in specified health care settings, or only in conjunction with special patient testing and monitoring. The legislation also includes requirements for disclosing clinical study results to the public through a clinical study registry, and renewed requirements for conducting clinical studies to generate information on the use of products in pediatric patients. Under the FDAAA, companies that violate these laws are subject to substantial civil monetary penalties. The requirements and changes imposed by the FDAAA, or any other new legislation, regulations or policies that grant the FDA or other regulatory agencies additional authority that further complicates the process for obtaining marketing approval and/or further restricts or regulates post-marketing approval activities, could make it more difficult and more costly for us to obtain and maintain approval of any of our product candidates.

Public perception of ethical and social issues may limit or discourage the type of research we conduct.

Our clinical trials will involve human subjects, and third parties with whom we contract also conduct research involving animal subjects. Governmental authorities could, for public health or other purposes, limit the use of human or animal research or prohibit the practice of our technology. Further, ethical and other concerns about our or our third-party contractors’ methods, particularly the use of human subjects in clinical trials or the use of animal testing, could delay our research and preclinical and clinical trials, which would adversely affect our business and financial condition.

Use of third parties to manufacture our product candidates may increase the risk that preclinical development, clinical development and potential commercialization of our product candidates could be delayed, prevented or impaired.

We have limited personnel with experience in medical device development and manufacturing, do not own or operate manufacturing facilities, and generally lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We currently intend to outsource all or most of the clinical and commercial manufacturing and packaging of our product candidates to third parties. However, we have not established long-term agreements with any third-party manufacturers for the supply of any of our product candidates. There are a limited number of manufacturers that operate under cGMP regulations and that are capable of and willing to manufacture our lead product candidates utilizing the manufacturing methods that are required to produce our product candidates, and our product candidates will compete with other product candidates for access to qualified manufacturing facilities. If we have difficulty locating third-party manufacturers to develop our product candidates for preclinical and clinical work, then our product development programs will experience delays and otherwise suffer. We may also be unable to enter into agreements for the commercial supply of products with third-party manufacturers in the future, or may be unable to do so when needed or on acceptable terms. Any such events could materially harm our business.

Reliance on third-party manufacturers entails risks to our business, including without limitation:

•	the failure of the third-party to maintain regulatory compliance, quality assurance, and general expertise in advanced manufacturing techniques and processes that may be necessary for the manufacture of our product candidates;

•	limitations on supply availability resulting from capacity and scheduling constraints of the third parties;

•	failure of the third-party manufacturers to meet the demand for the product candidate, either from future customers or for preclinical or clinical trial needs;

•	the possible breach of the manufacturing agreement by the third-party; and

•	the possible termination or non-renewal of the agreement by the third-party at a time that is costly or inconvenient for us.

The failure of any of our contract manufacturers to maintain high manufacturing standards could result in harm to clinical trial, participants or patients using the products. Such failure could also result in product liability claims, product recalls, product seizures or withdrawals, delays or failures in testing or delivery, cost overruns or other problems that could seriously harm our business or profitability. Further, our contract manufacturers will be required to adhere to FDA and other applicable regulations relating to manufacturing practices. Those regulations cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our product candidates and any products that we may commercialize in the future. The failure of our third-party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval or other required certifications of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business, financial condition and operations.

Materials necessary to manufacture our product candidates may not be available on time, on commercially reasonable terms, or at all, which may delay or otherwise hinder the development and commercialization of those product candidates.

We will rely on the manufacturers of our product candidates to purchase from third-party suppliers the materials necessary to produce the compounds for preclinical and clinical studies, and may continue to rely on those suppliers for commercial distribution if we obtain marketing approval or other required certifications for any of our product candidates. The materials to produce our products may not be available when needed or on commercially reasonable terms, and the prices for such materials may be susceptible to fluctuations. We do not have any control over the process or timing of the acquisition of these materials by our manufacturers. Moreover, we currently do not have any agreements relating to the commercial production of any of these materials. If these materials cannot be obtained for our preclinical and clinical studies, product testing and potential regulatory approval of our product candidates would be delayed, which would significantly impact our ability to develop our product candidates and materially adversely affect our ability to meet our objectives and obtain operations success.

We may not be successful in maintaining or establishing collaborations, which could adversely affect our ability to develop and, if required regulatory approvals are obtained, commercialize our product candidates.

If required regulatory approvals are obtained for any of our product candidates, then we may consider entering into additional collaboration arrangements with medical technology, pharmaceutical or biotechnology companies and/or seek to establish strategic relationships with marketing partners for the development, sale, marketing and/or distribution of our products within or outside of the U.S. If we elect to expand our current relationship with NUIG and/or seek additional collaborators in the future but are unable to reach agreements with NUIG and/or such other collaborators, as applicable, then we may fail to meet our business objectives for the affected product or program. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement, and we may not be successful in our efforts, if any, to establish and implement additional collaborations or other alternative arrangements. The terms of any collaboration or other arrangements that we establish may not be favorable to us, and the success of any such collaboration will depend heavily on the efforts and activities of our collaborators. Any failure to engage successful collaborators could cause delays in our product development and/or commercialization efforts, which could harm our financial condition and operational results.

We compete with other pharmaceutical and medical device companies, including companies that may develop products that make our product candidates less attractive or obsolete.

The medical device, pharmaceutical and biotechnology industries are highly competitive. If our product candidates become available for commercial sale, we will compete in that competitive marketplace. There are several products on the market or in development that could be competitors with our lead product candidates. Further, most of our competitors have greater resources or capabilities and greater experience in the development, approval and commercialization of medical devices or other products than we do. We may not be able to compete successfully against them. We also compete for funding with other companies in our industry that are focused on discovering and developing novel improvements in surgical bleeding prevention.

We anticipate that competition in our industry will increase. In addition, the healthcare industry is characterized by rapid technological change, resulting in new product introductions and other technological advancements. Our competitors may develop and market products that render our lead product candidate or any future product candidate we may seek to develop non-competitive or otherwise obsolete. Any such circumstances could cause our operations to suffer.

If we fail to generate market acceptance of our product candidates and establish programs to educate and train surgeons as to the distinctive characteristics of our product candidates, we will not be able to generate revenues on our product candidates.

Acceptance in the marketplace of our lead product candidates depends in part on our and our third-party contractors’ ability to establish programs for the training of surgeons in the proper usage of those product candidates, which will require significant expenditure of resources. Convincing surgeons to dedicate the time and energy necessary to properly train to use new products and techniques is challenging, and we may not be successful in those efforts. If surgeons are not properly trained, they may ineffectively use our product candidates. Such misuse could result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us. Accordingly, even if our product candidates are superior to alternative treatments, our success will depend on our ability to gain and maintain market acceptance for those product candidates among certain select groups of the population and develop programs to effectively train them to use those products. If we fail to do so, we will not be able to generate revenue from product sales and our business, financial condition and results of operations will be adversely affected.

We face uncertainty related to pricing, reimbursement and healthcare reform, which could reduce our potential revenues.

If our product candidates are approved for commercialization, any sales will depend in part on the availability of direct or indirect coverage and reimbursement from third-party payers such as government insurance programs, including Medicare and Medicaid, private health insurers, health maintenance organizations and other healthcare related organizations. If our product candidates obtain marketing approval, pricing and reimbursement may be uncertain. Both the federal and state governments in the U.S. and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of healthcare. Further, federal, state and foreign healthcare proposals and reforms could limit the prices that can be charged for the product candidates that we may develop, which may limit our commercial opportunity. Adoption of our product candidates by the medical community may be limited if doctors and hospitals do not receive adequate partial or full reimbursement for use of our products or procedures in which our products are used, if any are commercialized. In some foreign jurisdictions, marketing approval or allowance could be dependent upon pre-marketing price negotiations. As a result, any denial of private or government payer coverage or inadequate reimbursement for procedures performed using our products, before or upon commercialization, could harm our business and reduce our prospects for generating revenue.

In addition, the U.S. Congress recently adopted legislation regarding health insurance. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the U.S., including modifications to the existing system of private payers and government programs, such as Medicare, Medicaid and State Children’s Health Insurance Program, creation of a government-sponsored healthcare insurance source, or some combination of those, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact reimbursement for medical devices such as our product candidates. If reimbursement for our approved product candidates, if any, is substantially less than we expect, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

The use of our product candidates in human subjects may expose us to product liability claims, and we may not be able to obtain adequate insurance or otherwise defend against any such claims.

We face an inherent risk of product liability claims and currently have clinical trial liability coverage. We will need to obtain additional product liability insurance coverage if and when we begin commercialization of any of our product candidates. If claims against us exceed any applicable insurance coverage we may obtain, then our business could be adversely impacted. Regardless of whether we would be ultimately successful in any product liability litigation, such litigation could consume substantial amounts of our financial and managerial resources, which could significantly harm our business.

Risks Related to our Intellectual Property

If we are unable to obtain and maintain protection for intellectual property rights that we own, seek, or have licensed from other parties, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability to obtain and maintain protection in the U.S. and other countries for the intellectual property rights covering or incorporated into our technology and products. The ability to obtain patents covering technology in the field of medical devices generally is highly uncertain and involves complex legal, technical, scientific and factual questions. We may not be able to obtain and maintain patent protection relating to our technology or products. Many of our owned or licensed patent applications are pending. Even if issued, patents issued or licensed to us may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, or determined not to cover our product candidates or our competitors’ products, which could limit our ability to stop competitors from marketing identical or similar products. Because our patent portfolio includes certain patents and applications that are in-licensed on a non-exclusive basis, other parties may be able to develop, manufacture, market and sell products with similar features covered by the same patent rights and technologies, which in turn could significantly undercut the value of any of our product candidates and adversely affect our business. Our licensed MIT European patent No. 1879606 was opposed; however, this patent was maintained in amended form following an administrative hearing. Both parties have appealed this decision. A decision is not expected before the end of 2020. If the Opponents prevail in the appeal, European Patent No. 1879606 will be fully or partially invalidated, resulting in potential loss of rights. European patent No. 2581097 was opposed. The Opposition Division revoked the patent. This decision was appealed. If the Opponent prevails in the appeal, European Patent No. 2581097 could be fully or partially invalidated, resulting in potential loss of rights. Further, we cannot be certain that we were the first to make the inventions claimed in the patents we own or license, or that protection of the inventions set forth in those patents was the first to be filed in the U.S. Third parties that have filed patents or patent applications covering similar technologies or processes may challenge our claim of sole right to use the intellectual property covered by the patents we own or exclusively license. Moreover, changes in applicable intellectual property laws or interpretations thereof in the U.S. and other countries may diminish the value of our intellectual property rights or narrow the scope of our patent protection. Any failure to obtain or maintain adequate protection for our intellectual property would materially harm our business, product development programs and prospects. In addition, our proprietary information, trade secrets and know-how are important components of our intellectual property rights. We seek to protect our proprietary information, trade secrets, know-how and confidential information, in part, with confidentiality agreements with our employees, corporate partners, outside scientific collaborators, sponsored researchers, consultants and other advisors. We also have invention or patent assignment agreements with our employees and certain consultants and advisors. If our employees or consultants breach those agreements, we may not have adequate remedies for any of those breaches. In addition, our proprietary information, trade secrets and know-how may otherwise become known to or be independently developed by others. Enforcing a claim that a party illegally obtained and/or for which a party is using our proprietary information, trade secrets and/or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to defend, enforce and/or determine the scope of our intellectual property rights, and failure to obtain or maintain protection thereof could adversely affect our competitive business position and results of operations.

Many of our owned or licensed patent applications are pending, and our patent portfolio includes certain patents and applications that are in-licensed on a non-exclusive basis.

As of October 29, 2019, we either own or license from others a number of U.S. patents, U.S. patent applications, foreign patents and foreign patent applications.

Five patent portfolios assigned to Arch Biosurgery, Inc. include a total of 34 patents and pending applications in a total of nine jurisdictions, including eleven patents and pending applications in the US. These portfolios cover self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof, including six issued US patents (US 9,415,084; US 9,162,005; US 9,789,157; US 9,821,022; US 9,339,476; and US 10,314,886) that expire between 2026 and 2034 (absent patent term extension) as well as thirteen patents that have been either allowed, issued or granted in foreign jurisdictions.

We have entered into a license agreement with Massachusetts Institute of Technology and Versitech Limited (“MIT”) pursuant to which we have been granted exclusive rights under two portfolios of patents and non-exclusive rights under another three portfolios of patents.

The two portfolios exclusively licensed from MIT include a total of 22 patents and pending applications drawn to self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof in a total of nine jurisdictions. The portfolios include five issued US patents (US 9,511,113; US 9,084,837; US 10,137,166; US 9,327,010; and US 9,364,513) that expire between 2026 and 2027 (absent patent term extension), as well as fourteen patents that have been either allowed, issued or granted in foreign jurisdictions.

The three portfolios non-exclusively licensed from MIT include a number of US and foreign applications, including four issued US patents (US 7,449,180; US 7,846,891; US 7,713,923; and US 8,901,084) that expire between 2021 and 2024 (absent patent term extension), as well as four patents that have been either allowed, issued or granted in foreign jurisdictions.

If we lose certain intellectual property rights owned by third parties and licensed to us, our business could be materially harmed.

We have entered into certain in-license agreements with MIT and with certain other third parties, and may seek to enter into additional in-license agreements relating to other intellectual property rights in the future. To the extent we and our product candidates rely heavily on any such in-licensed intellectual property, we are subject to our and the counterparty’s compliance with the terms of such agreements in order to maintain those rights. Presently, we, our lead product candidates and our business plans are dependent on the patent and other intellectual property rights that are licensed to us under our license agreement with MIT. Although that agreement has a durational term through the life of the licensed patents, it also imposes certain diligence, capital raising, and other obligations on us, our breach of which could permit MIT to terminate the agreement. Further, we are responsible for all patent prosecution and maintenance fees under that agreement, and a failure to pay such fees on a timely basis could also entitle MIT to terminate the agreement. Any failure by us to satisfy our obligations under our license agreement with MIT or any other dispute or other issue relating to that agreement could cause us to lose some or all of our rights to use certain intellectual property that is material to our business and our lead product candidates, which would materially harm our product development efforts and could cause our business to fail.

If we infringe or are alleged to infringe the intellectual property rights of third parties, our business and financial condition could suffer.

Our research, development and commercialization activities, as well as any product candidates or products resulting from those activities, may infringe or be accused of infringing a patent or other intellectual property under which we do not hold a license or other rights. Third parties may own or control those patents or other rights in the U.S. or abroad, and could bring claims against us that would cause us to incur substantial time, expense, and diversion of management attention. If a patent or other intellectual property infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales, if any, of the applicable product or product candidate that is the subject of the suit. In order to avoid or settle potential claims with respect to any of the patent or other intellectual property rights of third parties, we may choose or be required to seek a license from a third-party and be required to pay license fees or royalties or both. Any such license may not be available on acceptable terms, or at all. Even if we or our future collaborators were able to obtain a license, the rights granted to us or them could be non-exclusive, which could result in our competitors gaining access to the same intellectual property rights and materially negatively affecting the commercialization potential of our planned products. Ultimately, we could be prevented from commercializing one or more product candidates, or be forced to cease some aspects of our business operations, if, as a result of actual or threatened infringement claims, we are unable to enter into licenses on acceptable terms or at all or otherwise settle such claims. Further, if any such claims were successful against us, we could be forced to pay substantial damages. Any of those results could significantly harm our business, prospects and operations.

Risks Related to Ownership of our Common Stock

There is not now, and there may not ever be, an active market for our Common Stock, which trades in the over-the-counter market in low volumes and at volatile prices.

There currently is a limited market for our Common Stock. Although our Common Stock is quoted on the OTCQB, an over-the-counter quotation system, trading of our Common Stock is extremely limited and sporadic and generally at very low volumes. Further, the price at which our Common Stock may trade is volatile and we expect that it will continue to fluctuate significantly in response to various factors, many of which are beyond our control. The stock market in general, and securities of small-cap companies driven by novel technologies in particular, has experienced extreme price and volume fluctuations in recent years. Continued market fluctuations could result in further volatility in the price at which our Common Stock may trade, which could cause its value to decline. To the extent we seek to raise capital in the future through the issuance of equity, those efforts could be limited or hindered by low and/or volatile market prices for our Common Stock.

We do not now meet the initial listing standards of the Nasdaq Stock Market or any other national securities exchange. We presently anticipate that our Common Stock will continue to be quoted on the OTCQB or another over-the-counter quotation system. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our Common Stock, and may find few buyers to purchase their stock and few market makers to support its price.

A more active market for our Common Stock may never develop. As a result, investors must bear the economic risk of holding their shares of our Common Stock for an indefinite period of time.

Our Common Stock is a “penny stock.”

The SEC has adopted regulations that generally define “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is, and is expected to continue to be in the near term, less than $5.00 per share and is therefore a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. Those rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of our stockholders to sell their shares of our Common Stock. In addition, if our Common Stock continues to be quoted on the OTCQB as we expect, then our stockholders may find it difficult to obtain accurate quotations for our stock, and may find few buyers to purchase our stock and few market makers to support its price.

If we issue additional shares in the future, including issuances of shares upon exercise of the Series I Warrants, Placement Agent Warrants, Series H Warrants, Series G Warrants, Series F Warrants, Series E Warrants, and/or the Series D Warrants, our existing stockholders will be diluted.

Our articles of incorporation authorize the issuance of up to 300,000,000 shares of Common Stock. In connection with the October 2019 Financing that closed on October 18, 2019, we issued an aggregate of 14,285,714 shares of our Common Stock, which equaled approximately 8% of the 173,577,233 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the October 2019 Financing. Upon the closing of the October 2019 Financing, we also issued Series I Warrants to acquire up to an additional 14,285,714 shares of our Common Stock at an initial exercise price of $0.22 per share and additional warrants to acquire up to an additional 1,071,429 shares of our Common Stock at an initial exercise price of $0.21875 per share to designees of H.C. Wainwright & Co., LLC, the placement agent that the Company engaged in connection with the October 2019 Financing (the “Placement Agent Warrants”). As of November 18, 2019 up to 14,285,714 shares may be acquired upon the exercise of the Series I Warrants and up to 1,071,429 shares may be acquired upon the exercise of the Placement Agent Warrants.

In connection with the financing that closed on May 14, 2019 (the “2019 Financing”), we issued an aggregate of 8,615,384 shares of our Common Stock, which equaled approximately 5% of the 164,961,849 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2019 Financing. Upon the closing of the 2019 Financing, we also issued Series H Warrants to acquire up to an additional 8,615,384 shares of our Common Stock at an initial exercise price of $0.40 per share. As of November 18, 2019 up to 8,615,384 shares may be acquired upon the exercise of the Series H Warrants.

In connection with the 2018 Financing that closed on July 2, 2018, we issued an aggregate of 9,070,000 shares of our Common Stock, which equaled approximately 6% of the 154,052,013 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2018 Financing. Upon the closing of the 2018 Financing, we also issued Series G Warrants to acquire up to an additional 6,802,500 shares of our Common Stock at an initial exercise price of $0.70 per share. As of November 18, 2019 up to 6,802,500 shares may be acquired upon the exercise of the Series G Warrants.

In connection with the 2017 Financing that closed on February 24, 2017, we issued an aggregate of 10,166,664 shares of our Common Stock, which equaled approximately 7% of the 136,745,712 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2017 Financing. Upon the closing of the 2017 Financing, we also issued Series F Warrants to acquire up to an additional 5,591,664 shares of our Common Stock at an initial exercise price of $0.75 per share. As of November 18, 2019 up to 5,591,664 shares may be acquired upon the exercise of the Series F Warrants.

In connection with the 2016 Private Placement Financing that closed on May 26, 2016, we issued an aggregate of 9,418,334 shares of our Common Stock, which equaled approximately 8% of the 118,592,070 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2016 Private Placement Financing. Upon the closing of the 2016 Private Placement Financing, we also issued Series E Warrants to acquire up to an additional 7,063,748 shares of our Common Stock at an initial exercise price of $0.4380 per share. As of November 18, 2019 up to 4,214,582 shares may be acquired upon the exercise of the Series E Warrants. Similarly, in connection with our private placement financing that concluded on July 2, 2015 (“2015 Private Placement Financing”), we issued an aggregate of 14,390,754 shares of our Common Stock, which equaled approximately 18% of the 78,766,487 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2015 Private Placement Financing. Upon the closing of the 2015 Private Placement Financing, we also issued Series D Warrants to acquire up to an additional 14,390,754 shares of our Common Stock at an initial exercise price of $0.25 per share. As of November 18, 2019, up to 8,974,389 shares may be acquired upon the exercise of the Series D Warrants.

Additionally, as of November 18, 2019, 7,190,443 shares of Common Stock were reserved for future issuance under the 2013 Plan, of which 15,807,911 shares are subject to outstanding option awards granted under the 2013 Plan at exercise prices ranging from $0.17 to $0.65 per share and with a weighted average exercise price of $0.40 per share and the numbers issuable under the 2013 Plan will increase by up to 3 million shares on the first business day of each following fiscal year as set forth in the 2013 Plan. Finally, in addition to the Series I Warrants, Placement Agent Warrants, Series H Warrants granted in connection with the 2019 Financing, the Series G Warrants granted in connection with the 2018 Financing, the Series F Warrants granted in connection with the 2017 Financing, the Series E Warrants granted in connection with the 2016 Private Placement Financing, and the Series D Warrants granted in connection with the 2015 Private Placement Financing, there are currently outstanding warrants to acquire up to 145,985 shares of our Common Stock. Any future grants of options, warrants or other securities exercisable or convertible into our Common Stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our Common Stock.

In addition to capital raising activities, other possible business and financial uses for our authorized Common Stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of Common Stock, issuing shares of our Common Stock to partners in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans, compensating consultants by issuing shares or options to purchase shares of our Common Stock, or other transactions and corporate purposes that our Board of Directors deems are in the Company’s best interest. By way of example, on (i) August 9, 2016, we issued 225,000 shares of restricted stock and options to purchase up to an additional 375,000 shares of Common Stock at an exercise price of price of $0.72 per share in connection with our entrance into a consulting agreement with Acorn Management Partners, LLC (“Acorn”) in consideration of the services to be provided under and in accordance with the terms of such consulting agreement; and (ii) August 6, 2015, we issued an aggregate of 600,000 shares of restricted stock in connection with our entrance into separate consulting agreements with two investor relations firms, Excelsior Global Advisors LLC and Acorn, in each case in consideration of the services to be provided under and in accordance with the terms of each consulting agreement. Additionally, shares of Common Stock could be used for anti-takeover purposes or to delay or prevent changes in control or management of the Company. We cannot provide assurances that any issuances of Common Stock will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our Common Stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Future sales of our Common Stock or rights to purchase Common Stock, or the perception that such sales could occur, could cause our stock price to fall.

As noted above under the risk factor entitled, “ We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail,” as of November 18, 2019 we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. Any such sales of our Common Stock by us or resale of our Common Stock by our existing stockholders could cause the market price of our Common Stock to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for our shares.

There may be additional risks because we completed a reverse merger transaction in June 2013.

Additional risks may exist because we completed a “reverse merger” transaction in June 2013. Securities analysts of major brokerage firms may not provide coverage of the Company because there may be little incentive to brokerage firms to recommend the purchase of our Common Stock. There may also be increased scrutiny by the SEC and other government agencies and holders of our securities due to the nature of the transaction, as there has been increased focus on transactions such as the Merger in recent years. Further, since the Company existed as a “shell company” under applicable rules of the SEC up until the closing of the Merger on June 26, 2013, there will be certain restrictions and limitations on the Company going forward relating to any potential future issuances of additional securities to raise funding and compliance with applicable SEC rules and regulations.

The Company may have material liabilities that were not discovered before the closing of the Merger.

The Company may have material liabilities that were not discovered before the consummation of the Merger. We could experience losses as a result of any such unasserted liabilities that are eventually found to be incurred, which could materially harm our business and financial condition. Although the Merger Agreement contained customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the Company’s prior owners or principals in the event those prove to be untrue. As a result, the stockholders of the Company bear risks relating to any such unknown or unasserted liabilities.

Certain of our directors and officers own a significant percentage of our capital stock and are able to exercise significant influence over the Company.

Certain of our directors and executive officers own a significant percentage of our outstanding capital stock. As of November 18, 2019, Dr. Terrence W. Norchi, our Chairman of the Board, President and Chief Executive Officer, James R. Sulat, a director and Punit Dhillon, a director beneficially own (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) approximately 10% of our shares of Common Stock. Accordingly, these members of our Board of Directors and management team have substantial voting power to approve matters requiring stockholder approval, including without limitation the election of directors, and have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of our Company, even if such a change in control would be beneficial to our stockholders.

The elimination of monetary liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation eliminate the personal liability of our directors and officers to our Company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our amended and restated bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company in the U.S., and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act. The costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, has caused, and could continue to cause, our operational expenses to remain at higher levels or continue to increase.

Our present management team has limited experience in managing public companies. It will be time consuming, difficult and costly for our management team to acquire additional expertise and experience in operating a public company, and to develop and implement the additional internal controls and reporting procedures required by Sarbanes-Oxley and other applicable securities laws.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144. In addition, any shares of our Common Stock that are held by affiliates, including any that are registered, will be subject to the resale restrictions of Rule 144.

Rule 144 imposes requirements on us and our stockholders that must be met in order to effect a sale thereunder. As a result, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant additional time and cash resources and which we presently have no intention to pursue. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash. We were a shell company prior to the closing of the Merger, and such status could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned), and could cause the value of our securities to decline. In addition, any shares held by affiliates, including shares received in any registered offering, will be subject to certain additional requirements in order to effect a sale of such shares under Rule 144.

We do not intend to pay cash dividends on our capital stock in the foreseeable future.

We have never declared or paid any dividends on our shares and do not anticipate paying any such dividends in the foreseeable future. Any future payment of cash dividends would depend on our financial condition, contractual restrictions, solvency tests imposed by applicable corporate laws, results of operations, anticipated cash requirements and other factors and will be at the discretion of our Board of Directors.

We are at risk of securities class action litigation that could result in substantial costs and divert management’s attention and resources.

In the past, securities class action litigation has been brought against companies following periods of volatility of its securities in the marketplace, particularly following a company’s initial public offering. Due to the volatility of our stock price, we could be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

DILUTION

The net tangible book value of our Common Stock on September 30, 2019 was approximately negative $1.2 million or approximately ($0.0067) per share, based on 173,577,233 shares of our Common Stock outstanding as of September 30, 2019. After giving effect to the issuance of 14,285,174 Units in the October 2019 Registered Direct Offering for net proceeds of approximately $2.15 million, the net tangible book value of our Common Stock on September 30, 2019 would have been approximately $1.0 million or approximately $0.0052 per share. We calculate net tangible book value per share by subtracting our total liabilities and prepaid expenses from our total tangible assets and dividing the difference by the number of outstanding shares of our Common Stock. Dilution in net tangible book value per share to the new investors represents the difference between the amount per share paid by purchasers of shares of our Common Stock in this offering and the net tangible book value per share of our Common Stock immediately afterwards.

After giving effect to the sale of an aggregate of 36,366,691 shares of Common Stock upon the exercise of all of the Warrants, at an aggregate exercise price of $15,778,884 our adjusted net tangible book value as of September 30, 2019 would have been approximately $16.8 million, or approximately $0.0747 per share of our common stock.

This represents an immediate increase in net tangible book value of approximately $0.0695 per share to existing stockholders and immediate dilution in net tangible book value of $0.3592 per share to the new investors assuming that the Warrants were purchased at an average exercise price of $0.4339.

The following table illustrates this per share dilution:

Average exercise price per Warrant	$0.4339
Pro forma net tangible book value per share as of September 30, 2019, after giving effect to the October 2019 Registered Direct Offering	$0.0052
Increase in net tangible book value per share attributable to this offering	$0.0695
Pro forma net tangible book value per share as of September 30, 2019, after giving effect to the October 2019 Registered Direct Offering and this Offering	$0.0747
Dilution per share to the new investors in this offering	$0.3592

The table above excludes the following:

•	15,807,911 shares are subject to outstanding option awards granted under the 2013 Plan at exercise prices ranging from $0.17 to $0.65 per share and with a weighted average exercise price of $0.40 per share;

•	145,985 shares of Common Stock issuable upon the exercise of the MLSC Warrant with an exercise price of $0.274 per share;

•	8,974,389 shares of Common Stock issuable upon the exercise of the Company’s outstanding Series D Warrants with an exercise price of $0.25 per share; and

•	4,214,582 shares of Common Stock issuable upon the exercise of the Company’s outstanding Series E Warrants with an exercise price of $0.438 per share.

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus will be issued and sold upon the exercise of the Warrants. Shares of Common Stock issuable upon exercise of the outstanding Warrants will be quoted on the OTCQB of the OTC Markets marketplace under the symbol “ARTH.” The Common Stock will be distributed to holders who exercise the Warrants and deliver payment of the purchase price, in accordance with the terms of the Warrants.

USE OF PROCEEDS

We will receive approximately (i) $4,193,748.00 from the exercise of the 5,591,664 shares of Common Stock underlying the Series F Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (ii) $4,761,750.00 from the exercise of the 6,802,500 shares of Common Stock underlying the Series G Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (iii) $3,446,153.60 from the exercise of the 8,615,384 shares of Common Stock underlying the Series H Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (iv) $3,142,857.08 from the exercise of the 14,285,714 shares of Common Stock underlying the Series I Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; and (v) $234,375.09 from the exercise of the 1,071,429 shares of Common Stock underlying the Placement Agent Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part, in each case assuming that (x) the Warrants are exercised on a cash basis; and (y) no adjustments are made to the exercise price or number of shares issuable upon exercise of the Warrants. We intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, and have not allocated specific amounts of any such expected net proceeds from this offering for any specific purposes. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

Notwithstanding the preceding, if there is no effective registration statement registering the issuance of the shares of Common Stock underlying any of the Warrants as of certain time periods (as provided in the the applicable Warrant), then the holder may choose to exercise the applicable Warrant, on a “cashless exercise” or “net exercise” basis. If they do so, we will not receive any proceeds from the exercise of the Warrants. As a result, we cannot plan on receiving any proceeds from the exercise of any of the Warrants, nor can we plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Effective May 24, 2013, we amended our Articles of Incorporation to increase our authorized Common Stock from 75,000,000 shares to 300,000,000 shares. Other than our Common Stock, we have no other class or series of authorized capital stock.

Also on May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. As a result, our outstanding Common Stock increased from 3,960,000 shares to 43,560,000 shares immediately following the forward stock split.

Common Stock Issued and Outstanding; Common Stock Registered Hereby

As of November 20, 2019, there were issued and outstanding 187,862,947 shares of Common Stock. Of our issued and outstanding shares of Common Stock, we are registering under the 2019 S-1 Registration Statement of which this prospectus forms a part 49,427,671 shares of Common Stock, including (i) 5,591,664 shares of Common Stock issuable upon exercise of the Series F Warrants; (ii) 6,802,500shares of Common Stock issuable upon exercise of the Series G Warrants; (iii) 8,615,384 shares of Common Stock issuable upon exercise of the Series H Warrants; (iv) 14,285,714 shares of Common Stock issuable upon exercise of the Series I Warrants; and (v) 1,071,429 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

Description of Common Stock

The holders of our Common Stock, par value $0.001 per share, are entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors, and our amended and restated bylaws provide that directors are elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present. Matters other than the election of directors to be voted on by stockholders are generally approved if, at a duly convened stockholder meeting, the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless a different vote for the action is required by applicable law, our articles of incorporation or our amended and restated bylaws. Applicable Nevada law requires any amendment to our articles of incorporation to be approved by stockholders holding shares entitling them to exercise at least a majority of the voting power of the Company. The holders of our Common Stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors (“Board”) from funds available. Upon liquidation, dissolution or winding up of our Company, the holders of our Common Stock will be entitled to receive pro rata all assets available for distribution to the holders. All rights of our Common Stockholders described in this paragraph could be subject to any preferential voting, liquidation or other rights of any series of preferred stock that we may authorize and issue in the future. Our Common Stock is presently traded on the QB tier of the OTC Marketplace under the trading symbol “ARTH”.

Warrants and Options Issued and Outstanding

As of November 20, 2019, there were issued and outstanding:

•	The Series D Warrants issued to the investors in the 2015 Private Placement Financing to purchase up to an aggregate of 8,929,389 shares of Common Stock at an exercise price of $0.25 per share;

•	The Series E Warrants issued to the investors in the 2016 Private Placement Financing to purchase up to an aggregate of 4,131,249 shares of Common Stock at an exercise price of $0.438 per share;

•	The Series F Warrants issued to the investors in the 2017 Registered Direct Offering to purchase up to an aggregate of 5,591,664 shares of Common Stock at an exercise price of $0.75 per share;

•	The Series G Warrants issued to the investors in the 2018 Registered Direct Offering to purchase up to an aggregate of 6,802,500 shares of Common Stock at an exercise price of $0.70 per share;

•	The Series H Warrants issued to the investors in the May 2019 Registered Direct Offering to purchase up to an aggregate of 8,615,384 shares of Common Stock at an exercise price of $0.40 per share;

•	The Series I Warrants issued to the investors in the October 2019 Registered Direct Offering to purchase up to an aggregate of 14,285,714 shares of Common Stock at an exercise price of $0.22 per share;

•	The Placement Agent Warrants issued to the investors in the Placement Agent in connection with the October 2019 Registered Direct Offering to purchase up to an aggregate of 1,071,429shares of Common Stock at an exercise price of $0.21875 per share;

•	The MLSC Warrant (as defined below) to purchase up to an aggregate of 145,985 shares of our Common Stock at an exercise price of $0.274 per share; and

•	Options granted to employees, directors and consultants under the 2013 Plan to purchase up to an aggregate of 15,807,911 shares of Common Stock at exercise prices ranging from $0.17 to $065 per share and with a weighted average exercise price of $0.40 per share.

Description of Warrants Whose Underlying Common Stock is Registered Hereby

Description of the Series F Warrants

Each of the investors participating in the 2017 Registered Direct Offering was issued a Series F Warrant to purchase up to a number of shares of our Common Stock equal to 55% of the shares of Common Stock purchased by such investor in such financing. The Series F Warrants had an initial exercise price of $0.75 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series F Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series F Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series F Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series F Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series F Warrants as of certain time periods (as provided in the Series F Warrants), the Series F Warrant holders may choose to exercise such Series F Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series F Warrant for an amount of cash equal to $0.18 for each share of Common Stock underlying the Series F Warrant.

Description of the Series G Warrants

Each of the investors participating in the 2018 Registered Direct Offering was issued a Series G Warrant to purchase up to a number of shares of our Common Stock equal to 75% of the shares of Common Stock purchased by such investor in such financing. The Series G Warrants had an initial exercise price of $0.70 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series G Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series G Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series G Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series G Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series G Warrants as of certain time periods (as provided in the Series G Warrants), the Series G Warrant holders may choose to exercise such Series G Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series G Warrant for an amount of cash equal to $0.11 for each share of Common Stock underlying the Series G Warrant.

Description of the Series H Warrants

Each of the investors participating in the May 2019 Registered Direct Offering was issued a Series H Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series H Warrants had an initial exercise price of $0.40 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series H Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series H Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series H Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series H Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series H Warrants as of certain time periods (as provided in the Series H Warrants), the Series H Warrant holders may choose to exercise such Series H Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series H Warrant for an amount of cash equal to $0.0533 for each share of Common Stock underlying the Series H Warrant.

Description of the Series I Warrants and Placement Agent Warrants

Each of the investors participating in the October 2019 Registered Direct Offering was issued a Series I Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series I Warrants had an initial exercise price of $0.22 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series I Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series I Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series I Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series I Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series I Warrants as of certain time periods (as provided in the Series I Warrants), the Series I Warrant holders may choose to exercise such Series I Warrants on a “cashless exercise” or “net exercise” basis.

The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and the term of the Placement Agent Warrants is five years from October 16, 2019.

Series D Warrants, Series E Warrants and MLSC Warrants

Description of the Series D Warrants

Each of the investors participating in the 2015 Private Placement Financing was issued a Series D Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series D Warrants had an initial exercise price of $0.25 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series D Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series D Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, (i) at anytime during the term of the Series D Warrants, we may reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board; and (ii) certain of the Series D Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series D Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.9% of our Common Stock, but such ownership limitation may waived at the holder’s discretion, provided that such waiver will not become effective until the 61st day after delivery of such waiver notice. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series D Warrants as of certain time periods (as provided in the Series D Warrants), the Series D Warrant holders may choose to exercise such Series D Warrants on a “cashless exercise” or “net exercise” basis.

Description of the Series E Warrants

Each of the investors participating in the 2016 Private Placement Financing was issued a Series E Warrant to purchase up to a number of shares of our Common Stock equal to 75% of the shares of Common Stock purchased by such investor in such financing. The Series E Warrants had an initial exercise price of $0.4380 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, certain of the Series E Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series E Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series E Warrants as of certain time periods (as provided in the Series E Warrants), the Series E Warrant holders may choose to exercise such Series E Warrants on a “cashless exercise” or “net exercise” basis.

In connection with and as a condition to receiving the $1,000,000 unsecured subordinated loan that the Massachusetts Life Sciences Center (“MLSC” and such agreement, the “MLSC Loan Agreement”) issued to us on September 30, 2013, we issued to MLSC on September 30, 2013 a warrant to purchase 145,985 shares of our Common Stock at an exercise price of $0.274 per share (the “MLSC Warrant”). The MLSC Warrant is exercisable immediately upon its issuance and expires on the earlier of September 30, 2023 and the completion of a sale of substantially all of our assets or a change-of-control transaction.

Transfer Agent

The transfer agent for our Common Stock is Empire Stock Transfer. Our transfer agent’s address is 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes (“NRS”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of Common Stock as a result of a takeover bid.

Acquisition of Controlling Interest

The NRS contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The NRS contain provisions governing combinations of a Nevada corporation that has 200 or more stockholders of record with an “interested stockholder.” These provisions only apply to a Nevada corporation that, at the time the potential acquirer became an interested stockholder, has a class or series of voting shares listed on a national securities exchange, or has a class or series of voting shares traded in an “organized market” and satisfies certain specified public float and stockholder levels. As we do not now meet those requirements, we do not believe that these provisions are currently applicable to us. However, to the extent they become applicable to us in the future, they may have the effect of delaying or making it more difficult to affect a change in control of the Company in the future.

A corporation affected by these provisions may not engage in a combination within two years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Liability and Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

We have not entered into separate indemnification agreements with our directors and officers. Our amended and restated bylaws provide that we shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. Our amended and restated bylaws further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

The NRS further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB over-the-counter quotation system under the stock symbol “ARTH”. Our Common Stock began quotation on the OTCBB and the OTCQB on June 27, 2013 and since that date has been primarily traded on the OTCQB. There was no trading of our Common Stock on the OTCBB, OTCQB or any other over-the-counter market prior to January 2, 2013. Although our Common Stock is currently quoted on the OTCQB, there is a limited trading market for our Common Stock and there have been few trades in our Common Stock to date. Because our Common Stock is thinly traded on the OTCQB, (i) any reported sale prices may not be a true market-based valuation of our Common Stock; and (ii) such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Holders

As of November 20, 2019, there were approximately 100 holders of record of our Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this prospectus, including our audited annual consolidated financial statements and related notes beginning on page F-1 of this prospectus. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. See “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS“ beginning on page 2 of this prospectus. Our actual results may differ materially from those anticipated or suggested in any forward-looking statements.

Corporate Overview

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name Almah, Inc. to pursue the business of distributing automobile spare parts online. Effective June 26, 2013, the Company completed a merger (“Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

Liquidity

We are in the development stage and have generated no operating revenues to date. We devote a significant amount of our efforts on fundraising, planning and conducting clinical trials, activities in connection with obtaining regulatory approval, and product research. For the year ended September 30, 2019, we had a net loss of $4,547,582 versus a net loss of $4,814,032 in the comparable period in the prior year. The losses for each of the years ended September 30, 2019 and 2018 can be attributable to research and development expenses, including regulatory approval and product research, general and administrative costs, primarily relating to legal costs associated with intellectual property and patent application costs, general corporate legal expenses all of which were partially offset by adjustments to the derivative liabilities. Cash used in operating activities decreased $645,261 during the year ended September 30, 2019 to $5,268,302, compared to $5,913,563 for the year ended September 30, 2018. Cash at September 30, 2019 decreased by $2,487,081 to $2,180,329 compared to $4,667,410 as of September 30, 2018.

Business Overview

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

Our flagship development product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results to date, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including durable hemostasis within 15 seconds. SAP compositions have been tested in small animal organs (i.e. liver, skin, muscle, brain, eye, spine, spleen, arteries and veins). In mammalian vision models (severed hamster optic tract and in our ocular tissue pilot studies, SAPs demonstrated biocompatibility and the ability to rapidly and reliably stop bleeding) and limit inflammation.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, conducting an initial human trial for safety and performance of AC5, developing methods for scale-up, reproducibility, manufacturing and formulation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct preclinical and clinical trials and our subsequent commercialization timelines.

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing appropriate third-party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs; and

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

We believe that the Company has cash on hand to meet its anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. In addition to the foregoing, our estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” beginning on page 8 of this prospectus.

Merger with ABS and Related Activities

As noted earlier in this document, on June 26, 2013, the Company completed the Merger with ABS, pursuant to which ABS became a wholly owned subsidiary of the Company. In contemplation of the Merger, effective May 24, 2013, the Company increased its authorized common stock, par value $0.001 per share (“Common Stock”), from 75,000,000 shares to 300,000,000 shares and effected a forward stock split, by way of a stock dividend, of its issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. Also in contemplation of the Merger, effective June 5, 2013, the Company changed its name from Almah, Inc. to Arch Therapeutics, Inc. and changed the ticker symbol under which its Common Stock trades on the OTC Bulletin Board from “AACH” to “ARTH”.

Recent Developments

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020.

On May 13, 2019, the Company announced the pricing of registered direct offering of 8,615,384 units, each unit consisting of a share of the Company’s common stock, and a Series H Warrant (“Series H Warrant”) to purchase a share of our common stock for the combined purchase price of $0.325 per unit. The Series H Warrants have an exercise price of $0.40 per share and are exercisable for a period of five years. The offering closed on May 14, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.8 million before deducting financing costs of approximately $52,000.

On October 17, 2019, the Company announced the pricing of registered direct offering of 14,285,714 units, each unit consisting of a share of the Company’s common stock, and a Series I Warrant (“Series I Warrant”) to purchase a share of our common stock for the combined purchase price of $0.175 per unit. The Series I Warrants have an exercise price of $0.22 per share and are exercisable for a period of five years. The offering closed on October 18, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.5 million before deducting financing costs of approximately $312,000. Pursuant to the Engagement Agreement, the Company also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 1,071,429 shares (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and expire on October 16, 2024.

Results of Operations

The following discussion of our results of operations should be read together with the consolidated financial statements included in this prospectus and the notes thereto. Our historical results of operations and the period-to-period comparisons of our results of operations that follow are not necessarily indicative of future results.

Year Ended September 30, 2019 Compared to Year Ended September 30, 2018

	September 30,	September 30,	Increase
	2019	2018	(Decrease)
Revenue	$-	$-	$-
Operating Expenses
General and Administrative	3,974,919	4,565,522	(590,603)
Research and Development	2,396,838	2,884,245	(487,407)
Loss from Operations	(6,371,757)	(7,449,767)	(1,078,010)
Other Income (Expense)	1,824,175	2,635,735	(811,560)
Net Loss	$(4,547,582)	$(4,814,032)	$(266,450)

Revenue

We did not generate any revenue in either of the years ended September 30, 2019 or 2018.

General and Administrative Expense

General and administrative expenses during the fiscal year ended September 30, 2019 were $3,974,919 a decrease of $590,603 compared to $4,565,522 for the fiscal year ended September 30, 2018. The decrease in general and administrative expense is primarily attributable to a decrease in stock based compensation, and payroll costs partially offset by increased consulting and by defense of patent and patent prosecution costs. General and administrative expenses are generally expected to increase as a result of the establishment and execution of commercialization efforts, additional staffing, increased stock based compensation as well as increased costs associated with the Company’s continued fundraising efforts.

Research and Development Expense

Research and development expense during the fiscal year ended September 30, 2019 was $2,396,838, a decrease of $487,407 compared to $2,884,245 for the fiscal year ended September 30, 2018. The decrease in research and development expense is primarily attributable to a decrease in product and development costs, preparation of regulatory filings and compensation costs. Research and development expenses are expected to increase as a result of our plans for additional product development, clinical and regulatory programs.

Other Income/(Expense)

Other income during the year ended September 30, 2019 was $1,824,175, a decrease of $811,560 compared to total other income of $2,635,735 for the year ended September 30, 2018. The net decrease in other expense was the result of the change in the fair value of derivative liabilities.

Liquidity and Capital Resources

Working Capital

At September 30, 2019, we had total current assets of $2,889,681 (including cash of $2,180,329) and working capital of $2,175,870. Our working capital as of September 30, 2019 and September 30, 2018 is summarized as follows:

	September 30,	September 30,
	2019	2018
Total Current Assets	$2,889,681	$4,819,204
Total Current Liabilities	713,811	288,385
Working Capital	$2,175,870	$4,530,819

Total current assets as of September 30, 2019 were $2,889,681, a decrease of $1,929,523 compared to $4,819,204 as of September 30, 2018. The decrease in current assets is primarily attributable to general and administrative expenses and research and development expenses attributable to product development testing and preparation for regulatory filings, partially offset by the proceeds received from the 2019 Financing. Our total current assets as of September 30, 2019 and September 30, 2018 were comprised primarily of cash, inventory and prepaid expenses.

Total current liabilities as of September 30, 2019 were $713,811, an increase of $425,426 compared to $288,385 as of September 30, 2018. The increase is primarily due to the payment patent prosecution costs. Our total current liabilities as of September 30, 2019 and September 30, 2018 were comprised of accounts payable and accrued expenses.

Cash Flow

	September 30,	September 30,
	2019	2018
Cash Used in Operating Activities	$(5,268,302)	$(5,913,563)
Cash Used in Investing Activities	-	(15,415)
Cash Provided by Financing Activities	2,781,221	4,602,336
Net decrease in cash	$(2,487,081)	$(1,326,642)

Cash Used in Operating Activities

Cash used in operating activities decreased $645,261 during the year ended September 30, 2019 to $5,268,302, compared to $5,913,563 during the year ended September 30, 2018. The decrease was primarily due to decrease in general and administrative expenses primarily attributable to compensation costs and research and development expenses incurred in connection with activities to develop our primary product candidate.

Cash Used in Investing Activities

Cash used in investing activities decreased $15,415 to $0 during the year ended September 30, 2019, compared to $15,415 during the year ended September 30, 2018.

Cash Provided by Financing Activities

Cash provided by financing activities decreased $1,821,115 to $2,781,221 during the year ended September 30, 2019, compared to $4,602,336 during the year ended September 30, 2018. For the year ended September 30, 2019, the cash provided by investing activities resulted from (i) net proceeds received of $2,748,821 from 2019 Financing to purchase 8,615,384 shares of our common stock and Series H Warrants to purchase 8,615,384 shares of Common Stock; and (ii) $32,400 in proceeds received from the exercise of stock options for 87,567 shares of our Common Stock.

Cash Requirements

We anticipate that our operating and other expenses will increase significantly as we continue to implement our business plan and pursue our operational goals. As of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we do not expect to generate revenues from operations before we need to raise additional capital. Further, our estimates regarding our use of cash could change if we encounter unanticipated difficulties or other issues arise, including without limitation those set forth under the heading “ RISK FACTORS ” in this filing, in which case our current funds may not be sufficient to operate our business for the period we expect.

We are in the development stage and have generated no operating revenues to date. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from our operations, and will need to obtain all of our necessary funding from external sources for the foreseeable future. We do not have any commitments for future capital. Significant additional financing will be required to fund our planned operations in the near term and in future periods, including research and development activities relating to our principal product candidate, seeking regulatory approval of that or any other product candidate we may choose to develop, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or businesses, and maintaining our intellectual property rights and pursuing rights to new technologies. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. We are bound by certain contractual terms and obligations that may limit or otherwise impact our ability to raise additional funding in the near-term including, but not limited to, provisions in the 2017 SPA and 2018 SPA restricting our ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA and 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing and the 2018 Financing collectively own less than 20% of the Series F Warrants and Series G Warrants purchased by them pursuant to the 2017 SPA and 2018 SPA. In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock. These restrictions and provisions could make it more challenging for us to raise capital through the incurrence of debt or through equity issuances. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investments.

As previously noted, since inception we have funded our operations primarily through equity and debt financings and we expect to continue to seek to do so in the future. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Additionally, the terms of securities we may issue in future capital-raising transactions may be more favorable for our new investors, and in particular may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If we obtain additional financing by incurring debt, we may become subject to significant limitations and restrictions on our operations pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase our liabilities and future cash commitments. We may also seek funding from collaboration or licensing arrangements in the future, which may require that we relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable to us. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs. In addition, as described in greater detail under the Risk Factor entitled “The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future,” included in this prospectus, the 2017 SPA and the 2018 SPA imposes certain restrictions on our ability to issue equity or debt securities

Going Concern

From inception, we have not earned operating revenues from sales of products or services, and have recurring losses from operations. While the Company anticipates that it will have enough cash on hand into the third quarter of fiscal 2020, the continuation of our business as a going concern is dependent upon raising additional capital and eventually attaining and maintaining profitable operations. As of September 30, 2019, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might be necessary should operations discontinue.

Critical Accounting Policies and Significant Judgments and Estimates

Pursuant to certain disclosure guidance issued by the SEC, the SEC defines “critical accounting policies” as those that require the application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our critical accounting policies that we anticipate will require the application of our most difficult, subjective or complex judgments are as follows:

Basis of Presentation

The audited consolidated financial statements presented with this prospectus include the accounts of Arch Therapeutics, Inc. and its wholly owned subsidiary, Arch Biosurgery, Inc. a biotechnology company. All intercompany accounts and transactions have been eliminated in consolidation.

The Company is in the development stage and is devoting substantially all of its efforts to developing technologies, raising capital, establishing customer and vendor relationships, and recruiting new employees.

Use of Estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360, Property, Plant and Equipment. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Research and Development

We expense internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred

Accounting for Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. We account for non-employee stock-based compensation in accordance with the guidance of FASB ASC Topic 505, Equity (“FASB ASC Topic 505”), which requires that companies recognize compensation expense based on the estimated fair value of options granted to non-employees over their vesting period, which is generally the period during which services are rendered by such non-employees. FASB ASC Topic 505 requires us to re-measure the fair value of stock options issued to non-employees at each reporting period during the vesting period or until services are complete.

In accordance with FASB ASC Topic 718, we have elected to use the Black-Scholes option-pricing model to determine the fair value of options granted and we recognize the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the fair value of the common stock and a number of other assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Prior to January 1, 2018, the Company did not have a sufficient history of market prices of the Common Stock, and as such volatility was estimated in accordance with ASC 718-10-S99 Compensation-Stock Compensation (“ASC 718-10-S99”). Prior to January 1, 2018, the Company’s expected volatility was derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer groups as determined by the Company. Effective January 1, 2018, the Company is using its historical market prices to calculate the volatility of its common stock. The life term for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99 and the contractual term for all other employee and non-employee awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and the expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense, when recognized in the financial statements, is based on awards that are ultimately expected to vest.

Fair Value Measurements

We measure both financial and nonfinancial assets and liabilities in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, including those that are recognized or disclosed in the financial statements at fair value on a recurring basis. The standard created a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs that reflect our own views about the assumptions market participants would use in pricing the asset or liability.

Income Taxes

In accordance with FASB ASC 740, Income Taxes, we recognize deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our consolidated financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into United States law. The TCJA includes a number of changes to existing tax law, including, among other things, a permanent reduction in the federal corporate income tax rate to a flat rate of 21%, effective January 1, 2018, as well as the elimination of net operating loss carrybacks for losses arising in taxable years beginning after December 31, 2017. Further, operating losses arising in tax years after December 31, 2017, are carried forward indefinitely. Due to the TCJA, the Company’s deferred tax assets and liabilities recognized prior to 2017 were revalued at the newly enacted tax rates, which resulted in a corresponding adjustment in the valuation allowance.

Derivative Liabilities

The Company accounts for its warrants and other derivative financial instruments as either equity or liabilities based upon the characteristics and provisions of each instrument, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s consolidated balance sheets and no further adjustments to their valuation are made. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and will be revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of inventories comprises expenditures incurred in acquiring the inventories, the cost of conversion and other costs incurred in bringing them to their existing location and condition. The cost of raw materials, work-in-progress and finished goods and other products are determined on a First in First out (FiFo) basis. When determining net realizable value, appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of September 30, 2019, no reserve for obsolescence was considered necessary

Recent Accounting Guidance

Accounting Standards Update (ASU) 2018-07, “Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting” was issued by the FASB in June 2018. The purpose of this amendment is to address aspects of the accounting for nonemployee share-based payment transactions. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

ASU 2016-15,“Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Payments” was issued in August 2016. The purpose of this amendment is to address eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company adopted ASU 2016-15 during our first quarter of fiscal year 2019, which had no impact on our consolidated financial statements, and will apply the new guidance in future periods.

ASU 2016-02, “Leases (Topic 842)” was issued by the FASB in February 2016. The purpose of this amendment is to recognize most operating leases by recording a right-to-use asset and corresponding lease liability”. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

OUR BUSINESS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes and other financial information included in this prospectus.

Corporate Overview

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name “Almah, Inc.”. Effective June 26, 2013, the Company completed a merger (the “Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

The Company has generated no operating revenues to date, and is devoting substantially all of its efforts toward product research and development. To date, the Company has principally raised capital through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants.

The Company expects to incur substantial expenses for the foreseeable future relating to research, development and commercialization of its potential products. However, there can be no assurance that the Company will be successful in securing additional resources when needed, on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability of assets that might be necessary despite this uncertainty.

Our Current Business

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

To date, the Company has principally raised capital through borrowings and the issuance of convertible debt and units consisting of its common stock, par value $0.001 per share (“Common Stock”), and warrants. The Company expects to incur substantial expenses for the foreseeable future relating to the research, development, clinical trials, and commercialization of its potential products. As of November 20, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. The Company will be required to raise additional capital, obtain alternative means of financial support, or both, in order to continue to fund operations. There can be no assurance that the Company will be successful in securing additional resources when needed on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern.

Our Core Technology

Our flagship development stage product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L-amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests as well as certain clinical investigations have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including rapid hemostasis within 15 seconds. In a range of small and large animal models, our SAP compositions have been shown to stop bleeding, seal leaking, allow for normal healing, and mitigate inflammation while being biocompatible.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting safety and other related tests, conducting a human trial for safety and performance of AC5, developing methods for manufacturing scale-up, reproducibility, and validation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization and validation are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to continue to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct additional preclinical and clinical trials as we establish and execute our commercialization efforts.

Clinical Development

In October 2016, we reported that we completed a single-center, randomized, single-blind prospective clinical study (NCT 02704104) of AC5 previously referred on AC5 Topical Hemostatic Device in skin lesion patients with bleeding wounds. This was the first study assessing the safety and performance of AC5 in humans.

The clinical study enrolled 46 patients, including 10 who were taking antiplatelet monotherapy. Each patient had bleeding wounds created as a result of the excision of at least two skin lesions under local anesthetic in the same setting. On a randomized basis, one lesion received AC5 and the other(s) received a control treatment consisting of standard therapy (saline). Each subject was followed-up for safety assessment both on Day 7 and again on Day 30, which marked the end of the subject's participation in the clinical study.

The objectives of the study were to evaluate the safety and performance of AC5 in patients scheduled to undergo excision of skin lesions on their trunk or upper limbs. The primary endpoint was safety throughout the surgical procedure and until the end of a 30-day follow-up period post procedure. Safety of the clinical investigation device was determined by monitoring for treatment related adverse events. The primary objective was met, as the safety outcomes of both the AC5 treatment group and the control group were similar. No serious adverse events were reported.

A secondary endpoint was performance as assessed by time to hemostasis. The median time to hemostasis of wounds in the AC5 treatment group was 41% faster than for those in the control group. This result was statistically significant (p< 0.001, Wilcoxon signed rank test). An additional secondary endpoint of healing of treated wounds was assessed as measured by the ASEPSIS wound score at Days 7 and 30. There was no evidence, at either follow-up day, of an adverse effect of AC5 treatment on the wound ASEPSIS score. The ASEPSIS score did not appear to be compromised, as the majority of patients had an ASEPSIS score of 0 in both wounds at Days 7 and 30. All AC5-treated wounds healed satisfactorily as per wound healing scoring criteria.

Additionally, the clinical study indicated that AC5 shortened time to hemostasis ("TTH") versus a control whether or not patients were taking antiplatelet therapy, suggesting that AC5 performance is not affected by antiplatelet therapy. The reduced median TTH of the AC5 treated wounds versus the control wounds was statistically significant for both the overall group of 46 patients (p<0.001) and for the subgroup of 10 patients on antiplatelet therapy (p=0.005). Further, the median TTH for wounds treated with AC5 was less than 30 seconds for both the overall study group and for the subset of patients taking antiplatelet therapy.

On September 5, 2018 we announced topline data for the irritation/sensitization patch test study of AC5 Topical Gel that we conducted to address a request by the Food and Drug Administration (FDA or “the Agency”). The study, designed as a single-center, prospective, clinical investigation, in approximately 50 healthy subjects, comprised an induction phase separated from a challenge phase by a rest period.

During the induction phase, AC5 on a patch was applied to each subject’s back three times weekly over 21 days for a total of 9 applications. With each re-application, the skin beneath the patch was evaluated, and any findings were scored per protocol. After a 14-day rest period, subjects entered the challenge phase, received one additional application of AC5, and after a two-day rest period, were evaluated over 48 hours.

The results indicated that AC5 is neither an irritant nor a sensitizer. Additionally, no immunogenic response and no serious or other adverse events attributable to the device were reported in any of the enrolled subjects.

Preclinical Development

In a paper presented by Dr. Terrence Norchi and Dr. Rutledge Ellis-Behnke, using the experimental intraocular inflammation model of injected Lipopolysaccharide (“LPS”), an intraocular application of AC5 with LPS was associated with a marked reduction in retinal inflammation. The density of activated retinal microglial cells was significantly lower in the eyes of the study animals with LPS and AC5 than in the eyes of the LPS-only control group. The results suggest that the use of AC5 for hemostasis of a wound will also subsequently reduce inflammation.

SAPs may be considered a new class of devices (anti-inflammatory agents) to control ocular inflammation. SAPs have shown a similar effect in other organs, including liver and kidney. SAPs may show promise to control inflammation along with the stabilization of tissue after injury, and may be an important component of field-based wound care and stabilization for transport.

Previously, we completed the components of the planned preclinical program for AC5 that were required before we started our first human safety and performance trial, which was completed in 2016. We are focused on further scale-up of selected manufacturing methods and formulation optimization. In parallel, we are continuing to conduct further in vivo and in vitro tests, while additional testing will continue after completion of manufacturing scale-up and formulation optimization steps and the clinical trial. Self-assembling peptide manufacturing and formulation optimization are challenging, and any delays could negatively impact anticipated clinical trial and subsequent commercialization timelines. In order to market and sell AC5 and other Arch planned products, successful human clinical trials, additional testing, and regulatory approvals and certifications will be required. A co-founding inventor of certain of our technology, Dr. Rutledge Ellis-Behnke, performed a significant portion of the early preclinical animal experimentation conducted on our technology. Some of the most significant findings from Dr. Ellis-Behnke’s studies have been published. Additionally, through collaboration with the National University of Ireland system, preclinical bench-top and animal studies have been performed in Dublin and Cork, Ireland. As a continuation of our commitment to our product development we entered into a collaboration agreement with National University of Ireland Galway (“NUIG”) in Galway, Ireland on May 28, 2015 (the “Project Agreement”) that concluded in the third quarter of fiscal 2018. Pursuant to the Project Agreement, NUIG provided additional research services, via the CÚRAM Centre for Research in Medical Devices (“CÚRAM”), which is a major national research center headquartered at NUIG established in January 2015. We have also engaged, on a fee for service basis, several private third party facilities in the United States and abroad to perform certain preclinical bench-top and animal studies, which are often conducted with assistance from our scientific team, and we continue to engage third parties for such services as needed and as appropriate.

In preclinical animal tests conducted to date, AC5 has demonstrated rapid average time to hemostasis (“TTH”) when applied to a range of animal tissues. Certain studies have tested TTH when using AC5 during surgical procedures compared to TTH when using an active control, a saline control, a peptide control, and a cautery control during those same procedures. The results of those tests have shown a TTH of approximately 10 – 30 seconds when AC5 was applied, compared to a TTH ranging from 80 seconds to significantly more than 300 seconds when various control substances were applied, depending on the nature of the control substance and procedure performed. In several studies comparing AC5 to popular commercially available branded hemostatic agents (absorbable cellulose, flowable gelatin with and without thrombin, and fibrin) applied to stop the bleeding from full thickness penetrating wounds surgically created in rat livers, AC5 achieved hemostasis in significantly less than 30 seconds, whereas the control products took from 50% to over 400% longer than AC5 to achieve hemostasis. Additionally, the preclinical tests that have been conducted to date provide evidence that AC5 can stop bleeding in models of liver bleeding in animals that had been treated with therapeutic amounts of anticoagulant and antiplatelet medications, commonly called “blood thinners.” In one preclinical study, an independent third-party research group obtained positive data assessing the use of AC5 in animals that had been treated with therapeutic doses of the antiplatelet medications Plavix® (clopidogrel) and aspirin, alone and in combination. The results of the study were consistent with data obtained from two prior preclinical studies, in which AC5 quickly stopped bleeding from surgical wounds created in rats following treatment with clinically relevant doses of the anticoagulant medication heparin. In these studies, the average TTH after AC5 was applied to bleeding liver wounds of animals that had been medicated with anticoagulants was comparable to the average TTH as measured in their non-anticoagulated counterparts. Similar results were obtained in independent third-party studies assessing the use of AC5 in patients on the anticoagulant heparin and in patients on the anti-platelet medication, ticagrelor (Brilinta® in the US, Brilique® in Europe.)

In preclinical tests conducted to date, AC5 has demonstrated biocompatibility and normal healing of tissue treated with the product. Further, animals whose liver, spleen, femoral artery, eye or brain was treated with AC5 have shown no adverse effects We believe that the peptide degrades into the amino acids from which it was originally synthesized, which are molecules that already exist in large quantities in the human body.

Our current and planned near-term activities are focused on continued manufacturing scale-up, formulation optimization, and other preclinical activities, and conducting further clinical trial testing of AC5. In its first clinical study for safety and performance, AC5 was demonstrated to be safe and to reduced TTH in wounds versus controls. Our clinical study also demonstrated that in a subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, AC5 had similar effects.

Development and Commercialization Strategy

Our present business model is to operate with a relatively small internal team of key personnel and engage third party service providers to conduct larger scale research, development and manufacturing activities. Our internal team collectively has a broad range of expertise and experience working with and managing third party vendors. This general approach enables us to use the services of third party entities, which are expert in various aspects of our operations, while preserving capital and efficiencies by avoiding certain internal scale-up costs and resource duplication.

Research and Development; Manufacturing

Use of Third Party Relationships

To date, we have engaged third party laboratory facilities run by experts in the U.S. and abroad to perform both research and preclinical and clinical development activities. Those engagements have assisted in our development of our primary product candidate, as well as our generation of appropriate analytical methods, scale-up, and other procedures for use as a “blueprint” for third party manufacturers to produce the product on a larger scale for purposes of further preclinical and clinical testing and ultimately, if required approvals are obtained, commercialization.

We have initiated the transition to traditional contract manufacturing and related organizations. We have commenced relationships and work with manufacturers operating with the current good manufacturing practices (“cGMP”) required by applicable regulatory agencies in order to scale up and produce material to be used for preclinical testing and clinical trials.

Manufacturing Methods

We believe that the manufacturing methods used for a product, including the type and source of ingredients and the burden of waste byproduct elimination, are important determinants of its opportunity for profitability. Industry participants are keenly aware of the downsides of technologies that rely on expensive biotechnology techniques and facilities for manufacture, onerous and expensive programs to eliminate complex materials, or ingredients that are sourced from the complicated process of human or other animal plasma separation, since those products typically are expensive, burdensome to produce, and at greater risk for failing regulatory oversight.

The manufacturing methods that we intend to use to produce AC5 and other potential future product candidates rely on detailed, complex and difficult to manage synthetic organic chemistry processes. Although use of those methods requires that we engage manufacturers that possess the expertise, skill and know-how involved with those methods, the required equipment to use those methods is widely available. Furthermore, improvements in relevant synthetic manufacturing techniques over the past 15 years have reduced their complexity and cost, while increasing large-scale cGMP capacity. Moreover, our planned product candidates, including AC5, will be synthesized from naturally occurring ingredients that are not sourced from humans or other animals, but do exist in their natural state in humans. That type of ingredient may be more likely to be categorized as “generally recognized as safe”, or “GRAS”, by the FDA.

Regulatory

Medical Device Classification

In February of 2015, we announced that The British Standards Institution (“BSI”), a Notified Body (which is a private commercial entity designated by the national government of a European Union (“EU”) member state as being competent to make independent judgments about whether a medical device complies with applicable regulatory requirements) in the EU, confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. The FDA and other regulatory authorities or related bodies separately determine the classification of AC5. The FDA also determined it to be a medical device. Generally, a product is a medical device if it requires neither metabolic nor chemical activity to achieve the desired effect. Furthermore, a medical device can achieve its desired effects without requiring a body (animal/human), whereas a drug or a biologic requires a body in order to operate. The AC5 mechanism of assembly into a barrier can occur outside of a body and is accordingly consistent with the medical device definition.

Medical devices in the EU and the U.S. are classified along a spectrum. Class III status, which is the higher-level classification for devices compared to Classes II and I, involves additional procedures and regulatory scrutiny of the product candidate to obtain approvals. AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application, subject to the process for obtaining a CE mark in the EU and the premarketing authorization process in the U.S. It has been determined that our AC5™ Topical Gel used for external wounds will be a Class II medical device.

Biocompatibility Tests and Clinical Trials

Before initiating our European or most other human clinical trials, we are required to have completed the biocompatibility assessment of AC5. Standard required tests to assess biocompatibility, as set forth in ISO 10993 issued by the International Organization for Standardization, may include:

•	in vitro cytotoxicity;

•	in vitro blood compatibility;

•	in vitro Ames assay (mutagenic activity);

•	irritation/intracutaneous reactivity;

•	sensitization (allergenic reaction);

•	implantation (performed on devices that contact the body’s interior);

•	pyrogenicity (causing fever or inflammation);

•	systemic toxicity; and

•	in vitro chromosome aberration assay (structural chromosome changes).

We completed the biocompatibility studies required to initiate our first human trial of AC5 in Western Europe. We will perform further biocompatibility testing that we deem necessary for additional indications, classifications, jurisdictions, and/or as required by regulatory authorities.

On August 15, 2016, we announced that the AC5 Topical Hemostatic Device met its primary and secondary endpoints in our first clinical trial for safety and performance. On October 31, 2016, the Company further announced that additional analysis of the subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, indicated that AC5 had similar effects for this subgroup.

On July 25, 2017, we announced that we had made a 510(k) submission to FDA for our AC5™ Topical Gel. On December 18, 2017, we voluntarily withdrew the application after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. On October 1, 2018, we announced that we both completed the necessary steps required to file a 510(k) submission to the FDA for our AC5™ Topical Gel and filed that 510(k) submission during the third calendar quarter. As previously disclosed, these steps included developing a required study protocol and submitting it to the FDA in a pre-submission letter in the first calendar quarter, completing the pre-submission process and initiating the study in the second calendar quarter, and completing the study. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its Decision Making Panel that CE Marking be granted. This process is expected to be completed in early 2020.

Commercialization

Our commercialization plan for at least some of our product candidates could entail entering into one or more collaboration agreements or strategic partnerships. Based on our general approach and strategy of utilizing the expertise and resources of third party service providers and maintaining a relatively small internal team, we currently expect that we may pursue some degree of strategic collaborations or partnerships with third parties, which could include licensing arrangements, distribution and supply partnerships, engagement of external regulatory experts and/or marketing and sales teams, among other types of potential relationships. We presently believe that certain relationships could improve our ability to obtain regulatory approval for our product candidates and attain market acceptance for and profitable sales of those product candidates, and that our current and planned activities and milestones relating to AC5 are well-aligned with the needs of the market and potential partners and collaborators that may wish to enter or expand their presence in our target markets.

We envision the potential future customers in the marketplace for AC5 and any other hemostatic or sealant agent we may pursue will include surgeons and other doctors, government agencies such as the Department of Defense, hospital and operating room management and ambulance and other trauma specialists.

Plan of Operations

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing additional third party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs;

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

In addition to capital required for operating expenses, depending upon additional input from EU and US regulatory authorities, as well as the potential for additional regulatory filings and approvals during the next 2 years, additional capital, may be required.

The estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” in this filing. We anticipate that our operating and other expenses will continue to increase as we continue to implement our business plan and pursue and achieve these goals. After giving effect to the funds received in past equity and debt financings and assuming our use of that funding at the rate we presently anticipate, as of November 20, 2019 we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. We could spend our financial resources much faster than we expect, in which case our current funds may not be sufficient to operate our business for the entire duration of that period.

We have no commitments for any future capital. As indicated above, we will require significant additional financing to fund our planned operations, including further research and development relating to AC5, seeking regulatory approval of that or any other product we may choose to develop, commercializing any product for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or business, and maintaining our intellectual property rights, pursuing new technologies and for financing the investor relations and incremental administrative costs associated with being a public corporation. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from operations, and we will need to obtain all of our necessary funding from external sources for the foreseeable future. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

Since inception, we have funded our operations primarily through debt borrowings and the issuance of convertible debt and units consisting of Common Stock and warrants, and we may continue to seek to do so in the future. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. The terms of securities we may issue in future capital-raising transactions may be more favorable for our new investors. Further, newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If we obtain additional financing by incurring debt, we may become subject to significant limitations and restrictions on our operations pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase our liabilities and future cash commitments. We may also seek funding from additional collaboration or licensing arrangements in the future, which may require that we relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable to us. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment-banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

Industry and Competition

Arch is developing technology for surgery and trauma care applications. Planned products include, among others, barriers for both bleeding tissues and leaking fluids that create an environment permissive to normal healing. The initial focus has been on procedures and surgeries, with plans to follow with trauma applications. The initial clinical trial assessed AC5’s use in an external application, while internal human studies are intended to follow. Our intent is to provide a product set with broad utility and relatively few constraints based on bleeding, leakage, and wound type. Features of the technology highlight its potential utility in a range of settings, including traditional open procedures and the often more challenging minimally invasive surgeries.

According to a 2012 report produced by MedMarket Diligence, LLC, approximately 114 million surgical and procedure-based wounds occur annually worldwide, including 36 million from surgery in the U.S. Since the early days of modern minimally invasive surgery in the 1990s, the percent of surgeries performed minimally invasively has increased significantly such that it is now widespread and common. Minimally invasive surgery is often called laparoscopic surgery, although there are additional types. Minimally invasive surgical procedures often present the surgeon with fewer margins for potential error and less capacity to deal with certain risks, such as excessive bleeding, without converting the surgery to a traditional open procedure. We believe that the performance and safety of both minimally invasive and traditional surgeries and other procedures could benefit from newer hemostatic agents and sealants, because surgical and trauma patients are at significant risk for morbidity and mortality from bleeding and/or leaking body fluid.

Additional trends that support a demand for hemostatic and sealant products include the following:

•	overall procedure volume growth;

•	ambulatory same day surgery volume growth;

•	minimally invasive surgery procedure volume growth;

•	efforts to reduce operating room time; and

•	increased use of anticoagulants, which predispose patients to bleeding.

As a result of this demand, use of hemostatic agents and sealants is increasing. According to a 2015 MedMarket Diligence, LLC report, the market for these products achieved approximately $4.2 billion in worldwide sales in 2015 and is projected to reach $4.8 billion in 2017 and surpass $7.5 billion in 2022. Approximately three quarter of those sales are for hemostats, which are currently growing faster than sealants, as defined in the data survey. However, we believe that due to a currently poorly met need and pent up demand, the projected growth rate for sealants could become greater than that for hemostats once additional products become available.

In spite of the large size of the market for these products, many available hemostatic agents and sealants possess a combination of limitations, including slow onset of action, general unreliability, user-unfriendliness, and risk for adverse effects, such as healing problems, adhesion formation, infection and other safety concerns. Many of the deficiencies of currently available hemostatic agents and sealants are comparable to those of their earlier-generation counterparts, as revolutionary advances in underlying technologies have been elusive.

In the course of developing AC5, we engaged commercial strategy and marketing consultants and communicated directly with care providers to understand the needs of potential customers and to assess product feature preferences. As we expected, better efficacy and reliability were identified as product features important to those customers, and we discovered that other product features are important to achieving broad market acceptance. Surgeons, operating room managers, sales representatives for currently available hemostatic products, and hospital decision-makers identified a number of desirable characteristics for a hemostatic agent, which we carefully consider while developing AC5. These features include that a product is:

•	laparoscopic friendly;

•	easily handled and applied;

•	able to promote a clear field of vision and not obstruct view;

•	non-viscous and flowable;

•	non-sticky (to tissue or equipment);

•	able to permit normal healing;

•	indifferent to status of coagulation cascade or “blood thinning” drugs;

•	non-toxic; and

•	not sourced from human or other animal blood or tissue components.

We anticipate that AC5 will meet these particular market demands, and we anticipate its eventual use in minimally invasive or laparoscopic surgery as well as open surgical procedures. While open procedures represents the more established market for hemostatic agents, the number of surgeries performed by minimally invasive techniques, including laparoscopic surgery, has been growing over the past two decades and is significant. Less invasive laparoscopic procedures tend to result in shorter recovery times, faster discharges, less scarring, less pain and less need for pain medications. Many of the hemostasis products currently available do not possess certain features and handling characteristics that are ideal for use in a laparoscopic setting. For instance, many available products are difficult to use laparoscopically because they tend to be sticky, powdery, fabric-based or are otherwise difficult to control and/or insert into the small tubes used during many laparoscopic procedures. We believe that the novel features and differentiating characteristics of AC5 will make it more suitable for laparoscopic surgeries than many or most presently available alternatives.

Further, available data indicates that there may be increased pressure to perform more complex surgeries at reduced costs, including conducting operations in less expensive outpatient settings. Although accurate current statistics are difficult to obtain, a National Health Statistics Report from 2006 and updated in 2009 indicates that outpatient surgery volume was increasing by approximately 5% annually, and a 2009 report covering U.S. surgical procedures suggests that inpatient surgery volume was declining 1% per year. We believe that a motivating factor of this trend may be the increased costs associated with hospital inpatient procedures performed in operating rooms, which, according to MedMarket Diligence, have been estimated to cost between $2,000 and $10,000 per hour. These costs likely motivate increased operating room throughput and increased volume of procedures performed in outpatient settings. Both of those trends highlight the need for highly effective hemostatic agents and sealants that can decrease operating room time for inpatient procedures and help to increase the safety of performing more types of procedures in less expensive outpatient settings.

Participants in the hemostatic and sealant market currently include large companies, such as Johnson & Johnson and its affiliated companies, C. R. Bard, Inc., Baxter International Inc., as well as various smaller companies. Certain companies in other sectors, such as pharmaceuticals, wound care, and orthopedics, among others, are also interested in these markets.

Commercially available products in the hemostasis field with which we would expect AC5 to compete if it obtains required regulatory approvals can cost between $50 and $500 per procedure, with the higher value added products generally priced at the upper end of that range. Production costs of many of those products are significant, as they may require biotechnology or plasma separation technologies to manufacture, and they may require ingredients or other materials that are expensive to obtain. We believe that, assuming receipt of required regulatory approvals, AC5 will be well positioned to compete against currently available products as a result of its broad applicability in various types of surgical settings and its features that address drawbacks seen in many available hemostatic agents. Furthermore, our planned use of a manufacturing method that we expect will be cost-effective compared to methods used to manufacture many currently available hemostatic products could enable any future sales to be made at competitive price points within the market range.

Potential Disadvantages of AC5 Compared to the Competition

Some potential disadvantages of AC5 compared to the hemostatic agents currently on the market with which we would expect AC5 to compete if it obtains required regulatory approvals are as follows:

•	The favorable handling characteristics of AC5 are the result of its non-sticky and non-glue-like nature. However, if a surgeon or healthcare provider requires a product to adhere tissues together, or provide similar glue-like action, then AC5 in its current form would not achieve that effect.

•	While we project that AC5 will be relatively economical to manufacture at scale, it may not be able to compete from a price perspective with inexpensive means to stop bleeding, such as application of pressure or use of bandages or other inexpensive hemostatic agents.

Research and Development Expenditures

Our research and development expenses to date have primarily included labor and third party consulting costs to develop our core technology and AC5. Research and development expense during the year ended September 30, 2019 was $2,396,838, a decrease of $487,407 compared to $2,884,245 for the year ended September 30, 2018. We expect our research and development activities and expenses to increase significantly as we execute on our business plan and commence additional clinical trials.

Regulation by the FDA and Similar Foreign Agencies

Our research, development and clinical programs, as well as our manufacturing and marketing operations that may be performed by us or third party service providers on our behalf, are subject to extensive regulation in the U.S. and other countries. Most notably, we believe that AC5 will be subject to regulation as a medical device under the U.S. Food Drug and Cosmetic Act (the “FDCA”) as implemented and enforced by the FDA and equivalent regulations enforced by foreign agencies in any other countries in which we desire to pursue commercialization. The FDA and its foreign counterparts generally govern the following activities that we do or will perform or that will be performed on our behalf, as well as potentially additional activities, to ensure that products we may manufacture, promote and distribute domestically or export internationally are safe and effective for their intended uses:

•	product design, preclinical and clinical development and manufacture;

•	product premarket clearance and approval;

•	product safety, testing, labeling and storage;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions and repair or recall of products.

The Company was recently informed that the Notified Body review team has completed its review of Arch’s technical documentation and has recommended to its Decision Making Panel that CE Marking be granted. Because definitive timelines have not yet been provided, considering the backlog that European Notified Bodies have been experiencing, we now expect this CE Mark process to be completed in early 2020.

The Company is harmonizing its US and European product supply chains by adding a supplier and a manufacturing process, each of which are listed in the technical documentation under review in Europe, to the list of approved suppliers and processes for the production of the AC5 Topical Gel that it intends to sell in the United States. The Company has filed documentation with the FDA related to these the supply chain changes and will not use the new supplier and manufacturing processes or distribute product in the US until the FDA provides its approval. We can provide no assurance that the FDA will not require additional information or data, or that the changes or resulting product will prove acceptable to us or to the FDA. Because the regulatory interactions are taking longer than anticipated, the Company now expects that it will be authorized by the FDA to deliver initial AC5 Topical Gel inventory to physicians in the US in early 2020.

Pre-Marketing Regulation by the U.S. FDA

Medical Device Classification

As described previously, we expect that AC5 currently is classified as a medical device because its primary desired activity does not depend on metabolic or chemical activity in a body. The FDA classifies medical devices into one of the following three classes on the basis of the amount of risk associated with the medical device and the controls deemed necessary to reasonably ensure their safety and effectiveness:

•	Class I, requiring general controls, including labeling, device listing, reporting and, for some products, adherence to good manufacturing practices through the FDA’s quality system regulations and pre-market notification;

•	Class II, requiring general controls and special controls, which may include performance standards and post-market surveillance; or

•	Class III, requiring general controls and approval of a premarket approval application (“PMA”), which may include post-market approval conditions and post-market surveillance.

Class III devices are those that are deemed by the FDA to pose the greatest risks, such as life-sustaining, life-supporting or implantable devices, or that have a new intended use or use advanced technology that is not substantially equivalent to that of a legally marketed device. As a result of the intended use of AC5 and the novel technology on which is it based, we further anticipate that AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application.

US Regulatory Approval Process

Products that are regulated as medical devices and that require review by the FDA are subject to either a premarket notification, also known as a 510(k), which must be submitted to the FDA for clearance, or a PMA application, which the FDA must approve prior to marketing in the U.S. The FDA ultimately determines the appropriate regulatory path.

We believe that the products we are currently pursuing for internal use will require a PMA approval prior to commercialization. However, we believe that we may commercialize an initial product for external use after clearance through the 510(k) process. To obtain 510(k) marketing clearance for a medical device, an applicant must submit a premarket notification to the FDA demonstrating that the device is "substantially equivalent" to a predicate device or devices, which is typically a legally marketed Class II device in the United States. A device is substantially equivalent to a predicate device if it has the same intended use and (i) the same technological characteristics, or (ii) has different technological characteristics and the information submitted demonstrates that the device is as safe and effective as a legally marketed device and does not raise different questions of safety or effectiveness. In some cases, the submission must include data from human clinical studies. Marketing may commence when the FDA issues a clearance letter finding substantial equivalence.

On July 25, 2017, we announced that we had made a 510(k) submission to FDA for our AC5™ Topical Gel. On December 18, 2017, we voluntarily withdrew the application after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. On October 1, 2018, we announced that we both completed the necessary steps required to file a 510(k) submission to the FDA for our AC5™ Topical Gel and filed that 510(k) submission during the third calendar quarter of 2018. As previously disclosed, these steps included developing a required study protocol and submitting it to the FDA in a pre-submission letter in the first calendar quarter of 2018, completing the pre-submission process and initiating the study in the second calendar quarter of 2018, and completing the study. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

In addition to our 510(k) notification, we filed our first CE Mark application in Europe in November 2018. The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its Decision Making Panel that CE Marking be granted. This process is expected to be completed in early 2020. We currently anticipate seeking regulatory approval for expanded indications, and to pursue internal use commercial opportunities for other AC5-related products through the premarket authorization process.

PMA must be submitted to the FDA if a device cannot be cleared through another approval process or is not otherwise exempt from the FDA’s premarket clearance requirements. A PMA is required for most Class III medical devices. A PMA must generally be supported by extensive data, including without limitation technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use. During the review period, the FDA will typically request additional information or clarification of the information previously provided. Also, experts from outside the FDA may be convened to review and evaluate the PMA and provide recommendations to the FDA as to the approvability of the device, although the FDA may or may not accept any such recommendations. In addition, the FDA will generally conduct a pre-approval inspection of the manufacturing facility or facilities involved with producing the device to ensure compliance with the cGMP regulations. Upon approval of a PMA, the FDA may require that certain conditions of approval, such as conducting a post-market approval clinical trial, be met.

The PMA approval process can be lengthy and expensive and requires an applicant to demonstrate the safety and efficacy of the device based, in part, on data obtained from clinical trials. The PMA process is estimated to take from one to three years or longer, from the time the PMA application is submitted to the FDA until an approval is obtained.

Further, if post-approval modifications are made, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling or design, then new PMAs or PMA supplements would be required. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is typically limited to information needed to support the changes from the device covered by the original PMA and accordingly may not require as extensive clinical and other data.

We have not submitted to the FDA a PMA or commenced the required clinical trials for an internal use product. We have not submitted a premarket notification. Even if we conduct successful preclinical and clinical studies and submit a PMA for an approval or premarket application for clearance, the FDA may not permit commercialization of AC5 for the desired internal use indications, on a timely basis, or at all. Our inability to achieve regulatory approval for AC5 in the U.S. for an internal use product, a large market for hemostatic products, would materially adversely affect our ability to grow our business.

Clinical Trials

Obtaining PMA approval requires the completion of human clinical trials that produce successful results demonstrating the safety and efficacy of the product. Clinical trials for a Class III medical device typically may require an application for an investigational device exemption (“IDE”), which would need to be approved in advance by the FDA for a specified number of patients and study sites. Human clinical trials are subject to extensive monitoring, recordkeeping and reporting requirements, and must be conducted under the oversight of an institutional review board (“IRB”) for the relevant clinical trial sites and comply with applicable FDA regulations, including those relating to good clinical practices (“GCP”).

In order to complete a clinical trial, we are required to enroll a sufficient number of patients to conduct the trial after obtaining each patient’s informed consent in a form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. Many factors could lead to delays or inefficiencies in conducting clinical trials, some of which are discussed under the heading “RISK FACTORS” in this Annual Report on Form 10-K. Further, we, the FDA or the IRB could suspend a clinical trial at any time for various reasons, including a belief that the risks to the subjects of the trial outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA clearance or approval to market the product in the U.S.

On December 16, 2015, we announced that we had received clearance from a regulatory authority in Western Europe to initiate a human clinical trial to assess the safety and performance of AC5 in humans. The initial patient was treated in the first quarter of 2016 and on June 6, 2016, we announced we had completed patient enrollment in this study. On August 15, 2016, we announced that the AC5 Topical Hemostatic Device met its primary and secondary endpoints in our first clinical trial. On October 31, 2016, the Company announced that additional analysis of the subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, indicated that AC5 had similar effects for this patient population.

Pre-Marketing Regulation in the EU

Medical Device Classification

Similar to the U.S., the EU recognizes different classes of medical devices. The EU recognizes Class I, Class IIa, Class IIb or Class III medical devices, with the classification determination depending on the amount of potential risk to the patient associated with use of the medical device. Classification involves rules found in the EU’s Medical Device Directive. Key questions of relevance include the degree of the device’s contact with the patient, invasiveness, active nature, and indications for use. The medical device classes recognized in the EU are as follows:

•	Class I, which are considered low risk devices, such as wheelchairs and stethoscopes, and require pre-market notification prior to placing the devices onto the EU market;

•	Class IIa, which are considered low-medium risk devices and require certification by a Notified Body;

•	Class IIb, which are considered medium-high risk devices and require certification by a Notified Body; and

•	Class III, which are considered high-risk devices and require certification by a Notified Body.

In February of 2015, we announced that BSI confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. We anticipate that AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application.

CE Mark Approval Process

Approval Process

The EU has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling, and adverse event reporting for medical devices. Recently, the EU has revised its rules and regulations and have implemented increasingly stringent requirements. In addition, each EU member state has implemented legislation applying these directives and standards at a national level. Many countries outside of the EU have also voluntarily adopted laws and regulations that mirror those of the EU with respect to medical devices, potentially increasing the time and cost necessary to potentially achieve an approval.

Under applicable EU medical device directives, a CE mark is a symbol placed on a product that declares that the product is compliant with the essential requirements of applicable EU health, safety and environmental protection legislation. In order to receive a CE mark for a product candidate, the company producing the product candidate must select a country in which to apply. Each country in the EU has one competent authority (“CA”) that implements the national regulations by interpreting the EU directives. CAs also designate and regulate Notified Bodies. An assessment by a Notified Body in the selected country within the EU is required in order to commercially distribute the device. In addition, compliance with ISO 13485 issued by the International Organization for Standardization, among other standards, establishes the presumption of conformity with the essential requirements for CE marking. Certification to the ISO 13485 standard demonstrates the presence of a quality management system that can be used by a manufacturer for design and development, production, installation and servicing of medical devices and the design, development and provision of related services.

Devices that comply with the requirements of the laws of the selected member state applying the applicable EU directive are entitled to bear a CE mark and can be distributed throughout the member states of the EU, as well as in other countries that have mutual recognition agreements with the EU or have adopted the EU’s regulatory standards.

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its Decision Making Panel that CE Marking be granted. This process is expected to be completed in early 2020.

Clinical Trials

As with U.S. Class III and certain Class II medical device approvals, EU Class III and certain Class II medical device approvals require the successful completion of human clinical trials. However, there are several key differences between the jurisdictions with respect to the approvals and processes. Obtaining a CE mark is not equivalent to obtaining FDA clearance or approval, in that a CE mark confirms the safety, but not the effectiveness, of a product. Furthermore, a CE mark affixed to a product serves as a declaration by the responsible party that the product conforms to applicable provisions and that relevant conformity assessment procedures have been completed with respect to the product. Accordingly, we anticipate that the required EU clinical trial(s) for AC5 will be smaller, faster, and less expensive than what we expect would be required for AC5 to obtain equivalent approvals in the U.S.

Post-Approval Regulation

After a medical device obtains approval from the applicable regulatory agency and is launched in the market, numerous post-approval regulatory requirements would apply. Many of those requirements are similar in the U.S. and in member states of the EU, and include:

•	product listing and establishment registration;

•	requirements that manufacturers, including third-party manufacturers, follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling and other advertising regulations, including prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

•	approval of product modifications that affect the safety or effectiveness of any of our devices that may achieve approval;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply, when necessary, to protect the public health or to provide additional safety and effectiveness data for the device;

•	the recall authority of the applicable government agency and regulations pertaining to voluntary recalls; and

•	reporting requirements, including reports of incidents in which a product may have caused or contributed to a death or serious injury or in which a product malfunctioned, and notices of corrections or removals.

Failure by us or by our third-party manufacturers and other suppliers to comply with applicable regulatory requirements could result in enforcement action by various regulatory authorities, which may result in monetary fines, the imposition of operating restrictions, product recalls, criminal prosecution or other sanctions.

Regulation by Other Foreign Agencies

International sales of medical devices outside the EU may be subject to government regulations in each country in which the device is marketed and sold, which vary substantially from country to country. The time required to obtain approval by a non-EU foreign country may be longer or shorter than that required for FDA or CE mark clearance or approval, and the requirements may substantially differ.

Other Governmental Regulations and Environmental Matters

We are or may become subject to various laws and regulations regarding laboratory practices and the use of animals in testing, as well as environmental laws and regulations governing, among other things, any use and disposal by us of hazardous or potentially hazardous substances in connection with our research. At this time, costs attributable to environmental compliance are not material. In each of these areas, applicable U.S. and foreign government agencies have broad regulatory and enforcement powers, including, among other things, the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products, and withdraw approvals, any one or more of which could have a material adverse effect on our business. Additionally, if we are able to successfully obtain approvals for and commercialize our product candidates, then the Company and our products may become subject to various federal, state and local laws targeting fraud, abuse, privacy and security in the healthcare industry.

Intellectual Property

We are focused on the development of self-assembling compositions, particularly self-assembling peptide compositions, and methods of making and using such compositions primarily in healthcare applications. Suitable applications of these compositions include limiting or preventing the movement of bodily fluids and contaminants within or on the human body, preventing adhesions, treatment of leaky or damaged tight junctions, and reinforcement of weak or damaged vessels, such as aneurysms. Our strategy to date has been to develop an intellectual property portfolio in high-value jurisdictions that tend to uphold intellectual property rights.

As of October 29, 2019, we either own or license from others a number of U.S. patents, U.S. patent applications, foreign patents and foreign patent applications.

Five patent portfolios assigned to Arch Biosurgery, Inc. include a total of 34 patents and pending applications in a total of nine jurisdictions, including eleven patents and pending applications in the US. These portfolios cover self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof, including six issued US patents (US 9,415,084; US 9,162,005; US 9,789,157; US 9,821,022; US 9,339,476 and US 10,314,886) that expire between 2026 and 2034 (absent patent term extension), as well as thirteen patents that have been either allowed, issued or granted in foreign jurisdictions.

We have also entered into a license agreement with Massachusetts Institute of Technology and Versitech Limited (“MIT”) pursuant to which we have been granted exclusive rights under two portfolios of patents and non-exclusive rights under another three portfolios of patents.

The two portfolios exclusively licensed from MIT include a total of 22 patents and pending applications drawn to self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof in a total of nine jurisdictions. The portfolios include five issued US patents (US 9,511,113; US 9,084,837; US 10,137,166; US 9,327,010; and US 9,364,513) that expire between 2026 and 2027 (absent patent term extension), as well as fourteen patents that have been either allowed, issued or granted in foreign jurisdictions.

The three portfolios non-exclusively licensed from MIT include a number of US and foreign applications, including four issued US patents (US 7,449,180; US 7,846,891; US 7,713,923; and US 8,901,084) that expire between 2021 and 2024 (absent patent term extension), as well as four patents that have been either allowed, issued or granted in foreign jurisdictions.

Our license agreement with MIT imposes certain diligence, capital raising, and other obligations on us, including obligations to raise certain amounts of capital by specific dates. Additionally, we are responsible for all patent prosecution and maintenance fees under that agreement. Our breach of any material terms of our license agreement with MIT could permit the counterparty to terminate the agreement, which could result in our loss of some or all of our rights to use certain intellectual property that is material to our business and our lead product candidate. Our loss of any of the rights granted to us under our license agreement with MIT could materially harm our product development efforts and could cause our business to fail.

We have pending trademark applications for AC5 Surgical Hemostatic Device™, AC5 Surgical Hemostat™, AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™.

Employees

We presently have eight full-time employees and make extensive use of third party contractors, consultants, and advisors to perform many of our present activities. We expect to increase the number of our employees as we increase our operations.

Properties

We do not own any real property. In April 2015, we moved our corporate offices to a property in Framingham, Massachusetts. In July 2017, we entered into a three year operating lease commencing October 1, 2017 and ending on September 30, 2020 at our current location.

Legal Proceedings

In the ordinary course of business, we may become a party to legal proceedings involving various matters. We are unaware of any such legal proceedings presently pending to which we or our subsidiary is a party or of which any of our property is the subject that management deems to be, individually or in the aggregate, material to our financial condition or results of operations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our current directors and executive officers:

Name	Position	Age	Director/Officer Since
Dr. Terrence W. Norchi	President, Chief Executive Officer and Chairman of the Board of Directors	54	April 2013
James R. Sulat	Director	69	August 2015
Punit Dhillon	Director	39	July 2018
Richard E. Davis	Chief Financial Officer	61	July 2014

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Dr. Terrence W. Norchi. Terrence W. Norchi, MD, our co-founder, serves as our President and Chief Executive Officer, and Chairman of the Board. Dr. Norchi also served as our Interim Chief Financial Officer through June 26, 2013. Dr. Norchi has served in similar positions since co-founding ABS, our predecessor company in 2006. Prior to ABS, Dr. Norchi was a portfolio manager of one of the world’s largest healthcare mutual funds and a pharmaceutical analyst at Putnam Investments from April 2002 to September 2004. Prior to that, he served as the senior global biotech and international pharmaceutical equity analyst at Citigroup Asset Management, and as a sell-side analyst covering non-U.S. pharmaceutical equities at Sanford C. Bernstein in New York City. Dr. Norchi earned an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management in 1996. Dr. Norchi earned an M.D. degree in 1990 from Northeast Ohio Medical University and completed his internal medicine residency in 1994 at Baystate Medical Center, Tufts University School of Medicine, where he was selected to serve as the Chief Medical Resident. Dr. Norchi brings to our Board of Directors and management team invaluable experience and knowledge of our core technology and proposed product candidates as a result of his first-hand experience with the development of that technology, having ushered it from the research laboratory to its current stage of development. His investing experience as a former public company analyst and a portfolio manager provides further insights and value as the company advances toward commercialization. Dr. Norchi serves on the Board of Overseers of the Boston Museum of Science.

James R. Sulat. Mr. Sulat joined our Board of Directors in August 2015. Mr. Sulat has served as a member of the Supervisory Board for Valneva SE, a European biotech companies focusing on vaccines, since 2005. In addition, Mr. Sulat has served as a member of the Board of Directors for AMAG Pharmaceuticals, Inc., a pharmaceutical company focused on the development and commercialization of specialty pharmaceutical products, since 2014. Previously, Mr. Sulat served as the Chief Executive Officer and Chief Financial Officer for Maxygen, Inc., from 2009 to 2013. Mr. Sulat also served as a member of the Board of Directors for Maxygen, Inc., from 2003 to 2013. Prior to that, Mr. Sulat served as the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors for Memory Pharmaceuticals Corp., from 2005 to 2008. Mr. Sulat previously served in senior executive roles for R.R. Donnelley & Sons, Co., Chiron Corporation, Stanford Health Services, Inc., and Esprit de Corp, Inc. Mr. Sulat also previously served as a member of the Board of Directors for Momenta Pharmaceuticals, Inc., Tolero Pharmaceuticals, Inc., Diadexus, Inc., Codexis, Inc., Ariat International, Inc., General Surgical Innovations, Inc., and Vans, Inc. Mr. Sulat received a B.S. in Administrative Sciences from Yale University, and an M.B.A. and an M.S. in Health Services Administration from Stanford University.

Punit Dhillon. Mr. Dhillon joined our Board of Directors in July 2018. Mr. Dhillon brings over 15 years of global industry experience to Arch's Board with a wealth of knowledge and experience operationally in medical devices, advancing programs from scientific research through clinical development, regulatory approval, and into healthcare systems globally. Mr. Dhillon's business and management experience includes corporate finance, integration, intellectual property licensing, strategy implementation, mergers and acquisitions and collaborations with academic and other institutions. Strategic partnerships established by Mr. Dhillon include early and late stage deals with Merck and Pfizer. Mr. Dhillon co-founded OncoSec, a biotechnology company pioneering new technologies to stimulate the body's immune system to target and attack cancer. Mr. Dhillon is currently a member of the board of directors of OncoSec. Prior to that, Mr. Dhillon served as Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation), a DNA vaccine development company, from September 2003 until March 2011. Mr. Dhillon is also currently a director for Emerald Health Sciences, Inc. and Audit Committee Chair of Emerald Health Therapeutics, Inc. (TSXV: EMH) and Nemus Bioscience, Inc. (OTCQB: NMUS). Mr. Dhillon was recognized as one of the "Top 100 CEOs" by PharmaVoice in 2013, as "Most Admired CEO" by The San Diego Business Journal in 2016, and as a finalist for Ernst & Young's Annual "Entrepreneur of the Year." Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Richard E. Davis. Mr. Davis brings a proven and successful record of more than 25 years of progressive and diversified business, financial and operational leadership within both publicly traded and privately held, domestic and multinational companies. From July 2001 through July 2014, he has been an advisor to small and mid-size companies assisting them in their strategizing, accounting, financial reporting, and investor and banking needs. From February 2001 until June 2011, he was President, Chief Operating Officer and Chief Financial Officer at NMT Medical, Inc., a NASDAQ-traded medical device company. Mr. Davis also served on its Board of Directors. In this role he developed and executed strategic and operational plans that resulted in revenue growth of 35 percent, 13 consecutive quarters of profitability, increased stock price and analyst coverage from five major investment firms; directed the stabilization of a French subsidiary and led successful efforts in raising $6 million from institutional investors to fund ongoing FDA-approved clinical trials. Prior to that, he was Vice President and Chief Financial Officer at Q-Peak, Inc., where he oversaw all financial and administrative functions. Earlier, he worked in a variety of senior level positions at the Coleman Company, The TJX Companies, Inc. and Wang Laboratories. He holds a Master of Business Administration degree with a Finance concentration from Babson College and a Bachelor of Business Administration degree from the University of Massachusetts Amherst.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until the earlier of their death, resignation or removal.

Family Relationships

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon (“Mr. Dhillon”), the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Avtar Dhillon (“Dr. Dhillon”), who was the former chairman of the board of directors of the Company, and is a member of the board of directors of OncoSec and Emerald Health Sciences, Inc., both of which are companies for which Dr. Dhillon is the chairman of the board. Dr. Dhillon is also currently serving as an advisor to the Company.

Involvement in Certain Legal Proceedings

No director, executive officer or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Audit Committee

Our Board of Directors has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors presently acts as the audit committee within the meaning of that section and will continue to do so upon the appointment of any new directors until such time as a separate standing audit committee has been established. Our Board of Directors has determined that Mr. Sulat is an “audit committee financial expert” as defined by applicable SEC rules.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended September 30, 2019 and September 30, 2018 for (i) our principal executive officer; (ii) our two next most highly compensated executive officers whose total compensation exceeded $100,000 during our last completed fiscal year; and (iii) certain of our other executive officers, whose compensation is voluntarily provided.

Summary Compensation Table

Name	Fiscal Year	Salary ($)	Bonus $	Stock Awards ($) (1)	Option Awards ($) (2)	All other Compensation ($)	Total ($)
Dr. Terrence W. Norchi	2019	429,250	—	—	—	—	429,250
President and Chief Executive Officer	2018	425,000	127,500	153,000	123,984	—	829,484

Richard E. Davis	2019	328,333	—	—	—	—	328,333
Chief Financial Officer	2018	325,000	81,250	116,875	94,710	—	617,835

(1)	Represents the aggregate grant date fair values of restricted stock awards granted during the fiscal year ended September 30, 2018.

(2)	Represents the aggregate grant date fair values of awards granted during the fiscal years ended September 30, 2018 under ASC Topic 718, which is calculated as of the grant date using a Black-Scholes option-pricing model. Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by our executive officers. For information on the valuation assumptions with respect to option grants made during the fiscal years ended September 30, 2019 and 2018, refer to Note 11 “Stock-Based Compensation” in our consolidated financial statements included in this filing.

Employment Agreements with Named Executive Officers

Terrence W. Norchi

On June 25, 2013, we entered into an executive employment agreement with Dr. Terrence W. Norchi, our President and Chief Executive Officer and a member of our Board of Directors, which became effective as of June 26, 2013. Dr. Norchi’s employment agreement continues until terminated by Dr. Norchi, or us and provided for an initial annual base salary of $275,000, and eligibility to receive an annual cash bonus in an amount up to 30% of Dr. Norchi’s then-current annual base salary. In addition, Dr. Norchi’s employment agreement provides that his annual base salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. Annual bonuses are awarded at the sole discretion of our Board of Directors. If Dr. Norchi’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement)), or by Dr. Norchi for “Good Reason” (as defined in his employment agreement), then Dr. Norchi, upon signing a release in favor of the Company, will be entitled to severance in an amount equal to 12 months of Dr. Norchi’s then-current annual base salary, payable in the form of salary continuation, plus, if Dr. Norchi elects and subject to certain other conditions, payment of Dr. Norchi’s premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Dr. Norchi becomes covered under another employer’s health plan. In addition, Dr. Norchi’s employment agreement provides that, in the event of a change of control of the Company, termination by Dr. Norchi for Good Reason, termination by the Company for any reason other than For Cause, or termination as a result of Dr. Norchi’s death, all unvested shares under outstanding equity grants to Dr. Norchi, if any, shall automatically accelerate and become fully vested. On March 13, 2014, Mr. Norchi’s employment agreement was amended to increase his annual base salary to $325,000, retroactively effective as of February 1, 2014, and increase his cash bonus eligibility from 30% of his annual base salary to 35% of his annual base salary. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $425,000 effective July 1, 2017. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $450,500 effective August 1, 2019.

Dr. Norchi’s employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, (iii) commission by the executive of a material breach of the employment agreement which is not cured within 20 days after the executive receives written notice of such breach, (iv) willful refusal by the executive to implement or follow a lawful policy or directive of the Company, which breach is not cured by the executive within 20 days after receiving written notice from the Company, (v) or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); and (b) “Good Reason” is, without the executive’s written consent, (1) a material reduction in executive’s annual base salary, except for reductions that are comparable to reductions generally applicable to similarly-situated executives of the Company, (2) the relocation of executive to a facility or location that is more than 50 miles from his primary place of employment and such relocation results in an increase in executive’s one-way driving distance by more than 50 miles, or (3) a material and adverse change in executive’s authority, duties, or responsibilities with the Company or a material and adverse change in executive’s reporting relationship within the Company.

In connection with our entry into the executive employment agreement with Dr. Norchi, effective on June 26, 2013, Dr. Norchi’s former employment agreement with ABS was terminated pursuant to a termination agreement and release between Dr. Norchi and ABS.

Richard E. Davis

On July 7, 2014, we entered into an executive employment agreement with Mr. Davis, our Chief Financial Officer and Treasurer. The agreement continues until terminated by us or by Mr. Davis. Pursuant to the terms of the agreement, Mr. Davis is entitled to an initial annual base salary of $200,000 and is eligible to receive an annual cash bonus in an amount of up to 25% of Mr. Davis’ then-current annual base salary. Annual bonuses are awarded at the sole discretion of our Board of Directors. In addition, Mr. Davis’ employment agreement provides that his annual base salary will be reviewed by the Board of Directors (or any committee thereof), with such input as it may request from the Company’s Chief Executive Officer, from time to time but at least on an annual basis, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. If Mr. Davis’ employment is terminated by us at any time after August 7, 2014 (unless such termination is “For Cause” (as defined in his employment agreement)), or by Mr. Davis for “Good Reason” (as defined in his employment agreement), then Mr. Davis, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six months of Mr. Davis’ then-current annual base salary, payable in the form of salary continuation, plus, if Mr. Davis elects and subject to certain other conditions, payment of Mr. Davis’ premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Mr. Davis becomes covered under another employer’s health plan. In addition, Mr. Davis’ employment agreement provides that, in the event of a change of control of the Company or his employment is terminated by the Company for any reason other than For Cause, all unvested shares under outstanding equity grants to Mr. Davis, if any, shall automatically accelerate and become fully vested. On July 27, 2015, Mr. Davis’s employment agreement was amended to increase his annual base salary by $50,000 to $250,000, retroactively effective as of July 1, 2015. In connection with the Board of Directors’ annual review of Mr. Davis’ base salary, Mr. Davis’ annual base salary was increased to $325,000 effective July 1, 2017. In connection with the Board of Directors’ annual review of Mr. Davis’ base salary, Mr. Davis’ annual base salary was increased to $345,000 effective August 1, 2019.

The agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, (iii) commission by the executive of a material breach of the employment agreement which is not cured within 20 days after the executive receives written notice of such breach, (iv) willful refusal by the executive to implement or follow a lawful policy or directive of the Company, which breach is not cured by the executive within 20 days after receiving written notice from the Company, (v) or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (b) “Good Reason” is, without the executive’s written consent, (1) a reduction in the executive’s annual base salary comparable to reductions generally applicable to similarly-situated executives of the Company if such reduction occurs during the first 365 days of employment and is greater than 15%, (2) a relocation of the executive to a facility or location that is more than 50 miles from his primary place of employment and results in an increase in one-way driving distance by more than 50 miles (provided that any such relocation shall not constitute Good Reason if the executive is permitted to perform his duties remotely from or near his home for two weeks per month), or (3) a material and adverse change in the executive’s authority, duties, or responsibilities with the Company or reporting relationship within the Company.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the aggregate number of option and stock awards held by our named executive officers at September 30, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dr. Terrence W. Norchi	500,000	-	(1)	0.35	03/22/2024
	400,000	-	(2)	0.19	01/21/2025
	355,000	-	(3)	0.28	08/17/2025
	1,250,000	-	(4)	0.39	05/02/2026
	582,301	67,699	(5)	0.65	02/02/2027
	195,000	165,000	(6)	0.425	07/18/2028
						360,000	(7)	151,200

Richard E. Davis	500,000	-	(8)	0.22	07/06/2024
	500,000	-	(9)	0.19	01/21/2025
	175,000	-	(10)	0.28	08/17/2025
	150,000	-	(11)	0.39	05/02/2026
	447,927	52,073	(12)	0.65	02/02/2027
	148,958	126,042	(13)	0.425	07/18/2028
						275,000	(14)	115,500

(1)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of March 23, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing April 23, 2015.

(2)	Represents an option to purchase 400,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2016.

(3)	Represents an option to purchase 355,000 shares of Common Stock with a grant date of August 1, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(4)	Represents an option to purchase 1,250,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(5)	Represents an option to purchase 650,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant

(6)	Represents an option to purchase 360,000 shares of Common Stock with a grant date of July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing August 19, 2018.

(7)	Represents a stock award to receive 360,000 shares of Common Stock granted on July 19, 2018. 100% of the stock award becomes vested on July 19, 2020.

(8)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of July 7, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(9)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2015.

(10)	Represents an option to purchase 175,000 shares of Common Stock with a grant date of August 18, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(11)	Represents an option to purchase 150,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(12)	Represents an option to purchase 500,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(13)	Represents an option to purchase 275,000 shares of Common Stock granted on July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(14)	Represents a stock award to receive 275,000 shares of Common Stock granted on July 19, 2018. 100% of the stock award becomes vested on July 19, 2020.

Compensation of Directors

On March 23, 2014, our Board of Directors adopted a director compensation policy for non-employee directors. That policy provides that effective the first calendar quarter of 2014, the person serving as the Chairman of our Board of Directors receives an aggregate annual cash fee of $190,000 for that chairperson role, and all other non-employee directors receive an annual cash fee of $50,000. Prior to the adoption of the revised director compensation policy, the person serving as the Chairman of our Board of Directors received an aggregate annual cash fee of $110,000 for that chairperson role, and all other non-employee directors received an annual cash fee of $35,000.

The following table summarizes all compensation paid to our non-employee directors during the fiscal year ended September 30, 2019:

Director Compensation Table

	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	All other Compensation ($)	Total ($)
James R. Sulat (1)	50,000	—	—	—	50,000

Punit Dhillon (2)	50,000	—	—	—	50,000

(1)	Mr. Sulat was appointed as a member of the Board on August 19, 2015. The aggregate number of shares of Common Stock underlying option awards and stock awards outstanding as of September 30, 2019 held by Mr. Sulat was 640,000 and 340,000, respectively. [NOTE: Excludes 30,000 shares issued upon exercise of option granted 06.18.13]

(2)	Mr. Dhillon was appointed as a member of the Board on July 19, 2018. The aggregate number of shares of Common Stock underlying option awards outstanding as of September 30, 2019 held by Mr. Dhillon was 200,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During fiscal years 2019 and 2018, other than with respect to matters relating to the Company’s compensation arrangements with its executive officers, there were no transactions between the Company or any of its subsidiaries and any “Related Person” (as that term is defined in Item 404 of Regulation S-K) that would be required to be reported pursuant to Item 404 of Regulation S-K other than the following:

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon (“Mr. Dhillon”), the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Avtar Dhillon (“Dr. Dhillon”), who was the former chairman of the board of directors of the Company, and is a member of the board of directors of OncoSec and Emerald Health Sciences, Inc., both of which are companies for which Dr. Dhillon is the chairman of the board. Dr. Dhillon is also currently serving as an advisor to the Company.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, at this time we have determined to rely on our full Board of Directors to review related party transactions and identify and prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, employee or stockholder and the affiliations of such person’s immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. The procedures described above have been approved by resolutions adopted by our Board of Directors.

Director Independence

Our Board of Directors has determined that Mr. James R. Sulat and Mr. Punit Dhillon would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, although we have not established separately designated audit, nominating or compensation board committees, Mr. Sulat and Mr. Dhillon would qualify as “independent” under Nasdaq Listing Rules applicable to all such board committees. Dr. Terrence W. Norchi would not qualify as “independent” under Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our President and Chief Executive Officer.

Subject to some exceptions, Nasdaq Listing Rule 5605(a)(2) provides that an independent director is a person other than an executive officer or other employee of the Company or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under Nasdaq Listing Rule 5605(a)(2) and subject to certain exceptions, a director will not be deemed to be independent if (a) the director is, or at any time during the past three years was, an employee of ours; (b) the director or a member of the director’s immediate family or a person living with such director (collectively, a “Related Party”) has received more than $120,000 in compensation from us during any twelve-month period within the preceding three years, other than compensation for service as a director or as a non-executive employee (in the case of Related Party), benefits under a tax-qualified retirement plan or non-discretionary compensation; (c) a Related Party is, or in the past three years has been, an executive officer of ours; (d) the director or a Related Party is an executive officer, partner or controlling shareholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs); (e) the director or a Related Party is employed as an executive officer of another company where at any time during the preceding three years one of our executive officers served on the compensation committee of such company; and (f) the director or a Related Party is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Arch Therapeutics, Inc., 235 Walnut St., Suite #6, Framingham, Massachusetts 01702. The information set forth in the table below is based on 187,862,947 shares of our Common Stock outstanding on November 20, 2019. Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of November 20, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. The following table is presented after taking into account the ownership limitations to which certain holders of our Series D Warrants and Series E Warrants, and all the holders of our Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants and Placement Agent Warrants are subject to (the “Ownership Limitation”). In general, the Ownership Limitation prevents holders from exercising the warrant to the extent such exercise would result in the holder owning more shares than the Ownership Limitation, which is initial set below 5%, and such Ownership Limitation may be waived at the holder’s discretion, provided that such waiver will not become effective until the 61st day after delivery of such waiver notice.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
5%+ Stockholders:

Twelve Pins Partners (2)	10,000,000	5.32%

Ana B. Parker (3)	14,244,291	7.58%

Directors and Executive Officers

Terrence Norchi (4)	16,925,534	8.85%

James R. Sulat (5)	2,645,143	1.4%

Punit Dhillon (6)	200,000	-%

Richard E. Davis (7)	2,864,458	1.51%

Current Directors and Named Executive Officers as a Group (4 persons)	22,635,136	11.63%

Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of November 20, 2019, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

(1)	Except as otherwise indicated, we believe that each of the beneficial owners of the Common Stock listed previously, based on information furnished by such owners, has sole investment and voting power with respect to the shares listed as beneficially owned by such owner, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Dr. Norchi is the sole member of Twelve Pins Partners, LLC and has sole voting and investment control with respect to the shares it holds. Dr. Norchi disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)	Represents (i) 7,863,400 shares of Common Stock owned individually by Ana Parker; (ii) 1,380,891 shares of Common Stock owned individually by Michael A. Parker, Ana Parker’s spouse; and (iii) 5,000,000 shares of Common Stock owned through Tungsten III LLC, of which Michael Parker is the sole manager. Excludes 4,500,000 shares of Common Stock that may be acquired upon the exercise of Series D Warrants (which expire on June 30, 2020), any of the 1,583,334 shares of Common Stock that may be acquired upon the exercise of Series E Warrants (which expire May 26, 2021), any of the 600,000 shares of Common Stock that may be acquired upon the exercise of Series G Warrants (which expire July 7, 2023), any of the 1,230,769 shares of Common Stock that may be acquired upon the exercise of Series H Warrants (which expire May 14, 2024 ) or any of the 3,428,571 shares of Common Stock that may be acquired upon the exercise of Series I Warrants (which expire October 18, 2024), since such warrants cannot be exercised until such time as the holder would not beneficially own, after such exercise, more than 4.9% of the outstanding shares of Common Stock; provided, however, that the holder may waive such ownership limitation, in which case such waiver will become effective sixty-one (61) days after the holder's delivery of such waiver notice. As of November 20, 2019, Ms. Parker has not waived such limitation.

(4)	Represents (a) 10,000,000 shares of our Common Stock held by Twelve Pins Partners, LLC, with respect to which Dr. Norchi holds sole voting and investment control; (b) 1,419,076 shares issued to Dr. Norchi upon the closing of the Merger in exchange for the cancellation of shares of Common Stock and convertible notes of ABS owned by him immediately prior to the closing of the Merger; (c) 1,130,000 shares of restricted stock granted to Dr. Norchi on May 3, 2016; (d) 650,000 shares of restricted stock granted to Dr. Norchi on February 3, 2017;(e) 360,000 shares of restricted stock granted to Dr. Norchi on July 19, 2018; and (f) 3,366,458 shares subject to options exercisable within 60 days after November 20, 2019. Dr. Norchi disclaims beneficial ownership of the securities held by Twelve Pins Partners, LLC except to the extent of his pecuniary interest therein.

(5)	Represents (a) 370,000 shares of our Common Stock directly held by Mr. Sulat; (b) 922,267 shares of our Common Stock held by the Keyes Sulat Revocable Trust; (c) 41,666 shares of our Common Stock held by the Brenna Keyes Sulat Irrevocable Trust; (d) 41,666 shares of our Common Stock held by the Nathaniel Keyes Sulat Irrevocable Trust; (e) a Series D Warrant exercisable for 454,546 shares of our Common Stock, a Series E Warrant exercisable for 83,333 shares of our Common Stock and a Series F Warrant exercisable for 45,833 shares of our Common stock, in each case held by Keyes Sulat Revocable Trust; (f) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Brenna Keyes Sulat Irrevocable Trust; (g) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Nathaniel Keyes Sulat Irrevocable Trust; and (h) 640,000 shares subject to options exercisable within 60 days after November 20, 2019. Mr. Sulat disclaims beneficial ownership of the securities held by Keyes Sulat Revocable Trust, Brenna Keyes Sulat Irrevocable Trust and Nathaniel Keyes Sulat Irrevocable Trust except, in each case, to the extent of his pecuniary interest therein.

(6)	Represents 200,000 shares of our restricted Common Stock subject to options exercisable within 60 days after November 20, 2019.

(7)	Represents (a) 103,000 of our Common Stock granted to Mr. Davis on May 3, 2016; (b) 500,000 shares our restricted Common Stock granted to Mr. Davis on February 3, 2017; (c) 275,000 shares our restricted Common Stock granted to Mr. Davis on July 19, 2018; and (d) 1,986,458 shares of our Common Stock subject to options exercisable within 60 days after November 20, 2019.

LEGAL MATTERS

The validity of the Common Stock being offered hereby has been passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

Moody, Famiglietti & Andronico, LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended September 30, 2019 and 2018, as stated in its report appearing herein, and such audited consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.archtherapeutics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

ARCH THERAPEUTICS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Arch Therapeutics, Inc.

Framingham, Massachusetts

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Arch Therapeutics, Inc. and Subsidiary (the “Company”) as of September 30, 2019 and 2018, and the related consolidated statements of operations, changes stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that Arch Therapeutics, Inc. and Subsidiary will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has an accumulated deficit, has suffered significant losses and negative cash flows from operations, has not generated operating revenues, and has limited working capital that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moody, Famiglietti & Andronico, LLP

We have served as the Company’s auditor since 2013.

Tewksbury, Massachusetts

November 19, 2019

F-2

Arch Therapeutics, Inc. and Subsidiary
Consolidated Balance Sheets
As of September 30, 2019 and 2018

	September 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$2,180,329	$4,667,410
Inventory	346,647	-
Prepaid expenses and other current assets	362,705	151,794
Total current assets	2,889,681	4,819,204

Long-term assets:
Property and equipment, net	9,023	17,261
Other assets	3,500	3,500
Total long-term assets	12,523	20,761

Total assets	$2,902,204	$4,839,965

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$533,555	$160,946
Accrued expenses and other liabilities	180,256	127,439
Total current liabilities	713,811	288,385

Long-term liabilities:
Long-term derivative liability	2,995,690	3,191,752
Total long-term liabilities	2,995,690	3,191,752

Total liabilities	3,709,501	3,480,137

Commitments and contingencies (Note 13)

Stockholders’ equity (deficit) :
Common stock, $0.001 par value, 300,000,000 shares authorized, 173,577,233 and 164,397,013 shares issued and outstanding as of September 30, 2019 and September 30, 2018, respectively	172,612	159,815
Additional paid-in capital	37,885,151	35,517,491
Accumulated deficit	(38,865,060)	(34,317,478)
Total stockholders’ equity (deficit)	(807,297)	1,359,828

Total liabilities and stockholders’ equity (deficit)	$2,902,204	$4,839,965

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Operations
For the Years Ended September 30, 2019 and 2018

	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Revenues	$-	$-

Operating expenses:
General and administrative expenses	3,974,919	4,565,522
Research and development expenses	2,396,838	2,884,245
Total operating expenses	6,371,757	7,449,767

Operating loss	(6,371,757)	(7,449,767)

Other income
Decrease to fair value of derivative	1,824,175	2,635,735
Total other income	1,824,175	2,635,735

Net loss	$(4,547,582)	$(4,814,032)

Earnings per share - basic and diluted
Net loss per common share - basic and diluted	$(0.03)	$(0.03)
Weighted common shares - basic and diluted	166,339,862	152,712,714

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Years Ended Septermber 30. 2019 and 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at September 30, 2017	149,942,857	$149,943	$31,580,022	$(29,503,446)	$2,226,519

Net loss	-	-	-	(4,814,032)	(4,814,032)

Shares issued for the exercise of warrants	242,273	242	63,146	-	63,388

Shares issued for the exercise of stock options - cashless	116,883	117	(117)	-	-

Shares issued for the exercise of stock options	210,000	210	77,490		77,700

Issuance of restricted stock	233,000	233	(233)	-	-

Issuance of stock in private placement funding	9,070,000	9,070	2,054,724		2,063,794

Stock based compensation expense	-	-	1,742,459	-	1,742,459

Balance at September 30, 2018	159,815,013	$159,815	$35,517,491	$(34,317,478)	$1,359,828

Net loss	-	-	-	(4,547,582)	(4,547,582)

Issuance of common stock and warrants, net of financing costs	8,615,384	8,615	1,112,093	-	1,120,708

Issuance of restricted stock	3,517,000	3,517	(3,517)	-	-

Shares issued for the exercise of stock options	87,567	88	32,312	-	32,400

Shares issued for the exercise of stock options - cashless	477,269	477	(477)	-	-

Issuance of restricted stock for services	100,000	100	42,900	-	43,000

Stock based compensation expense	-	-	1,184,349	-	1,184,349

Balance at September 30, 2019	172,612,233	$172,612	$37,885,151	$(38,865,060)	$(807,297)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended September 30, 2019 and 2018

	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Cash flows from operating activities:
Net loss	$(4,547,582)	$(4,814,032)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	8,238	5,342
Stock-based compensation	1,184,349	1,742,459
Non-employee stock-based compensation for services	43,000	-
Decrease to fair value of derivative	(1,824,175)	(2,635,735)

Changes in operating assets and liabilities:
(Increase) decrease in:
Inventory	(346,647)	-
Prepaid expenses and other current assets	(210,911)	(66,451)
Increase (decrease) in:
Accounts payable	372,609	(103,930)
Accrued expenses and other liabilities	52,817	(41,216)
Net cash used in operating activities	(5,268,302)	(5,913,563)

Cash flows from investing activities:
Purchases of property and equipment	-	(15,415)
Net cash used in investing activities	-	(15,415)

Cash flows from financing activities:
Proceeds from issued common stock and warrants, net of financing costs	2,748,821	4,461,248
Proceeds from exercise of warrants	-	63,388
Proceeds from exercise of stock options	32,400	77,700
Net cash provided by financing activities	2,781,221	4,602,336

Net decrease in cash	(2,487,081)	(1,326,642)

Cash, beginning of year	4,667,410	5,994,052

Cash, end of year	$2,180,329	$4,667,410

Non-cash financing activities:
Warrant derivative liability	$1,628,113	$2,397,454
Exercise of stock options - cashless	$477	$117
Issuance of restricted stock	$3,517	$233
Issuance of restricted stock for services	$43,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Notes to the Consolidated Financial Statements

1.	DESCRIPTION OF BUSINESS

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name “Almah, Inc.”. Effective June 26, 2013, the Company completed a merger (the “Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

The Company has generated no operating revenues to date, and is devoting substantially all of its efforts toward product research and development. To date, the Company has principally raised capital through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants.

The Company expects to incur substantial expenses for the foreseeable future relating to research, development and commercialization of its potential products. However, there can be no assurance that the Company will be successful in securing additional resources when needed, on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability of assets that might be necessary despite this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Presentation

The consolidated financial statements include the accounts of Arch Therapeutics, Inc. and its wholly owned subsidiary, Arch Biosurgery, Inc., a biotechnology company. All intercompany accounts and transactions have been eliminated in consolidation.

The Company is in the development stage and is devoting substantially all of its efforts to developing technologies, raising capital, establishing customer and vendor relationships, and recruiting and retaining new employees.

Use of Estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Recently Issued Accounting Guidance

Accounting Standards Update (ASU) 2018-07, “Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting” was issued by the Financial Accounting Standards Board (FASB) in June 2018. The purpose of this amendment is to address aspects of the accounting for nonemployee share-based payment transactions. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

F-7

ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Payments” was issued in August 2016. The purpose of this amendment is to address eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company adopted ASU 2016-15 during our first quarter of fiscal year 2019, which had no impact on our consolidated financial statements, and will apply the new guidance in future periods.

ASU 2016-02, “Leases (Topic 842)” was issued by the FASB in February 2016. The purpose of this amendment is to recognize most operating leases by recording a right-to-use asset and corresponding lease liability. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2019 and September 30, 2018.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of inventories comprises expenditures incurred in acquiring the inventories, the cost of conversion and other costs incurred in bringing them to their existing location and condition. The cost of raw materials, work-in-progress and finished goods and other products are determined on a First in First out (FiFo) basis. When determining net realizable value, appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of September 30, 2019, no reserve for obsolescence was considered necessary.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The Company maintains its cash in bank deposits accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Deferred Offering Costs

Deferred Offering Costs consist of fees and expenses incurred in connection with the public offering and sale of the Company’s common stock, including legal, accounting, printing and other related expenses. These costs are netted against the proceeds received as a reduction to additional paid-in capital.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the related asset. Upon sale or retirement, the cost and accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in income or loss for the period. Repair and maintenance expenditures are charged to expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360, Property, Plant and Equipment .. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. For the years ended September 30, 2019 and 2018 there has not been any impairment of long-lived assets.

Income Taxes

In accordance with FASB ASC 740, Income Taxes, we recognize deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our consolidated financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

F-8

We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into United States law. The TCJA includes a number of changes to existing tax law, including, among other things, a permanent reduction in the federal corporate income tax rate to a flat rate of 21%, effective January 1, 2018, as well as the elimination of net operating loss carrybacks for losses arising in taxable years beginning after December 31, 2017. Further, operating losses arising in tax years after December 31, 2017, are carried forward indefinitely. Due to the TCJA, the Company’s deferred tax assets and liabilities recognized prior to 2017 were revalued at the newly enacted tax rates, which resulted in a corresponding adjustment in the valuation allowance.

Research and Development

The Company expenses internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred.

Accounting for Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The Company accounts for non-employee stock-based compensation in accordance with the guidance of FASB ASC Topic 505, Equity (“FASB ASC Topic 505”), which requires that companies recognize compensation expense based on the estimated fair value of options granted to non-employees over their vesting period, which is generally the period during which services are rendered by such non-employees. FASB ASC Topic 505 requires the Company to re-measure the fair value of stock options issued to non- employee at each reporting period during the vesting period or until services are complete.

In accordance with FASB ASC Topic 718, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of options granted and recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the fair value of the common stock and a number of other assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Prior to January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer group as determined by the Company. Effective January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status. The life term for awards uses simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99 and the contractual term for all other employee and non-employee awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and the expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense, when recognized in the consolidated financial statements, is based on awards that are ultimately expected to vest.

Fair Value Measurements

The Company measures both financial and nonfinancial assets and liabilities in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures , including those that are recognized or disclosed in the consolidated financial statements at fair value on a recurring basis. The standard created a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs that reflect the Company’s own views about the assumptions market participants would use in pricing the asset or liability.

At September 30, 2019 and September 30, 2018, the carrying amounts of cash, accounts payable, accrued expenses and other liabilities, approximate fair value because of their short-term nature.

F-9

Derivative Liabilities

The Company accounts for its warrants and other derivative financial instruments as either equity or liabilities based upon the characteristics and provisions of each instrument, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s consolidated balance sheets and no further adjustments to their valuation are made. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and will be revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate.

Subsequent Events

The Company evaluated all events or transactions that occurred commencing from October 1, 2019 and ending on November 18, 2019 the date which these consolidated financial statements were issued. The Company disclosed material subsequent events in Note 15.

Going Concern Basis of Accounting

As reflected in the consolidated financial statements, the Company has an accumulated deficit, has suffered significant net losses and negative cash flows from operations, has not generated operating revenues, and has limited working capital. The continuation of our business as a going concern is dependent upon raising additional capital and eventually attaining and maintaining profitable operations. In particular, as of September 30, 2019, the Company will be required to raise additional capital, obtain alternative means of financial support, or both, in order to continue to fund operations, and therefore there is substantial doubt about our ability to continue as a going concern. The Company expects to incur substantial expenses into the foreseeable future for the research, development and commercialization of its potential products. In addition, the Company will require additional financing in order to seek to license or acquire new assets, research and develop any potential patents and the related compounds, and obtain any further intellectual property that the Company may seek to acquire. Historically, the Company has principally funded operations through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants. Provisions in the Securities Purchase Agreements that the Company entered into on February 20, 2017 (“2017 SPA”) and on June 28, 2018 (“2018 SPA”) restrict the Company’s ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA and 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing and the institutional investors in the 2018 SPA collectively own less than 20% of the Series F Warrants and the Series G Warrants purchased by them pursuant to the 2017 SPA and 2018 SPA, respectively. In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor is subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

3.	PROPERTY AND EQUIPMENT

At September 30, 2019 and September 30, 2018, property and equipment consisted of:

	Estimated Useful Life	September 30, 2019	September 30, 2018

Furniture and fixtures	5 years	$9,357	$9,357

Leasehold improvements	Life of Lease	$8,983	$8,983

Computer equipment	3 years	$8,686	$8,686

Lab equipment	5 years	$1,000	$1,000

		28,026	28,026

Less – accumulated depreciation		19,003	10,765

Property and equipment, net		$9,023	$17,261

For the years ended September 30, 2019 and 2018 depreciation expense recorded was $8,238 and $5,342, respectively.

F-10

4.	INCOME TAXES

The principal components of the Company's net deferred tax assets consisted of the following at September 30:

	2019	2018
Net operating loss carryforwards	$7,291,333	$5,848,080
Capitalized expenditures	1,717,025	1,486,679
Research and experimentation credit carryforwards	898,610	802,765
Stock based compensation	2,139,119	2,074,247
Property and Equipment	2,234	1,235
Accrued expenses	13,660	13,660
Deferred rent	492	328
Gross deferred tax assets	12,062,473	10,226,994
Deferred tax asset valuation allowance	(12,062,473)	(10,226,994)

Net deferred tax assets	$-	$-

As of September 30, 2019 and 2018, the Company had federal net operating loss carryforwards of approximately $26,890,000 and $21,770,000, respectively, which may be available to offset future taxable income and which would begin to expire in 2026. As of September 30, 2019 and 2018, the Company had federal research and experimentation credit carryforwards of $661,532 and $616,217, respectively, which may be available to offset future income tax liabilities and which would begin to expire in 2029.

As of September 30, 2019 and 2018, the Company had state net operating loss carryforwards of approximately $26,560,000 and $20,730,000, respectively, which may be available to offset future taxable income and which would begin to expire in 2030. As of September 30, 2019 and 2018, the Company had state research and experimentation credit carryforwards of $305,000 and $236,000, respectively, which may be able to offset future income tax liabilities and which would begin to expire in 2023.

As the Company has not yet achieved profitable operations, management believes the tax benefits as of September 30, 2019 and 2018 did not satisfy the realization criteria set forth in FASB ASC Topic 740, Income Taxes, and therefore has recorded a valuation allowance for the entire deferred tax asset. The valuation allowance increased in 2019 by approximately $1,835,000 and decreased in 2018 by approximately $1,440,000. The Company’s effective income tax rate differed from the federal statutory rate due to state taxes and the Company’s full valuation allowance, the latter of which reduced the Company’s effective federal income tax rate to zero.

The Company experienced an ownership change as a result of the Merger described in Note 1, causing a limitation on the annual use of the net operating loss carryforwards, which are subject to a substantial annual limitation due to the ownership change limitations set forth in Internal Revenue Code Section 382 and similar state provisions.

As of September 30, 2019, the Company is open to examination in the U.S. federal and certain state jurisdictions for tax years ended September 30, 2019, 2018, 2017 and 2016. In addition, any loss years remain open to the extent that losses are available for carryover to future years. Therefore, the tax years ended 2010 through 2018 remain open for examination by the IRS.

5.	INVENTORIES

Inventories consist of the following:

September 30, 2019
Goods-in-process	$328,500
Raw Material	18,147
Total	$346,647

As of September 30, 2019, no reserve for obsolescence was considered necessary.

F-11

6.	2015 PRIVATE PLACEMENT FINANCING

Beginning June 22, 2015 and through June 30, 2015, the Company entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with 20 accredited investors (collectively, the “2015 Investors”) providing for the issuance and sale by the Company to the 2015 Investors, in a private placement, of an aggregate of 14,390,754 Units (“Unit”) at a purchase price of $0.22 per Unit (the “2015 Private Placement Financing”). Each Unit consisted of a share of Common Stock (the “2015 Shares”) and a Series D Warrant to purchase a share of Common Stock at an exercise price of $0.25 per share at any time prior to the fifth anniversary of the issuance date of the Series D Warrant (the “Series D Warrants” and the shares issuable upon exercise of the Series D Warrants, collectively, the “2015 Warrant Shares”). The Company did not engage any underwriter or placement agent in connection with the 2015 Private Placement Financing, and the aggregate gross proceeds raised by the Company in the 2015 Private Placement Financing totaled approximately $3,200,000.

The Company’s obligation to issue and sell the 2015 Shares and the Series D Warrants and the corresponding obligation of the 2015 Investors to purchase such 2015 Shares and Series D Warrants were subject to a number of conditions precedent including, but not limited to, the amendment of the Company’s Series A Warrants and Series C Warrants to delete certain of the anti-dilution provisions contained therein, and other customary closing conditions. The conditions precedent were satisfied June 30, 2015 (the “Initial Closing Date”), and the Company conducted an initial closing (the “Initial Closing”) pursuant to which it sold and 19 of the 2015 Investors (the “ Initial Investors ”) purchased 13,936,367 Units at an aggregate purchase price of $3,066,000. On July 2, 2015, the Company conducted a second closing (the “Second Closing” and together with the Initial Closing, the “Closings”) pursuant to which it sold and one of the 2015 Investors purchased 454,387 Units at an aggregate purchase price of $100,000.

On the Initial Closing Date, the Company entered into a registration rights agreement with the Initial Investors (the “2015 Registration Rights Agreement”), pursuant to which the Company was obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 90 days after the closing of the 2015 Private Placement Financing one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the 2015 Shares and the 2015 Warrant Shares for resale under the Securities Act. The remaining 2015 Investor became a party to the 2015 Registration Rights Agreement upon the consummation of the Second Closing. The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the 2015 Registration Rights Agreement may subject the Company to payment of monetary penalties. On October 27, 2015, we received from the SEC a Notice of Effectiveness of our Registration Statement related to the 2015 Private Placement Financing (the “2015 S-1”) which satisfied some of our obligation to register these securities with the SEC.

The 2015 Registration Rights Agreement also obligated the Company to register the resale of all securities covered by the 2015 Registration Rights Agreement on a short-form registration statement on Form S-3 as soon as the Company becomes eligible to use Form S-3. On October 31, 2016, the Company filed a resale registration statement on Form S-3 (the “2015 S-3”) to register the remaining securities covered by the 2015 Registration Rights Agreement, and the 2015 S-3 was declared effective on November 23, 2016. Pursuant to Rule 429 promulgated under the Securities Act, the 2015 S-3 contained a combined prospectus that covered the securities that remained unsold under the 2015 S-1 and also registered those same securities under the 2015 S-3. Under Rule 429, the 2015 S-3 also constituted a post-effective amendment to the 2015 S-1, which became effective on the date that the 2015 S-3 was declared effective.

Following each Closing, each 2015 Investor was also issued Series D Warrants to purchase shares of the Company’s Common Stock up to 100% of the 2015 Shares purchased by such 2015 Investor under such 2015 Investor’s Subscription Agreement. The Series D Warrants have an exercise price of $0.25 per share, are exercisable immediately after their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of the Company’s Common Stock into which each of the Series D Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series D Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series D Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company.

During the year ended September 30, 2019, no Series D Warrants had been exercised. During the year ended September 30, 2018, Series D Warrants had been exercised on a cash basis for an aggregate issuance of 227,273 shares of the Company’s Common Stock resulting in gross proceeds to the Company of $56,818. As of September 30, 2019, up to 8,974,389 shares may be acquired upon the exercise of the Series D Warrants.

Common Stock

At the June 30, 2015 Initial Closing Date of the 2015 Private Placement Financing, the Company issued 13,936,367 shares of Common Stock. On July 2, 2015, the Company conducted the Second Closing pursuant to which it sold and one of the 2015 Investors purchased 454,387 shares of Common Stock.

F-12

Equity Value of Warrants

The Company accounted for the Series D Warrants relating to the aforementioned 2015 Private Placement Financing in accordance with ASC 815-40, Derivatives and Hedging. Because the Series D Warrants are indexed to the Company’s stock, they are classified within stockholders’ equity (deficit) in the accompanying consolidated financial statements.

7.	2016 PRIVATE PLACEMENT FINANCING

Beginning May 24, 2016 and through May 26, 2016, we entered into a series of substantially similar subscription agreements (each a “2016 Subscription Agreement”) with 18 accredited investors (collectively, the “ 2016 Investors ”) providing for the issuance and sale by the Company to the 2016 Investors, in a private placement, of an aggregate of 9,418,334 Units at a purchase price of $0.36 per Unit (the “2016 Private Placement Financing”). Each Unit consisted of a share of Common Stock, and a Series E Warrant to purchase 0.75 shares of Common Stock at an exercise price of $0.4380 per share at any time prior to the fifth anniversary of the issuance date of the Series E Warrant (the “Series E Warrants” and the shares issuable upon exercise of the Series E Warrants, collectively, the “Series E Warrant Shares”). The exercise price of the Series E Warrants was set to equal the closing price of our Common Stock on the date of their issuance (May 26, 2016), which was $0.4380, and therefore the Series E Warrants were not issued at a discount to the market price of our Common Stock as of such date. The gross proceeds to Arch were approximately $3.4 million before deducting financing costs of approximately $281,000.

The number of shares of Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, (i) at any time during the term of the Series E Warrants, we may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors (the “Board ); and (ii) certain of the Series E Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series E Warrant, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Common Stock; provided, however , the holder, upon notice to us, may increase or decrease the ownership limitation, provided that any increase is limited to a maximum of 9.99% of the Company’s Common Stock, and any increase in the ownership limitation will not become effective until the 61st day after delivery of such notice.

We engaged Maxim Group LLC (“Maxim”) as our exclusive institutional investor placement agent in connection with the 2016 Private Placement Financing, and in consideration for the services provided by it, Maxim was entitled to receive cash fees equal to 8.2% of the gross proceeds received by us from certain institutional investors participating in the 2016 Private Placement Financing (the “Maxim Investors”), as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement. We received gross proceeds of approximately $3,390,600 in the aggregate, of which approximately $2,084,000 was attributable to the Maxim Investors, resulting in a fee of approximately $171,000.

On May 26, 2016, we entered into a registration rights agreement with the 2016 Investors (the “2016 Registration Rights Agreement”), pursuant to which we became obligated, subject to certain conditions, to file with the Securities and Exchange Commission (the “SEC”) within 45 days after the closing of the 2016 Private Placement Financing one or more registration statements (the “2016 S-1”) to register the shares of Common Stock issued in the Closings and the Series E Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we registered for resale under the 2016 S-1 an aggregate of 16,482,082 shares of Common Stock, representing the 9,418,334 shares issued at the closing of the 2016 Private Placement Financing and the 7,063,748 shares underlying the Series E Warrants. On July 13, 2016, we received from the SEC a Notice of Effectiveness of the 2016 S-1, which satisfied some of our obligation to register these securities with the SEC.

The 2016 Registration Rights Agreement also obligated the Company to register the resale of all securities covered by the 2016 Registration Rights Agreement on a short-form registration statement on Form S-3 as soon as the Company becomes eligible to use Form S-3. On October 31, 2016, the Company filed a resale registration statement on Form S-3 (the “2016 S-3”) to register the remaining securities covered by the 2016 Registration Rights Agreement, and the 2016 S-3 was declared effective on November 23, 2016. Pursuant to Rule 429 promulgated under the Securities Act, the 2016 S-3 contained a combined prospectus that covered the securities that remained unsold under the 2016 S-1 and also registered those same securities under the 2016 S-3. Under Rule 429, the 2016 S-3 also constituted a post-effective amendment to the 2016 S-1, which became effective on the date that the 2016 S-3 was declared effective.

Following the Closing, each 2016 Investor was also issued Series E Warrants to purchase shares of the Company’s Common Stock up to 75% of the 2016 Shares purchased by such 2016 Investor under such 2016 Investor’s Subscription Agreement. The Series E Warrants have an exercise price of $0.438 per share, are exercisable immediately after their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of the Company’s Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series E Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company.

F-13

During the year ended September 30, 2019, no Series E Warrants had been exercised. During the year ended September 30, 2018, Series E Warrants had been exercised on a cash basis for an aggregate issuance of 15,000 shares of the Company’s Common stock resulting in gross proceeds to the Company of $6,570. As of September 30, 2019, up to 4,214,582 shares may be acquired upon the exercise of the Series E Warrants.

Common Stock

At May 26, 2016, the Closing Date of the 2016 Private Placement Financing, the Company issued 9,418,334 shares of Common Stock.

Equity Value of Warrants

The Company accounted for the Series E Warrants relating to the aforementioned 2016 Private Placement Financing in accordance with ASC 815-40, Derivatives and Hedging . Because the Series E Warrants are indexed to the Company’s stock, they are classified within stockholders’ equity (deficit) in the accompanying consolidated financial statements.

8.	2017 REGISTERED DIRECT OFFERING

On September 30, 2016, the Company filed a registration statement with the SEC utilizing a “shelf” registration process, which was subsequently declared effective by the SEC on October 20, 2016 (such registration statement, the “Shelf Registration Statement”). Under the Shelf Registration Statement, the Company may offer and sell any combination of its Common Stock, warrants, debt securities, subscription rights, and/or units comprised of the foregoing to raise up to $50,000,000 in gross proceeds.

On February 20, 2017, the Company entered into Securities Purchase Agreement (the “2017 SPA”) with 6 accredited investors (collectively, the “2017 Investors”) providing for the issuance and sale by the Company to the 2017 Investors of an aggregate of 10,166,664 units at a purchase price of $0.60 per Unit in a registered offering (the “2017 Financing”). The securities comprising the units sold in the 2017 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and 0.55 of a Series F Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share at any time prior to the fifth anniversary of the issuance date of the Series F Warrant subject to certain restrictions on exercise (the “2017 Warrants” and the shares issuable upon exercise of the 2017 Warrants, collectively, the “2017 Warrant Shares”). Provisions in the 2017 SPA restrict the Company’s ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing collectively own less than 20% of the Series F Warrants purchased by them pursuant to the 2017 SPA. The gross proceeds to Arch from the 2017 Financing, which closed on February 24, 2017, were approximately $6.1 million before deducting financing costs of approximately $112,000.

The number of shares of the Company’s Common Stock into which each of the Series F Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series F Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series F Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company. In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series F Warrant for an amount of cash equal to $0.18 for each share of Common Stock underlying the Series F Warrant.

As of September 30, 2019 and 2018, no Series F Warrants have been exercised. As of September 30, 2019, up to 5,591,664 shares may be acquired upon the exercise of the Series F Warrants.

Common Stock

At February 24, 2017, the Closing Date of the 2017 Financing, the Company issued 10,166,664 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series F Warrants relating to the aforementioned 2017 Financing in accordance with ASC 815-10, Derivatives and Hedging . Since the Company may be required to purchase its Series F Warrants for an amount of cash equal to $0.18 for each share of Common Stock the underlying Series F Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

F-14

On the Closing Date, the derivative liabilities were recorded at fair value of $2,996,110. Given that the fair value of the derivative liabilities was less than the net proceeds of the 2017 Financing of $5,987,122, the remaining proceeds of $2,991,012 were allocated to the Common Stock and additional paid-in capital. During the fiscal years ended September 30, 2019 and 2018, $274,404 and $2,156,629 was recorded to decrease the fair value of derivative, respectively.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	September 30, 2019	September 30, 2018
Beginning balance at beginning of year	$1,274,404	$3,430,033

Issuances	-	-

Adjustments to estimated fair value	(274,404)	(2,155,629)

Ending balance at end of year	$1,000,000	$1,274,404

The derivative liabilities were valued as of, September 30, 2019 and September 30, 2018 using the Black Scholes Model with the following assumptions:

	September 30, 2019	September 30, 2018
Closing price per share of common stock	$0.24	$0.42
Exercise price per share	$0.75	$0.75
Expected volatility	78.15%	98.43%
Risk-free interest rate	1.60%	2.88%
Dividend yield	-	-
Remaining expected term of underlying securities (years)	2.37	3.38

9.	2018 REGISTERED DIRECT OFFERING

On June 28, 2018, the Company entered into a Securities Purchase Agreement (“2018 SPA”) with 8 accredited investors (“2018 Investors”) providing for the issuance and sale by the Company to the 2018 Investors of an aggregate of 9,070,000 units at a purchase price of $0.50 per Unit in a registered offering (“2018 Financing”). The securities comprising the units sold in the 2018 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and 0.75 of a Series G Warrant to purchase one share of Common Stock at an exercise price of $0.70 per share at any time prior to the fifth anniversary of the issuance date of the Series G Warrant subject to certain restrictions on exercise (“2018 Warrants”) and the shares issuable upon exercise of the 2018 Warrants, (“2018 Warrant Shares”). On June 30, 2018 the shares were recorded as subscribed but not issued. On July 2, 2018, the Closing Date of the 2018 Financing, the Company issued 9,070,000 shares of Common Stock.

The 2018 SPA contains certain restrictions in the Company’s ability to conduct subsequent sales of its equity securities. In particular, subject to certain customary exemptions, from June 28, 2018 until 90 days after July 2, 2018 (i.e., September 30, 2019), neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock. Similarly, until such time the three lead investors collectively own less than 20% of the Series G Warrants purchased by them pursuant to the 2018 SPA, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility. The gross proceeds to Arch from the 2018 Financing, which were received as of June 29, 2018, were approximately $4.5 million before deducting financing costs of approximately $74,000.

The number of shares of the Company’s Common Stock into which each of the Series G Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series G Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series G Warrant for an amount of cash equal to $0.11 for each share of Common Stock underlying the Series G Warrant. As of September 30, 2019, no Series G Warrants have been exercised. As of September 30, 2019, up to 6,802,500 shares may be acquired upon the exercise of the Series G Warrants.

F-15

Common Stock

On June 30, 2018 the shares were recorded as subscribed but not issued. On July 2, 2018, the Closing Date of the 2018 Financing, the Company issued 9,070,000 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series G Warrants relating to the aforementioned 2018 Financing in accordance with ASC 815-10, Derivatives and Hedging. Since the Company may be required to purchase its Series G Warrants for an amount of cash equal to $0.11 for each share of Common Stock and the underlying Series G Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

On the Closing Date, the derivative liabilities were recorded at fair value of $2,397,454. Given that the fair value of the derivative liabilities were less than the net proceeds of the 2018 Financing of $4,461,248, the remaining proceeds of $2,063,794 were allocated to the Common Stock Subscribed but Unissued and additional paid-in capital. On July 2, 2018 the Common Stock subscribed but Unissued was recorded as Common Stock. During the fiscal years ending September 30, 2019 and 2018, $1,169,073 and $480,106, respectively was recorded to decrease the fair value of derivative.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	September 30, 2019	September 30, 2018
Beginning balance at beginning of year	$1,917,348	$-

Issuances	-	2,397,454

Adjustments to estimated fair value	(1,169,073)	(480,106)

Ending balance at end of year	$748,275	$1,917,348

F-16

The derivative liabilities were valued as of September 30, 2019, September 30, 2018 and June 30, 2018 using the Black Scholes Model with the following assumptions:

	September 30, 2019	September 30, 2018	June 30, 2018
Closing price per share of common stock	$0.24	$0.42	$0.48
Exercise price per share	$0.70	$0.70	$0.70
Expected volatility	78.72%	100.18%	105.94%
Risk-free interest rate	1.56%	2.94%	2.73%
Dividend yield	—	—	—
Remaining expected term of underlying securities (years)	3.73	4.74	5.00

10.	2019 REGISTERED DIRECT OFFERING

On May 12, 2019, the Company entered into a Securities Purchase Agreement (“2019 SPA”) with 5 accredited investors (“2019 Investors”) providing for the issuance and sale by the Company to the 2019 Investors of an aggregate of 8,615,384 units at a purchase price of $0.325 per Unit in a registered offering (“2019 Financing”). The securities comprising the units sold in the 2019 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and a Series H Warrant to purchase one share of Common Stock at an exercise price of $0.40 per share at any time prior to the fifth anniversary of the issuance date of the Series H Warrant subject to certain restrictions on exercise (“2019 Warrants”) and the shares issuable upon exercise of the 2019 Warrants, (“2019 Warrant Shares”). As of May 14, 2019, the Company recorded the 8,615,384 shares as Common Stock.

The gross proceeds to Arch from the 2019 Financing, which were received as of May 13, 2019, were approximately $2.8 million before deducting financing costs of approximately $51,200. The number of shares of the Company’s Common Stock into which each of the Series H Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series H Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series H Warrant for an amount of cash equal to $0.0533 for each share of Common Stock underlying the Series H Warrant.

As of September 30, 2019, no Series H Warrants have been exercised. As of September 30, 2019, up to 8,615,384 shares may be acquired upon the exercise of the Series H Warrants.

Common Stock

At May 14, 2019 the Closing Date of the 2019 Financing, the Company issued 8,615,384 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series H Warrants relating to the aforementioned 2019 Financing in accordance with ASC 815-10, Derivatives and Hedging. Since the Company may be required to purchase its Series H Warrants for an amount of cash equal to $0.0533 for each share of Common Stock and the underlying Series H Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

On the Closing Date, the derivative liabilities were recorded at fair value of $1,628,113. Given that the fair value of the derivative liabilities were less than the net proceeds of the 2019 Financing of $2,748,821, the remaining proceeds of $1,120,708 were allocated to the Common Stock and additional-paid-in-capital. During the fiscal year ended September 30, 2019, $380,698 was recorded to decrease the fair value of derivative.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
September 30, 2019
Beginning balance at beginning of year	$-

Issuances	1,628,113

Adjustments to estimated fair value	(380,698)

Ending balance at end of year	$1,247,415

F-17

The derivative liabilities were valued as of September 30, 2019 and May 14, 2019 using the Black Scholes Model with the following assumptions:

	September 30, 2019	May 14, 2019
Closing price per share of common stock	$0.24	$0.283
Exercise price per share	$0.40	$0.40
Expected volatility	92.11%	93.44%
Risk-free interest rate	1.55%	2.20%
Dividend yield	-	-
Remaining expected term of underlying securities (years)	4.61	5.00

11.	STOCK-BASED COMPENSATION

2013 Stock Incentive Plan

On June 18, 2013, the Company established the 2013 Stock Incentive Plan (the “2013 Plan”). Under the 2013 Plan, during the fiscal year ended September 30, 2019, a maximum number of 25,114,256 shares of the Company’s authorized and available common stock could be issued in the form of options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative. The 2013 Plan provides that on the first business day of each fiscal year commencing with fiscal year 2014, the number of shares of our common stock reserved for issuance under the 2013 Plan for all awards except for incentive stock option awards will be subject to increase by an amount equal to the lesser of (A) 3,000,000 Shares, (B) four (4) percent of the number of shares outstanding on the last day of the immediately preceding fiscal year of the Company, or (C) such lesser number of shares as determined by the Company’s Board of Directors (the “Board”). The exercise price of each option shall be the fair value as determined in good faith by the Board at the time each option is granted. On October 1, 2019, the aggregate number of authorized shares under the Plan was further increased by 3,000,000 shares to a total of 28,114,256 shares.

As of September 30, 2019, a total of 16,494,212 options had been issued to employees and directors and 7,027,500 options had been issued to consultants. The exercise price of each option has either been equal to the closing price of a share of our common stock on the date of grant or has been determined to be in compliance with Internal Revenue Section 409A.

Share-based awards

During the fiscal year ended September 30, 2019, the Company granted 925,000 options to employees and directors and 1,000,000 options to consultants to purchase shares of common stock under the 2013 Plan.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period, with the exception of options granted subject to a consulting agreement, whereby the option vesting period and the service period are defined pursuant to the terms of the consulting agreement. Share-based compensation expense for awards granted during the fiscal year ended September 30, 2019 was based on the fair market value at period end or grant date fair value estimated using the Black-Scholes Option Pricing Model. The following assumptions were used to calculate the fair value of share based compensation for the fiscal year ended September 30, 2019; expected volatility, 83.27% - 119.44%, risk-free interest rate, 1.47% - 3.23%, expected forfeiture rate, 0%, expected dividend yield, 0%, expected term, 6.25 years. Expected price volatility is the measure by which the Company’s stock price is expected to fluctuate during the expected term of an option. The Company exited shell company status on June 26, 2013. In situations where a newly public entity has limited historical data on the price of its publicly traded shares and no other traded financial instruments, authoritative guidance is provided on estimating this assumption by basing its expected volatility on the historical, expected, or implied volatility of similar entities whose share option prices are publicly available. In making the determination as to similarity, the guidance recommends the consideration of industry, stage of life cycle, size and financial leverage of such other entities. Prior to January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer group as determined by the Company. Effective January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status.

For so called “plain vanilla” options granted to employees, the expected term of the options is based upon the simplified method as defined in ASC 718-10-S99 which averages an award’s weighted-average vesting period and the contractual term for share options. The Company will continue to use the simplified method until it has the historical data necessary to provide a reasonable estimate of expected life in accordance with ASC Topic 718. The Company’s estimation of the expected term for stock options not subject to the simplified method is based upon the contractual term of the option award. For the purposes of estimating the fair value of stock option awards, the risk-free interest rate used in the Black-Scholes calculation is based on the prevailing U.S. Treasury yield. The Company has never paid any dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future.

F-18

Stock-based compensation expense recognized in the Company’s consolidated statements of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. Authoritative guidance requires forfeitures to be estimated at the time of grant, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Since the Company has a limited history of occurrences of stock option forfeitures and a small number of employees it continues to estimate the forfeiture rate of its outstanding stock options as zero, but will continually evaluate its historical data as a basis for determining expected forfeitures.

Common Stock Options

Stock compensation activity under the 2013 Plan for the year ended September 30, 2019 follows:

	Option Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at September 30, 2018	15,684,210	$0.40	3.89	$1,142,521
Awarded	1,925,000	$0.38	-	-
Exercised	(1,525,000)	$0.37	-	-
Forfeited/Cancelled	(276,299)	$0.41	-	-
Outstanding at September 30, 2019	15,807,911	$0.40	3.14	$142,810
Vested	13,795,584	$0.39	3.49	$142,810
Vested and expected to vest at September 30, 2019	15,807,911	$0.40	3.14	$142,810

As of September 30, 2019, 4,190,443 shares are available for future grants under the 2013 Plan. Share-based compensation expense recorded in the Company’s Consolidated Statements of Operations for the years ended September 30, 2019 and 2018 resulting from stock options awarded to the Company’s employees, directors and consultants was approximately $830,000 and $913,000, respectively. Of this amount during the years ended September 30, 2019 and 2018, $347,000 and $349,000, respectively, was recorded to research and development expenses, and $483,000 and $564,000, respectively was recorded in general and administrative expenses in the Company’s Consolidated Statements of Operations.

During the year ended September 30, 2019, 87,567 stock options awarded under the 2013 Stock Incentive Plan were exercised for cash resulting in proceeds to the Company of $32,400. During the year ended September 30, 2018, 210,000 stock options awarded under the 2013 Stock Incentive Plan were exercised for cash resulting in proceeds to the Company of $77,700 During the year ended September 30, 2019, 1,437,433 stock options awarded under the 2013 Stock Incentive Plan were exercised on a cashless basis for an aggregate issuance of 477,269 shares of the Company’s Common Stock. During the year ended September 30, 2018, 225,000 stock options awarded under the 2013 Stock Incentive Plan were exercised on a cashless basis for an aggregate issuance of 116,883 shares of the Company’s Common Stock.

As of September 30, 2019, there is approximately $331,000 of unrecognized compensation expense related to unvested stock-based compensation arrangements granted under the 2013 Plan. That cost is expected to be recognized over a weighted average period of 1.52 years.

Restricted Stock

On July 19, 2018, the Company awarded 745,000 shares of Restricted Stock to members of the Board of Directors and management and 220,000 shares of Restricted Stock to Dr. Dhillon in his capacity as a consultant. The shares subject to this grant are awarded under the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

On September 5, 2018, the Company awarded 100,000 shares of Restricted Stock to a consultant. The shares subject to this grant are awarded under the 2013 Plan and 50,000 vest 90 days from the date of the award and 50,000 vest 365 days from the date of the award. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

On February 3, 2017, the Company awarded 1,750,000 shares of Restricted Stock to members of the Board of Directors and management. The shares subject to this grant are awarded under the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

F-19

On August 9, 2016, we entered into a consulting agreement with Acorn Management Partners, LLC (“Acorn”). In consideration of the services to be provided under and in accordance with the terms of the consulting agreement, we issued (i) 225,000 shares of Common Stock under our 2013 Stock Incentive Plan at an agreed upon value of $0.72 per share, which was the closing price of our common stock on August 9, 2016; and (ii) an option under our 2013 Stock Incentive Plan to purchase up to 375,000 shares of Common Stock at an exercise price of price of $0.72 per share, in each case to John R. Exley, Acorn’s Chief Executive Officer and the party designated by Acorn to receive its shares and option. The shares and option are subject to time-based vesting restrictions. Of the 225,000 shares of Common Stock granted to Mr. Exley, 75,000 vest 90 days from the date of the award, 75,000 vest 120 days from the date of the award and the remaining 75,000 shares are scheduled to vest 150 days from the date of the award. Of the stock options to purchase up to 375,000 shares of Common Stock awarded to Mr. Exley, 125,000 vest 90 days from the date of the award, 125,000 vest 120 days from the date of the award and the remaining 125,000 shares are scheduled to vest 150 days from the date of the award. The issuance and sale of the shares of Common Stock and option to Acorn has not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: Acorn has represented that it is an accredited investor as defined in Regulation D promulgated under the Securities Act, that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, a distribution thereof in violation of applicable securities laws; that it understood that the securities would be issued as restricted securities and as a result, it must bear the economic risk of its investment in the securities for an indefinite period of time.

Restricted stock activity in shares under the 2013 Plan for the year ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	2,815,000	1,750,000
Awarded	-	1,065,000
Vested	(1,850,000)	-
Forfeited	-	-
Non Vested at end of year	965,000	2,815,000

The weighted average restricted stock award date fair value information for the year ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	$0.57	$0.65
Awarded	-	0.43
Vested	0.64	-
Forfeited	-	-
Non Vested at end of year	$0.43	$0.57

Non-employee restricted shares subject to vesting are revalued at each vesting date and at the end of the reporting period, with all changes in fair value recorded as stock-based compensation expense. For the years ended September 30, 2019 and 2018 compensation expense recorded for the restricted stock awards was approximately $397,000 and $600,000, respectively.

12.	Restricted Stock Awarded Outside the 2013 Stock Incentive Plan

On May 3, 2016, the Company awarded 2,000,000 shares of Restricted Stock to members of the Board of Directors and management in a private placement in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act. The shares subject to this grant are outside the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. On May 1, 2018, the vesting date for 1,767,000 shares was amended to November 2018. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest. During the fiscal years ended September 30, 2019 and 2018, 1,767,000 and 233,000 shares of restricted stock, respectively, awarded outside the 2013 Plan vested.

F-20

Restricted Stock activity in shares for the years ended September 30, 2019 and 2018 is as follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	1,767,000	2,000,000
Awarded	-	-
Vested	(1,767,000)	(233,000)
Forfeited	-	-
Non Vested at end of year	-	1,767,000

The weighted average restricted stock award date fair value information for the years ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	$0.39	$0.39
Awarded	-	-
Vested	0.39	-
Forfeited	-	-
Non Vested at end of year	$-	$0.39

For the years ended September 30, 2019 and 2018, compensation expense recorded for the restricted stock awards was approximately $0 and $229,000, respectively.

13.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of September 30, 2019 and 2018, no amounts have been accrued related to such indemnification provisions.

From time to time, the Company may be exposed to litigation in connection with its operations. The Company’s policy is to assess the likelihood of any adverse judgments or outcomes related to legal matters, as well as ranges of probable losses.

MIT Licensing Agreement

In December 2007, the Company entered into a license agreement with MIT pursuant to which the Company acquired an exclusive world-wide license to develop and commercialize technology related to self-assembling peptide compositions, and methods of making and using such compositions in medical and non-medical applications, including claims that cover the Company’s proposed products and methods of use thereof. The license also provides non-exclusive rights to additional intellectual property in the fields that cover the Company’s proposed products and methods of use thereof, in order to provide freedom to operate. The license provides the Company a right to sublicense the exclusively licensed intellectual property. The Company has not sublicensed the exclusively licensed intellectual property to any party for any field.

In exchange for the licenses granted in the agreement, the Company has paid MIT license maintenance fees and patent prosecution costs. The Company paid license maintenance fees of $50,000 to MIT in the fiscal years ended September 30, 2019 and 2018. For the years ended September 30, 2019 and 2018, the annual MIT license maintenance fees of $50,000 are included in accrued expenses and other liabilities on the Consolidated Balance Sheets. The license maintenance fees and patent prosecution costs cover the contract year beginning January 1 through December 31. Annual license maintenance obligations extend through the life of the patents. In addition, MIT is entitled to royalties on applicable future product sales, if any. The annual payments may be applied towards royalties payable to MIT for that year for product sales.

The Company is obligated to indemnify MIT and related parties from losses arising from claims relating to the exercise of any rights granted to the Company under the license, with certain exceptions. The maximum potential amount of future payments the Company could be required to make under this provision is unlimited. The Company considers there to be a low performance risk as of September 30, 2019.

The agreement expires upon the expiration or abandonment of all patents that are issued and licensed to the Company by MIT under such agreement. The Company expects that patents will be issued from presently pending U.S. and foreign patent applications. Any such patent will have a term of 20 years from the filing date of the underlying application. MIT may terminate the agreement immediately, if the Company ceases to carry on its business, if any nonpayment by the Company is not cured or the Company commits a material breach that is not cured. The Company may terminate the agreement for any reason upon six months’ notice to MIT.

F-21

Leases

We do not own any real property. In October 2013, we entered into a one and one-half year operating sublease agreement pursuant to which we leased the office space of our relocated headquarters in Wellesley, Massachusetts for a base annual rent equal to $5,031 per month. In April 2015, we moved our corporate offices to a property in Framingham, Massachusetts. We entered into a month-to-month operating lease agreement, pursuant to which we are obligated to pay monthly rent of $2,000, with a minimum six month commitment. During July 2017,we entered into a three year operating lease commencing October 1, 2017 and ending on September 30, 2020 at our current location. Pursuant to which we are obliged to pay annual rent of $38,400 during the first year, $39,600 during the second year and $42,000 during the third year. We are no longer party to the October 2013 lease, and we believe our present offices are suitable for our current and planned near-term operations. For the fiscal year ending September 30, 2020 the Company’s annual lease commitment is $42,000.

14.	Selected Quarterly Financial Data (unaudited)

The following table provides selected quarterly financial data for the fiscal years ended September 30, 2019 and 2018:

	Quarters Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net sales	$-	$-	$-	$-

Gross profit	$-	$-	$-	$-

Operating loss	$(1,767,824)	$(1,507,366)	$(1,572,261)	$(1,524,305)

Net loss	$(2,600,237)	$169,962	$(1,289,162)	$(828,144)

Net income (loss) per share - basic and diluted	$(0.02)	$-	$(0.01)	$-

Weighted average shares - basic	161,057,300	163,285,738	168,396,553	172,575,820

Weighted average shares - diluted	161,057,300	168,620,980	168,396,553	172,575,820

	Quarters Ended
	December 31,	March 31,	June 30,	September 30,
	2017	2018	2018	2018
Net sales	$-	$-	$-	$-

Gross profit	$-	$-	$-	$-

Operating loss	$(1,582,373)	$(2,013,845)	$(1,620,134)	$(2,233,415)

Net loss	$389,176	$(1,555,361)	$(2,212,640)	$(1,435,207)

Net (loss) per share - basic and diluted	$-	$(0.01)	$(0.01)	$(0.01)

Weighted average shares - basic	150,144,575	150,302,013	150,550,189	159,778,165

Weighted average shares - diluted	163,527,032	150,302,013	150,550,189	159,778.165

15.	SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred through November 18, 2019, the date which these consolidated financial statements were available to be issued. On October 17, 2019, the Company announced the pricing of registered direct offering of 14,285,714 units, each unit consisting of a share of the Company’s common stock, and a Series I Warrant (“Series I Warrant”) to purchase a share of our common stock for the combined purchase price of $0.175 per unit. The Series I Warrants have an exercise price of $0.22 per share and are exercisable for a period of five years. The offering closed on October 18, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.5 million before deducting financing costs of approximately $312,000. Pursuant to the Engagement Agreement, the Company also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 1,071,429 shares (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and the term of the Placement Agent Warrants is five years .

F-22

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 17,587,461 Shares of Common Stock

Prospectus dated ____________, 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2019

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 17,587,461 Shares of Common Stock

This prospectus relates to the offer and sale of up to 17,587,461 shares of our common stock, par value $0.001 per share (“Common Stock”), by the selling securityholders identified in this prospectus. The shares of Common Stock being offered include:

•	2,131,491shares of Common Stock issued to selling securityholders in certain private placements that we completed between June 30, 2015 and July 2, 2015 (the “2015 Private Placement Financing”);

•	8,929,231shares of Common Stock issuable to selling securityholders upon exercise, at an exercise price of $0.25 per share, of our Series D Warrants (the “Series D Warrants”) issued in the 2015 Private Placement Financing;

•	2,394,990 shares of Common Stock issued to selling securityholders in the private placement that we completed on May 26, 2016 (the “2016 Private Placement Financing” and together with the 2015 Private Placement Financing, the “Private Placement Financings”); and

•	4,131,749 shares of Common Stock issuable to selling securityholders upon exercise, at an exercise price of $0.438 per share, of our Series E Warrants (the “Series E Warrants”) issued in the 2016 Private Placement Financing.

The selling securityholders may sell the shares of Common Stock to be registered hereby from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems or in the over-the-counter market, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “PLAN OF DISTRIBUTION” beginning on page 34 of this prospectus for more information.

We will not receive any proceeds from the resale of Common Stock by the selling securityholders.

Our Common Stock is traded on the QB tier of the OTC Marketplace (“OTCQB”) under the symbol “ARTH”. On November 20, 2019, the closing price of our Common Stock was $0.155 per share.

We originally offered and sold the securities issued or issuable in connection with the Private Placement Financings under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Investing in our Common Stock involves a high degree of risk. Before making any investment in our Common Stock, you should read and carefully consider the risks described in this prospectus under the heading “RISK FACTORS” beginning on page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _______________, 2019

ii

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by the selling securityholders identified in this prospectus of shares of our common stock, par value $0.001 per share (“Common Stock”) that were issued in the Private Placement Financings or are issuable upon the exercise of Series D Warrants and Series E Warrants issued in the Private Placement Financings (collectively, the “Warrants”). While we have an existing “shelf” Registration Statements on Form S-3 covering the resale of the securities issued in the Private Placement Financings (File No. 333-214349 and File No. 333-214350, collectively, the “S-3 Registration Statements”), each of which was declared effective on November 23, 2016, we lost our eligibility to continue using the S-3 Registration Statements when we filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (the “2019 Form 10-K”) on November 19, 2019 because the aggregate market value of voting and non-voting common equity held by our non-affiliates did not equal or exceed $75 million (the “Public Float Requirement”). 2019 Form 10-KSince we were unable to satisfy the Public Float Requirement, we have filed a registration statement on Form S-1, of which this prospectus forms a part (the “2019 S-1 Registration Statement”), to replace the S-3 Registration Statements toregister 17,587,461 shares of Common Stock including (i) 2,131,491 shares of Common Stock issued in the 2015 Private Placement Financing; (ii) 8,929,231 shares of Common Stock issuable upon exercise of the Series D Warrants at exercise prices of $0.25 per share; (iii) 2,394,990 shares of Common Stock issued in the 2016 Private Placement Financing; and (iv) 4,131,749 shares of Common Stock issuable upon exercise of the Series E Warrants at exercise prices of $0.438 per share. Pursuant to Rule 429, the 2019 S-1 Registration Statement constitutes a post-effective amendment to the S-3 Registration Statements with respect to the offerings of such unsold shares thereunder, which are not currently being terminated by the Company, and such post-effective amendment will become effective concurrently with the effectiveness of the 2019 S-1 Registration Statement in accordance with Section 8(a) of the Securities Act.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the 2019 S-1 Registration Statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 78 of this prospectus.

As used in this prospectus, unless the context indicates or otherwise requires, the “Company”, “we”, “us”, “our” and “Arch” refer to Arch Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiary, and the term “ABS” refers to Arch Biosurgery, Inc., a private Massachusetts corporation that, through a reverse merger acquisition completed on June 26, 2013, has become our wholly owned subsidiary.

On May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. Unless the context indicates or otherwise requires, all share numbers and share price data included in this prospectus have been adjusted to give effect to that stock split.

We have either filed or intend to file trademark applications for AC5™ Surgical Hemostatic Device, AC5 Surgical Hemostat™, AC5™ Topical Hemostatic Device, AC5 Topical Hemostat™, AC5 Device™, AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™. All other trademarks, trade names and service marks included in this Prospectus are the property of their respective owners..

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. In some cases, you can identify forward-looking statements by terminology such as “if,” “shall,” “may,” “might,” “will likely result,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “goal,” “objective,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. All statements made in this prospectus other than statements of historical fact are statements that could be deemed forward-looking statements, including without limitation statements about our business plan, our plan of operations and our need to obtain future financing. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS” beginning on page 7 of this prospectus, and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation, risks related to:

•	Our ability to continue as a going concern;

•	Our ability to obtain financing necessary to operate our business;

•	Our limited operating history;

•	The results of our research and development activities, including uncertainties relating to the preclinical and clinical testing of our product candidates;

•	The early stage of our primary product candidate presently under development;

•	Our ability to develop, obtain required approvals for and commercialize our product candidates;

•	Our ability to recruit and retain qualified personnel;

•	Our ability to manage any future growth we may experience;

•	Our ability to obtain and maintain protection of our intellectual property;

•	Our dependence on third party manufacturers, suppliers, research organizations, academic institutions, testing laboratories and other potential collaborators;

•	The size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;

•	Our ability to successfully complete potential acquisitions and collaborative arrangements;

•	Competition in our industry;

•	General economic and business conditions; and

•	Other factors discussed under the section entitled “RISK FACTORS”.

New risks emerge in our rapidly-changing industry from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. If any such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not intend to update any of these forward-looking statements.

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our Common Stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business under the heading “OUR BUSINESS” beginning on page 51 of this prospectus, the risks of purchasing our Common Stock discussed in this prospectus under the heading “RISK FACTORS” beginning on page 7 of this prospectus and our consolidated financial statements and the accompanying notes beginning on page F-1 of this prospectus.

Our Company

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

Our flagship development product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results to date, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including durable hemostasis within 15 seconds. SAP compositions have been tested in small animal organs (i.e. liver, skin, muscle, brain, eye, spine, spleen, arteries and veins). In mammalian vision models (severed hamster optic tract and in our ocular tissue pilot studies, SAPs demonstrated biocompatibility and the ability to rapidly and reliably stop bleeding) and limit inflammation.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, conducting an initial human trial for safety and performance of AC5, developing methods for scale-up, reproducibility, manufacturing and formulation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct preclinical and clinical trials and our subsequent commercialization timelines.

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing appropriate third-party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs;

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

We believe that the Company has cash on hand to meet its anticipated cash requirements into the first quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital prior to the first quarter of fiscal 2020. In addition to the foregoing, our estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” in this filing. For more information regarding our business, see the disclosure under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” beginning on page 43 of this prospectus and “OUR BUSINESS” beginning on page 51 of this prospectus.

Corporate Information

We were incorporated under the laws of State of Nevada on September 16, 2009, under the name Almah, Inc. to pursue the business of distributing automobile spare parts online. On May 10, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation, our wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Arch Acquisition Corporation merged with and into ABS and ABS thereby became our wholly owned subsidiary (the “Merger”). The Merger closed on June 26, 2013. In contemplation of the Merger, we changed our name from Almah, Inc. to Arch Therapeutics, Inc.

Our principal executive offices are located at 235 Walnut St., Suite 6, Framingham, Massachusetts 01702. The telephone number of our principal executive offices is (617) 431-2313. Our website address is http://www.archtherapeutics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc., and on June 26, 2013, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

Prior to the completion of the Merger, we were a “shell company” under applicable rules of the SEC, and had no or nominal assets or operations. Upon the closing of the Merger, we abandoned our prior business plan and began pursuing, as our sole business, our current business as a biotechnology company.

The Transactions

The shares of our Common Stock being offered for resale by selling securityholders named herein pursuant to this prospectus were issued or are issuable in connection with the Private Placement Financings that are described below.

2015 Private Placement Financing

Between June 30, 2015 and July 2, 2015, we issued in aprivate placement (which we refer to as the “2015 Private Placement Financing”) to twenty accredited investors 14,390,754 Units at a purchase price of $0.22 per Unit, for aggregate gross proceeds to us of approximately $3.2 million. Each Unit consisted of a share of our Common Stock and a Series D Warrant (the “Series D Warrant”) exercisable for a share of Common Stock at an exercise price price of $0.25 per share. The Series D Warrants have a five year term, and certain of the Series D Warrants provide that a selling securityholder may not exercise its Series D Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.9% of the outstanding shares of our Common Stock; provided however, the selling securityholder may waive such ownership limitation, in which case the waiver will become effective 61 days after the delivery of the selling securityholder’s waiver notice.

We are registering for resale by the selling shareholders named herein the remaining 2,131,491 shares of our Common Stock issued in the 2015 Private Placement Financing, as well as the remaining 8,929,231 shares of our Common Stock issuable upon exercise of the Series D Warrants.

2016 Private Placement Financing

On May 26, 2016, we issued in aprivate placement (which we refer to as the “2016 Private Placement Financing”, and together with the 2014 Private Placement Financing and 2015 Private Placement Financing, the “Private Placement Financings”) to eighteen accredited investors 9,418,334 Units at a purchase price of $0.36 per Unit, for aggregate gross proceeds to us of approximately $3.4 million. Each Unit consisted of a share of our Common Stock and a Series E Warrant (the “Series E Warrant”) to purchase 0.75 shares of Common Stock at an exercise price price of $0.4380 per share. The Series E Warrants have a five year term, and certain of the Series E Warrants provide that a selling securityholder may not exercise its Series E Warrant to the extent (but only to the extent) such selling securityholder, together with any person whose beneficial ownerwhip would be aggregated with the selling securityholder, would beneficially own more than 4.99% of the outstanding shares of our Common Stock; provided however, the selling securityholder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the selling securityholder requests such increase.

We also paid Maxim Group LLC (“Maxim”), who served as our exclusive institutional investor placement agent in connection with the 2016 Private Placement Financing, a cash fee equal to 8.2% of the approximately $2.1 million in gross proceeds received by us from investors identified by Maxim, or approximately $171,000.

We are registering for resale by the selling shareholders named herein the remaining 2,394,990 shares of our Common Stock issued in the 2016 Private Placement Financing, as well as the remaining 4,131,749 shares of our Common Stock issuable upon exercise of the Series E Warrants.

We originally offered and sold the securities issued or issuable in connection with the Merger and Private Placement Financings under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

This Offering

Securities being offered:	Up to 17,587,461 shares of Common Stock, including (i) 2,131,491 shares of Common Stock and Series D Warrants exercisable for 8,929,231 shares of Common Stock that were initially issued in the 2015 Private Placement Financing; and (ii) 2,394,990 shares of Common Stock and Series E Warrants exercisable for 4,131,749 shares of Common Stock that were initially issued in the 2016 Private Placement Financing.
Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock by the selling securityholders. We may receive proceeds upon exercise for cash of the Series D Warrants and Series E Warrants, in which case such proceeds will be used for general working capital purposes. However, each of the Warrants also contains a cashless exercise provision.
Market for common stock:	Our Common Stock is traded on the QB tier of the OTC Marketplace (“OTCQB”) under the symbol “ARTH”. On November 20, 2019 the closing price of our Common Stock was $0.155 per share.
Risk Factors	See “RISK FACTORS” beginning on page 7 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our Common Stock and warrants.

RISK FACTORS

Investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors before making an investment decision. If any of the following risks and uncertainties actually occurs, our business, financial condition, and results of operations could be negatively impacted and you could lose all or part of your investment.

Risks Related to our Business

There is substantial doubt about our ability to continue as a going concern.

We are a development stage company with no commercial products. Our primary product candidate is in the process of being developed, and will require additional investment before it could potentially be commercialized. As a result, we have not generated any revenue from operations since inception, and we have incurred substantial net losses to date. While as of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. For example, on December 18, 2017, we voluntarily withdrew a 510(k) notification for AC5 Topical Gel after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. While we refiled our 510(k) submission for our AC5™ Topical Gel during the third calendar quarter of 2018 and the FDA reviewed and ultimately cleared the 510(k) premarket notification for AC5 ™ Topical Gel in December 2018, the resubmission process required us to expend a minimum of $100,000 that we had not previously anticipated spending.

During the third quarter of Fiscal 2019 and the first quarter of Fiscal 2020, we obtained additional cash to continue operations and fund our planned future operations, which include research and development of our primary product candidate, seeking regulatory approval for that product candidate, and pursuing its commercialization in the U.S., Europe and other markets. Even with the additional funds received from the Registered Direct Offerings, there exists substantial doubt about our ability to continue as a going concern.

We have incurred significant losses since inception. We expect to continue to incur losses for the foreseeable future, and we may never generate revenue or achieve or maintain profitability.

As noted above under the risk factor entitled “ There is substantial doubt about our ability to continue as a going concern,” we are a development stage company with no commercial products. Consequently, we have incurred losses in each year since our inception and we expect that losses will continue to be incurred in the foreseeable future in the operation of our business. To date, we have financed our operations entirely through equity and debt investments by founders, other investors and third parties, and we expect to continue to rely on these sources of funding, to the extent available in the foreseeable future. Losses from operations have resulted principally from costs incurred in research and development programs and from general and administrative expenses, including significant costs associated with establishing and maintaining intellectual property rights, significant legal and accounting costs incurred in connection with both the closing of the Merger and complying with public company reporting and control obligations, and personnel expenses. We have devoted much of our operations to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, generating scale-up, reproducibility and manufacturing and formulation methods, conducting our initial clinical trial for AC5, and developing and protecting the intellectual property rights underlying our technology platform.

We expect to continue to incur significant expenses and we anticipate that those expenses and losses may increase in the foreseeable future as we seek to:

•	develop our principal product candidate, AC5, and the underlying technology, including advancing applications and conducting biocompatibility and other preclinical studies;

•	raise capital needed to fund our operations;

•	build and enhance investor relations and corporate communications capabilities;

•	conduct additional clinical trials relating to AC5 and any other product candidate we seek to develop;

•	attempt to gain regulatory approvals for product candidates;

•	build relationships with additional contract manufacturing partners, and invest in product and process development through such partners;

•	maintain, expand and protect our intellectual property portfolio;

•	advance additional product candidates and technologies through our research and development pipeline;

•	seek to commercialize selected product candidates which may require regulatory approval; and

•	hire additional regulatory, clinical, quality control, scientific, financial, and management, consultants and advisors.

To become and remain profitable, we must succeed in developing and eventually commercializing product candidates with significant market potential. This will require us to be successful in a number of challenging activities, including successfully completing preclinical testing and clinical trials of product candidates, obtaining regulatory approval for our product candidates and manufacturing, marketing and selling any products for which we may obtain regulatory approval. We are only in the preliminary stages of many of those activities. We may never succeed in those activities and may never generate operating revenues or achieve profitability. Even if we do generate operating revenues sufficient to achieve profitability, we may not be able to sustain or increase profitability. Our failure to generate operating revenues or become and remain profitable would impair our ability to raise capital, expand our business or continue our operations, all of which would depress the price of our Common Stock. A further decline or lack of increase in the prices of our Common Stock could cause our stockholders to lose all or a part of their investment in the Company.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

Based on our current operating expenses and working capital requirements, as of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding that, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. For example, on December 18, 2017, we voluntarily withdrew a 510(k) notification for AC5 Topical Gel after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. While on October 1, 2018, we announced that we both completed the necessary steps required to re-file our 510(k) submission for our AC5™ Topical Gel, and filed a 510(k) submission during the third calendar quarter, the resubmission process required us to expend a minimum of $100,000 that we had not anticipated spending and delayed the clearance of our 510(k) submission.

During the third quarter of Fiscal 2019 and the first quarter of Fiscal 2020, we obtained additional cash to continue operations and fund our planned future operations, including the continuation of our ongoing research and development efforts, the licensing or acquisition of new assets, and researching and developing any potential patents, the related compounds and any further intellectual property that we may acquire. In addition, our plans may change and/or we may use our capital resources more rapidly than we currently anticipate. We presently expect that our expenses will increase in connection with our ongoing activities to support our business operations inclusive of regulatory applications and approval of AC5 in the U.S. and Europe and therefore we will require additional funding. Our future capital requirements will depend on many factors, including:

•	the scope, progress and results of our research and development collaborations;

•	the extent of potential direct or indirect grant funding for our research and development activities;

•	the scope, progress, results, costs, timing and outcomes of any regulatory process and clinical trials conducted for any of our product candidates;

•	the timing of entering into, and the terms of, any collaboration agreements with third parties relating to any of our product candidates;

•	the timing of and the costs involved in obtaining regulatory approvals for our product candidates;

•	the costs of operating, expanding and enhancing our operations to support our clinical activities and, if our product candidates are approved, commercialization activities;

•	the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities;

•	the costs associated with maintaining and expanding our product pipeline;

•	the costs associated with expanding our geographic focus;

•	operating revenues, if any, received from sales of our product candidates, if any are approved by the FDA or other applicable regulatory agencies;

•	the cost associated with being a public company, including obligations to regulatory agencies, and increased investor relations and corporate communications expenses; and

•	the costs of additional general and administrative personnel, including accounting and finance, legal and human resources employees.

We intend to obtain additional financing for our business through public or private securities offerings, the incurrence of additional indebtedness, or some combination of those sources. We have obtained research and development support through collaborative arrangements, such as the Project Agreement that we entered into with the National University of Ireland Galway (“NUIG”) on May 28, 2015 and which concluded in the third quarter of fiscal 2018, and we may continue to seek funding through additional collaborative arrangements with strategic partners if we determine them to be necessary or appropriate, although these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of any revenues associated with the partnered product. We cannot provide any assurance that additional financing from these sources will be available on favorable terms, if at all.

In addition, we are bound by certain contractual terms and obligations that may limit or otherwise impact our ability to raise additional funding in the near-term including, but not limited to, provisions in the Securities Purchase Agreements that we entered into on February 20, 2017 (“2017 SPA”), June 28, 2018 (the “2018 SPA”) and October 16, 2019 (the “October 2019 SPA”) in connection with the registered direct financings that closed on February 24, 2017 (“2017 Financing”), July 2, 2018 (the “2018 Financing”) and October 18, 2019 (the “October 2019 Financing”), respectively, in each case as described in greater detail in the risk factor entitled “The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future ” below.

These restrictions and provisions could make it more challenging for us to raise capital through the incurrence of additional debt or through future equity issuances. Further, if we do raise capital through the sale of equity, or securities convertible into equity, the ownership of our then existing stockholders would be diluted, which dilution could be significant depending on the price at which we may be able to sell our securities. Also, if we raise additional capital through the incurrence of indebtedness, we may become subject to covenants restricting our business activities, and the holders of debt instruments may have rights and privileges senior to those of our equity investors. Finally, servicing the interest and principal repayment obligations under any debt facilities that we may enter into in the future could divert funds that would otherwise be available to support research and development, clinical or commercialization activities.

If we are unable to obtain adequate financing on a timely basis or on acceptable terms in the future, we would likely be required to delay, reduce or eliminate one or more of our product development activities, which could cause our business to fail.

The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future.

In particular, both the 2017 SPA and 2018 SPA contain provisions that provide that until such time as the three lead investors in the 2017 Financing and 2018 Financing, respectively, collectively own less than 20% of the Series F Warrants or Series G Warrants as applicable, purchased by them pursuant to the 2017 SPA or 2018 SPA, as applicable, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction including, but not limited to, an equity line of credit or “At-the-Market” financing facility.

As of November 18, 2019, none of the lead investors for either the 2017 Financing or 2018 Financing have exercised or transferred any of their Series F Warrants and Series G Warrants. As defined in the 2017 SPA and 2018 SPA, Variable Rate Transaction means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (excluding adjustments under customary anti-dilution provisions) or (b) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. These provisions could make our securities less attractive to investors and could limit our ability to obtain adequate financing on a timely basis or on acceptable terms in the future, which could have significant harmful effects on our financial condition and business and could include substantial limitations on our ability to continue to conduct operations.

In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor is subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock.

Our short operating history may hinder our ability to successfully meet our objectives.

We are a development stage company subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. Our operations to date have been primarily limited to organizing and staffing, developing and securing our technology and undertaking funding preclinical studies of our lead product candidates, and funding one clinical trial. We have not demonstrated our ability to successfully complete large-scale, pivotal clinical trials, obtain regulatory approvals, manufacture a commercial scale product or arrange for a third-party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization.

Because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and errors may be made in developing an approach to address those trends and the other challenges faced by development stage companies. Failure to adequately respond to such trends and challenges could cause our business, results of operations and financial condition to suffer or fail. Further, our limited operating history may make it difficult for our stockholders to make any predictions about our likelihood of future success or viability.

If we are not able to attract and retain qualified management and scientific personnel, we may fail to develop our technologies and product candidates.

Our future success depends to a significant degree on the skills, experience and efforts of the principal members of our scientific and management personnel. These members include Terrence Norchi, MD, our President and Chief Executive Officer. The loss of Dr. Norchi or any of our other key personnel could harm our business and might significantly delay or prevent the achievement of research, development or business objectives. Further, our operation as a public company will require that we attract additional personnel to support the establishment of appropriate financial reporting and internal controls systems. Competition for personnel is intense. We may not be able to attract, retain and/or successfully integrate qualified scientific, financial and other management personnel, which could materially harm our business.

If we fail to properly manage any growth we may experience, our business could be adversely affected.

We anticipate increasing the scale of our operations as we seek to develop our product candidates, including hiring and training additional personnel and establishing appropriate systems for a company with larger operations. The management of any growth we may experience will depend, among other things, upon our ability to develop and improve our operational, financial and management controls, reporting systems and procedures. If we are unable to manage any growth effectively, our operations and financial condition could be adversely affected.

If we fail to maintain appropriate internal controls in the future, we may not be able to report our financial results accurately, which may adversely affect our stock price and our business.

Our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting requires the commitment of significant financial and managerial resources. Internal control over financial reporting has inherent limitations, including human error, the possibility that controls could be circumvented or become inadequate because of changed conditions, and fraud. If we are unable to maintain effective internal controls, we may not have adequate, accurate or timely financial information, and we may be unable to meet our reporting obligations as a publicly traded company or comply with the requirements of the SEC or the Sarbanes-Oxley Act of 2002. This could result in a restatement of our financial statements, the imposition of sanctions, including the inability of registered broker dealers to make a market in our stock, or investigation by regulatory authorities. Any such action or other negative results caused by our inability to meet our reporting requirements or comply with legal and regulatory requirements or by disclosure of an accounting, reporting or control issue could adversely affect the trading price of our stock and our business.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

We maintain sensitive data pertaining to our Company on our computer networks, including information about our research and development activities, our intellectual property and other proprietary business information. Our internal computer systems and those of third parties with which we contract may be vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures, despite the implementation of security measures. System failures, accidents or security breaches could cause interruptions to our operations, including material disruption of our research and development activities, result in significant data losses or theft of our intellectual property or proprietary business information, and could require substantial expenditures to remedy. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications or inappropriate disclosure of confidential or proprietary information, we could incur liability and our research and development programs could be delayed, any of which would harm our business and operations.

The United Kingdom’s vote to leave the European Union will have uncertain effects and could adversely affect us.

On June 23, 2016, eligible members of the electorate in the United Kingdom (U.K.) decided by referendum to leave the E.U., commonly referred to as "Brexit". On March 29, 2017, the U.K. formally notified the E.U. of its intention to withdraw pursuant to the Treaty on the E.U. The withdrawal of the U.K. from the E.U. will take effect either when agreed upon or, in the absence of such an agreement, two years after the U.K. provided its notice of withdrawal. It appears likely that this withdrawal will continue to involve a process of lengthy negotiations between the U.K. and the E.U. member states to determine the terms of the withdrawal as well as the U.K.’s relationship with the E.U. going forward. The effects of Brexit will depend on any agreements the U.K. makes to retain access to the E.U. markets either during a transitional period or more permanently. Since a significant proportion of the regulatory framework in the U.K. is derived from the E.U. directives and regulations, the referendum could materially change the regulatory regime applicable to the approval of any product candidates in the U.K.

Further, Brexit could adversely affect European and worldwide economic or market conditions and could contribute to instability in global financial markets. Brexit is likely to lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could adversely affect our business and financial condition.

Risks Related to the Development and Commercialization of our Product Candidates

Applications for regulatory approval, clearance or certification for commercialization of our products or elements of our supply chain may not be accepted, or if accepted, may be voluntarily withdrawn or eventually rejected, and the future success of our business is significantly dependent on the success of our being able to obtain regulatory approval, clearance or certification for our development stage candidates.

On July 17, 2017, we filed a 510(k) notification with the FDA for our AC5™ Topical Gel. As previously announced on December 18, 2017, we voluntarily withdrew the submission after receiving a communication from FDA near the end of the agency’s 90-day review period for a final decision on 510(k) notifications. The communication contained questions for which a comprehensive response could not be provided in the limited review time remaining on the submission. Given that it was not possible to respond in the time available, the Company made the decision to withdraw the 510(k) notification, but noted at the time that it remained committed to continued collaboration with FDA to appropriately address the outstanding questions and planned to submit a new 510(k) notification as soon as possible following further discussion with the agency. On March 12, 2018, we announced that we were utilizing the FDA’s pre-submission process to submit a proposed development strategy to the FDA to address the agency’s comments on our 510(k) notification. As indicated in that March 12, 2018 announcement, we determined that providing additional data to the FDA would be the most expeditious path forward for addressing the FDA’s comments, subject to any further comments that we may receive from the FDA.

On May 8, 2018, the Company announced that it would initiate the previously disclosed study designed to address FDA comments on Arch’s previous 510(k) notification for its AC5™ Topical Gel. The agency provided feedback via the pre-submission process and indicated that the proposed study design was acceptable to support the Company’s future marketing application. On June 15, 2018, the Company further announced that it completed enrollment for its human skin sensitization study and that applications of the Company’s AC5™ Topical Gel were underway for all subjects.

On October 1, 2018 the Company announced that it submitted a 510(k) notification to the FDA for its AC5™ Topical Gel (AC5) and received acknowledgement from the FDA that the submission has been received. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

In addition to our 510(k) notification, we filed our first CE Mark application in Europe in November 2018. The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020. We currently anticipate seeking regulatory approval for expanded indications, and to pursue internal use commercial opportunities for other AC5-related products through the premarket authorization process.

Our business plan is dependent on the success of our development stage product candidates.

Our business is currently focused almost entirely on the development and commercialization of our flagship development stage product candidates, known collectively as the AC5 devices. Our reliance on the AC5 devices means that, if we are not able to obtain regulatory approvals and market acceptance of at least one of those product candidates, our chances for success will be significantly reduced. We are also less likely to withstand competitive pressures if any of our competitors develops and obtains regulatory approval or certification for similar products faster than we can or that is otherwise more attractive to the market than the AC5 devices. Our current dependence on the AC5 devices increases the risk that our business will fail if our development efforts for the AC5 devices experience delays or other obstacles or are otherwise not successful.

The Chemistry, Manufacturing and Control (“CMC”) process may be challenging.

Because of the complexity of our lead product candidates, the CMC process, including but not limited to product scale-up activities and cGMP manufacturing for human use, may be difficult to complete successfully within the parameters required by the FDA or its foreign counterparts. Peptide formulation optimization is particularly challenging, and any delays could negatively impact our ability to conduct clinical trials and our subsequent commercialization timeline. Furthermore, we have, and the third parties with whom we may establish relationships may also have, limited experience with attempting to commercialize a self-assembling peptide as a medical device, which increases the risks associated with completing the CMC process successfully, on time, or within the projected budget. Failure to complete the CMC process successfully would impact our ability to complete product development activities, such as conducting clinical trials and submitting applications for regulatory approval, which could affect the long-term viability of our business.

Our principal product candidates are inherently risky because they are based on novel technologies.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of the AC5 devices creates significant challenges with respect to product development and optimization, engineering, manufacturing, scale-up, quality systems, pre-clinical in vitro and in vivo testing, government regulation and approval, third-party reimbursement and market acceptance. Our failure to overcome any one of those challenges could harm our operations, ability to complete additional clinical trials, and overall chances for success.

Any changes in our supply chain, including to the third party contract manufacturers, service providers, or other vendors, or in the processes that they employ could adversely affect us.

We are dependent on third-parties in our supply chain, including manufacturers, service providers, and other vendors, and the processes that they employ to make major and minor components of our products, and this dependence exposes us to risks associated with regulatory requirements, delivery schedules, manufacturing capability, quality control, quality assurance and costs. We make periodic changes within our supply chain, for example, as our business needs evolve; and/or if a third party does not perform as agreed or desired; and/or if we decide to add an additional manufacturer, service provider, or vendor where we were previously single sourced; and/or if processes are altered to meet evolving scale requirements. For instance, the Company is harmonizing its US and European product supply chains by adding a supplier and a manufacturing process, each of which are listed in the technical documentation under review in Europe, to the list of approved suppliers and processes for the production of the AC5 Topical Gel that it intends to sell in the United States. The Company has filed documentation with the FDA related to supply chain changes and will not use the new supplier and manufacturing processes or distribute product in the US until the FDA provides its approval. We can provide no assurance that the FDA will not require additional information or data, or that the changes or resulting product will prove acceptable to us or to the FDA. Because the regulatory interactions are taking longer than anticipated, the Company now expects that it will be authorized by the FDA to deliver initial AC5 Topical Gel inventory to physicians in the US in early 2020.

The manufacturing, production, and sterilization methods that we intend to be utilized are detailed and complex and are a difficult process to manage.

We intend to utilize third-party manufacturers to manufacture and sterilize our products. We believe that our proposed manufacturing methods make our choice of manufacturer and sterilizer critical, as they must possess sufficient expertise in synthetic organic chemistry and device manufacturing. If such manufacturers are unable to properly manufacture to product specifications or sterilize our products adequately, that could severely limit our ability to market our products.

Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our technology.

The Animal Welfare Act (“AWA”) is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, and feeding, watering and shipping conditions. Third parties with whom we contract are subject to registration, inspections and reporting requirements under the AWA. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and or obligations exist in many foreign jurisdictions. If our contractors or we fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.

If the FDA or similar foreign agencies or intermediaries impose requirements or an alternative product classification more onerous than we anticipate, our business could be adversely affected.

The development plan for our lead product candidates is based on our anticipation of pursuing the medical device regulatory pathway, and in February 2015 we received confirmation from The British Standards Institution (“BSI”), a Notified Body (which is a private commercial entity designated by the national government of a European Union (“EU”) member state as being competent to make independent judgments about whether a medical device complies with applicable regulatory requirements) in the EU, confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. The FDA and other regulatory authorities or related bodies separately determine the classification of AC5. The FDA also determined our current product to be a medical device. If the FDA or similar foreign agencies or intermediaries deem our product to be a member of a category other than a medical device, such as a drug or biologic, or impose additional requirements on our pre-clinical and clinical development than we presently anticipate, financing needs would increase, the timeline for product approval would lengthen, the program complexity and resource requirements world increase, and the probability of successfully commercializing a product would decrease. Any or all of those circumstances would materially adversely affect our business.

We are subject to extensive and dynamic medical device regulations outside of the United States, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products.

In the European Union, we are required to comply with applicable medical device directives, including the Medical Devices Directive, and obtain CE Marking in order to market medical device products. The CE Mark is applied following approval from an independent notified body or declaration of conformity. As is the case in the United States, the process of obtaining marketing approval or clearance from comparable agencies in foreign countries for new products, or with respect to enhancements or modifications to existing products, could:

•	take a significant period of time;

•	require the expenditure of substantial resources;

•	involve rigorous pre-clinical and clinical testing;

•	require extensive post-marketing surveillance;

•	require changes to products; and

•	result in limitations on the indicated uses of products.

In addition, exported devices are subject to the regulatory requirements of each country to which the device is exported. Most foreign countries possess medical devices regulations and require that they be applied to medical devices before they can be commercialized. There can be no assurance that we will receive the required approvals for our products on a timely basis or that any approval will not be subsequently withdrawn or conditioned upon extensive post-market study requirements.

Our global regulatory environment is becoming increasingly stringent and unpredictable, which could increase the time, cost and complexity of obtaining regulatory approvals for our products, as well as the clinical and regulatory costs of supporting those approvals. Several countries that did not have regulatory requirements for medical devices have established such requirements in recent years and other countries have expanded existing regulations. Certain regulators are exhibiting less flexibility by requiring, for example, the collection of local preclinical and/or clinical data prior to approval. While harmonization of global regulations has been pursued, requirements continue to differ significantly among countries. We expect the global regulatory environment to continue to evolve, which could impact our ability to obtain future approvals for our products and increase the cost and time to obtain such approvals. By way of example, the European Union regulatory bodies recently finalized a new Medical Device Regulation (“MDR”). The MDR changes several aspects of the existing regulatory framework, such as clinical data requirements, and introduces new ones, such as Unique Device Identification (“UDI”). We, and the Notified Bodies who will oversee compliance to the new MDR, face uncertainties in the upcoming years as the MDR is rolled out and enforced, creating risks in several areas, including the CE Marking process, data transparency and application review timetables.

If we are not able to secure and maintain relationships with third parties that are capable of conducting clinical trials on our product candidates and support our regulatory submissions, our product development efforts, and subsequent regulatory approvals could be adversely impacted.

Our management has limited experience in conducting preclinical development activities and clinical trials. As a result, we have relied and will need to continue to rely on third-party research institutions, organizations and clinical investigators to conduct our preclinical and clinical trials and support our regulatory submissions. If we are unable to reach agreement with qualified research institutions, organizations and clinical investigators on acceptable terms, or if any resulting agreement is terminated prior to the completion of our clinical trials, then our product development efforts could be materially delayed or otherwise harmed. Further, our reliance on third parties to conduct our clinical trials and support our regulatory submissions will provide us with less control over the timing and cost of those trials, the ability to recruit suitable subjects to participate in the trials, and the timing, cost, and probability of success for the regulatory submissions. Moreover, the FDA and other regulatory authorities require that we comply with standards, commonly referred to as good clinical practices (“GCP”), for conducting, recording and reporting the results of our preclinical development activities and our clinical trials, to assure that data and reported results are credible and accurate and that the rights, safety and confidentiality of trial participants are protected. Additionally, both we and any third-party contractor performing preclinical and clinical studies are subject to regulations governing the treatment of human and animal subjects in performing those studies. Our reliance on third parties that we do not control does not relieve us of those responsibilities and requirements. If those third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical development activities or clinical trials in accordance with regulatory requirements or stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Any of those circumstances would materially harm our business and prospects.

Any clinical trials that are planned or are conducted on our product candidates may not start or may fail.

Clinical trials are lengthy, complex and extremely expensive processes with uncertain expenditures and results and frequent failures. While the Company has completed its first clinical trial in Western Europe, clinical trials that are planned or which have or shall commence for any of our product candidates could be delayed or fail for a number of reasons, including if:

•	the FDA or other regulatory authorities, or other relevant decision-making bodies do not grant permission to proceed or place a trial on clinical hold due to safety concerns or other reasons;

•	sufficient suitable subjects do not enroll, enroll more slowly than anticipated or remain in our trials;

•	we fail to produce necessary amounts of product candidate;

•	subjects experience an unacceptable rate of efficacy of the product candidate;

•	subjects experience an unacceptable rate or severity of adverse side effects, demonstrating a lack of safety of the product candidate;

•	any portion of the trial or related studies produces negative or inconclusive results or other adverse events;

•	reports from preclinical or clinical testing on similar technologies and products raise safety and/or efficacy concerns;

•	third-party clinical investigators lose their licenses or permits necessary to perform our clinical trials, do not perform their clinical trials on the anticipated schedule or consistent with the clinical trial protocol, GCP or regulatory requirements, or other third parties do not perform data collection and analysis in a timely or accurate manner;

•	inspections of clinical trial sites by the FDA or an institutional review board (“IRB”) or other applicable regulatory authorities find violations that require us to undertake corrective action, suspend or terminate one or more testing sites, or prohibit us from using some or all of the resulting data in support of our marketing applications with the FDA or other applicable agencies;

•	manufacturing facilities of our third-party manufacturers are ordered by the FDA or other government or regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practices (“cGMP”) or other applicable requirements;

•	third-party contractors become debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements;

•	the FDA or other regulatory authorities impose requirements on the design, structure or other features of the clinical trials for our product candidates that we and/or our third-party contractors are unable to satisfy;

•	one or more IRB refuses to approve, suspends or terminates a trial at an investigational site, precludes enrollment of additional subjects, or withdraws its approval of the trial;

•	the FDA or other regulatory authorities seek the advice of an advisory committee of physician and patient representatives that may view the risks of our product candidates as outweighing the benefits;

•	the FDA or other regulatory authorities require us to expand the size and scope of the clinical trials, which we may not be able to do; or

•	the FDA or other regulatory authorities impose prohibitive post-marketing restrictions on any of our product candidates that attain regulatory approval.

Any delay or failure of one or more of our clinical trials may occur at any stage of testing. Any such delay could cause our development costs to materially increase, and any such failure could significantly impair our business plans, which would materially harm our financial condition and operations.

We cannot market and sell any product candidate in the U.S. or in any other country or region if we fail to obtain the necessary regulatory approvals, clearances or certifications from applicable government agencies.

We cannot sell our product candidates in any country until regulatory agencies grant marketing approval, clearance or other required certification. The process of obtaining such approval is lengthy, expensive and uncertain. If we are able to obtain such approvals for our lead product candidate or any other product candidate we may pursue, which we may never be able to do, it would likely be a process that takes many years to achieve.

To obtain marketing approvals in the U.S. for our product candidates, we believe that we must, among other requirements, complete carefully controlled and well-designed clinical trials sufficient to demonstrate to the FDA that the product candidate is safe and effective for each indication for which we seek approval. As described above, many factors could cause those trials to be delayed or to fail.

We believe that the pathway to marketing approval in the U.S. for our lead product candidate for internal use will likely require the process of FDA Premarket Approval (“PMA“) for the product, which is based on novel technologies and likely will be classified as a Class III medical device. This approval pathway can be lengthy and expensive, and is estimated to take from one to three years or longer from the time the PMA application is submitted to the FDA until approval is obtained, if approval can be obtained at all.

Similarly, to obtain approval to market our product candidates outside of the U.S., we will need to submit clinical data concerning our product candidates to and receive marketing approval or other required certifications from governmental or other agencies in those countries, which in certain countries includes approval of the price we intend to charge for a product. For instance, in order to obtain the certification needed to market our lead product candidate in the EU, we believe that we will need to obtain a CE mark for the product, which entails scrutiny by applicable regulatory agencies and bears some similarity to the PMA process, including completion of one or more successful clinical trials.

We may encounter delays or rejections if changes occur in regulatory agency policies, if difficulties arise within regulatory or related agencies such as, for instance, any delays in their review time, or if reports from preclinical and clinical testing on similar technology or products raise safety and/or efficacy concerns during the period in which we develop a product candidate or during the period required for review of any application for marketing approval or certification.

Any difficulties we encounter during the approval or certification process for any of our product candidates would have a substantial adverse impact on our operations and financial condition and could cause our business to fail.

We cannot guarantee that we will be able to effectively market our product candidates.

A significant part of our success depends on the various marketing strategies we plan to implement. Our business model has historically focused solely on product development, and we have never attempted to commercialize any product. There can be no assurance as to the success of any such marketing strategy that we develop or that we will be able to build a successful sales and marketing organization. If we cannot effectively market those products we seek to commercialize directly, such products’ prospects will be harmed.

Any product for which we obtain required regulatory approvals could be subject to post-approval regulation, and we may be subject to penalties if we fail to comply with such post-approval requirements.

Any product for which we are able to obtain marketing approval or other required certifications, and for which we are able to obtain approval of the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable foreign regulatory authorities, including through periodic inspections. These requirements include, without limitation, submissions of safety and other post-marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents. Maintaining compliance with any such regulations that may be applicable to us or our product candidates in the future would require significant time, attention and expense. Even if marketing approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or other conditions of approval, or may contain requirements for costly and time consuming post-marketing approval testing and surveillance to monitor the safety or efficacy of the product. Discovery after approval of previously unknown problems with any approved product candidate or related manufacturing processes, or failure to comply with regulatory requirements, may result in consequences to us such as:

•	restrictions on the marketing or distribution of a product, including refusals to permit the import or export of the product;

•	the requirement to include warning labels on the products;

•	withdrawal or recall of the products from the market;

•	refusal by the FDA or other regulatory agencies to approve pending applications or supplements to approved applications that we may submit;

•	suspension of any ongoing clinical trials;

•	fines, restitution or disgorgement of profits or revenue;

•	suspension or withdrawal of marketing approvals or certifications; or

•	civil or criminal penalties.

If any of our product candidates achieves required regulatory marketing approvals or certifications in the future, the subsequent occurrence of any such post-approval consequences would materially adversely affect our business and operations.

Current or future legislation may make it more difficult and costly for us to obtain marketing approval or other certifications of our product candidates.

In 2007, the Food and Drug Administration Amendments Act of 2007 (“FDAAA”) was adopted. This legislation grants significant powers to the FDA, many of which are aimed at assuring the safety of medical products after approval. For example, the FDAAA grants the FDA authority to impose post-approval clinical study requirements, require safety-related changes to product labeling and require the adoption of complex risk management plans. Pursuant to the FDAAA, the FDA may require that a new product be used only by physicians with specialized training, only in specified health care settings, or only in conjunction with special patient testing and monitoring. The legislation also includes requirements for disclosing clinical study results to the public through a clinical study registry, and renewed requirements for conducting clinical studies to generate information on the use of products in pediatric patients. Under the FDAAA, companies that violate these laws are subject to substantial civil monetary penalties. The requirements and changes imposed by the FDAAA, or any other new legislation, regulations or policies that grant the FDA or other regulatory agencies additional authority that further complicates the process for obtaining marketing approval and/or further restricts or regulates post-marketing approval activities, could make it more difficult and more costly for us to obtain and maintain approval of any of our product candidates.

Public perception of ethical and social issues may limit or discourage the type of research we conduct.

Our clinical trials will involve human subjects, and third parties with whom we contract also conduct research involving animal subjects. Governmental authorities could, for public health or other purposes, limit the use of human or animal research or prohibit the practice of our technology. Further, ethical and other concerns about our or our third-party contractors’ methods, particularly the use of human subjects in clinical trials or the use of animal testing, could delay our research and preclinical and clinical trials, which would adversely affect our business and financial condition.

Use of third parties to manufacture our product candidates may increase the risk that preclinical development, clinical development and potential commercialization of our product candidates could be delayed, prevented or impaired.

We have limited personnel with experience in medical device development and manufacturing, do not own or operate manufacturing facilities, and generally lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We currently intend to outsource all or most of the clinical and commercial manufacturing and packaging of our product candidates to third parties. However, we have not established long-term agreements with any third-party manufacturers for the supply of any of our product candidates. There are a limited number of manufacturers that operate under cGMP regulations and that are capable of and willing to manufacture our lead product candidates utilizing the manufacturing methods that are required to produce our product candidates, and our product candidates will compete with other product candidates for access to qualified manufacturing facilities. If we have difficulty locating third-party manufacturers to develop our product candidates for preclinical and clinical work, then our product development programs will experience delays and otherwise suffer. We may also be unable to enter into agreements for the commercial supply of products with third-party manufacturers in the future, or may be unable to do so when needed or on acceptable terms. Any such events could materially harm our business.

Reliance on third-party manufacturers entails risks to our business, including without limitation:

•	the failure of the third-party to maintain regulatory compliance, quality assurance, and general expertise in advanced manufacturing techniques and processes that may be necessary for the manufacture of our product candidates;

•	limitations on supply availability resulting from capacity and scheduling constraints of the third parties;

•	failure of the third-party manufacturers to meet the demand for the product candidate, either from future customers or for preclinical or clinical trial needs;

•	the possible breach of the manufacturing agreement by the third-party; and

•	the possible termination or non-renewal of the agreement by the third-party at a time that is costly or inconvenient for us.

The failure of any of our contract manufacturers to maintain high manufacturing standards could result in harm to clinical trial, participants or patients using the products. Such failure could also result in product liability claims, product recalls, product seizures or withdrawals, delays or failures in testing or delivery, cost overruns or other problems that could seriously harm our business or profitability. Further, our contract manufacturers will be required to adhere to FDA and other applicable regulations relating to manufacturing practices. Those regulations cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our product candidates and any products that we may commercialize in the future. The failure of our third-party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval or other required certifications of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business, financial condition and operations.

Materials necessary to manufacture our product candidates may not be available on time, on commercially reasonable terms, or at all, which may delay or otherwise hinder the development and commercialization of those product candidates.

We will rely on the manufacturers of our product candidates to purchase from third-party suppliers the materials necessary to produce the compounds for preclinical and clinical studies, and may continue to rely on those suppliers for commercial distribution if we obtain marketing approval or other required certifications for any of our product candidates. The materials to produce our products may not be available when needed or on commercially reasonable terms, and the prices for such materials may be susceptible to fluctuations. We do not have any control over the process or timing of the acquisition of these materials by our manufacturers. Moreover, we currently do not have any agreements relating to the commercial production of any of these materials. If these materials cannot be obtained for our preclinical and clinical studies, product testing and potential regulatory approval of our product candidates would be delayed, which would significantly impact our ability to develop our product candidates and materially adversely affect our ability to meet our objectives and obtain operations success.

We may not be successful in maintaining or establishing collaborations, which could adversely affect our ability to develop and, if required regulatory approvals are obtained, commercialize our product candidates.

If required regulatory approvals are obtained for any of our product candidates, then we may consider entering into additional collaboration arrangements with medical technology, pharmaceutical or biotechnology companies and/or seek to establish strategic relationships with marketing partners for the development, sale, marketing and/or distribution of our products within or outside of the U.S. If we elect to expand our current relationship with NUIG and/or seek additional collaborators in the future but are unable to reach agreements with NUIG and/or such other collaborators, as applicable, then we may fail to meet our business objectives for the affected product or program. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement, and we may not be successful in our efforts, if any, to establish and implement additional collaborations or other alternative arrangements. The terms of any collaboration or other arrangements that we establish may not be favorable to us, and the success of any such collaboration will depend heavily on the efforts and activities of our collaborators. Any failure to engage successful collaborators could cause delays in our product development and/or commercialization efforts, which could harm our financial condition and operational results.

We compete with other pharmaceutical and medical device companies, including companies that may develop products that make our product candidates less attractive or obsolete.

The medical device, pharmaceutical and biotechnology industries are highly competitive. If our product candidates become available for commercial sale, we will compete in that competitive marketplace. There are several products on the market or in development that could be competitors with our lead product candidates. Further, most of our competitors have greater resources or capabilities and greater experience in the development, approval and commercialization of medical devices or other products than we do. We may not be able to compete successfully against them. We also compete for funding with other companies in our industry that are focused on discovering and developing novel improvements in surgical bleeding prevention.

We anticipate that competition in our industry will increase. In addition, the healthcare industry is characterized by rapid technological change, resulting in new product introductions and other technological advancements. Our competitors may develop and market products that render our lead product candidate or any future product candidate we may seek to develop non-competitive or otherwise obsolete. Any such circumstances could cause our operations to suffer.

If we fail to generate market acceptance of our product candidates and establish programs to educate and train surgeons as to the distinctive characteristics of our product candidates, we will not be able to generate revenues on our product candidates.

Acceptance in the marketplace of our lead product candidates depends in part on our and our third-party contractors’ ability to establish programs for the training of surgeons in the proper usage of those product candidates, which will require significant expenditure of resources. Convincing surgeons to dedicate the time and energy necessary to properly train to use new products and techniques is challenging, and we may not be successful in those efforts. If surgeons are not properly trained, they may ineffectively use our product candidates. Such misuse could result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us. Accordingly, even if our product candidates are superior to alternative treatments, our success will depend on our ability to gain and maintain market acceptance for those product candidates among certain select groups of the population and develop programs to effectively train them to use those products. If we fail to do so, we will not be able to generate revenue from product sales and our business, financial condition and results of operations will be adversely affected.

We face uncertainty related to pricing, reimbursement and healthcare reform, which could reduce our potential revenues.

If our product candidates are approved for commercialization, any sales will depend in part on the availability of direct or indirect coverage and reimbursement from third-party payers such as government insurance programs, including Medicare and Medicaid, private health insurers, health maintenance organizations and other healthcare related organizations. If our product candidates obtain marketing approval, pricing and reimbursement may be uncertain. Both the federal and state governments in the U.S. and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of healthcare. Further, federal, state and foreign healthcare proposals and reforms could limit the prices that can be charged for the product candidates that we may develop, which may limit our commercial opportunity. Adoption of our product candidates by the medical community may be limited if doctors and hospitals do not receive adequate partial or full reimbursement for use of our products or procedures in which our products are used, if any are commercialized. In some foreign jurisdictions, marketing approval or allowance could be dependent upon pre-marketing price negotiations. As a result, any denial of private or government payer coverage or inadequate reimbursement for procedures performed using our products, before or upon commercialization, could harm our business and reduce our prospects for generating revenue.

In addition, the U.S. Congress recently adopted legislation regarding health insurance. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the U.S., including modifications to the existing system of private payers and government programs, such as Medicare, Medicaid and State Children’s Health Insurance Program, creation of a government-sponsored healthcare insurance source, or some combination of those, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact reimbursement for medical devices such as our product candidates. If reimbursement for our approved product candidates, if any, is substantially less than we expect, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

The use of our product candidates in human subjects may expose us to product liability claims, and we may not be able to obtain adequate insurance or otherwise defend against any such claims.

We face an inherent risk of product liability claims and currently have clinical trial liability coverage. We will need to obtain additional product liability insurance coverage if and when we begin commercialization of any of our product candidates. If claims against us exceed any applicable insurance coverage we may obtain, then our business could be adversely impacted. Regardless of whether we would be ultimately successful in any product liability litigation, such litigation could consume substantial amounts of our financial and managerial resources, which could significantly harm our business.

Risks Related to our Intellectual Property

If we are unable to obtain and maintain protection for intellectual property rights that we own, seek, or have licensed from other parties, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability to obtain and maintain protection in the U.S. and other countries for the intellectual property rights covering or incorporated into our technology and products. The ability to obtain patents covering technology in the field of medical devices generally is highly uncertain and involves complex legal, technical, scientific and factual questions. We may not be able to obtain and maintain patent protection relating to our technology or products. Many of our owned or licensed patent applications are pending. Even if issued, patents issued or licensed to us may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, or determined not to cover our product candidates or our competitors’ products, which could limit our ability to stop competitors from marketing identical or similar products. Because our patent portfolio includes certain patents and applications that are in-licensed on a non-exclusive basis, other parties may be able to develop, manufacture, market and sell products with similar features covered by the same patent rights and technologies, which in turn could significantly undercut the value of any of our product candidates and adversely affect our business. Our licensed MIT European patent No. 1879606 was opposed; however, this patent was maintained in amended form following an administrative hearing. Both parties have appealed this decision. A decision is not expected before the end of 2020. If the Opponents prevail in the appeal, European Patent No. 1879606 will be fully or partially invalidated, resulting in potential loss of rights. European patent No. 2581097 was opposed. The Opposition Division revoked the patent. This decision was appealed. If the Opponent prevails in the appeal, European Patent No. 2581097 could be fully or partially invalidated, resulting in potential loss of rights. Further, we cannot be certain that we were the first to make the inventions claimed in the patents we own or license, or that protection of the inventions set forth in those patents was the first to be filed in the U.S. Third parties that have filed patents or patent applications covering similar technologies or processes may challenge our claim of sole right to use the intellectual property covered by the patents we own or exclusively license. Moreover, changes in applicable intellectual property laws or interpretations thereof in the U.S. and other countries may diminish the value of our intellectual property rights or narrow the scope of our patent protection. Any failure to obtain or maintain adequate protection for our intellectual property would materially harm our business, product development programs and prospects. In addition, our proprietary information, trade secrets and know-how are important components of our intellectual property rights. We seek to protect our proprietary information, trade secrets, know-how and confidential information, in part, with confidentiality agreements with our employees, corporate partners, outside scientific collaborators, sponsored researchers, consultants and other advisors. We also have invention or patent assignment agreements with our employees and certain consultants and advisors. If our employees or consultants breach those agreements, we may not have adequate remedies for any of those breaches. In addition, our proprietary information, trade secrets and know-how may otherwise become known to or be independently developed by others. Enforcing a claim that a party illegally obtained and/or for which a party is using our proprietary information, trade secrets and/or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to defend, enforce and/or determine the scope of our intellectual property rights, and failure to obtain or maintain protection thereof could adversely affect our competitive business position and results of operations.

Many of our owned or licensed patent applications are pending, and our patent portfolio includes certain patents and applications that are in-licensed on a non-exclusive basis.

As of October 29, 2019, we either own or license from others a number of U.S. patents, U.S. patent applications, foreign patents and foreign patent applications.

Five patent portfolios assigned to Arch Biosurgery, Inc. include a total of 34 patents and pending applications in a total of nine jurisdictions, including eleven patents and pending applications in the US. These portfolios cover self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof, including six issued US patents (US 9,415,084; US 9,162,005; US 9,789,157; US 9,821,022; US 9,339,476; and US 10,314,886) that expire between 2026 and 2034 (absent patent term extension) as well as thirteen patents that have been either allowed, issued or granted in foreign jurisdictions.

We have entered into a license agreement with Massachusetts Institute of Technology and Versitech Limited (“MIT”) pursuant to which we have been granted exclusive rights under two portfolios of patents and non-exclusive rights under another three portfolios of patents.

The two portfolios exclusively licensed from MIT include a total of 22 patents and pending applications drawn to self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof in a total of nine jurisdictions. The portfolios include five issued US patents (US 9,511,113; US 9,084,837; US 10,137,166; US 9,327,010; and US 9,364,513) that expire between 2026 and 2027 (absent patent term extension), as well as fourteen patents that have been either allowed, issued or granted in foreign jurisdictions.

The three portfolios non-exclusively licensed from MIT include a number of US and foreign applications, including four issued US patents (US 7,449,180; US 7,846,891; US 7,713,923; and US 8,901,084) that expire between 2021 and 2024 (absent patent term extension), as well as four patents that have been either allowed, issued or granted in foreign jurisdictions.

If we lose certain intellectual property rights owned by third parties and licensed to us, our business could be materially harmed.

We have entered into certain in-license agreements with MIT and with certain other third parties, and may seek to enter into additional in-license agreements relating to other intellectual property rights in the future. To the extent we and our product candidates rely heavily on any such in-licensed intellectual property, we are subject to our and the counterparty’s compliance with the terms of such agreements in order to maintain those rights. Presently, we, our lead product candidates and our business plans are dependent on the patent and other intellectual property rights that are licensed to us under our license agreement with MIT. Although that agreement has a durational term through the life of the licensed patents, it also imposes certain diligence, capital raising, and other obligations on us, our breach of which could permit MIT to terminate the agreement. Further, we are responsible for all patent prosecution and maintenance fees under that agreement, and a failure to pay such fees on a timely basis could also entitle MIT to terminate the agreement. Any failure by us to satisfy our obligations under our license agreement with MIT or any other dispute or other issue relating to that agreement could cause us to lose some or all of our rights to use certain intellectual property that is material to our business and our lead product candidates, which would materially harm our product development efforts and could cause our business to fail.

If we infringe or are alleged to infringe the intellectual property rights of third parties, our business and financial condition could suffer.

Our research, development and commercialization activities, as well as any product candidates or products resulting from those activities, may infringe or be accused of infringing a patent or other intellectual property under which we do not hold a license or other rights. Third parties may own or control those patents or other rights in the U.S. or abroad, and could bring claims against us that would cause us to incur substantial time, expense, and diversion of management attention. If a patent or other intellectual property infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales, if any, of the applicable product or product candidate that is the subject of the suit. In order to avoid or settle potential claims with respect to any of the patent or other intellectual property rights of third parties, we may choose or be required to seek a license from a third-party and be required to pay license fees or royalties or both. Any such license may not be available on acceptable terms, or at all. Even if we or our future collaborators were able to obtain a license, the rights granted to us or them could be non-exclusive, which could result in our competitors gaining access to the same intellectual property rights and materially negatively affecting the commercialization potential of our planned products. Ultimately, we could be prevented from commercializing one or more product candidates, or be forced to cease some aspects of our business operations, if, as a result of actual or threatened infringement claims, we are unable to enter into licenses on acceptable terms or at all or otherwise settle such claims. Further, if any such claims were successful against us, we could be forced to pay substantial damages. Any of those results could significantly harm our business, prospects and operations.

Risks Related to Ownership of our Common Stock

There is not now, and there may not ever be, an active market for our Common Stock, which trades in the over-the-counter market in low volumes and at volatile prices.

There currently is a limited market for our Common Stock. Although our Common Stock is quoted on the OTCQB, an over-the-counter quotation system, trading of our Common Stock is extremely limited and sporadic and generally at very low volumes. Further, the price at which our Common Stock may trade is volatile and we expect that it will continue to fluctuate significantly in response to various factors, many of which are beyond our control. The stock market in general, and securities of small-cap companies driven by novel technologies in particular, has experienced extreme price and volume fluctuations in recent years. Continued market fluctuations could result in further volatility in the price at which our Common Stock may trade, which could cause its value to decline. To the extent we seek to raise capital in the future through the issuance of equity, those efforts could be limited or hindered by low and/or volatile market prices for our Common Stock.

We do not now meet the initial listing standards of the Nasdaq Stock Market or any other national securities exchange. We presently anticipate that our Common Stock will continue to be quoted on the OTCQB or another over-the-counter quotation system. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our Common Stock, and may find few buyers to purchase their stock and few market makers to support its price.

A more active market for our Common Stock may never develop. As a result, investors must bear the economic risk of holding their shares of our Common Stock for an indefinite period of time.

Our Common Stock is a “penny stock.”

The SEC has adopted regulations that generally define “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is, and is expected to continue to be in the near term, less than $5.00 per share and is therefore a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. Those rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of our stockholders to sell their shares of our Common Stock. In addition, if our Common Stock continues to be quoted on the OTCQB as we expect, then our stockholders may find it difficult to obtain accurate quotations for our stock, and may find few buyers to purchase our stock and few market makers to support its price.

If we issue additional shares in the future, including issuances of shares upon exercise of the Series I Warrants, Placement Agent Warrants, Series H Warrants, Series G Warrants, Series F Warrants, Series E Warrants, and/or the Series D Warrants, our existing stockholders will be diluted.

Our articles of incorporation authorize the issuance of up to 300,000,000 shares of Common Stock. In connection with the October 2019 Financing that closed on October 18, 2019, we issued an aggregate of 14,285,714 shares of our Common Stock, which equaled approximately 8% of the 173,577,233 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the October 2019 Financing. Upon the closing of the October 2019 Financing, we also issued Series I Warrants to acquire up to an additional 14,285,714 shares of our Common Stock at an initial exercise price of $0.22 per share and additional warrants to acquire up to an additional 1,071,429 shares of our Common Stock at an initial exercise price of $0.21875 per share to designees of H.C. Wainwright & Co., LLC, the placement agent that the Company engaged in connection with the October 2019 Financing (the “Placement Agent Warrants”). As of November 18, 2019 up to 14,285,714 shares may be acquired upon the exercise of the Series I Warrants and up to 1,071,429 shares may be acquired upon the exercise of the Placement Agent Warrants.

In connection with the financing that closed on May 14, 2019 (the “2019 Financing”), we issued an aggregate of 8,615,384 shares of our Common Stock, which equaled approximately 5% of the 164,961,849 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2019 Financing. Upon the closing of the 2019 Financing, we also issued Series H Warrants to acquire up to an additional 8,615,384 shares of our Common Stock at an initial exercise price of $0.40 per share. As of November 18, 2019 up to 8,615,384 shares may be acquired upon the exercise of the Series H Warrants.

In connection with the 2018 Financing that closed on July 2, 2018, we issued an aggregate of 9,070,000 shares of our Common Stock, which equaled approximately 6% of the 154,052,013 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2018 Financing. Upon the closing of the 2018 Financing, we also issued Series G Warrants to acquire up to an additional 6,802,500 shares of our Common Stock at an initial exercise price of $0.70 per share. As of November 18, 2019 up to 6,802,500 shares may be acquired upon the exercise of the Series G Warrants.

In connection with the 2017 Financing that closed on February 24, 2017, we issued an aggregate of 10,166,664 shares of our Common Stock, which equaled approximately 7% of the 136,745,712 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2017 Financing. Upon the closing of the 2017 Financing, we also issued Series F Warrants to acquire up to an additional 5,591,664 shares of our Common Stock at an initial exercise price of $0.75 per share. As of November 18, 2019 up to 5,591,664 shares may be acquired upon the exercise of the Series F Warrants.

In connection with the 2016 Private Placement Financing that closed on May 26, 2016, we issued an aggregate of 9,418,334 shares of our Common Stock, which equaled approximately 8% of the 118,592,070 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2016 Private Placement Financing. Upon the closing of the 2016 Private Placement Financing, we also issued Series E Warrants to acquire up to an additional 7,063,748 shares of our Common Stock at an initial exercise price of $0.4380 per share. As of November 18, 2019 up to 4,214,582 shares may be acquired upon the exercise of the Series E Warrants. Similarly, in connection with our private placement financing that concluded on July 2, 2015 (“2015 Private Placement Financing”), we issued an aggregate of 14,390,754 shares of our Common Stock, which equaled approximately 18% of the 78,766,487 shares of our Common Stock that were issued and outstanding immediately prior to the commencement of the 2015 Private Placement Financing. Upon the closing of the 2015 Private Placement Financing, we also issued Series D Warrants to acquire up to an additional 14,390,754 shares of our Common Stock at an initial exercise price of $0.25 per share. As of November 18, 2019, up to 8,974,389 shares may be acquired upon the exercise of the Series D Warrants.

Additionally, as of November 18, 2019, 7,190,443 shares of Common Stock were reserved for future issuance under the 2013 Plan, of which 15,807,911 shares are subject to outstanding option awards granted under the 2013 Plan at exercise prices ranging from $0.17 to $0.65 per share and with a weighted average exercise price of $0.40 per share and the numbers issuable under the 2013 Plan will increase by up to 3 million shares on the first business day of each following fiscal year as set forth in the 2013 Plan. Finally, in addition to the Series I Warrants, Placement Agent Warrants, Series H Warrants granted in connection with the 2019 Financing, the Series G Warrants granted in connection with the 2018 Financing, the Series F Warrants granted in connection with the 2017 Financing, the Series E Warrants granted in connection with the 2016 Private Placement Financing, and the Series D Warrants granted in connection with the 2015 Private Placement Financing, there are currently outstanding warrants to acquire up to 145,985 shares of our Common Stock. Any future grants of options, warrants or other securities exercisable or convertible into our Common Stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our Common Stock.

In addition to capital raising activities, other possible business and financial uses for our authorized Common Stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of Common Stock, issuing shares of our Common Stock to partners in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans, compensating consultants by issuing shares or options to purchase shares of our Common Stock, or other transactions and corporate purposes that our Board of Directors deems are in the Company’s best interest. By way of example, on (i) August 9, 2016, we issued 225,000 shares of restricted stock and options to purchase up to an additional 375,000 shares of Common Stock at an exercise price of price of $0.72 per share in connection with our entrance into a consulting agreement with Acorn Management Partners, LLC (“Acorn”) in consideration of the services to be provided under and in accordance with the terms of such consulting agreement; and (ii) August 6, 2015, we issued an aggregate of 600,000 shares of restricted stock in connection with our entrance into separate consulting agreements with two investor relations firms, Excelsior Global Advisors LLC and Acorn, in each case in consideration of the services to be provided under and in accordance with the terms of each consulting agreement. Additionally, shares of Common Stock could be used for anti-takeover purposes or to delay or prevent changes in control or management of the Company. We cannot provide assurances that any issuances of Common Stock will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our Common Stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Future sales of our Common Stock or rights to purchase Common Stock, or the perception that such sales could occur, could cause our stock price to fall.

As noted above under the risk factor entitled, “ We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail,” as of November 18, 2019 we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. Any such sales of our Common Stock by us or resale of our Common Stock by our existing stockholders could cause the market price of our Common Stock to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for our shares.

There may be additional risks because we completed a reverse merger transaction in June 2013.

Additional risks may exist because we completed a “reverse merger” transaction in June 2013. Securities analysts of major brokerage firms may not provide coverage of the Company because there may be little incentive to brokerage firms to recommend the purchase of our Common Stock. There may also be increased scrutiny by the SEC and other government agencies and holders of our securities due to the nature of the transaction, as there has been increased focus on transactions such as the Merger in recent years. Further, since the Company existed as a “shell company” under applicable rules of the SEC up until the closing of the Merger on June 26, 2013, there will be certain restrictions and limitations on the Company going forward relating to any potential future issuances of additional securities to raise funding and compliance with applicable SEC rules and regulations.

The Company may have material liabilities that were not discovered before the closing of the Merger.

The Company may have material liabilities that were not discovered before the consummation of the Merger. We could experience losses as a result of any such unasserted liabilities that are eventually found to be incurred, which could materially harm our business and financial condition. Although the Merger Agreement contained customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the Company’s prior owners or principals in the event those prove to be untrue. As a result, the stockholders of the Company bear risks relating to any such unknown or unasserted liabilities.

Certain of our directors and officers own a significant percentage of our capital stock and are able to exercise significant influence over the Company.

Certain of our directors and executive officers own a significant percentage of our outstanding capital stock. As of November 18, 2019, Dr. Terrence W. Norchi, our Chairman of the Board, President and Chief Executive Officer, James R. Sulat, a director and Punit Dhillon, a director beneficially own (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) approximately 10% of our shares of Common Stock. Accordingly, these members of our Board of Directors and management team have substantial voting power to approve matters requiring stockholder approval, including without limitation the election of directors, and have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of our Company, even if such a change in control would be beneficial to our stockholders.

The elimination of monetary liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation eliminate the personal liability of our directors and officers to our Company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our amended and restated bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company in the U.S., and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act. The costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, has caused, and could continue to cause, our operational expenses to remain at higher levels or continue to increase.

Our present management team has limited experience in managing public companies. It will be time consuming, difficult and costly for our management team to acquire additional expertise and experience in operating a public company, and to develop and implement the additional internal controls and reporting procedures required by Sarbanes-Oxley and other applicable securities laws.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144. In addition, any shares of our Common Stock that are held by affiliates, including any that are registered, will be subject to the resale restrictions of Rule 144.

Rule 144 imposes requirements on us and our stockholders that must be met in order to effect a sale thereunder. As a result, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant additional time and cash resources and which we presently have no intention to pursue. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash. We were a shell company prior to the closing of the Merger, and such status could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned), and could cause the value of our securities to decline. In addition, any shares held by affiliates, including shares received in any registered offering, will be subject to certain additional requirements in order to effect a sale of such shares under Rule 144.

We do not intend to pay cash dividends on our capital stock in the foreseeable future.

We have never declared or paid any dividends on our shares and do not anticipate paying any such dividends in the foreseeable future. Any future payment of cash dividends would depend on our financial condition, contractual restrictions, solvency tests imposed by applicable corporate laws, results of operations, anticipated cash requirements and other factors and will be at the discretion of our Board of Directors.

We are at risk of securities class action litigation that could result in substantial costs and divert management’s attention and resources.

In the past, securities class action litigation has been brought against companies following periods of volatility of its securities in the marketplace, particularly following a company’s initial public offering. Due to the volatility of our stock price, we could be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

SELLING SECURITYHOLDERS

This prospectus covers the resale from time to time by the selling securityholders identified in the table below of up to an aggregate of 17,587,461 shares of our Common Stock that were either previously issued or are issuable upon the exercise of our Series D Warrants and Series E Warrants that were issued in the 2015 Private Placement Financing and 2016 Private Placement Financing (and together with the 2015 Private Placement Financing, the “Private Placement Financings”), respectively, and consist of (i) 2,131,491 shares of Common Stock and Series D Warrants exercisable for 8,929,231 shares of Common Stock that were initially issued in the 2015 Private Placement Financing; and (ii) 2,394,990 shares of Common Stock and Series E Warrants exercisable for 4,131,749 shares of Common Stock that were initially issued in the 2016 Private Placement Financing. For additional information regarding the issuance of the shares of Common Stock and the Series E Warrants, see the description under “PROSPECTUS SUMMARY | THE TRANSACTIONS | 2015 PRIVATE PLACEMENT FINANCING” and “PROSPECTUS SUMMARY | THE TRANSACTIONS | 2016 PRIVATE PLACEMENT FINANCING” elsewhere in this prospectus.

We are registering the shares of Common Stock hereby in order to permit the selling securityholders identified in the table below to offer the shares for resale from time to time. Because the shares of Commons Stock issuable upon the exercise of our Series D Warrants and Series E Warrants are subject to adjustments if our shares of Common Stock are subdivided or combined (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) and our Series D Warrants and Series E Warrants permit, in certain circumstances, the “cashless” exercise thereof, the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus.

The table below (i) lists the selling securityholders and other information regarding the beneficial ownership (except with respect to Column 2, as determined under Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) of our Common Stock by each of the selling securityholders (including securities issued in transactions unrelated to the Private Placement Financings, if any); (ii) has been prepared based upon information furnished to us by the selling securityholders; and, (iii) to our knowledge, is accurate as of the date of this prospectus. The selling securityholders may sell all, some or none of their shares in this offering. See the disclosure under the heading “PLAN OF DISTRIBUTION” elsewhere in this prospectus. The selling securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
Name of Selling Securityholder	Number of Shares of Common Stock Issued and Issuable (1)	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Number of Shares of Common Stock Beneficially Owned After This Offering (4)	Percentage of Shares of Common Stock Beneficially Owned After This Offering (5)
Ana Parker (6)	25,586,965	14,244,291	7,293,829	13,033,796	6.75%
C. Richard Childress (7)	534,166	534,166	455,000	79,166	0.04%
Charles and Lisa J. Cunning (8)	200,000	200,000	200,000	0	0.00%
Condorcet UK LP (9)	1,526,943	1,526,943	1,526,943	0	0.00%
CVI Investments, Inc. (10)	3,588,833	3,588,833	255,500	3,333,333	1.74%
David Cornett (11)	113,637	113,637	113,637	0	0.00%
Drake Partners Equity, LLC (12)	110,606	110,606	110,606	0	0.00%
Empery Asset Master, Ltd (13)	285,450	285,450	285,450	0	0.00%

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
Name of Selling Securityholder	Number of Shares of Common Stock Issued and Issuable (1)	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (2)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Number of Shares of Common Stock Beneficially Owned After This Offering (4)	Percentage of Shares of Common Stock Beneficially Owned After This Offering (5)
Empery Tax Efficient II, LP (13)	265,200	265,200	265,200	0	0.00%
Empery Tax Efficient, LP (13)	199,350	199,350	199,350	0	0.00%
Hudson Bay Master Fund Ltd. (14)	487,500	487,500	487,500	0	0.00%
Intracoastal Capital, LLC (15)	8,677,482	8,677,482	306,045	8,371,437	4.28%
James M. McKeone (16)	1,054,925	1,054,925	1,054,925	0	0.00%
Jonathan J. Galli (17)	600,000	600,000	600,000	0	0.00%
Karen Carlin Woodard (18)	349,774	349,774	349,774	0	0.00%
Keyes Sulat Revocable Trust (19)	1,505,979	1,505,979	1,103,536	402,443	0.21%
Lorraine A. Malanga (20)	349,774	349,774	349,774	0	0.00%
P. Timothy Connolly (21)	481,250	481,250	481,250	0	0.00%
Popham Management, LLC (22)	2,145,203	2,145,203	1,395,203	750,000	0.40%
Stephanie Plent (23)	331,439	331,439	331,439	0	0.00%
Steve Lahiji (24)	300,000	300,000	300,000	0	0.00%
Vikas Gulati and Mirela Gulati (25)	183,500	183,500	122,500	61,000	0.03%
Total	48,877,976	37,535,302	17,587,461	26,031,175	13.46%

(1)	Reflects the total number of shares of Common Stock held or issuable to each selling securityholder including, to the extent applicable, (a) all remaining securities issued in the 2015 Private Placement Financing, in each case without regard to ownership limitations on the exercise of certain of the Series D Warrants issued in the 2015 Private Placement Financing and as described in footnote (2) below; (b) all remaining securities issued in the 2016 Private Placement Financing, in each case without regard to ownership limitations on the exercise of certain of the Series E Warrants issued in the 2016 Private Placement Financing and as described in footnote (2) below; (c) all remaining securities issued in our registered direct offering that we completed on February 24, 2017 (the “2017 Registered Direct Offering”), in each case without regard to ownership limitations on the exercise of the Series F Warrants issued in the 2017 Registered Direct Offering and as described in footnote (2) below; (d) all remaining securities issued in our registered direct offering that we completed on July 2, 2018 (the “2018 Registered Direct Offering”), in each case without regard to ownership limitations on the exercise of the Series G Warrants issued in the 2018 Registered Direct Offering and as described in footnote (2) below; (e) all remaining securities issued in our registered direct offering that we completed on May 14, 2019 (the “May 2019 Registered Direct Offering”), in each case without regard to ownership limitations on the exercise of the Series H Warrants issued in the May 2019 Registered Direct Offering and as described in footnote (2) below; (f) all remaining securities issued in our registered direct offering that we completed on October 18, 2019 (the “October 2019 Registered Direct Offering” and together with the 2017 Registered Direct Offering, the 2018 Registered Direct Offering, and the May 2019 Registered Direct Offering, the “Registered Direct Offerings” and together with the Private Placement Financings, the “Equity Financings”), in each case without regard to ownership limitations on the exercise of the Series I Warrants issued in the October 2019 Registered Direct Offering and as described in footnote (2) below; and (g) all other securities issued in transactions unrelated to the Equity Financings, if any, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part and in each case without regard to any ownership limitations upon the exercise or conversion of such securities.

(2)	Certain of the Series E and Series D Warrants issued in the Private Placement Financings and all the Registered Direct Warrants, contain ownership limitations to prevent the exercise of such warrants in certain circumstances. In particular, certain of the Series D Warrants provide that a selling securityholder may not exercise such warrants to the extent (but only to the extent) that the exercise thereof would result in the selling securityholder or any of its affiliates beneficially owning more than 4.9% of our Common Stock after giving effect to such exercise; provided, however, that in the case of any Series D Warrant with an ownership limitation, the holder may waive such ownership limitation, in which case such waiver will become effective sixty-one (61) days after the holder’s delivery of such wavier notice. Similarly, certain of the Series E Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series E Warrant, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Common Stock; provided, however, the (i) holder, upon notice to us, may increase or decrease this ownership limitation so long as the maximum ownership limitation does not exceed 9.99% of the Company’s Common Stock; and (ii) any increase in the ownership limitation will not become effective until the 61st day after delivery of such notice. Finally, each of the Registered Direct Warrants provide that they may not be exercised if the holder, together with its affiliates and any other persons whose beneficial ownership of the Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Common Stock; provided, however, the (i) holder, upon notice to us, may increase this ownership limitation so long as the maximum ownership limitation does not exceed 9.99% of the Company’s Common Stock; and (ii) any increase in the ownership limitation will not become effective until the 61st day after delivery of such notice.

As a result, the number of shares of Common Stock reflected in this column as beneficially owned by each selling securityholder includes, to the extent applicable, (a) the shares of Common Stock that were issued in the Closings conducted for the 2015 Private Placement Financing held by such selling securityholder and/or issuable upon exercise of the Series D Warrants held by such selling securityholder which, in the case of any Series D Warrant with an ownership limitation that has not been previously waived, is limited to the number of shares of Common Stock that such selling securityholder has the right to acquire without it or any of its affiliates beneficially owning more than 4.9% of our currently outstanding Common Stock; (b) the shares of Common Stock that were issued in the 2016 Private Placement Financing held by such selling securityholder and/or issuable upon exercise of the Series E Warrants held by such selling securityholder which, in the case of any Series E Warrant with an ownership limitation that has not been previously waived, is limited to the number of shares of Common Stock that such selling securityholder has the right to acquire without it (along with any of its affiliates or any other persons whose beneficial ownership of Common Stock would be aggregated with the selling securityholder) beneficially owning more than 4.99% (or up to 9.99% at the securityholders’ discretion) of our currently outstanding Common Stock; (c) the shares of Common Stock that were issued in the Registered Direct Offerings held by such selling securityholder and/or issuable upon exercise of the Registered Direct Warrants held by such selling securityholder which is limited to the number of shares of Common Stock that such selling securityholder has the right to acquire without it (along with any of its affiliates or any other persons whose beneficial ownership of Common Stock would be aggregated with the selling securityholder) beneficially owning more than 4.99% (or up to 9.99% at the securityholders’ discretion) of our currently outstanding Common Stock; and (d) shares of our Common Stock beneficially owned by such selling securityholder that were acquired in transactions unrelated to the Equity Financings.

(3)	For each selling securityholder, the totals reported in this column reflect the total number of shares of Common Stock registered for resale pursuant to the 2019 S-1 Registration Statement and this prospectus including (a) the shares of Common Stock held by such selling securityholder that were issued in connection with the Closings conducted for the Private Placement Financings and/or, to the extent applicable, acquired upon the exercise of the Series D Warrants and/or Series E Warrants; and (b) shares of Common Stock issuable upon exercise of the Series D Warrants and/or Series E Warrants held by such selling securityholder, in each case without taking into account the ownership limitations set forth in the Series D Warrants and Series E Warrants as described in footnote (2).

(4)	For each selling securityholder and to the extent applicable, the totals reported in this column reflect the ownership limitations set forth in the Series D Warrants, Series E Warrants and Registered Direct Warrants described in footnote (2), and assume that (a) all of the shares of Common Stock to be registered pursuant to this prospectus, including the shares of Common Stock issuable upon exercise of the Series D Warrants and Series E Warrants held by such selling securityholder (in each case without taking into account the ownership limitations set forth in certain of the Series D Warrants and Series E Warrants as described in footnote (2)), are sold in this offering; and (b) the selling securityholders do not (i) sell any of the securities that have been issued to them in transactions unrelated to the Private Placement Financings and included in Column 2; and (ii) acquire additional shares of our Common Stock after November 20, 2019 and prior to completion of this offering.

(5)	Percentage ownership for each selling securityholder is determined in accordance with Section 13(d) of the Exchange Act and is based on 187,862,947 outstanding shares of our Common Stock as of November 20, 2019, and assumes that all shares underlying such selling securityholder’s Series D Warrants and Series E Warrants that are being offered by such selling securityholder by this prospectus have been issued and are outstanding.

(6)	Ms. Parker may be deemed to have beneficial ownership of 14,244,291 shares of Common Stock, which consists of (i) 1,210,495 shares of Common Stock that were originally issued to Ms. Parker’s IRA in connection with the 2016 Private Placement Financing and subsequently transferred by her IRA to her in her personal capacity; (ii) 788,800 shares of Common Stock that were issued to Ms. Parker in connection with the 2018 Registered Direct Offering, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (iii) 1,230,769 shares of Common Stock that were issued to Ms. Parker in connection with the May 2019 Registered Direct Offering, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (iv) 3,428,571shares of Common Stock that were issued to Ms. Parker in connection with the October 2019 Registered Direct Offering, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (v) 1,204,765 shares of Common Stock acquired by Ms. Parker in transactions unrelated to the Equity Financings, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; (vi) 1,380,891 shares of Common Stock acquired by Michael A. Parker, Ms. Parker’s spouse and an investor in the 2015 Private Placement Financing, in transactions unrelated to the Equity Financings, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part; and (vii) 5,000,000 shares of Common Stock that were originally issued to Mr. Parker in connection with the 2015 Private Placement Financing and subsequently assigned by Mr. Parker to Tungsten, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part. Ms. Parker disclaims beneficial ownership of the securities held by Mr. Parker and Tungsten that are covered hereunder except to the extent of her pecuniary interest therein.

Due to the ownership limitations described in footnote (2) above on the exercise of following warrants, the information presented for Ms. Parker in Column 3 of this table excludes (a) 4,500,000 shares of Common Stock issuable upon exercise of Series D Warrants that were originally issued to Mr. Parker in the 2015 Private Placement Financing, subsequently assigned by Mr. Parker to Tungsten, and then assigned by Tungsten to Ms. Parker, effective as of May 30, 2019; (b) 1,583,334 shares of Common Stock issuable upon exercise of Series E Warrants that were originally issued to Ms. Parker’s IRA in connection with the 2016 Private Placement Financing, subsequently assigned to Tungsten, and then assigned by Tungsten to Ms. Parker, effective as of May 30, 2019; (c) 600,000 shares of Common Stock issuable upon exercise of Series G Warrants that were issued to Ms. Parker in connection with the 2018 Registered Direct Offering, none of which are being registered pursuant to this prospectus; (d) 1,230,769 shares of Common Stock issuable upon exercise of Series H Warrants that were issued to Ms. Parker in connection with the May 2019 Registered Direct Offering, none of which are being registered pursuant to this prospectus; and (e) 3,428,571 shares of Common Stock issuable upon exercise of Series I Warrants that were issued to Ms. Parker in connection with the October 2019 Registered Direct Offering, none of which are being registered pursuant to this prospectus.

(7)	Mr. Childress may be deemed to have beneficial ownership of 534,166 shares of Common Stock, which consists of the following: (i) 455,000 shares of Common Stock issuable upon exercise of Series D Warrants originally issued to Mr. Parker, an investor in the 2015 Private Placement Financing, and assigned to Mr. Childress in March 2016; and (ii) 79,166 shares of Common Stock issuable upon exercise of Series E Warrants that were originally issued to Ms. Parker’s IRA in connection with the 2016 Private Placement Financing and subsequently assigned to Mr. Childress, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part.

(8)	Mr. and Ms. Cunning may be deemed to have beneficial ownership of 200,000 shares of Common Stock, which consists of 200,000 shares of Common Stock issuable upon exercise of Series D Warrants issued to Mr. and Ms. Cunning in connection with the 2015 Private Placement Financing.

(9)	Jonathan Symonds is the sole owner of Condorcet UK LP. As the sole owner, Mr. Symonds has sole voting and dispositive power over the securities held by Condorcet UK LP, which may be deemed to have beneficial ownership of 1,526,943 shares of Common Stock, which consists of the following: (i) 390,579 shares of Common Stock issued to Condorcet UK LP in connection with the 2015 Private Placement Financing; and (ii) 1,136,364 shares of Common Stock issuable upon exercise of Series D Warrants issued to Condorcet UK LP in connection with the 2015 Private Placement Financing. Mr. Symonds disclaims beneficial ownership of the securities held by Condorcet UK LP that are covered hereunder except to the extent of his pecuniary interest therein.

(10)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

CVI may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 3,588,833 shares of Common Stock, which consists of (i) 255,500 shares of Common Stock issuable upon exercise of Series E Warrants that were issued to CVI in connection with the 2016 Private Placement Financing; (ii) 1,833,333 shares of Common Stock issuable upon exercise of Series F Warrants that were issued to CVI in connection with the 2017 Registered Direct Offering, none of which are being registered pursuant to this prospectus and (iii) 1,500,000 shares of Common Stock issuable upon exercise of Series G Warrants that were issued to CVI in connection with the 2018 Registered Direct Offering, none of which are being registered pursuant to this prospectus.

(11)	Mr. Cornett may be deemed to have beneficial ownership of 113,637 shares of Common Stock issued to Mr. Cornett upon the exercise of Series D Warrants issued to Mr. Cornett in connection with the 2015 Private Placement Financing.

(12)	As the managing members of Drake Partners Equity, LLC (“Drake”), David J. Pierce and Laurence Hicks have voting and dispositive power over the securities held by Drake, which may be deemed to have beneficial ownership of 110,606 shares of Common Stock, which consists of the following: (i) 27,273 shares of Common Stock issued to Drake in connection with the 2016 Private Placement Financing; and (ii) 83,333 shares of Common Stock issuable upon exercise of Series E Warrants issued to Drake in connection with the 2016 Private Placement Financing. Mr. Pierce and Mr. Hicks each disclaims beneficial ownership of the securities held by Drake that are covered hereunder except to the extent of their repective pecuniary interest therein.

(13)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient II, LP (“ETE II”, and together with EAM and ETE, the “Empery Funds”), has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

EAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 285,450 shares of Common Stock issuable upon exercise of Series E Warrants issued to EAM in connection with the 2016 Private Placement Financing.

ETE may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 199,350 shares of Common Stock issuable upon exercise of Series E Warrants issued to ETE in connection with the 2016 Private Placement Financing.

ETE II may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 265,200 shares of Common Stock issuable upon exercise of Series E Warrants issued to ETE II in connection with the 2016 Private Placement Financing.

(14)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities.

Hudson Bay may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 487,500 shares of Common Stock, which consists of the 487,500 shares of Common Stock issuable upon exercise of Series E Warrants issued to Hudson Bay in connection with the 2016 Private Placement Financing.

(15)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

Intracoastal may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 8,677,482, shares of Common Stock, which consists of the following: (i) 306,045 shares of Common Stock issuable upon exercise of Series D Warrants issued to Intracoastal in connection with the 2015 Private Placement Financing; (ii) 1,833,333 shares of Common Stock issuable upon exercise of Series F Warrants that were issued to Intracoastal in connection with the 2017 Registered Direct Offering, none of which are being registered pursuant to this prospectus (iii) 1,500,000 shares of Common Stock issuable upon exercise of Series G Warrants that were issued to Intracoastal in connection with the 2018 Registered Direct Offering, none of which are being registered pursuant to this prospectus; (iv) 1,538,461 shares of Common Stock issuable upon exercise of Series H Warrants that were issued to Intracoastal in connection with the May 2019 Registered Direct Offering, none of which are being registered pursuant to this prospectus; (v) 2,857,143 shares of Common Stock issuable upon exercise of Series I Warrants that were issued to Intracoastal in connection with the October 2019 Registered Direct Offering, none of which are being registered pursuant to this prospectus; and (vi) 642,500 shares of Common Stock, none of which are being registered pursuant to this prospectus.

(16)	Mr. McKeone may be deemed to have beneficial ownership of 1,054,926 shares of Common Stock, which consists of the following: (i) 454,546 shares of Common Stock issued to Mr. McKeone in connection with the 2015 Private Placement Financing; (ii) 454,546 shares of Common Stock issuable upon exercise of Series D Warrants issued to Mr. McKeone in connection with the 2015 Private Placement Financing; (iii) 83,334 shares of Common Stock issued to Mr. McKeone in connection with the 2016 Private Placement Financing; and (iv) 62,500 shares of Common Stock issuable upon exercise of Series E Warrants issued to Mr. McKeone in connection with the 2016 Private Placement Financing.

(17)	Mr. Galli may be deemed to have beneficial ownership of 600,000 shares of Common Stock, which consists of the following: (i) 250,000 shares of Common Stock issuable upon exercise of Series D Warrants issued to Mr. Galli in connection with the 2015 Private Placement Financing; (ii) 200,000 shares of Common Stock issued to Mr. Galli in connection with the 2016 Private Placement Financing; and (iii) 150,000 shares of Common Stock issuable upon exercise of Series E Warrants issued to Mr. Galli in connection with the 2016 Private Placement Financing.

(18)	Ms. Carlin may be deemed to have beneficial ownership of 349,774 shares of Common Stock, which consists of the following: (i) 113,637 shares of Common Stock issued to Ms. Carlin and Mr. Woodard in connection with the 2015 Private Placement Financing; (ii) 113,637 shares of Common Stock issuable upon exercise of Series D Warrants issued to Ms. Carlin and Mr. Woodard in connection with the 2015 Private Placement Financing; (iii) 70,000 shares of Common Stock issued to Ms. Carlin in connection with the 2016 Private Placement Financing; and (iv) 52,500 shares of Common Stock issuable upon exercise of Series E Warrants issued to Ms. Carlin in connection with the 2016 Private Placement Financing.

(19)	James R. Sulat is a member of the Company’s Board of Directors and a co-trustee of the Keyes Sulat Revocable Trust (the “Trust”), of which members of Mr. Sulat’s immediate family are beneficiaries. As co-trustee, Mr. Sulat has shared voting and dispositive power over the securities held by the Trust, which may be deemed to have beneficial ownership of 1,505,979 shares of Common Stock, which consists of the following: (i) 454,546 shares of Common Stock issued to the Trust in connection with the 2015 Private Placement Financing; (ii) 454,546 shares of Common Stock issuable upon exercise of Series D Warrants issued to the Trust in connection with the 2015 Private Placement Financing; (iii) 111,111 shares of Common Stock issued to the Trust in connection with the 2016 Private Placement Financing; (iv) 83,333 shares of Common Stock issuable upon exercise of Series E Warrants issued to the Trust in connection with the 2016 Private Placement Financing; (v) 83,333 shares of Common Stock issued to the Trust in connection with the 2017 Registered Direct Financing, none of which are being registered pursuant to this prospectus; (vi) 45,833 shares of Common Stock issuable upon exercise of Series F Warrants issued to the Trust in connection with the 2017 Registered Direct Financing, none of which are being registered pursuant to this prospectus; and (vii) 273,277 shares of Common Stock acquired by the Trust upon the conversion of the $75,000 convertible promissory note that it purchased from the Company on June 19, 2013 upon the consummation of the Merger, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part. Mr. Sulat disclaims beneficial ownership of the securities held by the Trust that are covered hereunder except to the extent of his pecuniary interest therein.

The information presented for the Trust in this table excludes (a) 370,000 shares of our Common Stock directly held by Mr. Sulat; (b) 41,666 shares of our Common Stock held by the Brenna Keyes Sulat Irrevocable Trust; (c) 41,666 shares of our Common Stock held by the Nathaniel Keyes Sulat Irrevocable Trust; (d) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Brenna Keyes Sulat Irrevocable Trust; (e) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Nathaniel Keyes Sulat Irrevocable Trust; and (h) 640,000 shares subject to options exercisable within 60 days after November 20. The Trust disclaims beneficial ownership of the securities held by Keyes Sulat Revocable Trust, Brenna Keyes Sulat Irrevocable Trust and Nathaniel Keyes Sulat Irrevocable Trust except, in each case, to the extent of its pecuniary interest therein.

(20)	Ms. Malanga may be deemed to have beneficial ownership of 349,774 shares of Common Stock, which consists of the following: (i) 113,637 shares of Common Stock issued to Ms. Malanga in connection with the 2015 Private Placement Financing; (ii) 113,637 shares of Common Stock issuable upon exercise of Series D Warrants issued to Ms. Malanga in connection with the 2015 Private Placement Financing; (iii) 70,000 shares of Common Stock issued to Ms. Malanga in connection with the 2016 Private Placement Financing; and (iv) 52,500 shares of Common Stock issuable upon exercise of Series E Warrants issued to Ms. Malanga in connection with the 2016 Private Placement Financing.

(21)	Mr. Connolly may be deemed to have beneficial ownership of 481,250 shares of Common Stock, which consists of the following: (i) 275,000 shares of Common Stock issued to Mr. Connolly in connection with the 2016 Private Placement Financing; and (ii) 206,250 shares of Common Stock issuable upon exercise of Series E Warrants issued to Mr. Connolly in connection with the 2016 Private Placement Financing.

(22)	As the manager of Popham Management, LLC (“Popham”), Jerry K. Popham has voting and dispositive power over the securities held by Popham, which may be deemed to have beneficial ownership of 2,145,203 shares of Common Stock, which consists of the following: (i) 454,546 shares of Common Stock issued to Popham in connection with the 2015 Private Placement Financing; (ii) 454,546 shares of Common Stock issuable upon exercise of Series D Warrants issued to Popham in connection with the 2015 Private Placement Financing; (iii) 277,778 shares of Common Stock issued to Popham in connection with the 2016 Private Placement Financing; (iv) 208,333 shares of Common Stock issuable upon exercise of Series E Warrants issued to Popham in connection with the 2016 Private Placement Financing; (v) 375,000 shares of Common Stock issuable upon exercise of Series G Warrants that were issued to Popham in connection with the 2018 Registered Direct Offering, none of which are being registered pursuant to this prospectus; and (vi) 375,000 shares of Common Stock issuable upon exercise of Series G Warrants that were issued to Popham in connection with the 2018 Registered Direct Offering, none of which are being registered pursuant to this prospectus. Mr. Popham disclaims beneficial ownership of the securities held by Popham that are covered hereunder except to the extent of his pecuniary interest therein.

(23)	Dr. Plent may be deemed to have beneficial ownership of 989,769 shares of Common Stock, which consists of the following: (i) 227,273 shares of Common Stock issuable upon exercise of Series D Warrants issued to Dr. Plent in connection with the 2015 Private Placement Financing; and (ii) 104,166 shares of Common Stock issuable upon exercise of Series E Warrants issued to Dr. Plent in connection with the 2016 Private Placement Financing.

(24)	Mr. Lahiji may be deemed to have beneficial ownership of 300,000 shares of Common Stock, which consists of the following: (i) 150,000 shares of Common Stock issued to Mr. Lahiji in connection with the 2015 Private Placement Financing; and (ii) 150,000 shares of Common Stock issuable upon exercise of Series D Warrants issued to Mr. Lahiji in connection with the 2015 Private Placement Financing.

(25)	Mr. and Ms. Gulati may be deemed to have beneficial ownership of 183,500 shares of Common Stock, which consists of the following: (i) 70,000 shares of Common Stock issued to Mr. and Ms. Gulati in connection with the 2016 Private Placement Financing; (ii) 52,500 shares of Common Stock issuable upon exercise of Series E Warrants issued to Mr. and Ms. Gulati in connection with the 2016 Private Placement Financing; and (iii) 61,000 shares of Common Stock acquired by Mr. and Ms. Gulati in transactions unrelated to the Equity Financings, none of which are being registered in the 2019 S-1 Registration Statement of which this prospectus forms a part.

None of the selling securityholders nor their affiliates holds any of our securities that are entitled to registration rights thereunder, other than the Common Stock issuable upon the exercise of the Series I Warrants held by Ana B Parker and Intracoastal that were originally issued in the October 2019 Registered Direct Offering. We have also been advised that none of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer, other than (a) Condorcet UK LP; and (b) CVI, Mr. McKeone, Mr. Galli, Ms. Woodard, Ms. Malanga, and Mr. Connolly, each of who is an affiliate of a broker-dealer.

The holders of the Series D Warrants and Series E Warrants issued in the Private Placement Financings have ongoing rights to exercise those Series D Warrants and Series E Warrants. We have described the material terms of the Series D Warrants and Series E Warrants elsewhere in this prospectus.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the 2014 Registration Statement of which this prospectus forms a part is declared effective by the SEC that comply with the terms of the Securities Purchase Agreement;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved but, except as set forth in a supplement to this prospectus to the extent required, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules and in no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%)).

In connection with sales of the shares of Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the Series D and/or Series E Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of Common Stock registered hereby in other circumstances as permitted by the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and all applicable law, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act. In such event, any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are deemed to be “underwriters” under the Securities Act (if any) will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Other than Condorcet UK LP, each selling securityholder has informed us that it is not a registered broker-dealer and each selling securityholder has also informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to engage in a distribution of the Common Stock. Upon us being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the distribution of Common Stock, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being distributed and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling securityholder may sell all, some or none of the shares of Common Stock registered pursuant to the 2019 S-1 Registration Statement of which this prospectus forms a part. If sold under the 2019 S-1 Registration Statement of which this prospectus forms a part, the shares of Common Stock registered hereunder will be freely tradable in the hands of persons other than our affiliates that acquire such shares.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We have further agreed to indemnify or provide contribution to the selling securityholders with respect to certain liabilities, including some liabilities under the Securities Act. In addition, with respect to the securities originally issued in the Private Placement Financings, each selling securityholder, severally and not jointly, has agreed to indemnify or provide contribution to us with respect to certain civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus.

USE OF PROCEEDS

We will not receive proceeds from the sale of Common Stock under this prospectus. We will, however, receive approximately (i) $2,232,308 from the selling securityholders if the remaining 8,929,231 Series D Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part are exercised on a cash basis; and (ii) $1,809,706. from the selling securityholders if the remaining 4,131,749 Series E Warrants registered in the 2019 S-1 Registration Statement of which this prospectus forms a part are exercised on a cash basis, assuming, in each case, no adjustments are made to the exercise price or number of shares issuable upon exercise of the Series D Warrants or Series E Warrants, which we expect we would use primarily for working capital purposes.

The selling securityholders may exercise their Warrants at any time at their own discretion, if at all, in accordance with the terms thereof until their expiration, as further described under “PROSPECTUS SUMMARY—THE TRANSACTIONS” beginning at page 3 of this prospectus and “DESCRIPTION OF SECURITIES” beginning at page 36 of this prospectus. Additionally, if there is no effective registration statement registering the resale of the shares of Common Stock underlying any of the Warrants as of certain time periods (as provided in the the applicable Warrant), then the selling securityholders may choose to exercise Warrants on a “cashless exercise” or “net exercise” basis. If they do so, we will not receive any proceeds from the exercise of the Warrants. As a result, we cannot plan on receiving any proceeds from the exercise of any of the Warrants, nor can we plan on any specific uses of any proceeds we may receive beyond the purposes described herein. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the Common Stock being offered hereby by the selling securityholders.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Effective May 24, 2013, we amended our Articles of Incorporation to increase our authorized Common Stock from 75,000,000 shares to 300,000,000 shares. Other than our Common Stock, we have no other class or series of authorized capital stock.

Also on May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. As a result, our outstanding Common Stock increased from 3,960,000 shares to 43,560,000 shares immediately following the forward stock split.

Common Stock Issued and Outstanding; Common Stock Registered Hereby

As of November 20, 2019, there were issued and outstanding 187,862,947 shares of Common Stock. Of our issued and outstanding shares of Common Stock, we are registering under the 2019 S-1 Registration Statement of which this prospectus forms a part 49,427,671 shares of Common Stock, including (i) 5,591,664 shares of Common Stock issuable upon exercise of the Series F Warrants; (ii) 6,802,500shares of Common Stock issuable upon exercise of the Series G Warrants; (iii) 8,615,384 shares of Common Stock issuable upon exercise of the Series H Warrants; (iv) 14,285,714 shares of Common Stock issuable upon exercise of the Series I Warrants; and (v) 1,071,429 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

Description of Common Stock

The holders of our Common Stock, par value $0.001 per share, are entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors, and our amended and restated bylaws provide that directors are elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present. Matters other than the election of directors to be voted on by stockholders are generally approved if, at a duly convened stockholder meeting, the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless a different vote for the action is required by applicable law, our articles of incorporation or our amended and restated bylaws. Applicable Nevada law requires any amendment to our articles of incorporation to be approved by stockholders holding shares entitling them to exercise at least a majority of the voting power of the Company. The holders of our Common Stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors (“Board”) from funds available. Upon liquidation, dissolution or winding up of our Company, the holders of our Common Stock will be entitled to receive pro rata all assets available for distribution to the holders. All rights of our Common Stockholders described in this paragraph could be subject to any preferential voting, liquidation or other rights of any series of preferred stock that we may authorize and issue in the future. Our Common Stock is presently traded on the QB tier of the OTC Marketplace under the trading symbol “ARTH”.

Warrants and Options Issued and Outstanding

As of November 20, 2019, there were issued and outstanding:

•	The Series D Warrants issued to the investors in the 2015 Private Placement Financing to purchase up to an aggregate of 8,929,389 shares of Common Stock at an exercise price of $0.25 per share;

•	The Series E Warrants issued to the investors in the 2016 Private Placement Financing to purchase up to an aggregate of 4,131,249 shares of Common Stock at an exercise price of $0.438 per share;

•	The Series F Warrants issued to the investors in the 2017 Registered Direct Offering to purchase up to an aggregate of 5,591,664 shares of Common Stock at an exercise price of $0.75 per share;

•	The Series G Warrants issued to the investors in the 2018 Registered Direct Offering to purchase up to an aggregate of 6,802,500 shares of Common Stock at an exercise price of $0.70 per share;

•	The Series H Warrants issued to the investors in the May 2019 Registered Direct Offering to purchase up to an aggregate of 8,615,384 shares of Common Stock at an exercise price of $0.40 per share;

•	The Series I Warrants issued to the investors in the October 2019 Registered Direct Offering to purchase up to an aggregate of 14,285,714 shares of Common Stock at an exercise price of $0.22 per share;

•	The Placement Agent Warrants issued to the investors in the Placement Agent in connection with the October 2019 Registered Direct Offering to purchase up to an aggregate of 1,071,429shares of Common Stock at an exercise price of $0.21875 per share;

•	The MLSC Warrant (as defined below) to purchase up to an aggregate of 145,985 shares of our Common Stock at an exercise price of $0.274 per share; and

•	Options granted to employees, directors and consultants under the 2013 Plan to purchase up to an aggregate of 15,807,911 shares of Common Stock at exercise prices ranging from $0.17 to $065 per share and with a weighted average exercise price of $0.40 per share.

Description of Warrants Whose Underlying Common Stock is Registered Hereby

Description of the Series D Warrants

Each of the investors participating in the 2015 Private Placement Financing was issued a Series D Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series D Warrants had an initial exercise price of $0.25 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series D Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series D Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, (i) at anytime during the term of the Series D Warrants, we may reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board; and (ii) certain of the Series D Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series D Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.9% of our Common Stock, but such ownership limitation may waived at the holder’s discretion, provided that such waiver will not become effective until the 61st day after delivery of such waiver notice. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series D Warrants as of certain time periods (as provided in the Series D Warrants), the Series D Warrant holders may choose to exercise such Series D Warrants on a “cashless exercise” or “net exercise” basis.

Description of the Series E Warrants

Each of the investors participating in the 2016 Private Placement Financing was issued a Series E Warrant to purchase up to a number of shares of our Common Stock equal to 75% of the shares of Common Stock purchased by such investor in such financing. The Series E Warrants had an initial exercise price of $0.4380 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, certain of the Series E Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series E Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series E Warrants as of certain time periods (as provided in the Series E Warrants), the Series E Warrant holders may choose to exercise such Series E Warrants on a “cashless exercise” or “net exercise” basis.

Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants, Placement Agent Warrants and MLSC Warrants

Description of the Series F Warrants

Each of the investors participating in the 2017 Registered Direct Offering was issued a Series F Warrant to purchase up to a number of shares of our Common Stock equal to 55% of the shares of Common Stock purchased by such investor in such financing. The Series F Warrants had an initial exercise price of $0.75 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series F Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series F Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series F Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series F Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series F Warrants as of certain time periods (as provided in the Series F Warrants), the Series F Warrant holders may choose to exercise such Series F Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series F Warrant for an amount of cash equal to $0.18 for each share of Common Stock underlying the Series F Warrant.

Description of the Series G Warrants

Each of the investors participating in the 2018 Registered Direct Offering was issued a Series G Warrant to purchase up to a number of shares of our Common Stock equal to 75% of the shares of Common Stock purchased by such investor in such financing. The Series G Warrants had an initial exercise price of $0.70 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series G Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series G Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series G Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series G Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series G Warrants as of certain time periods (as provided in the Series G Warrants), the Series G Warrant holders may choose to exercise such Series G Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series G Warrant for an amount of cash equal to $0.11 for each share of Common Stock underlying the Series G Warrant.

Description of the Series H Warrants

Each of the investors participating in the May 2019 Registered Direct Offering was issued a Series H Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series H Warrants had an initial exercise price of $0.40 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series H Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series H Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series H Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series H Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if (i) there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series H Warrants as of certain time periods (as provided in the Series H Warrants), the Series H Warrant holders may choose to exercise such Series H Warrants on a “cashless exercise” or “net exercise” basis; and (ii) we undergoe a change of control or are involved in a similar transaction, the holder may cause us or any successor entity to purchase its Series H Warrant for an amount of cash equal to $0.0533 for each share of Common Stock underlying the Series H Warrant.

Description of the Series I Warrants and Placement Agent Warrants

Each of the investors participating in the October 2019 Registered Direct Offering was issued a Series I Warrant to purchase up to a number of shares of our Common Stock equal to 100% of the shares of Common Stock purchased by such investor in such financing. The Series I Warrants had an initial exercise price of $0.70 per share, were exercisable immediately upon their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of our Common Stock into which each of the Series I Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series I Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, the Series I Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series I Warrant, together with any person whose beneficial ownerwhip would be aggregated with the holder, beneficially owning more than 4.99% of our Common Stock; provided however, the holder may increase such ownership limitation to 9.99% of the outstanding shares of our Common Stock, in which case the ownership limitation increase will become effective 61 days after the holder requests such increase. In addition, if there is no effective registration statement registering the resale of the shares of Common Stock underlying the Series I Warrants as of certain time periods (as provided in the Series I Warrants), the Series I Warrant holders may choose to exercise such Series I Warrants on a “cashless exercise” or “net exercise” basis.

The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and the term of the Placement Agent Warrants is five years from October 16, 2019.

In connection with and as a condition to receiving the $1,000,000 unsecured subordinated loan that the Massachusetts Life Sciences Center (“MLSC” and such agreement, the “MLSC Loan Agreement”) issued to us on September 30, 2013, we issued to MLSC on September 30, 2013 a warrant to purchase 145,985 shares of our Common Stock at an exercise price of $0.274 per share (the “MLSC Warrant”). The MLSC Warrant is exercisable immediately upon its issuance and expires on the earlier of September 30, 2023 and the completion of a sale of substantially all of our assets or a change-of-control transaction.

Transfer Agent

The transfer agent for our Common Stock is Empire Stock Transfer. Our transfer agent’s address is 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes (“NRS”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of Common Stock as a result of a takeover bid.

Acquisition of Controlling Interest

The NRS contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The NRS contain provisions governing combinations of a Nevada corporation that has 200 or more stockholders of record with an “interested stockholder.” These provisions only apply to a Nevada corporation that, at the time the potential acquirer became an interested stockholder, has a class or series of voting shares listed on a national securities exchange, or has a class or series of voting shares traded in an “organized market” and satisfies certain specified public float and stockholder levels. As we do not now meet those requirements, we do not believe that these provisions are currently applicable to us. However, to the extent they become applicable to us in the future, they may have the effect of delaying or making it more difficult to affect a change in control of the Company in the future.

A corporation affected by these provisions may not engage in a combination within two years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Liability and Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

We have not entered into separate indemnification agreements with our directors and officers. Our amended and restated bylaws provide that we shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. Our amended and restated bylaws further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

The NRS further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB over-the-counter quotation system under the stock symbol “ARTH”. Our Common Stock began quotation on the OTCBB and the OTCQB on June 27, 2013 and since that date has been primarily traded on the OTCQB. There was no trading of our Common Stock on the OTCBB, OTCQB or any other over-the-counter market prior to January 2, 2013. Although our Common Stock is currently quoted on the OTCQB, there is a limited trading market for our Common Stock and there have been few trades in our Common Stock to date. Because our Common Stock is thinly traded on the OTCQB, (i) any reported sale prices may not be a true market-based valuation of our Common Stock; and (ii) such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Holders

 As of November 20, 2019, there were approximately 100 holders of record of our Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this prospectus, including our audited annual consolidated financial statements and related notes beginning on page F-1 of this prospectus. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. See “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS“ beginning on page 2 of this prospectus. Our actual results may differ materially from those anticipated or suggested in any forward-looking statements.

Corporate Overview

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name Almah, Inc. to pursue the business of distributing automobile spare parts online. Effective June 26, 2013, the Company completed a merger (“Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

Liquidity

We are in the development stage and have generated no operating revenues to date. We devote a significant amount of our efforts on fundraising, planning and conducting clinical trials, activities in connection with obtaining regulatory approval, and product research. For the year ended September 30, 2019, we had a net loss of $4,547,582 versus a net loss of $4,814,032 in the comparable period in the prior year. The losses for each of the years ended September 30, 2019 and 2018 can be attributable to research and development expenses, including regulatory approval and product research, general and administrative costs, primarily relating to legal costs associated with intellectual property and patent application costs, general corporate legal expenses all of which were partially offset by adjustments to the derivative liabilities. Cash used in operating activities decreased $645,261 during the year ended September 30, 2019 to $5,268,302, compared to $5,913,563 for the year ended September 30, 2018. Cash at September 30, 2019 decreased by $2,487,081 to $2,180,329 compared to $4,667,410 as of September 30, 2018.

Business Overview

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

Our flagship development product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results to date, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including durable hemostasis within 15 seconds. SAP compositions have been tested in small animal organs (i.e. liver, skin, muscle, brain, eye, spine, spleen, arteries and veins). In mammalian vision models (severed hamster optic tract and in our ocular tissue pilot studies, SAPs demonstrated biocompatibility and the ability to rapidly and reliably stop bleeding) and limit inflammation.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting initial safety and other related tests, conducting an initial human trial for safety and performance of AC5, developing methods for scale-up, reproducibility, manufacturing and formulation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct preclinical and clinical trials and our subsequent commercialization timelines.

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing appropriate third-party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs; and

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

We believe that the Company has cash on hand to meet its anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we may need to raise additional capital before then. In addition to the foregoing, our estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” beginning on page 7 of this prospectus.

Merger with ABS and Related Activities

As noted earlier in this document, on June 26, 2013, the Company completed the Merger with ABS, pursuant to which ABS became a wholly owned subsidiary of the Company. In contemplation of the Merger, effective May 24, 2013, the Company increased its authorized common stock, par value $0.001 per share (“Common Stock”), from 75,000,000 shares to 300,000,000 shares and effected a forward stock split, by way of a stock dividend, of its issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share. Also in contemplation of the Merger, effective June 5, 2013, the Company changed its name from Almah, Inc. to Arch Therapeutics, Inc. and changed the ticker symbol under which its Common Stock trades on the OTC Bulletin Board from “AACH” to “ARTH”.

Recent Developments

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020.

On May 13, 2019, the Company announced the pricing of registered direct offering of 8,615,384 units, each unit consisting of a share of the Company’s common stock, and a Series H Warrant (“Series H Warrant”) to purchase a share of our common stock for the combined purchase price of $0.325 per unit. The Series H Warrants have an exercise price of $0.40 per share and are exercisable for a period of five years. The offering closed on May 14, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.8 million before deducting financing costs of approximately $52,000.

On October 17, 2019, the Company announced the pricing of registered direct offering of 14,285,714 units, each unit consisting of a share of the Company’s common stock, and a Series I Warrant (“Series I Warrant”) to purchase a share of our common stock for the combined purchase price of $0.175 per unit. The Series I Warrants have an exercise price of $0.22 per share and are exercisable for a period of five years. The offering closed on October 18, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.5 million before deducting financing costs of approximately $312,000. Pursuant to the Engagement Agreement, the Company also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 1,071,429 shares (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and expire on October 16, 2024.

Results of Operations

The following discussion of our results of operations should be read together with the consolidated financial statements included in this prospectus and the notes thereto. Our historical results of operations and the period-to-period comparisons of our results of operations that follow are not necessarily indicative of future results.

Year Ended September 30, 2019 Compared to Year Ended September 30, 2018

	September 30,	September 30,	Increase
	2019	2018	(Decrease)
Revenue	$-	$-	$-
Operating Expenses
General and Administrative	3,974,919	4,565,522	(590,603)
Research and Development	2,396,838	2,884,245	(487,407)
Loss from Operations	(6,371,757)	(7,449,767)	(1,078,010)
Other Income (Expense)	1,824,175	2,635,735	(811,560)
Net Loss	$(4,547,582)	$(4,814,032)	$(266,450)

Revenue

We did not generate any revenue in either of the years ended September 30, 2019 or 2018.

General and Administrative Expense

General and administrative expenses during the fiscal year ended September 30, 2019 were $3,974,919 a decrease of $590,603 compared to $4,565,522 for the fiscal year ended September 30, 2018. The decrease in general and administrative expense is primarily attributable to a decrease in stock based compensation, and payroll costs partially offset by increased consulting and by defense of patent and patent prosecution costs. General and administrative expenses are generally expected to increase as a result of the establishment and execution of commercialization efforts, additional staffing, increased stock based compensation as well as increased costs associated with the Company’s continued fundraising efforts.

Research and Development Expense

Research and development expense during the fiscal year ended September 30, 2019 was $2,396,838, a decrease of $487,407 compared to $2,884,245 for the fiscal year ended September 30, 2018. The decrease in research and development expense is primarily attributable to a decrease in product and development costs, preparation of regulatory filings and compensation costs. Research and development expenses are expected to increase as a result of our plans for additional product development, clinical and regulatory programs.

Other Income/(Expense)

Other income during the year ended September 30, 2019 was $1,824,175, a decrease of $811,560 compared to total other income of $2,635,735 for the year ended September 30, 2018. The net decrease in other expense was the result of the change in the fair value of derivative liabilities.

Liquidity and Capital Resources

Working Capital

At September 30, 2019, we had total current assets of $2,889,681 (including cash of $2,180,329) and working capital of $2,175,870. Our working capital as of September 30, 2019 and September 30, 2018 is summarized as follows:

	September 30,	September 30,
	2019	2018
Total Current Assets	$2,889,681	$4,819,204
Total Current Liabilities	713,811	288,385
Working Capital	$2,175,870	$4,530,819

Total current assets as of September 30, 2019 were $2,889,681, a decrease of $1,929,523 compared to $4,819,204 as of September 30, 2018. The decrease in current assets is primarily attributable to general and administrative expenses and research and development expenses attributable to product development testing and preparation for regulatory filings, partially offset by the proceeds received from the 2019 Financing. Our total current assets as of September 30, 2019 and September 30, 2018 were comprised primarily of cash, inventory and prepaid expenses.

Total current liabilities as of September 30, 2019 were $713,811, an increase of $425,426 compared to $288,385 as of September 30, 2018. The increase is primarily due to the payment patent prosecution costs. Our total current liabilities as of September 30, 2019 and September 30, 2018 were comprised of accounts payable and accrued expenses.

Cash Flow

	September 30,	September 30,
	2019	2018
Cash Used in Operating Activities	$(5,268,302)	$(5,913,563)
Cash Used in Investing Activities	-	(15,415)
Cash Provided by Financing Activities	2,781,221	4,602,336
Net decrease in cash	$(2,487,081)	$(1,326,642)

Cash Used in Operating Activities

Cash used in operating activities decreased $645,261 during the year ended September 30, 2019 to $5,268,302, compared to $5,913,563 during the year ended September 30, 2018. The decrease was primarily due to decrease in general and administrative expenses primarily attributable to compensation costs and research and development expenses incurred in connection with activities to develop our primary product candidate.

Cash Used in Investing Activities

Cash used in investing activities decreased $15,415 to $0 during the year ended September 30, 2019, compared to $15,415 during the year ended September 30, 2018.

Cash Provided by Financing Activities

Cash provided by financing activities decreased $1,821,115 to $2,781,221 during the year ended September 30, 2019, compared to $4,602,336 during the year ended September 30, 2018. For the year ended September 30, 2019, the cash provided by investing activities resulted from (i) net proceeds received of $2,748,821 from 2019 Financing to purchase 8,615,384 shares of our common stock and Series H Warrants to purchase 8,615,384 shares of Common Stock; and (ii) $32,400 in proceeds received from the exercise of stock options for 87,567 shares of our Common Stock.

Cash Requirements

We anticipate that our operating and other expenses will increase significantly as we continue to implement our business plan and pursue our operational goals. As of November 18, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. Notwithstanding this, depending upon additional input from EU and US regulatory authorities, we do not expect to generate revenues from operations before we need to raise additional capital. Further, our estimates regarding our use of cash could change if we encounter unanticipated difficulties or other issues arise, including without limitation those set forth under the heading “ RISK FACTORS ” in this filing, in which case our current funds may not be sufficient to operate our business for the period we expect.

We are in the development stage and have generated no operating revenues to date. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from our operations, and will need to obtain all of our necessary funding from external sources for the foreseeable future. We do not have any commitments for future capital. Significant additional financing will be required to fund our planned operations in the near term and in future periods, including research and development activities relating to our principal product candidate, seeking regulatory approval of that or any other product candidate we may choose to develop, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or businesses, and maintaining our intellectual property rights and pursuing rights to new technologies. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. We are bound by certain contractual terms and obligations that may limit or otherwise impact our ability to raise additional funding in the near-term including, but not limited to, provisions in the 2017 SPA and 2018 SPA restricting our ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA and 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing and the 2018 Financing collectively own less than 20% of the Series F Warrants and Series G Warrants purchased by them pursuant to the 2017 SPA and 2018 SPA. In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock. These restrictions and provisions could make it more challenging for us to raise capital through the incurrence of debt or through equity issuances. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investments.

As previously noted, since inception we have funded our operations primarily through equity and debt financings and we expect to continue to seek to do so in the future. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Additionally, the terms of securities we may issue in future capital-raising transactions may be more favorable for our new investors, and in particular may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If we obtain additional financing by incurring debt, we may become subject to significant limitations and restrictions on our operations pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase our liabilities and future cash commitments. We may also seek funding from collaboration or licensing arrangements in the future, which may require that we relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable to us. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs. In addition, as described in greater detail under the Risk Factor entitled “The terms of the 2017 Financing, 2018 Financing and October 2019 Financing could impose additional challenges on our ability to raise funding in the future,” included in this prospectus, the 2017 SPA and the 2018 SPA imposes certain restrictions on our ability to issue equity or debt securities.

Going Concern

From inception, we have not earned operating revenues from sales of products or services, and have recurring losses from operations. While the Company anticipates that it will have enough cash on hand into the third quarter of fiscal 2020, the continuation of our business as a going concern is dependent upon raising additional capital and eventually attaining and maintaining profitable operations. As of September 30, 2019, there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might be necessary should operations discontinue.

Critical Accounting Policies and Significant Judgments and Estimates

Pursuant to certain disclosure guidance issued by the SEC, the SEC defines “critical accounting policies” as those that require the application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our critical accounting policies that we anticipate will require the application of our most difficult, subjective or complex judgments are as follows:

Basis of Presentation

The audited consolidated financial statements presented with this prospectus include the accounts of Arch Therapeutics, Inc. and its wholly owned subsidiary, Arch Biosurgery, Inc. a biotechnology company. All intercompany accounts and transactions have been eliminated in consolidation.

The Company is in the development stage and is devoting substantially all of its efforts to developing technologies, raising capital, establishing customer and vendor relationships, and recruiting new employees.

Use of Estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360, Property, Plant and Equipment. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Research and Development

We expense internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred.

Accounting for Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. We account for non-employee stock-based compensation in accordance with the guidance of FASB ASC Topic 505, Equity (“FASB ASC Topic 505”), which requires that companies recognize compensation expense based on the estimated fair value of options granted to non-employees over their vesting period, which is generally the period during which services are rendered by such non-employees. FASB ASC Topic 505 requires us to re-measure the fair value of stock options issued to non-employees at each reporting period during the vesting period or until services are complete.

In accordance with FASB ASC Topic 718, we have elected to use the Black-Scholes option-pricing model to determine the fair value of options granted and we recognize the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the fair value of the common stock and a number of other assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Prior to January 1, 2018, the Company did not have a sufficient history of market prices of the Common Stock, and as such volatility was estimated in accordance with ASC 718-10-S99 Compensation-Stock Compensation (“ASC 718-10-S99”). Prior to January 1, 2018, the Company’s expected volatility was derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer groups as determined by the Company. Effective January 1, 2018, the Company is using its historical market prices to calculate the volatility of its common stock. The life term for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99 and the contractual term for all other employee and non-employee awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and the expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense, when recognized in the financial statements, is based on awards that are ultimately expected to vest.

Fair Value Measurements

We measure both financial and nonfinancial assets and liabilities in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, including those that are recognized or disclosed in the financial statements at fair value on a recurring basis. The standard created a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs that reflect our own views about the assumptions market participants would use in pricing the asset or liability.

Income Taxes

In accordance with FASB ASC 740, Income Taxes, we recognize deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our consolidated financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into United States law. The TCJA includes a number of changes to existing tax law, including, among other things, a permanent reduction in the federal corporate income tax rate to a flat rate of 21%, effective January 1, 2018, as well as the elimination of net operating loss carrybacks for losses arising in taxable years beginning after December 31, 2017. Further, operating losses arising in tax years after December 31, 2017, are carried forward indefinitely. Due to the TCJA, the Company’s deferred tax assets and liabilities recognized prior to 2017 were revalued at the newly enacted tax rates, which resulted in a corresponding adjustment in the valuation allowance.

Derivative Liabilities

The Company accounts for its warrants and other derivative financial instruments as either equity or liabilities based upon the characteristics and provisions of each instrument, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s consolidated balance sheets and no further adjustments to their valuation are made. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and will be revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of inventories comprises expenditures incurred in acquiring the inventories, the cost of conversion and other costs incurred in bringing them to their existing location and condition. The cost of raw materials, work-in-progress and finished goods and other products are determined on a First in First out (FiFo) basis. When determining net realizable value, appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of September 30, 2019, no reserve for obsolescence was considered necessary.

Recent Accounting Guidance

Accounting Standards Update (ASU) 2018-07, “Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting” was issued by the FASB in June 2018. The purpose of this amendment is to address aspects of the accounting for nonemployee share-based payment transactions. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Payments” was issued in August 2016. The purpose of this amendment is to address eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company adopted ASU 2016-15 during our first quarter of fiscal year 2019, which had no impact on our consolidated financial statements, and will apply the new guidance in future periods.

ASU 2016-02, “Leases (Topic 842)” was issued by the FASB in February 2016. The purpose of this amendment is to recognize most operating leases by recording a right-to-use asset and corresponding lease liability”. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

OUR BUSINESS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes and other financial information included in this prospectus.

Corporate Overview

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name “Almah, Inc.”. Effective June 26, 2013, the Company completed a merger (the “Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

The Company has generated no operating revenues to date, and is devoting substantially all of its efforts toward product research and development. To date, the Company has principally raised capital through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants.

The Company expects to incur substantial expenses for the foreseeable future relating to research, development and commercialization of its potential products. However, there can be no assurance that the Company will be successful in securing additional resources when needed, on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability of assets that might be necessary despite this uncertainty.

Our Current Business

We are a biotechnology company in the development stage. We have generated no revenues to date and are devoting substantially all of our operational efforts to the development of our core technology. We are developing a novel approach to stop bleeding (“hemostasis”), control leaking (“sealant”) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our plan and business model is to develop products that apply that core technology for use with bodily fluids and tissues.

To date, the Company has principally raised capital through borrowings and the issuance of convertible debt and units consisting of its common stock, par value $0.001 per share (“Common Stock”), and warrants. The Company expects to incur substantial expenses for the foreseeable future relating to the research, development, clinical trials, and commercialization of its potential products. As of November 20, 2019, we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. The Company will be required to raise additional capital, obtain alternative means of financial support, or both, in order to continue to fund operations. There can be no assurance that the Company will be successful in securing additional resources when needed on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern.

Our Core Technology

Our flagship development stage product candidates, known collectively as the AC5™ Devices (which we sometimes refer to as “AC5™”, “AC5™ Topical Gel”, “AC5™ Surgical Hemostatic Device”, “AC5™ Surgical Hemostat”, “AC5™ Topical Hemostatic Device”, or “AC5™ Topical Hemostat”), are being designed to achieve hemostasis during surgical, wound and interventional care. They rely on our self-assembling peptide (“SAP”) technology and are being designed to achieve hemostasis in skin wounds and in minimally invasive and open surgical procedures. We intend to develop other product candidates based on our technology platform for use in a range of indications. AC5 is being designed as a product containing synthetic biocompatible peptides comprising L-amino acids, commonly referred to as naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. AC5 may be applied directly as a liquid, which we believe will make it user-friendly and able to conform to irregular wound geometry. Additionally, AC5 does not possess sticky or glue-like handling characteristics, which we believe will enhance its utility in several settings, including minimally invasive surgical procedures. Further, in certain settings, AC5 lends itself to a concept that we call Crystal Clear Surgery™; the transparency and physical properties of AC5 may enable a surgeon to operate through it in order to maintain a clearer field of vision and prophylactically stop or lessen bleeding as it starts.

We believe that the results of early data from preclinical tests as well as certain clinical investigations have shown quick and effective hemostasis with the use of AC5 relative to that reported with other types of hemostatic agents, and that time to hemostasis is comparable among test subjects regardless of whether such test subject had or had not been treated with therapeutic doses of anticoagulant or antiplatelet medications, commonly called “blood thinners”. Based on testing results, we believe that AC5 is biocompatible. Arch Therapeutics’ technology has demonstrated hemostasis in liver and other organs in in vivo surgical models, including rapid hemostasis within 15 seconds. In a range of small and large animal models, our SAP compositions have been shown to stop bleeding, seal leaking, allow for normal healing, and mitigate inflammation while being biocompatible.

We have devoted much of our operational effort to date to the research and development of our core technology, including selecting our initial product composition, conducting safety and other related tests, conducting a human trial for safety and performance of AC5, developing methods for manufacturing scale-up, reproducibility, and validation, and developing and protecting the intellectual property rights underlying our technology platform. Manufacturing method and formulation optimization and validation are important parts of peptide development. Manufacturing and formulation optimization for our product candidates has been and continues to be done with extensive collaboration among our team and partners. The processes are focused on optimizing traditional product parameters to target specifications covering performance, biocompatibility, physical appearance, stability, and handling characteristics, among others. We and our partners intend to continue to monitor manufacturing processes and formulation methods closely, as success or failure in both setting and realizing appropriate specifications may directly impact our ability to conduct additional preclinical and clinical trials as we establish and execute our commercialization efforts.

Clinical Development

In October 2016, we reported that we completed a single-center, randomized, single-blind prospective clinical study (NCT 02704104) of AC5 previously referred on AC5 Topical Hemostatic Device in skin lesion patients with bleeding wounds. This was the first study assessing the safety and performance of AC5 in humans.

The clinical study enrolled 46 patients, including 10 who were taking antiplatelet monotherapy. Each patient had bleeding wounds created as a result of the excision of at least two skin lesions under local anesthetic in the same setting. On a randomized basis, one lesion received AC5 and the other(s) received a control treatment consisting of standard therapy (saline). Each subject was followed-up for safety assessment both on Day 7 and again on Day 30, which marked the end of the subject's participation in the clinical study.

The objectives of the study were to evaluate the safety and performance of AC5 in patients scheduled to undergo excision of skin lesions on their trunk or upper limbs. The primary endpoint was safety throughout the surgical procedure and until the end of a 30-day follow-up period post procedure. Safety of the clinical investigation device was determined by monitoring for treatment related adverse events. The primary objective was met, as the safety outcomes of both the AC5 treatment group and the control group were similar. No serious adverse events were reported.

A secondary endpoint was performance as assessed by time to hemostasis. The median time to hemostasis of wounds in the AC5 treatment group was 41% faster than for those in the control group. This result was statistically significant (p< 0.001, Wilcoxon signed rank test). An additional secondary endpoint of healing of treated wounds was assessed as measured by the ASEPSIS wound score at Days 7 and 30. There was no evidence, at either follow-up day, of an adverse effect of AC5 treatment on the wound ASEPSIS score. The ASEPSIS score did not appear to be compromised, as the majority of patients had an ASEPSIS score of 0 in both wounds at Days 7 and 30. All AC5-treated wounds healed satisfactorily as per wound healing scoring criteria.

Additionally, the clinical study indicated that AC5 shortened time to hemostasis ("TTH") versus a control whether or not patients were taking antiplatelet therapy, suggesting that AC5 performance is not affected by antiplatelet therapy. The reduced median TTH of the AC5 treated wounds versus the control wounds was statistically significant for both the overall group of 46 patients (p<0.001) and for the subgroup of 10 patients on antiplatelet therapy (p=0.005). Further, the median TTH for wounds treated with AC5 was less than 30 seconds for both the overall study group and for the subset of patients taking antiplatelet therapy.

On September 5, 2018 we announced topline data for the irritation/sensitization patch test study of AC5 Topical Gel that we conducted to address a request by the Food and Drug Administration (FDA or “the Agency”). The study, designed as a single-center, prospective, clinical investigation, in approximately 50 healthy subjects, comprised an induction phase separated from a challenge phase by a rest period.

During the induction phase, AC5 on a patch was applied to each subject’s back three times weekly over 21 days for a total of 9 applications. With each re-application, the skin beneath the patch was evaluated, and any findings were scored per protocol. After a 14-day rest period, subjects entered the challenge phase, received one additional application of AC5, and after a two-day rest period, were evaluated over 48 hours.

The results indicated that AC5 is neither an irritant nor a sensitizer. Additionally, no immunogenic response and no serious or other adverse events attributable to the device were reported in any of the enrolled subjects.

Preclinical Development

In a paper presented by Dr. Terrence Norchi and Dr. Rutledge Ellis-Behnke, using the experimental intraocular inflammation model of injected Lipopolysaccharide (“LPS”), an intraocular application of AC5 with LPS was associated with a marked reduction in retinal inflammation. The density of activated retinal microglial cells was significantly lower in the eyes of the study animals with LPS and AC5 than in the eyes of the LPS-only control group. The results suggest that the use of AC5 for hemostasis of a wound will also subsequently reduce inflammation.

SAPs may be considered a new class of devices (anti-inflammatory agents) to control ocular inflammation. SAPs have shown a similar effect in other organs, including liver and kidney. SAPs may show promise to control inflammation along with the stabilization of tissue after injury, and may be an important component of field-based wound care and stabilization for transport.

Previously, we completed the components of the planned preclinical program for AC5 that were required before we started our first human safety and performance trial, which was completed in 2016. We are focused on further scale-up of selected manufacturing methods and formulation optimization. In parallel, we are continuing to conduct further in vivo and in vitro tests, while additional testing will continue after completion of manufacturing scale-up and formulation optimization steps and the clinical trial. Self-assembling peptide manufacturing and formulation optimization are challenging, and any delays could negatively impact anticipated clinical trial and subsequent commercialization timelines. In order to market and sell AC5 and other Arch planned products, successful human clinical trials, additional testing, and regulatory approvals and certifications will be required. A co-founding inventor of certain of our technology, Dr. Rutledge Ellis-Behnke, performed a significant portion of the early preclinical animal experimentation conducted on our technology. Some of the most significant findings from Dr. Ellis-Behnke’s studies have been published. Additionally, through collaboration with the National University of Ireland system, preclinical bench-top and animal studies have been performed in Dublin and Cork, Ireland. As a continuation of our commitment to our product development we entered into a collaboration agreement with National University of Ireland Galway (“NUIG”) in Galway, Ireland on May 28, 2015 (the “Project Agreement”) that concluded in the third quarter of fiscal 2018. Pursuant to the Project Agreement, NUIG provided additional research services, via the CÚRAM Centre for Research in Medical Devices (“CÚRAM”), which is a major national research center headquartered at NUIG established in January 2015. We have also engaged, on a fee for service basis, several private third party facilities in the United States and abroad to perform certain preclinical bench-top and animal studies, which are often conducted with assistance from our scientific team, and we continue to engage third parties for such services as needed and as appropriate.

In preclinical animal tests conducted to date, AC5 has demonstrated rapid average time to hemostasis (“TTH”) when applied to a range of animal tissues. Certain studies have tested TTH when using AC5 during surgical procedures compared to TTH when using an active control, a saline control, a peptide control, and a cautery control during those same procedures. The results of those tests have shown a TTH of approximately 10 – 30 seconds when AC5 was applied, compared to a TTH ranging from 80 seconds to significantly more than 300 seconds when various control substances were applied, depending on the nature of the control substance and procedure performed. In several studies comparing AC5 to popular commercially available branded hemostatic agents (absorbable cellulose, flowable gelatin with and without thrombin, and fibrin) applied to stop the bleeding from full thickness penetrating wounds surgically created in rat livers, AC5 achieved hemostasis in significantly less than 30 seconds, whereas the control products took from 50% to over 400% longer than AC5 to achieve hemostasis. Additionally, the preclinical tests that have been conducted to date provide evidence that AC5 can stop bleeding in models of liver bleeding in animals that had been treated with therapeutic amounts of anticoagulant and antiplatelet medications, commonly called “blood thinners.” In one preclinical study, an independent third-party research group obtained positive data assessing the use of AC5 in animals that had been treated with therapeutic doses of the antiplatelet medications Plavix® (clopidogrel) and aspirin, alone and in combination. The results of the study were consistent with data obtained from two prior preclinical studies, in which AC5 quickly stopped bleeding from surgical wounds created in rats following treatment with clinically relevant doses of the anticoagulant medication heparin. In these studies, the average TTH after AC5 was applied to bleeding liver wounds of animals that had been medicated with anticoagulants was comparable to the average TTH as measured in their non-anticoagulated counterparts. Similar results were obtained in independent third-party studies assessing the use of AC5 in patients on the anticoagulant heparin and in patients on the anti-platelet medication, ticagrelor (Brilinta® in the US, Brilique® in Europe.)

In preclinical tests conducted to date, AC5 has demonstrated biocompatibility and normal healing of tissue treated with the product. Further, animals whose liver, spleen, femoral artery, eye or brain was treated with AC5 have shown no adverse effects We believe that the peptide degrades into the amino acids from which it was originally synthesized, which are molecules that already exist in large quantities in the human body.

Our current and planned near-term activities are focused on continued manufacturing scale-up, formulation optimization, and other preclinical activities, and conducting further clinical trial testing of AC5. In its first clinical study for safety and performance, AC5 was demonstrated to be safe and to reduced TTH in wounds versus controls. Our clinical study also demonstrated that in a subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, AC5 had similar effects.

Development and Commercialization Strategy

Our present business model is to operate with a relatively small internal team of key personnel and engage third party service providers to conduct larger scale research, development and manufacturing activities. Our internal team collectively has a broad range of expertise and experience working with and managing third party vendors. This general approach enables us to use the services of third party entities, which are expert in various aspects of our operations, while preserving capital and efficiencies by avoiding certain internal scale-up costs and resource duplication.

Research and Development; Manufacturing

Use of Third Party Relationships

To date, we have engaged third party laboratory facilities run by experts in the U.S. and abroad to perform both research and preclinical and clinical development activities. Those engagements have assisted in our development of our primary product candidate, as well as our generation of appropriate analytical methods, scale-up, and other procedures for use as a “blueprint” for third party manufacturers to produce the product on a larger scale for purposes of further preclinical and clinical testing and ultimately, if required approvals are obtained, commercialization.

We have initiated the transition to traditional contract manufacturing and related organizations. We have commenced relationships and work with manufacturers operating with the current good manufacturing practices (“cGMP”) required by applicable regulatory agencies in order to scale up and produce material to be used for preclinical testing and clinical trials.

Manufacturing Methods

We believe that the manufacturing methods used for a product, including the type and source of ingredients and the burden of waste byproduct elimination, are important determinants of its opportunity for profitability. Industry participants are keenly aware of the downsides of technologies that rely on expensive biotechnology techniques and facilities for manufacture, onerous and expensive programs to eliminate complex materials, or ingredients that are sourced from the complicated process of human or other animal plasma separation, since those products typically are expensive, burdensome to produce, and at greater risk for failing regulatory oversight.

The manufacturing methods that we intend to use to produce AC5 and other potential future product candidates rely on detailed, complex and difficult to manage synthetic organic chemistry processes. Although use of those methods requires that we engage manufacturers that possess the expertise, skill and know-how involved with those methods, the required equipment to use those methods is widely available. Furthermore, improvements in relevant synthetic manufacturing techniques over the past 15 years have reduced their complexity and cost, while increasing large-scale cGMP capacity. Moreover, our planned product candidates, including AC5, will be synthesized from naturally occurring ingredients that are not sourced from humans or other animals, but do exist in their natural state in humans. That type of ingredient may be more likely to be categorized as “generally recognized as safe”, or “GRAS”, by the FDA.

Regulatory

Medical Device Classification

In February of 2015, we announced that The British Standards Institution (“BSI”), a Notified Body (which is a private commercial entity designated by the national government of a European Union (“EU”) member state as being competent to make independent judgments about whether a medical device complies with applicable regulatory requirements) in the EU, confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. The FDA and other regulatory authorities or related bodies separately determine the classification of AC5. The FDA also determined it to be a medical device. Generally, a product is a medical device if it requires neither metabolic nor chemical activity to achieve the desired effect. Furthermore, a medical device can achieve its desired effects without requiring a body (animal/human), whereas a drug or a biologic requires a body in order to operate. The AC5 mechanism of assembly into a barrier can occur outside of a body and is accordingly consistent with the medical device definition.

Medical devices in the EU and the U.S. are classified along a spectrum. Class III status, which is the higher-level classification for devices compared to Classes II and I, involves additional procedures and regulatory scrutiny of the product candidate to obtain approvals. AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application, subject to the process for obtaining a CE mark in the EU and the premarketing authorization process in the U.S. It has been determined that our AC5™ Topical Gel used for external wounds will be a Class II medical device.

Biocompatibility Tests and Clinical Trials

Before initiating our European or most other human clinical trials, we are required to have completed the biocompatibility assessment of AC5. Standard required tests to assess biocompatibility, as set forth in ISO 10993 issued by the International Organization for Standardization, may include:

•	in vitro cytotoxicity;

•	in vitro blood compatibility;

•	in vitro Ames assay (mutagenic activity);

•	irritation/intracutaneous reactivity;

•	sensitization (allergenic reaction);

•	implantation (performed on devices that contact the body’s interior);

•	pyrogenicity (causing fever or inflammation);

•	systemic toxicity; and

•	in vitro chromosome aberration assay (structural chromosome changes).

We completed the biocompatibility studies required to initiate our first human trial of AC5 in Western Europe. We will perform further biocompatibility testing that we deem necessary for additional indications, classifications, jurisdictions, and/or as required by regulatory authorities.

On August 15, 2016, we announced that the AC5 Topical Hemostatic Device met its primary and secondary endpoints in our first clinical trial for safety and performance. On October 31, 2016, the Company further announced that additional analysis of the subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, indicated that AC5 had similar effects for this subgroup.

On July 25, 2017, we announced that we had made a 510(k) submission to FDA for our AC5™ Topical Gel. On December 18, 2017, we voluntarily withdrew the application after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. On October 1, 2018, we announced that we both completed the necessary steps required to file a 510(k) submission to the FDA for our AC5™ Topical Gel and filed that 510(k) submission during the third calendar quarter. As previously disclosed, these steps included developing a required study protocol and submitting it to the FDA in a pre-submission letter in the first calendar quarter, completing the pre-submission process and initiating the study in the second calendar quarter, and completing the study. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020.

Commercialization

Our commercialization plan for at least some of our product candidates could entail entering into one or more collaboration agreements or strategic partnerships. Based on our general approach and strategy of utilizing the expertise and resources of third party service providers and maintaining a relatively small internal team, we currently expect that we may pursue some degree of strategic collaborations or partnerships with third parties, which could include licensing arrangements, distribution and supply partnerships, engagement of external regulatory experts and/or marketing and sales teams, among other types of potential relationships. We presently believe that certain relationships could improve our ability to obtain regulatory approval for our product candidates and attain market acceptance for and profitable sales of those product candidates, and that our current and planned activities and milestones relating to AC5 are well-aligned with the needs of the market and potential partners and collaborators that may wish to enter or expand their presence in our target markets.

We envision the potential future customers in the marketplace for AC5 and any other hemostatic or sealant agent we may pursue will include surgeons and other doctors, government agencies such as the Department of Defense, hospital and operating room management and ambulance and other trauma specialists.

Plan of Operations

Our long-term business plan includes the following goals:

•	conducting biocompatibility, pre-clinical, and clinical studies on AC5 and related products;

•	expanding and maintaining protection of our intellectual property portfolio;

•	developing additional third party relationships to manufacture, distribute, market and otherwise commercialize AC5;

•	obtaining regulatory certification or clearance of AC5 and related products in the EU, the U.S., and other jurisdictions as we may determine;

•	continuing or developing academic, scientific and institutional relationships to collaborate on product research and development; and

•	developing additional product candidates in the hemostatic, sealant, and/or other fields.

In furtherance of our long-term business goals, we expect to continue to focus on the following activities during the next twelve months:

•	seek additional funding as required to support the milestones described previously and our operations generally;

•	work with our large scale manufacturing partners to scale up production of product compliant with current good manufacturing practices (“cGMP”), which activities will be ongoing as we seek to advance toward, enter into, and, if successful, subsequently increase commercialization activities;

•	further clinical development of our product platform;

•	pursue regulatory clearance for commercialization;

•	continue to expand and enhance our financial and operational reporting and controls;

•	seek commercial partnerships;

•	expand and enhance our intellectual property portfolio by filing new patent applications, obtaining allowances on currently filed patent applications, and/or adding to our trade secrets in self-assembly, manufacturing, analytical methods and formulation, which activities will be ongoing as we seek to expand our product candidate portfolio;

•	obtain regulatory input into subsequent clinical trial designs;

•	assess our self-assembling peptide platforms in order to identify and select product candidates for advancement into development.

In addition to capital required for operating expenses, depending upon additional input from EU and US regulatory authorities, as well as the potential for additional regulatory filings and approvals during the next 2 years, additional capital, may be required.

The estimated capital requirements potentially could increase significantly if a number of risks relating to conducting these activities were to occur, including without limitation those set forth under the heading “RISK FACTORS” in this filing. We anticipate that our operating and other expenses will continue to increase as we continue to implement our business plan and pursue and achieve these goals. After giving effect to the funds received in past equity and debt financings and assuming our use of that funding at the rate we presently anticipate, as of November 20, 2019 we believe that our current cash on hand will meet our anticipated cash requirements into the third quarter of fiscal 2020. We could spend our financial resources much faster than we expect, in which case our current funds may not be sufficient to operate our business for the entire duration of that period.

We have no commitments for any future capital. As indicated above, we will require significant additional financing to fund our planned operations, including further research and development relating to AC5, seeking regulatory approval of that or any other product we may choose to develop, commercializing any product for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or business, and maintaining our intellectual property rights, pursuing new technologies and for financing the investor relations and incremental administrative costs associated with being a public corporation. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from operations, and we will need to obtain all of our necessary funding from external sources for the foreseeable future. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

Since inception, we have funded our operations primarily through debt borrowings and the issuance of convertible debt and units consisting of Common Stock and warrants, and we may continue to seek to do so in the future. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. The terms of securities we may issue in future capital-raising transactions may be more favorable for our new investors. Further, newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If we obtain additional financing by incurring debt, we may become subject to significant limitations and restrictions on our operations pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase our liabilities and future cash commitments. We may also seek funding from additional collaboration or licensing arrangements in the future, which may require that we relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable to us. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment-banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

Industry and Competition

Arch is developing technology for surgery and trauma care applications. Planned products include, among others, barriers for both bleeding tissues and leaking fluids that create an environment permissive to normal healing. The initial focus has been on procedures and surgeries, with plans to follow with trauma applications. The initial clinical trial assessed AC5’s use in an external application, while internal human studies are intended to follow. Our intent is to provide a product set with broad utility and relatively few constraints based on bleeding, leakage, and wound type. Features of the technology highlight its potential utility in a range of settings, including traditional open procedures and the often more challenging minimally invasive surgeries.

According to a 2012 report produced by MedMarket Diligence, LLC, approximately 114 million surgical and procedure-based wounds occur annually worldwide, including 36 million from surgery in the U.S. Since the early days of modern minimally invasive surgery in the 1990s, the percent of surgeries performed minimally invasively has increased significantly such that it is now widespread and common. Minimally invasive surgery is often called laparoscopic surgery, although there are additional types. Minimally invasive surgical procedures often present the surgeon with fewer margins for potential error and less capacity to deal with certain risks, such as excessive bleeding, without converting the surgery to a traditional open procedure. We believe that the performance and safety of both minimally invasive and traditional surgeries and other procedures could benefit from newer hemostatic agents and sealants, because surgical and trauma patients are at significant risk for morbidity and mortality from bleeding and/or leaking body fluid.

Additional trends that support a demand for hemostatic and sealant products include the following:

•	overall procedure volume growth;

•	ambulatory same day surgery volume growth;

•	minimally invasive surgery procedure volume growth;

•	efforts to reduce operating room time; and

•	increased use of anticoagulants, which predispose patients to bleeding.

As a result of this demand, use of hemostatic agents and sealants is increasing. According to a 2015 MedMarket Diligence, LLC report, the market for these products achieved approximately $4.2 billion in worldwide sales in 2015 and is projected to reach $4.8 billion in 2017 and surpass $7.5 billion in 2022. Approximately three quarter of those sales are for hemostats, which are currently growing faster than sealants, as defined in the data survey. However, we believe that due to a currently poorly met need and pent up demand, the projected growth rate for sealants could become greater than that for hemostats once additional products become available.

In spite of the large size of the market for these products, many available hemostatic agents and sealants possess a combination of limitations, including slow onset of action, general unreliability, user-unfriendliness, and risk for adverse effects, such as healing problems, adhesion formation, infection and other safety concerns. Many of the deficiencies of currently available hemostatic agents and sealants are comparable to those of their earlier-generation counterparts, as revolutionary advances in underlying technologies have been elusive.

In the course of developing AC5, we engaged commercial strategy and marketing consultants and communicated directly with care providers to understand the needs of potential customers and to assess product feature preferences. As we expected, better efficacy and reliability were identified as product features important to those customers, and we discovered that other product features are important to achieving broad market acceptance. Surgeons, operating room managers, sales representatives for currently available hemostatic products, and hospital decision-makers identified a number of desirable characteristics for a hemostatic agent, which we carefully consider while developing AC5. These features include that a product is:

•	laparoscopic friendly;

•	easily handled and applied;

•	able to promote a clear field of vision and not obstruct view;

•	non-viscous and flowable;

•	non-sticky (to tissue or equipment);

•	able to permit normal healing;

•	indifferent to status of coagulation cascade or “blood thinning” drugs;

•	non-toxic; and

•	not sourced from human or other animal blood or tissue components.

We anticipate that AC5 will meet these particular market demands, and we anticipate its eventual use in minimally invasive or laparoscopic surgery as well as open surgical procedures. While open procedures represents the more established market for hemostatic agents, the number of surgeries performed by minimally invasive techniques, including laparoscopic surgery, has been growing over the past two decades and is significant. Less invasive laparoscopic procedures tend to result in shorter recovery times, faster discharges, less scarring, less pain and less need for pain medications. Many of the hemostasis products currently available do not possess certain features and handling characteristics that are ideal for use in a laparoscopic setting. For instance, many available products are difficult to use laparoscopically because they tend to be sticky, powdery, fabric-based or are otherwise difficult to control and/or insert into the small tubes used during many laparoscopic procedures. We believe that the novel features and differentiating characteristics of AC5 will make it more suitable for laparoscopic surgeries than many or most presently available alternatives.

Further, available data indicates that there may be increased pressure to perform more complex surgeries at reduced costs, including conducting operations in less expensive outpatient settings. Although accurate current statistics are difficult to obtain, a National Health Statistics Report from 2006 and updated in 2009 indicates that outpatient surgery volume was increasing by approximately 5% annually, and a 2009 report covering U.S. surgical procedures suggests that inpatient surgery volume was declining 1% per year. We believe that a motivating factor of this trend may be the increased costs associated with hospital inpatient procedures performed in operating rooms, which, according to MedMarket Diligence, have been estimated to cost between $2,000 and $10,000 per hour. These costs likely motivate increased operating room throughput and increased volume of procedures performed in outpatient settings. Both of those trends highlight the need for highly effective hemostatic agents and sealants that can decrease operating room time for inpatient procedures and help to increase the safety of performing more types of procedures in less expensive outpatient settings.

Participants in the hemostatic and sealant market currently include large companies, such as Johnson & Johnson and its affiliated companies, C. R. Bard, Inc., Baxter International Inc., as well as various smaller companies. Certain companies in other sectors, such as pharmaceuticals, wound care, and orthopedics, among others, are also interested in these markets.

Commercially available products in the hemostasis field with which we would expect AC5 to compete if it obtains required regulatory approvals can cost between $50 and $500 per procedure, with the higher value added products generally priced at the upper end of that range. Production costs of many of those products are significant, as they may require biotechnology or plasma separation technologies to manufacture, and they may require ingredients or other materials that are expensive to obtain. We believe that, assuming receipt of required regulatory approvals, AC5 will be well positioned to compete against currently available products as a result of its broad applicability in various types of surgical settings and its features that address drawbacks seen in many available hemostatic agents. Furthermore, our planned use of a manufacturing method that we expect will be cost-effective compared to methods used to manufacture many currently available hemostatic products could enable any future sales to be made at competitive price points within the market range.

Potential Disadvantages of AC5 Compared to the Competition

Some potential disadvantages of AC5 compared to the hemostatic agents currently on the market with which we would expect AC5 to compete if it obtains required regulatory approvals are as follows:

•	The favorable handling characteristics of AC5 are the result of its non-sticky and non-glue-like nature. However, if a surgeon or healthcare provider requires a product to adhere tissues together, or provide similar glue-like action, then AC5 in its current form would not achieve that effect.

•	While we project that AC5 will be relatively economical to manufacture at scale, it may not be able to compete from a price perspective with inexpensive means to stop bleeding, such as application of pressure or use of bandages or other inexpensive hemostatic agents.

Research and Development Expenditures

Our research and development expenses to date have primarily included labor and third party consulting costs to develop our core technology and AC5. Research and development expense during the year ended September 30, 2019 was $2,396,838, a decrease of $487,407 compared to $2,884,245 for the year ended September 30, 2018. We expect our research and development activities and expenses to increase significantly as we execute on our business plan and commence additional clinical trials.

Regulation by the FDA and Similar Foreign Agencies

Our research, development and clinical programs, as well as our manufacturing and marketing operations that may be performed by us or third party service providers on our behalf, are subject to extensive regulation in the U.S. and other countries. Most notably, we believe that AC5 will be subject to regulation as a medical device under the U.S. Food Drug and Cosmetic Act (the “FDCA”) as implemented and enforced by the FDA and equivalent regulations enforced by foreign agencies in any other countries in which we desire to pursue commercialization. The FDA and its foreign counterparts generally govern the following activities that we do or will perform or that will be performed on our behalf, as well as potentially additional activities, to ensure that products we may manufacture, promote and distribute domestically or export internationally are safe and effective for their intended uses:

•	product design, preclinical and clinical development and manufacture;

•	product premarket clearance and approval;

•	product safety, testing, labeling and storage;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions and repair or recall of products.

The Company was recently informed that the Notified Body review team has completed its review of Arch’s technical documentation and has recommended to its decision making panel that CE Marking be granted. Because definitive timelines have not yet been provided, considering the backlog that European Notified Bodies have been experiencing, we now expect this CE Mark process to be completed in early 2020.

The Company is harmonizing its US and European product supply chains by adding a supplier and a manufacturing process, each of which are listed in the technical documentation under review in Europe, to the list of approved suppliers and processes for the production of the AC5 Topical Gel that it intends to sell in the United States. The Company has filed documentation with the FDA related to these the supply chain changes and will not use the new supplier and manufacturing processes or distribute product in the US until the FDA provides its approval. We can provide no assurance that the FDA will not require additional information or data, or that the changes or resulting product will prove acceptable to us or to the FDA. Because the regulatory interactions are taking longer than anticipated, the Company now expects that it will be authorized by the FDA to deliver initial AC5 Topical Gel inventory to physicians in the US in early 2020.

Pre-Marketing Regulation by the U.S. FDA

Medical Device Classification

As described previously, we expect that AC5 currently is classified as a medical device because its primary desired activity does not depend on metabolic or chemical activity in a body. The FDA classifies medical devices into one of the following three classes on the basis of the amount of risk associated with the medical device and the controls deemed necessary to reasonably ensure their safety and effectiveness:

•	Class I, requiring general controls, including labeling, device listing, reporting and, for some products, adherence to good manufacturing practices through the FDA’s quality system regulations and pre-market notification;

•	Class II, requiring general controls and special controls, which may include performance standards and post-market surveillance; or

•	Class III, requiring general controls and approval of a premarket approval application (“PMA”), which may include post-market approval conditions and post-market surveillance.

Class III devices are those that are deemed by the FDA to pose the greatest risks, such as life-sustaining, life-supporting or implantable devices, or that have a new intended use or use advanced technology that is not substantially equivalent to that of a legally marketed device. As a result of the intended use of AC5 and the novel technology on which is it based, we further anticipate that AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application.

US Regulatory Approval Process

Products that are regulated as medical devices and that require review by the FDA are subject to either a premarket notification, also known as a 510(k), which must be submitted to the FDA for clearance, or a PMA application, which the FDA must approve prior to marketing in the U.S. The FDA ultimately determines the appropriate regulatory path.

We believe that the products we are currently pursuing for internal use will require a PMA approval prior to commercialization. However, we believe that we may commercialize an initial product for external use after clearance through the 510(k) process. To obtain 510(k) marketing clearance for a medical device, an applicant must submit a premarket notification to the FDA demonstrating that the device is "substantially equivalent" to a predicate device or devices, which is typically a legally marketed Class II device in the United States. A device is substantially equivalent to a predicate device if it has the same intended use and (i) the same technological characteristics, or (ii) has different technological characteristics and the information submitted demonstrates that the device is as safe and effective as a legally marketed device and does not raise different questions of safety or effectiveness. In some cases, the submission must include data from human clinical studies. Marketing may commence when the FDA issues a clearance letter finding substantial equivalence.

On July 25, 2017, we announced that we had made a 510(k) submission to FDA for our AC5™ Topical Gel. On December 18, 2017, we voluntarily withdrew the application after receiving questions from the FDA for which an adequately comprehensive response could not be provided within the FDA’s congressionally-mandated 90-day review period. On October 1, 2018, we announced that we both completed the necessary steps required to file a 510(k) submission to the FDA for our AC5™ Topical Gel and filed that 510(k) submission during the third calendar quarter of 2018. As previously disclosed, these steps included developing a required study protocol and submitting it to the FDA in a pre-submission letter in the first calendar quarter of 2018, completing the pre-submission process and initiating the study in the second calendar quarter of 2018, and completing the study. On December 17, 2018, we announced that the 510(k) premarket notification for AC5™ Topical Gel has been reviewed and cleared by the FDA, allowing for the product to be marketed.

In addition to our 510(k) notification, we filed our first CE Mark application in Europe in November 2018. The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020. We currently anticipate seeking regulatory approval for expanded indications, and to pursue internal use commercial opportunities for other AC5-related products through the premarket authorization process.

PMA must be submitted to the FDA if a device cannot be cleared through another approval process or is not otherwise exempt from the FDA’s premarket clearance requirements. A PMA is required for most Class III medical devices. A PMA must generally be supported by extensive data, including without limitation technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use. During the review period, the FDA will typically request additional information or clarification of the information previously provided. Also, experts from outside the FDA may be convened to review and evaluate the PMA and provide recommendations to the FDA as to the approvability of the device, although the FDA may or may not accept any such recommendations. In addition, the FDA will generally conduct a pre-approval inspection of the manufacturing facility or facilities involved with producing the device to ensure compliance with the cGMP regulations. Upon approval of a PMA, the FDA may require that certain conditions of approval, such as conducting a post-market approval clinical trial, be met.

The PMA approval process can be lengthy and expensive and requires an applicant to demonstrate the safety and efficacy of the device based, in part, on data obtained from clinical trials. The PMA process is estimated to take from one to three years or longer, from the time the PMA application is submitted to the FDA until an approval is obtained.

Further, if post-approval modifications are made, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling or design, then new PMAs or PMA supplements would be required. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is typically limited to information needed to support the changes from the device covered by the original PMA and accordingly may not require as extensive clinical and other data.

We have not submitted to the FDA a PMA or commenced the required clinical trials for an internal use product. We have not submitted a premarket notification. Even if we conduct successful preclinical and clinical studies and submit a PMA for an approval or premarket application for clearance, the FDA may not permit commercialization of AC5 for the desired internal use indications, on a timely basis, or at all. Our inability to achieve regulatory approval for AC5 in the U.S. for an internal use product, a large market for hemostatic products, would materially adversely affect our ability to grow our business.

Clinical Trials

Obtaining PMA approval requires the completion of human clinical trials that produce successful results demonstrating the safety and efficacy of the product. Clinical trials for a Class III medical device typically may require an application for an investigational device exemption (“IDE”), which would need to be approved in advance by the FDA for a specified number of patients and study sites. Human clinical trials are subject to extensive monitoring, recordkeeping and reporting requirements, and must be conducted under the oversight of an institutional review board (“IRB”) for the relevant clinical trial sites and comply with applicable FDA regulations, including those relating to good clinical practices (“GCP”).

In order to complete a clinical trial, we are required to enroll a sufficient number of patients to conduct the trial after obtaining each patient’s informed consent in a form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. Many factors could lead to delays or inefficiencies in conducting clinical trials, some of which are discussed under the heading “RISK FACTORS” in this Annual Report on Form 10-K. Further, we, the FDA or the IRB could suspend a clinical trial at any time for various reasons, including a belief that the risks to the subjects of the trial outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA clearance or approval to market the product in the U.S.

On December 16, 2015, we announced that we had received clearance from a regulatory authority in Western Europe to initiate a human clinical trial to assess the safety and performance of AC5 in humans. The initial patient was treated in the first quarter of 2016 and on June 6, 2016, we announced we had completed patient enrollment in this study. On August 15, 2016, we announced that the AC5 Topical Hemostatic Device met its primary and secondary endpoints in our first clinical trial. On October 31, 2016, the Company announced that additional analysis of the subgroup of 10 patients who were taking a prescribed antiplatelet medication, commonly known as a blood thinner, such as aspirin, indicated that AC5 had similar effects for this patient population.

Pre-Marketing Regulation in the EU

Medical Device Classification

Similar to the U.S., the EU recognizes different classes of medical devices. The EU recognizes Class I, Class IIa, Class IIb or Class III medical devices, with the classification determination depending on the amount of potential risk to the patient associated with use of the medical device. Classification involves rules found in the EU’s Medical Device Directive. Key questions of relevance include the degree of the device’s contact with the patient, invasiveness, active nature, and indications for use. The medical device classes recognized in the EU are as follows:

•	Class I, which are considered low risk devices, such as wheelchairs and stethoscopes, and require pre-market notification prior to placing the devices onto the EU market;

•	Class IIa, which are considered low-medium risk devices and require certification by a Notified Body;

•	Class IIb, which are considered medium-high risk devices and require certification by a Notified Body; and

•	Class III, which are considered high-risk devices and require certification by a Notified Body.

In February of 2015, we announced that BSI confirmed that AC5 fulfills the definition of a medical device within the EU and will be classified as such in consideration for CE mark designation. We anticipate that AC5 could be regulated as either a Class III or a Class II medical device in these jurisdictions, depending upon the application.

CE Mark Approval Process

Approval Process

The EU has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling, and adverse event reporting for medical devices. Recently, the EU has revised its rules and regulations and have implemented increasingly stringent requirements. In addition, each EU member state has implemented legislation applying these directives and standards at a national level. Many countries outside of the EU have also voluntarily adopted laws and regulations that mirror those of the EU with respect to medical devices, potentially increasing the time and cost necessary to potentially achieve an approval.

Under applicable EU medical device directives, a CE mark is a symbol placed on a product that declares that the product is compliant with the essential requirements of applicable EU health, safety and environmental protection legislation. In order to receive a CE mark for a product candidate, the company producing the product candidate must select a country in which to apply. Each country in the EU has one competent authority (“CA”) that implements the national regulations by interpreting the EU directives. CAs also designate and regulate Notified Bodies. An assessment by a Notified Body in the selected country within the EU is required in order to commercially distribute the device. In addition, compliance with ISO 13485 issued by the International Organization for Standardization, among other standards, establishes the presumption of conformity with the essential requirements for CE marking. Certification to the ISO 13485 standard demonstrates the presence of a quality management system that can be used by a manufacturer for design and development, production, installation and servicing of medical devices and the design, development and provision of related services.

Devices that comply with the requirements of the laws of the selected member state applying the applicable EU directive are entitled to bear a CE mark and can be distributed throughout the member states of the EU, as well as in other countries that have mutual recognition agreements with the EU or have adopted the EU’s regulatory standards.

On November 28, 2018, the Company announced that it has submitted the required documents for AC5™ Topical Hemostat (AC5) to its Notified Body as it seeks a CE mark, which is a next step on the path to commercialization in countries governed by the European Medical Devices Directive (MDD). The Company was recently notified by its Notified Body that its review team has completed its review of the Arch’s technical documentation and that it has recommended to its decision making panel that CE Marking be granted. This process is expected to be completed in early 2020.

Clinical Trials

As with U.S. Class III and certain Class II medical device approvals, EU Class III and certain Class II medical device approvals require the successful completion of human clinical trials. However, there are several key differences between the jurisdictions with respect to the approvals and processes. Obtaining a CE mark is not equivalent to obtaining FDA clearance or approval, in that a CE mark confirms the safety, but not the effectiveness, of a product. Furthermore, a CE mark affixed to a product serves as a declaration by the responsible party that the product conforms to applicable provisions and that relevant conformity assessment procedures have been completed with respect to the product. Accordingly, we anticipate that the required EU clinical trial(s) for AC5 will be smaller, faster, and less expensive than what we expect would be required for AC5 to obtain equivalent approvals in the U.S.

Post-Approval Regulation

After a medical device obtains approval from the applicable regulatory agency and is launched in the market, numerous post-approval regulatory requirements would apply. Many of those requirements are similar in the U.S. and in member states of the EU, and include:

•	product listing and establishment registration;

•	requirements that manufacturers, including third-party manufacturers, follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling and other advertising regulations, including prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

•	approval of product modifications that affect the safety or effectiveness of any of our devices that may achieve approval;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply, when necessary, to protect the public health or to provide additional safety and effectiveness data for the device;

•	the recall authority of the applicable government agency and regulations pertaining to voluntary recalls; and

•	reporting requirements, including reports of incidents in which a product may have caused or contributed to a death or serious injury or in which a product malfunctioned, and notices of corrections or removals.

Failure by us or by our third-party manufacturers and other suppliers to comply with applicable regulatory requirements could result in enforcement action by various regulatory authorities, which may result in monetary fines, the imposition of operating restrictions, product recalls, criminal prosecution or other sanctions.

Regulation by Other Foreign Agencies

International sales of medical devices outside the EU may be subject to government regulations in each country in which the device is marketed and sold, which vary substantially from country to country. The time required to obtain approval by a non-EU foreign country may be longer or shorter than that required for FDA or CE mark clearance or approval, and the requirements may substantially differ.

Other Governmental Regulations and Environmental Matters

We are or may become subject to various laws and regulations regarding laboratory practices and the use of animals in testing, as well as environmental laws and regulations governing, among other things, any use and disposal by us of hazardous or potentially hazardous substances in connection with our research. At this time, costs attributable to environmental compliance are not material. In each of these areas, applicable U.S. and foreign government agencies have broad regulatory and enforcement powers, including, among other things, the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products, and withdraw approvals, any one or more of which could have a material adverse effect on our business. Additionally, if we are able to successfully obtain approvals for and commercialize our product candidates, then the Company and our products may become subject to various federal, state and local laws targeting fraud, abuse, privacy and security in the healthcare industry.

Intellectual Property

We are focused on the development of self-assembling compositions, particularly self-assembling peptide compositions, and methods of making and using such compositions primarily in healthcare applications. Suitable applications of these compositions include limiting or preventing the movement of bodily fluids and contaminants within or on the human body, preventing adhesions, treatment of leaky or damaged tight junctions, and reinforcement of weak or damaged vessels, such as aneurysms. Our strategy to date has been to develop an intellectual property portfolio in high-value jurisdictions that tend to uphold intellectual property rights.

As of October 29, 2019, we either own or license from others a number of U.S. patents, U.S. patent applications, foreign patents and foreign patent applications.

Five patent portfolios assigned to Arch Biosurgery, Inc. include a total of 34 patents and pending applications in a total of nine jurisdictions, including eleven patents and pending applications in the US. These portfolios cover self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof, including six issued US patents (US 9,415,084; US 9,162,005; US 9,789,157; US 9,821,022; US 9,339,476 and US 10,314,886) that expire between 2026 and 2034 (absent patent term extension), as well as thirteen patents that have been either allowed, issued or granted in foreign jurisdictions.

We have also entered into a license agreement with Massachusetts Institute of Technology and Versitech Limited (“MIT”) pursuant to which we have been granted exclusive rights under two portfolios of patents and non-exclusive rights under another three portfolios of patents.

The two portfolios exclusively licensed from MIT include a total of 22 patents and pending applications drawn to self-assembling peptides and methods of use thereof and self-assembling peptidomimetics and methods of use thereof in a total of nine jurisdictions. The portfolios include five issued US patents (US 9,511,113; US 9,084,837; US 10,137,166; US 9,327,010; and US 9,364,513) that expire between 2026 and 2027 (absent patent term extension), as well as fourteen patents that have been either allowed, issued or granted in foreign jurisdictions.

The three portfolios non-exclusively licensed from MIT include a number of US and foreign applications, including four issued US patents (US 7,449,180; US 7,846,891; US 7,713,923; and US 8,901,084) that expire between 2021 and 2024 (absent patent term extension), as well as four patents that have been either allowed, issued or granted in foreign jurisdictions.

Our license agreement with MIT imposes certain diligence, capital raising, and other obligations on us, including obligations to raise certain amounts of capital by specific dates. Additionally, we are responsible for all patent prosecution and maintenance fees under that agreement. Our breach of any material terms of our license agreement with MIT could permit the counterparty to terminate the agreement, which could result in our loss of some or all of our rights to use certain intellectual property that is material to our business and our lead product candidate. Our loss of any of the rights granted to us under our license agreement with MIT could materially harm our product development efforts and could cause our business to fail.

We have pending trademark applications for AC5 Surgical Hemostatic Device™, AC5 Surgical Hemostat™, AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™.

Employees

We presently have eight full-time employees and make extensive use of third party contractors, consultants, and advisors to perform many of our present activities. We expect to increase the number of our employees as we increase our operations.

Properties

We do not own any real property. In April 2015, we moved our corporate offices to a property in Framingham, Massachusetts. In July 2017, we entered into a three year operating lease commencing October 1, 2017 and ending on September 30, 2020 at our current location.

Legal Proceedings

In the ordinary course of business, we may become a party to legal proceedings involving various matters. We are unaware of any such legal proceedings presently pending to which we or our subsidiary is a party or of which any of our property is the subject that management deems to be, individually or in the aggregate, material to our financial condition or results of operations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our current directors and executive officers:

Name	Position	Age	Director/Officer Since
Dr. Terrence W. Norchi	President, Chief Executive Officer and Chairman of the Board of Directors	54	April 2013
James R. Sulat	Director	69	August 2015
Punit Dhillon	Director	39	July 2018
Richard E. Davis	Chief Financial Officer	61	July 2014

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Dr. Terrence W. Norchi. Terrence W. Norchi, MD, our co-founder, serves as our President and Chief Executive Officer, and Chairman of the Board. Dr. Norchi also served as our Interim Chief Financial Officer through June 26, 2013. Dr. Norchi has served in similar positions since co-founding ABS, our predecessor company in 2006. Prior to ABS, Dr. Norchi was a portfolio manager of one of the world’s largest healthcare mutual funds and a pharmaceutical analyst at Putnam Investments from April 2002 to September 2004. Prior to that, he served as the senior global biotech and international pharmaceutical equity analyst at Citigroup Asset Management, and as a sell-side analyst covering non-U.S. pharmaceutical equities at Sanford C. Bernstein in New York City. Dr. Norchi earned an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management in 1996. Dr. Norchi earned an M.D. degree in 1990 from Northeast Ohio Medical University and completed his internal medicine residency in 1994 at Baystate Medical Center, Tufts University School of Medicine, where he was selected to serve as the Chief Medical Resident. Dr. Norchi brings to our Board of Directors and management team invaluable experience and knowledge of our core technology and proposed product candidates as a result of his first-hand experience with the development of that technology, having ushered it from the research laboratory to its current stage of development. His investing experience as a former public company analyst and a portfolio manager provides further insights and value as the company advances toward commercialization. Dr. Norchi serves on the Board of Overseers of the Boston Museum of Science.

James R. Sulat. Mr. Sulat joined our Board of Directors in August 2015. Mr. Sulat has served as a member of the Supervisory Board for Valneva SE, a European biotech companies focusing on vaccines, since 2005. In addition, Mr. Sulat has served as a member of the Board of Directors for AMAG Pharmaceuticals, Inc., a pharmaceutical company focused on the development and commercialization of specialty pharmaceutical products, since 2014. Previously, Mr. Sulat served as the Chief Executive Officer and Chief Financial Officer for Maxygen, Inc., from 2009 to 2013. Mr. Sulat also served as a member of the Board of Directors for Maxygen, Inc., from 2003 to 2013. Prior to that, Mr. Sulat served as the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors for Memory Pharmaceuticals Corp., from 2005 to 2008. Mr. Sulat previously served in senior executive roles for R.R. Donnelley & Sons, Co., Chiron Corporation, Stanford Health Services, Inc., and Esprit de Corp, Inc. Mr. Sulat also previously served as a member of the Board of Directors for Momenta Pharmaceuticals, Inc., Tolero Pharmaceuticals, Inc., Diadexus, Inc., Codexis, Inc., Ariat International, Inc., General Surgical Innovations, Inc., and Vans, Inc. Mr. Sulat received a B.S. in Administrative Sciences from Yale University, and an M.B.A. and an M.S. in Health Services Administration from Stanford University.

Punit Dhillon. Mr. Dhillon joined our Board of Directors in July 2018. Mr. Dhillon brings over 15 years of global industry experience to Arch's Board with a wealth of knowledge and experience operationally in medical devices, advancing programs from scientific research through clinical development, regulatory approval, and into healthcare systems globally. Mr. Dhillon's business and management experience includes corporate finance, integration, intellectual property licensing, strategy implementation, mergers and acquisitions and collaborations with academic and other institutions. Strategic partnerships established by Mr. Dhillon include early and late stage deals with Merck and Pfizer. Mr. Dhillon co-founded OncoSec, a biotechnology company pioneering new technologies to stimulate the body's immune system to target and attack cancer. Mr. Dhillon is currently a member of the board of directors of OncoSec. Prior to that, Mr. Dhillon served as Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation), a DNA vaccine development company, from September 2003 until March 2011. Mr. Dhillon is also currently a director for Emerald Health Sciences, Inc. and Audit Committee Chair of Emerald Health Therapeutics, Inc. (TSXV: EMH) and Nemus Bioscience, Inc. (OTCQB: NMUS). Mr. Dhillon was recognized as one of the "Top 100 CEOs" by PharmaVoice in 2013, as "Most Admired CEO" by The San Diego Business Journal in 2016, and as a finalist for Ernst & Young's Annual "Entrepreneur of the Year." Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Richard E. Davis. Mr. Davis brings a proven and successful record of more than 25 years of progressive and diversified business, financial and operational leadership within both publicly traded and privately held, domestic and multinational companies. From July 2001 through July 2014, he has been an advisor to small and mid-size companies assisting them in their strategizing, accounting, financial reporting, and investor and banking needs. From February 2001 until June 2011, he was President, Chief Operating Officer and Chief Financial Officer at NMT Medical, Inc., a NASDAQ-traded medical device company. Mr. Davis also served on its Board of Directors. In this role he developed and executed strategic and operational plans that resulted in revenue growth of 35 percent, 13 consecutive quarters of profitability, increased stock price and analyst coverage from five major investment firms; directed the stabilization of a French subsidiary and led successful efforts in raising $6 million from institutional investors to fund ongoing FDA-approved clinical trials. Prior to that, he was Vice President and Chief Financial Officer at Q-Peak, Inc., where he oversaw all financial and administrative functions. Earlier, he worked in a variety of senior level positions at the Coleman Company, The TJX Companies, Inc. and Wang Laboratories. He holds a Master of Business Administration degree with a Finance concentration from Babson College and a Bachelor of Business Administration degree from the University of Massachusetts Amherst.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until the earlier of their death, resignation or removal.

Family Relationships

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon (“Mr. Dhillon”), the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Avtar Dhillon (“Dr. Dhillon”), who was the former chairman of the board of directors of the Company, and is a member of the board of directors of OncoSec and Emerald Health Sciences, Inc., both of which are companies for which Dr. Dhillon is the chairman of the board. Dr. Dhillon is also currently serving as an advisor to the Company.

Involvement in Certain Legal Proceedings

No director, executive officer or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Audit Committee

Our Board of Directors has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors presently acts as the audit committee within the meaning of that section and will continue to do so upon the appointment of any new directors until such time as a separate standing audit committee has been established. Our Board of Directors has determined that Mr. Sulat is an “audit committee financial expert” as defined by applicable SEC rules.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended September 30, 2019 and September 30, 2018 for (i) our principal executive officer; (ii) our two next most highly compensated executive officers whose total compensation exceeded $100,000 during our last completed fiscal year; and (iii) certain of our other executive officers, whose compensation is voluntarily provided.

Summary Compensation Table

Name	Fiscal Year	Salary ($)	Bonus $	Stock Awards ($) (1)	Option Awards ($) (2)	All other Compensation ($)	Total ($)
Dr. Terrence W. Norchi	2019	429,250	—	—	—	—	429,250
President and Chief Executive Officer	2018	425,000	127,500	153,000	123,984	—	829,484

Richard E. Davis	2019	328,333	—	—	—	—	328,333
Chief Financial Officer	2018	325,000	81,250	116,875	94,710	—	617,835

(1)	Represents the aggregate grant date fair values of restricted stock awards granted during the fiscal year ended September 30, 2018.

(2)	Represents the aggregate grant date fair values of awards granted during the fiscal years ended September 30, 2018 under ASC Topic 718, which is calculated as of the grant date using a Black-Scholes option-pricing model. Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by our executive officers. For information on the valuation assumptions with respect to option grants made during the fiscal years ended September 30, 2019 and 2018, refer to Note 11 “Stock-Based Compensation” in our consolidated financial statements included in this filing.

Employment Agreements with Named Executive Officers

Terrence W. Norchi

On June 25, 2013, we entered into an executive employment agreement with Dr. Terrence W. Norchi, our President and Chief Executive Officer and a member of our Board of Directors, which became effective as of June 26, 2013. Dr. Norchi’s employment agreement continues until terminated by Dr. Norchi, or us and provided for an initial annual base salary of $275,000, and eligibility to receive an annual cash bonus in an amount up to 30% of Dr. Norchi’s then-current annual base salary. In addition, Dr. Norchi’s employment agreement provides that his annual base salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. Annual bonuses are awarded at the sole discretion of our Board of Directors. If Dr. Norchi’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement)), or by Dr. Norchi for “Good Reason” (as defined in his employment agreement), then Dr. Norchi, upon signing a release in favor of the Company, will be entitled to severance in an amount equal to 12 months of Dr. Norchi’s then-current annual base salary, payable in the form of salary continuation, plus, if Dr. Norchi elects and subject to certain other conditions, payment of Dr. Norchi’s premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Dr. Norchi becomes covered under another employer’s health plan. In addition, Dr. Norchi’s employment agreement provides that, in the event of a change of control of the Company, termination by Dr. Norchi for Good Reason, termination by the Company for any reason other than For Cause, or termination as a result of Dr. Norchi’s death, all unvested shares under outstanding equity grants to Dr. Norchi, if any, shall automatically accelerate and become fully vested. On March 13, 2014, Mr. Norchi’s employment agreement was amended to increase his annual base salary to $325,000, retroactively effective as of February 1, 2014, and increase his cash bonus eligibility from 30% of his annual base salary to 35% of his annual base salary. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $425,000 effective July 1, 2017. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $450,500 effective August 1, 2019.

Dr. Norchi’s employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, (iii) commission by the executive of a material breach of the employment agreement which is not cured within 20 days after the executive receives written notice of such breach, (iv) willful refusal by the executive to implement or follow a lawful policy or directive of the Company, which breach is not cured by the executive within 20 days after receiving written notice from the Company, (v) or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); and (b) “Good Reason” is, without the executive’s written consent, (1) a material reduction in executive’s annual base salary, except for reductions that are comparable to reductions generally applicable to similarly-situated executives of the Company, (2) the relocation of executive to a facility or location that is more than 50 miles from his primary place of employment and such relocation results in an increase in executive’s one-way driving distance by more than 50 miles, or (3) a material and adverse change in executive’s authority, duties, or responsibilities with the Company or a material and adverse change in executive’s reporting relationship within the Company.

In connection with our entry into the executive employment agreement with Dr. Norchi, effective on June 26, 2013, Dr. Norchi’s former employment agreement with ABS was terminated pursuant to a termination agreement and release between Dr. Norchi and ABS.

Richard E. Davis

On July 7, 2014, we entered into an executive employment agreement with Mr. Davis, our Chief Financial Officer and Treasurer. The agreement continues until terminated by us or by Mr. Davis. Pursuant to the terms of the agreement, Mr. Davis is entitled to an initial annual base salary of $200,000 and is eligible to receive an annual cash bonus in an amount of up to 25% of Mr. Davis’ then-current annual base salary. Annual bonuses are awarded at the sole discretion of our Board of Directors. In addition, Mr. Davis’ employment agreement provides that his annual base salary will be reviewed by the Board of Directors (or any committee thereof), with such input as it may request from the Company’s Chief Executive Officer, from time to time but at least on an annual basis, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. If Mr. Davis’ employment is terminated by us at any time after August 7, 2014 (unless such termination is “For Cause” (as defined in his employment agreement)), or by Mr. Davis for “Good Reason” (as defined in his employment agreement), then Mr. Davis, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six months of Mr. Davis’ then-current annual base salary, payable in the form of salary continuation, plus, if Mr. Davis elects and subject to certain other conditions, payment of Mr. Davis’ premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Mr. Davis becomes covered under another employer’s health plan. In addition, Mr. Davis’ employment agreement provides that, in the event of a change of control of the Company or his employment is terminated by the Company for any reason other than For Cause, all unvested shares under outstanding equity grants to Mr. Davis, if any, shall automatically accelerate and become fully vested. On July 27, 2015, Mr. Davis’s employment agreement was amended to increase his annual base salary by $50,000 to $250,000, retroactively effective as of July 1, 2015. In connection with the Board of Directors’ annual review of Mr. Davis’ base salary, Mr. Davis’ annual base salary was increased to $325,000 effective July 1, 2017. In connection with the Board of Directors’ annual review of Mr. Davis’ base salary, Mr. Davis’ annual base salary was increased to $345,000 effective August 1, 2019.

The agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, (iii) commission by the executive of a material breach of the employment agreement which is not cured within 20 days after the executive receives written notice of such breach, (iv) willful refusal by the executive to implement or follow a lawful policy or directive of the Company, which breach is not cured by the executive within 20 days after receiving written notice from the Company, (v) or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (b) “Good Reason” is, without the executive’s written consent, (1) a reduction in the executive’s annual base salary comparable to reductions generally applicable to similarly-situated executives of the Company if such reduction occurs during the first 365 days of employment and is greater than 15%, (2) a relocation of the executive to a facility or location that is more than 50 miles from his primary place of employment and results in an increase in one-way driving distance by more than 50 miles (provided that any such relocation shall not constitute Good Reason if the executive is permitted to perform his duties remotely from or near his home for two weeks per month), or (3) a material and adverse change in the executive’s authority, duties, or responsibilities with the Company or reporting relationship within the Company.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the aggregate number of option and stock awards held by our named executive officers at September 30, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dr. Terrence W. Norchi	500,000	-	(1)	0.35	03/22/2024
	400,000	-	(2)	0.19	01/21/2025
	355,000	-	(3)	0.28	08/17/2025
	1,250,000	-	(4)	0.39	05/02/2026
	582,301	67,699	(5)	0.65	02/02/2027
	195,000	165,000	(6)	0.425	07/18/2028
						360,000	(7)	151,200

Richard E. Davis	500,000	-	(8)	0.22	07/06/2024
	500,000	-	(9)	0.19	01/21/2025
	175,000	-	(10)	0.28	08/17/2025
	150,000	-	(11)	0.39	05/02/2026
	447,927	52,073	(12)	0.65	02/02/2027
	148,958	126,042	(13)	0.425	07/18/2028
						275,000	(14)	115,500

(1)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of March 23, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing April 23, 2015.

(2)	Represents an option to purchase 400,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2016.

(3)	Represents an option to purchase 355,000 shares of Common Stock with a grant date of August 1, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(4)	Represents an option to purchase 1,250,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(5)	Represents an option to purchase 650,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant

(6)	Represents an option to purchase 360,000 shares of Common Stock with a grant date of July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing August 19, 2018.

(7)	Represents a stock award to receive 360,000 shares of Common Stock granted on July 19, 2018. 100% of the stock award becomes vested on July 19, 2020.

(8)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of July 7, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(9)	Represents an option to purchase 500,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2015.

(10)	Represents an option to purchase 175,000 shares of Common Stock with a grant date of August 18, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(11)	Represents an option to purchase 150,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(12)	Represents an option to purchase 500,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(13)	Represents an option to purchase 275,000 shares of Common Stock granted on July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(14)	Represents a stock award to receive 275,000 shares of Common Stock granted on July 19, 2018. 100% of the stock award becomes vested on July 19, 2020.

Compensation of Directors

On March 23, 2014, our Board of Directors adopted a director compensation policy for non-employee directors. That policy provides that effective the first calendar quarter of 2014, the person serving as the Chairman of our Board of Directors receives an aggregate annual cash fee of $190,000 for that chairperson role, and all other non-employee directors receive an annual cash fee of $50,000. Prior to the adoption of the revised director compensation policy, the person serving as the Chairman of our Board of Directors received an aggregate annual cash fee of $110,000 for that chairperson role, and all other non-employee directors received an annual cash fee of $35,000.

The following table summarizes all compensation paid to our non-employee directors during the fiscal year ended September 30, 2019:

Director Compensation Table

	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	All other Compensation ($)	Total ($)
James R. Sulat (1)	50,000	—	—	—	50,000

Punit Dhillon (2)	50,000	—	—	—	50,000

(1)	Mr. Sulat was appointed as a member of the Board on August 19, 2015. The aggregate number of shares of Common Stock underlying option awards and stock awards outstanding as of September 30, 2019 held by Mr. Sulat was 640,000 and 340,000, respectively. [NOTE: Excludes 30,000 shares issued upon exercise of option granted 06.18.13]

(2)	Mr. Dhillon was appointed as a member of the Board on July 19, 2018. The aggregate number of shares of Common Stock underlying option awards outstanding as of September 30, 2019 held by Mr. Dhillon was 200,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During fiscal years 2019 and 2018, other than with respect to matters relating to the Company’s compensation arrangements with its executive officers, there were no transactions between the Company or any of its subsidiaries and any “Related Person” (as that term is defined in Item 404 of Regulation S-K) that would be required to be reported pursuant to Item 404 of Regulation S-K other than the following:

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon (“Mr. Dhillon”), the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Avtar Dhillon (“Dr. Dhillon”), who was the former chairman of the board of directors of the Company, and is a member of the board of directors of OncoSec and Emerald Health Sciences, Inc., both of which are companies for which Dr. Dhillon is the chairman of the board. Dr. Dhillon is also currently serving as an advisor to the Company.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, at this time we have determined to rely on our full Board of Directors to review related party transactions and identify and prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, employee or stockholder and the affiliations of such person’s immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. The procedures described above have been approved by resolutions adopted by our Board of Directors.

Director Independence

Our Board of Directors has determined that Mr. James R. Sulat and Mr. Punit Dhillon would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, although we have not established separately designated audit, nominating or compensation board committees, Mr. Sulat and Mr. Dhillon would qualify as “independent” under Nasdaq Listing Rules applicable to all such board committees. Dr. Terrence W. Norchi would not qualify as “independent” under Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our President and Chief Executive Officer.

Subject to some exceptions, Nasdaq Listing Rule 5605(a)(2) provides that an independent director is a person other than an executive officer or other employee of the Company or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under Nasdaq Listing Rule 5605(a)(2) and subject to certain exceptions, a director will not be deemed to be independent if (a) the director is, or at any time during the past three years was, an employee of ours; (b) the director or a member of the director’s immediate family or a person living with such director (collectively, a “Related Party”) has received more than $120,000 in compensation from us during any twelve-month period within the preceding three years, other than compensation for service as a director or as a non-executive employee (in the case of Related Party), benefits under a tax-qualified retirement plan or non-discretionary compensation; (c) a Related Party is, or in the past three years has been, an executive officer of ours; (d) the director or a Related Party is an executive officer, partner or controlling shareholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs); (e) the director or a Related Party is employed as an executive officer of another company where at any time during the preceding three years one of our executive officers served on the compensation committee of such company; and (f) the director or a Related Party is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Arch Therapeutics, Inc., 235 Walnut St., Suite #6, Framingham, Massachusetts 01702. The information set forth in the table below is based on 187,862,947 shares of our Common Stock outstanding on November 20, 2019. Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of November 20, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. The following table is presented after taking into account the ownership limitations to which certain holders of our Series D Warrants and Series E Warrants, and all the holders of our Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants and Placement Agent Warrants are subject to (the “Ownership Limitation”). In general, the Ownership Limitation prevents holders from exercising the warrant to the extent such exercise would result in the holder owning more shares than the Ownership Limitation, which is initial set below 5%, and such Ownership Limitation may be waived at the holder’s discretion, provided that such waiver will not become effective until the 61st day after delivery of such waiver notice.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
5%+ Stockholders:

Twelve Pins Partners (2)	10,000,000	5.32%

Ana B. Parker (3)	14,244,291	7.58%

Directors and Executive Officers

Terrence Norchi (4)	16,925,534	8.85%

James R. Sulat (5)	2,645,143	1.4%

Punit Dhillon (6)	200,000	-%

Richard E. Davis (7)	2,864,458	1.51%

Current Directors and Named Executive Officers as a Group (4 persons)	22,635,136	11.63%

Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of November 20, 2019, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

(1)	Except as otherwise indicated, we believe that each of the beneficial owners of the Common Stock listed previously, based on information furnished by such owners, has sole investment and voting power with respect to the shares listed as beneficially owned by such owner, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Dr. Norchi is the sole member of Twelve Pins Partners, LLC and has sole voting and investment control with respect to the shares it holds. Dr. Norchi disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)	Represents (i) 7,863,400 shares of Common Stock owned individually by Ana Parker; (ii) 1,380,891 shares of Common Stock owned individually by Michael A. Parker, Ana Parker’s spouse; and (iii) 5,000,000 shares of Common Stock owned through Tungsten III LLC, of which Michael Parker is the sole manager. Excludes 4,500,000 shares of Common Stock that may be acquired upon the exercise of Series D Warrants (which expire on June 30, 2020), any of the 1,583,334 shares of Common Stock that may be acquired upon the exercise of Series E Warrants (which expire May 26, 2021), any of the 600,000 shares of Common Stock that may be acquired upon the exercise of Series G Warrants (which expire July 7, 2023), any of the 1,230,769 shares of Common Stock that may be acquired upon the exercise of Series H Warrants (which expire May 14, 2024 ) or any of the 3,428,571 shares of Common Stock that may be acquired upon the exercise of Series I Warrants (which expire October 18, 2024), since such warrants cannot be exercised until such time as the holder would not beneficially own, after such exercise, more than 4.9% of the outstanding shares of Common Stock; provided, however, that the holder may waive such ownership limitation, in which case such waiver will become effective sixty-one (61) days after the holder's delivery of such waiver notice. As of November 20, 2019, Ms. Parker has not waived such limitation.

(4)	Represents (a) 10,000,000 shares of our Common Stock held by Twelve Pins Partners, LLC, with respect to which Dr. Norchi holds sole voting and investment control; (b) 1,419,076 shares issued to Dr. Norchi upon the closing of the Merger in exchange for the cancellation of shares of Common Stock and convertible notes of ABS owned by him immediately prior to the closing of the Merger; (c) 1,130,000 shares of restricted stock granted to Dr. Norchi on May 3, 2016; (d) 650,000 shares of restricted stock granted to Dr. Norchi on February 3, 2017;(e) 360,000 shares of restricted stock granted to Dr. Norchi on July 19, 2018; and (f) 3,366,458 shares subject to options exercisable within 60 days after November 20, 2019. Dr. Norchi disclaims beneficial ownership of the securities held by Twelve Pins Partners, LLC except to the extent of his pecuniary interest therein.

(5)	Represents (a) 370,000 shares of our Common Stock directly held by Mr. Sulat; (b) 922,267 shares of our Common Stock held by the Keyes Sulat Revocable Trust; (c) 41,666 shares of our Common Stock held by the Brenna Keyes Sulat Irrevocable Trust; (d) 41,666 shares of our Common Stock held by the Nathaniel Keyes Sulat Irrevocable Trust; (e) a Series D Warrant exercisable for 454,546 shares of our Common Stock, a Series E Warrant exercisable for 83,333 shares of our Common Stock and a Series F Warrant exercisable for 45,833 shares of our Common stock, in each case held by Keyes Sulat Revocable Trust; (f) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Brenna Keyes Sulat Irrevocable Trust; (g) a Series F Warrant exercisable for 22,916 shares of our Common stock held by the Nathaniel Keyes Sulat Irrevocable Trust; and (h) 640,000 shares subject to options exercisable within 60 days after November 20, 2019. Mr. Sulat disclaims beneficial ownership of the securities held by Keyes Sulat Revocable Trust, Brenna Keyes Sulat Irrevocable Trust and Nathaniel Keyes Sulat Irrevocable Trust except, in each case, to the extent of his pecuniary interest therein.

(6)	Represents 200,000 shares of our restricted Common Stock subject to options exercisable within 60 days after November 20, 2019.

(7)	Represents (a) 103,000 of our Common Stock granted to Mr. Davis on May 3, 2016; (b) 500,000 shares our restricted Common Stock granted to Mr. Davis on February 3, 2017; (c) 275,000 shares our restricted Common Stock granted to Mr. Davis on July 19, 2018; and (d) 1,986,458 shares of our Common Stock subject to options exercisable within 60 days after November 20, 2019.

LEGAL MATTERS

The validity of the Common Stock being offered hereby has been passed upon for us by McDonald Carano LLP, Reno, Nevada.

EXPERTS

Moody, Famiglietti & Andronico, LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended September 30, 2019 and 2018, as stated in its report appearing herein, and such audited consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.archtherapeutics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

ARCH THERAPEUTICS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Arch Therapeutics, Inc.

Framingham, Massachusetts

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Arch Therapeutics, Inc. and Subsidiary (the “Company”) as of September 30, 2019 and 2018, and the related consolidated statements of operations, changes stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that Arch Therapeutics, Inc. and Subsidiary will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has an accumulated deficit, has suffered significant losses and negative cash flows from operations, has not generated operating revenues, and has limited working capital that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moody, Famiglietti & Andronico, LLP

We have served as the Company’s auditor since 2013.

Tewksbury, Massachusetts

November 19, 2019

F-2

Arch Therapeutics, Inc. and Subsidiary
Consolidated Balance Sheets
As of September 30, 2019 and 2018

	September 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$2,180,329	$4,667,410
Inventory	346,647	-
Prepaid expenses and other current assets	362,705	151,794
Total current assets	2,889,681	4,819,204

Long-term assets:
Property and equipment, net	9,023	17,261
Other assets	3,500	3,500
Total long-term assets	12,523	20,761

Total assets	$2,902,204	$4,839,965

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$533,555	$160,946
Accrued expenses and other liabilities	180,256	127,439
Total current liabilities	713,811	288,385

Long-term liabilities:
Long-term derivative liability	2,995,690	3,191,752
Total long-term liabilities	2,995,690	3,191,752

Total liabilities	3,709,501	3,480,137

Commitments and contingencies (Note 13)

Stockholders’ equity (deficit) :
Common stock, $0.001 par value, 300,000,000 shares authorized, 173,577,233 and 164,397,013 shares issued and outstanding as of September 30, 2019 and September 30, 2018, respectively	172,612	159,815
Additional paid-in capital	37,885,151	35,517,491
Accumulated deficit	(38,865,060)	(34,317,478)
Total stockholders’ equity (deficit)	(807,297)	1,359,828

Total liabilities and stockholders’ equity (deficit)	$2,902,204	$4,839,965

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Operations
For the Years Ended September 30, 2019 and 2018

	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Revenues	$-	$-

Operating expenses:
General and administrative expenses	3,974,919	4,565,522
Research and development expenses	2,396,838	2,884,245
Total operating expenses	6,371,757	7,449,767

Operating loss	(6,371,757)	(7,449,767)

Other income
Decrease to fair value of derivative	1,824,175	2,635,735
Total other income	1,824,175	2,635,735

Net loss	$(4,547,582)	$(4,814,032)

Earnings per share - basic and diluted
Net loss per common share - basic and diluted	$(0.03)	$(0.03)
Weighted common shares - basic and diluted	166,339,862	152,712,714

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Years Ended Septermber 30. 2019 and 2018

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at September 30, 2017	149,942,857	$149,943	$31,580,022	$(29,503,446)	$2,226,519

Net loss	-	-	-	(4,814,032)	(4,814,032)

Shares issued for the exercise of warrants	242,273	242	63,146	-	63,388

Shares issued for the exercise of stock options - cashless	116,883	117	(117)	-	-

Shares issued for the exercise of stock options	210,000	210	77,490		77,700

Issuance of restricted stock	233,000	233	(233)	-	-

Issuance of stock in private placement funding	9,070,000	9,070	2,054,724		2,063,794

Stock based compensation expense	-	-	1,742,459	-	1,742,459

Balance at September 30, 2018	159,815,013	$159,815	$35,517,491	$(34,317,478)	$1,359,828

Net loss	-	-	-	(4,547,582)	(4,547,582)

Issuance of common stock and warrants, net of financing costs	8,615,384	8,615	1,112,093	-	1,120,708

Issuance of restricted stock	3,517,000	3,517	(3,517)	-	-

Shares issued for the exercise of stock options	87,567	88	32,312	-	32,400

Shares issued for the exercise of stock options - cashless	477,269	477	(477)	-	-

Issuance of restricted stock for services	100,000	100	42,900	-	43,000

Stock based compensation expense	-	-	1,184,349	-	1,184,349

Balance at September 30, 2019	172,612,233	$172,612	$37,885,151	$(38,865,060)	$(807,297)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Arch Therapeutics, Inc. and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended September 30, 2019 and 2018

	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Cash flows from operating activities:
Net loss	$(4,547,582)	$(4,814,032)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	8,238	5,342
Stock-based compensation	1,184,349	1,742,459
Non-employee stock-based compensation for services	43,000	-
Decrease to fair value of derivative	(1,824,175)	(2,635,735)

Changes in operating assets and liabilities:
(Increase) decrease in:
Inventory	(346,647)	-
Prepaid expenses and other current assets	(210,911)	(66,451)
Increase (decrease) in:
Accounts payable	372,609	(103,930)
Accrued expenses and other liabilities	52,817	(41,216)
Net cash used in operating activities	(5,268,302)	(5,913,563)

Cash flows from investing activities:
Purchases of property and equipment	-	(15,415)
Net cash used in investing activities	-	(15,415)

Cash flows from financing activities:
Proceeds from issued common stock and warrants, net of financing costs	2,748,821	4,461,248
Proceeds from exercise of warrants	-	63,388
Proceeds from exercise of stock options	32,400	77,700
Net cash provided by financing activities	2,781,221	4,602,336

Net decrease in cash	(2,487,081)	(1,326,642)

Cash, beginning of year	4,667,410	5,994,052

Cash, end of year	$2,180,329	$4,667,410

Non-cash financing activities:
Warrant derivative liability	$1,628,113	$2,397,454
Exercise of stock options - cashless	$477	$117
Issuance of restricted stock	$3,517	$233
Issuance of restricted stock for services	$43,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Notes to the Consolidated Financial Statements

1.	DESCRIPTION OF BUSINESS

Arch Therapeutics, Inc., (together with its subsidiary, the “Company” or “Arch”) was incorporated under the laws of the State of Nevada on September 16, 2009, under the name “Almah, Inc.”. Effective June 26, 2013, the Company completed a merger (the “Merger”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation (“Merger Sub”), the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Merger Sub merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company. As a result of the acquisition of ABS, the Company abandoned its prior business plan and changed its operations to the business of a biotechnology company. Our principal offices are located in Framingham, Massachusetts.

For financial reporting purposes, the Merger represented a “reverse merger”. ABS was deemed to be the accounting acquirer in the transaction and the predecessor of Arch. Consequently, the accumulated deficit and the historical operations that are reflected in the Company’s consolidated financial statements prior to the Merger are those of ABS. All share information has been restated to reflect the effects of the Merger. The Company’s financial information has been consolidated with that of ABS after consummation of the Merger on June 26, 2013, and the historical financial statements of the Company before the Merger have been replaced with the historical financial statements of ABS before the Merger in this report.

ABS was incorporated under the laws of the Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name from Clear Nano Solutions, Inc. to Arch Therapeutics, Inc. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

The Company has generated no operating revenues to date, and is devoting substantially all of its efforts toward product research and development. To date, the Company has principally raised capital through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants.

The Company expects to incur substantial expenses for the foreseeable future relating to research, development and commercialization of its potential products. However, there can be no assurance that the Company will be successful in securing additional resources when needed, on terms acceptable to the Company, if at all. Therefore, there exists substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments related to the recoverability of assets that might be necessary despite this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Presentation

The consolidated financial statements include the accounts of Arch Therapeutics, Inc. and its wholly owned subsidiary, Arch Biosurgery, Inc., a biotechnology company. All intercompany accounts and transactions have been eliminated in consolidation.

The Company is in the development stage and is devoting substantially all of its efforts to developing technologies, raising capital, establishing customer and vendor relationships, and recruiting and retaining new employees.

Use of Estimates

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Recently Issued Accounting Guidance

Accounting Standards Update (ASU) 2018-07, “Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting” was issued by the Financial Accounting Standards Board (FASB) in June 2018. The purpose of this amendment is to address aspects of the accounting for nonemployee share-based payment transactions. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

F-7

ASU 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Payments” was issued in August 2016. The purpose of this amendment is to address eight specific cash flow issues with the objective of reducing the existing diversity in practice. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company adopted ASU 2016-15 during our first quarter of fiscal year 2019, which had no impact on our consolidated financial statements, and will apply the new guidance in future periods.

ASU 2016-02, “Leases (Topic 842)” was issued by the FASB in February 2016. The purpose of this amendment is to recognize most operating leases by recording a right-to-use asset and corresponding lease liability. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company does not believe that this guidance will have a material impact on its consolidated results of operations, financial position or disclosures.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2019 and September 30, 2018.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of inventories comprises expenditures incurred in acquiring the inventories, the cost of conversion and other costs incurred in bringing them to their existing location and condition. The cost of raw materials, work-in-progress and finished goods and other products are determined on a First in First out (FiFo) basis. When determining net realizable value, appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. As of September 30, 2019, no reserve for obsolescence was considered necessary.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The Company maintains its cash in bank deposits accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Deferred Offering Costs

Deferred Offering Costs consist of fees and expenses incurred in connection with the public offering and sale of the Company’s common stock, including legal, accounting, printing and other related expenses. These costs are netted against the proceeds received as a reduction to additional paid-in capital.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the related asset. Upon sale or retirement, the cost and accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in income or loss for the period. Repair and maintenance expenditures are charged to expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360, Property, Plant and Equipment .. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. For the years ended September 30, 2019 and 2018 there has not been any impairment of long-lived assets.

Income Taxes

In accordance with FASB ASC 740, Income Taxes, we recognize deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our consolidated financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

F-8

We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into United States law. The TCJA includes a number of changes to existing tax law, including, among other things, a permanent reduction in the federal corporate income tax rate to a flat rate of 21%, effective January 1, 2018, as well as the elimination of net operating loss carrybacks for losses arising in taxable years beginning after December 31, 2017. Further, operating losses arising in tax years after December 31, 2017, are carried forward indefinitely. Due to the TCJA, the Company’s deferred tax assets and liabilities recognized prior to 2017 were revalued at the newly enacted tax rates, which resulted in a corresponding adjustment in the valuation allowance.

Research and Development

The Company expenses internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred.

Accounting for Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. The Company accounts for non-employee stock-based compensation in accordance with the guidance of FASB ASC Topic 505, Equity (“FASB ASC Topic 505”), which requires that companies recognize compensation expense based on the estimated fair value of options granted to non-employees over their vesting period, which is generally the period during which services are rendered by such non-employees. FASB ASC Topic 505 requires the Company to re-measure the fair value of stock options issued to non- employee at each reporting period during the vesting period or until services are complete.

In accordance with FASB ASC Topic 718, the Company has elected to use the Black-Scholes option pricing model to determine the fair value of options granted and recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the fair value of the common stock and a number of other assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. Prior to January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer group as determined by the Company. Effective January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status. The life term for awards uses simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99 and the contractual term for all other employee and non-employee awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and the expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense, when recognized in the consolidated financial statements, is based on awards that are ultimately expected to vest.

Fair Value Measurements

The Company measures both financial and nonfinancial assets and liabilities in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures , including those that are recognized or disclosed in the consolidated financial statements at fair value on a recurring basis. The standard created a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities; Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and Level 3 inputs are unobservable inputs that reflect the Company’s own views about the assumptions market participants would use in pricing the asset or liability.

At September 30, 2019 and September 30, 2018, the carrying amounts of cash, accounts payable, accrued expenses and other liabilities, approximate fair value because of their short-term nature.

F-9

Derivative Liabilities

The Company accounts for its warrants and other derivative financial instruments as either equity or liabilities based upon the characteristics and provisions of each instrument, in accordance with FASB ASC Topic 815, Derivatives and Hedging. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s consolidated balance sheets and no further adjustments to their valuation are made. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and will be revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate.

Subsequent Events

The Company evaluated all events or transactions that occurred commencing from October 1, 2019 and ending on November 18, 2019 the date which these consolidated financial statements were issued. The Company disclosed material subsequent events in Note 15.

Going Concern Basis of Accounting

As reflected in the consolidated financial statements, the Company has an accumulated deficit, has suffered significant net losses and negative cash flows from operations, has not generated operating revenues, and has limited working capital. The continuation of our business as a going concern is dependent upon raising additional capital and eventually attaining and maintaining profitable operations. In particular, as of September 30, 2019, the Company will be required to raise additional capital, obtain alternative means of financial support, or both, in order to continue to fund operations, and therefore there is substantial doubt about our ability to continue as a going concern. The Company expects to incur substantial expenses into the foreseeable future for the research, development and commercialization of its potential products. In addition, the Company will require additional financing in order to seek to license or acquire new assets, research and develop any potential patents and the related compounds, and obtain any further intellectual property that the Company may seek to acquire. Historically, the Company has principally funded operations through debt borrowings, the issuance of convertible debt, and the issuance of units consisting of common stock and warrants. Provisions in the Securities Purchase Agreements that the Company entered into on February 20, 2017 (“2017 SPA”) and on June 28, 2018 (“2018 SPA”) restrict the Company’s ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA and 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing and the institutional investors in the 2018 SPA collectively own less than 20% of the Series F Warrants and the Series G Warrants purchased by them pursuant to the 2017 SPA and 2018 SPA, respectively. In addition, the October 2019 SPA contains certain restrictions on our ability to conduct subsequent sales of our equity securities. In particular, subject to certain customary exemptions, from October 16, 2019 until 90 days after the closing of the October 2019 Financing, neither the Company nor is subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

3.	PROPERTY AND EQUIPMENT

At September 30, 2019 and September 30, 2018, property and equipment consisted of:

	Estimated Useful Life	September 30, 2019	September 30, 2018

Furniture and fixtures	5 years	$9,357	$9,357

Leasehold improvements	Life of Lease	$8,983	$8,983

Computer equipment	3 years	$8,686	$8,686

Lab equipment	5 years	$1,000	$1,000

		28,026	28,026

Less – accumulated depreciation		19,003	10,765

Property and equipment, net		$9,023	$17,261

For the years ended September 30, 2019 and 2018 depreciation expense recorded was $8,238 and $5,342, respectively.

F-10

4.	INCOME TAXES

The principal components of the Company's net deferred tax assets consisted of the following at September 30:

	2019	2018
Net operating loss carryforwards	$7,291,333	$5,848,080
Capitalized expenditures	1,717,025	1,486,679
Research and experimentation credit carryforwards	898,610	802,765
Stock based compensation	2,139,119	2,074,247
Property and Equipment	2,234	1,235
Accrued expenses	13,660	13,660
Deferred rent	492	328
Gross deferred tax assets	12,062,473	10,226,994
Deferred tax asset valuation allowance	(12,062,473)	(10,226,994)

Net deferred tax assets	$-	$-

As of September 30, 2019 and 2018, the Company had federal net operating loss carryforwards of approximately $26,890,000 and $21,770,000, respectively, which may be available to offset future taxable income and which would begin to expire in 2026. As of September 30, 2019 and 2018, the Company had federal research and experimentation credit carryforwards of $661,532 and $616,217, respectively, which may be available to offset future income tax liabilities and which would begin to expire in 2029.

As of September 30, 2019 and 2018, the Company had state net operating loss carryforwards of approximately $26,560,000 and $20,730,000, respectively, which may be available to offset future taxable income and which would begin to expire in 2030. As of September 30, 2019 and 2018, the Company had state research and experimentation credit carryforwards of $305,000 and $236,000, respectively, which may be able to offset future income tax liabilities and which would begin to expire in 2023.

As the Company has not yet achieved profitable operations, management believes the tax benefits as of September 30, 2019 and 2018 did not satisfy the realization criteria set forth in FASB ASC Topic 740, Income Taxes, and therefore has recorded a valuation allowance for the entire deferred tax asset. The valuation allowance increased in 2019 by approximately $1,835,000 and decreased in 2018 by approximately $1,440,000. The Company’s effective income tax rate differed from the federal statutory rate due to state taxes and the Company’s full valuation allowance, the latter of which reduced the Company’s effective federal income tax rate to zero.

The Company experienced an ownership change as a result of the Merger described in Note 1, causing a limitation on the annual use of the net operating loss carryforwards, which are subject to a substantial annual limitation due to the ownership change limitations set forth in Internal Revenue Code Section 382 and similar state provisions.

As of September 30, 2019, the Company is open to examination in the U.S. federal and certain state jurisdictions for tax years ended September 30, 2019, 2018, 2017 and 2016. In addition, any loss years remain open to the extent that losses are available for carryover to future years. Therefore, the tax years ended 2010 through 2018 remain open for examination by the IRS.

5.	INVENTORIES

Inventories consist of the following:

September 30, 2019
Goods-in-process	$328,500
Raw Material	18,147
Total	$346,647

As of September 30, 2019, no reserve for obsolescence was considered necessary.

F-11

6.	2015 PRIVATE PLACEMENT FINANCING

Beginning June 22, 2015 and through June 30, 2015, the Company entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with 20 accredited investors (collectively, the “2015 Investors”) providing for the issuance and sale by the Company to the 2015 Investors, in a private placement, of an aggregate of 14,390,754 Units (“Unit”) at a purchase price of $0.22 per Unit (the “2015 Private Placement Financing”). Each Unit consisted of a share of Common Stock (the “2015 Shares”) and a Series D Warrant to purchase a share of Common Stock at an exercise price of $0.25 per share at any time prior to the fifth anniversary of the issuance date of the Series D Warrant (the “Series D Warrants” and the shares issuable upon exercise of the Series D Warrants, collectively, the “2015 Warrant Shares”). The Company did not engage any underwriter or placement agent in connection with the 2015 Private Placement Financing, and the aggregate gross proceeds raised by the Company in the 2015 Private Placement Financing totaled approximately $3,200,000.

The Company’s obligation to issue and sell the 2015 Shares and the Series D Warrants and the corresponding obligation of the 2015 Investors to purchase such 2015 Shares and Series D Warrants were subject to a number of conditions precedent including, but not limited to, the amendment of the Company’s Series A Warrants and Series C Warrants to delete certain of the anti-dilution provisions contained therein, and other customary closing conditions. The conditions precedent were satisfied June 30, 2015 (the “Initial Closing Date”), and the Company conducted an initial closing (the “Initial Closing”) pursuant to which it sold and 19 of the 2015 Investors (the “ Initial Investors ”) purchased 13,936,367 Units at an aggregate purchase price of $3,066,000. On July 2, 2015, the Company conducted a second closing (the “Second Closing” and together with the Initial Closing, the “Closings”) pursuant to which it sold and one of the 2015 Investors purchased 454,387 Units at an aggregate purchase price of $100,000.

On the Initial Closing Date, the Company entered into a registration rights agreement with the Initial Investors (the “2015 Registration Rights Agreement”), pursuant to which the Company was obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 90 days after the closing of the 2015 Private Placement Financing one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the 2015 Shares and the 2015 Warrant Shares for resale under the Securities Act. The remaining 2015 Investor became a party to the 2015 Registration Rights Agreement upon the consummation of the Second Closing. The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the 2015 Registration Rights Agreement may subject the Company to payment of monetary penalties. On October 27, 2015, we received from the SEC a Notice of Effectiveness of our Registration Statement related to the 2015 Private Placement Financing (the “2015 S-1”) which satisfied some of our obligation to register these securities with the SEC.

The 2015 Registration Rights Agreement also obligated the Company to register the resale of all securities covered by the 2015 Registration Rights Agreement on a short-form registration statement on Form S-3 as soon as the Company becomes eligible to use Form S-3. On October 31, 2016, the Company filed a resale registration statement on Form S-3 (the “2015 S-3”) to register the remaining securities covered by the 2015 Registration Rights Agreement, and the 2015 S-3 was declared effective on November 23, 2016. Pursuant to Rule 429 promulgated under the Securities Act, the 2015 S-3 contained a combined prospectus that covered the securities that remained unsold under the 2015 S-1 and also registered those same securities under the 2015 S-3. Under Rule 429, the 2015 S-3 also constituted a post-effective amendment to the 2015 S-1, which became effective on the date that the 2015 S-3 was declared effective.

Following each Closing, each 2015 Investor was also issued Series D Warrants to purchase shares of the Company’s Common Stock up to 100% of the 2015 Shares purchased by such 2015 Investor under such 2015 Investor’s Subscription Agreement. The Series D Warrants have an exercise price of $0.25 per share, are exercisable immediately after their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of the Company’s Common Stock into which each of the Series D Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series D Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series D Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company.

During the year ended September 30, 2019, no Series D Warrants had been exercised. During the year ended September 30, 2018, Series D Warrants had been exercised on a cash basis for an aggregate issuance of 227,273 shares of the Company’s Common Stock resulting in gross proceeds to the Company of $56,818. As of September 30, 2019, up to 8,974,389 shares may be acquired upon the exercise of the Series D Warrants.

Common Stock

At the June 30, 2015 Initial Closing Date of the 2015 Private Placement Financing, the Company issued 13,936,367 shares of Common Stock. On July 2, 2015, the Company conducted the Second Closing pursuant to which it sold and one of the 2015 Investors purchased 454,387 shares of Common Stock.

F-12

Equity Value of Warrants

The Company accounted for the Series D Warrants relating to the aforementioned 2015 Private Placement Financing in accordance with ASC 815-40, Derivatives and Hedging. Because the Series D Warrants are indexed to the Company’s stock, they are classified within stockholders’ equity (deficit) in the accompanying consolidated financial statements.

7.	2016 PRIVATE PLACEMENT FINANCING

Beginning May 24, 2016 and through May 26, 2016, we entered into a series of substantially similar subscription agreements (each a “2016 Subscription Agreement”) with 18 accredited investors (collectively, the “ 2016 Investors ”) providing for the issuance and sale by the Company to the 2016 Investors, in a private placement, of an aggregate of 9,418,334 Units at a purchase price of $0.36 per Unit (the “2016 Private Placement Financing”). Each Unit consisted of a share of Common Stock, and a Series E Warrant to purchase 0.75 shares of Common Stock at an exercise price of $0.4380 per share at any time prior to the fifth anniversary of the issuance date of the Series E Warrant (the “Series E Warrants” and the shares issuable upon exercise of the Series E Warrants, collectively, the “Series E Warrant Shares”). The exercise price of the Series E Warrants was set to equal the closing price of our Common Stock on the date of their issuance (May 26, 2016), which was $0.4380, and therefore the Series E Warrants were not issued at a discount to the market price of our Common Stock as of such date. The gross proceeds to Arch were approximately $3.4 million before deducting financing costs of approximately $281,000.

The number of shares of Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, (i) at any time during the term of the Series E Warrants, we may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors (the “Board ); and (ii) certain of the Series E Warrants provide that they shall not be exercisable in the event and to the extent that the exercise thereof would result in the holder of the Series E Warrant, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Common Stock; provided, however , the holder, upon notice to us, may increase or decrease the ownership limitation, provided that any increase is limited to a maximum of 9.99% of the Company’s Common Stock, and any increase in the ownership limitation will not become effective until the 61st day after delivery of such notice.

We engaged Maxim Group LLC (“Maxim”) as our exclusive institutional investor placement agent in connection with the 2016 Private Placement Financing, and in consideration for the services provided by it, Maxim was entitled to receive cash fees equal to 8.2% of the gross proceeds received by us from certain institutional investors participating in the 2016 Private Placement Financing (the “Maxim Investors”), as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement. We received gross proceeds of approximately $3,390,600 in the aggregate, of which approximately $2,084,000 was attributable to the Maxim Investors, resulting in a fee of approximately $171,000.

On May 26, 2016, we entered into a registration rights agreement with the 2016 Investors (the “2016 Registration Rights Agreement”), pursuant to which we became obligated, subject to certain conditions, to file with the Securities and Exchange Commission (the “SEC”) within 45 days after the closing of the 2016 Private Placement Financing one or more registration statements (the “2016 S-1”) to register the shares of Common Stock issued in the Closings and the Series E Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we registered for resale under the 2016 S-1 an aggregate of 16,482,082 shares of Common Stock, representing the 9,418,334 shares issued at the closing of the 2016 Private Placement Financing and the 7,063,748 shares underlying the Series E Warrants. On July 13, 2016, we received from the SEC a Notice of Effectiveness of the 2016 S-1, which satisfied some of our obligation to register these securities with the SEC.

The 2016 Registration Rights Agreement also obligated the Company to register the resale of all securities covered by the 2016 Registration Rights Agreement on a short-form registration statement on Form S-3 as soon as the Company becomes eligible to use Form S-3. On October 31, 2016, the Company filed a resale registration statement on Form S-3 (the “2016 S-3”) to register the remaining securities covered by the 2016 Registration Rights Agreement, and the 2016 S-3 was declared effective on November 23, 2016. Pursuant to Rule 429 promulgated under the Securities Act, the 2016 S-3 contained a combined prospectus that covered the securities that remained unsold under the 2016 S-1 and also registered those same securities under the 2016 S-3. Under Rule 429, the 2016 S-3 also constituted a post-effective amendment to the 2016 S-1, which became effective on the date that the 2016 S-3 was declared effective.

Following the Closing, each 2016 Investor was also issued Series E Warrants to purchase shares of the Company’s Common Stock up to 75% of the 2016 Shares purchased by such 2016 Investor under such 2016 Investor’s Subscription Agreement. The Series E Warrants have an exercise price of $0.438 per share, are exercisable immediately after their issuance and have a term of exercise equal to five years after their issuance date. The number of shares of the Company’s Common Stock into which each of the Series E Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series E Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series E Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company.

F-13

During the year ended September 30, 2019, no Series E Warrants had been exercised. During the year ended September 30, 2018, Series E Warrants had been exercised on a cash basis for an aggregate issuance of 15,000 shares of the Company’s Common stock resulting in gross proceeds to the Company of $6,570. As of September 30, 2019, up to 4,214,582 shares may be acquired upon the exercise of the Series E Warrants.

Common Stock

At May 26, 2016, the Closing Date of the 2016 Private Placement Financing, the Company issued 9,418,334 shares of Common Stock.

Equity Value of Warrants

The Company accounted for the Series E Warrants relating to the aforementioned 2016 Private Placement Financing in accordance with ASC 815-40, Derivatives and Hedging . Because the Series E Warrants are indexed to the Company’s stock, they are classified within stockholders’ equity (deficit) in the accompanying consolidated financial statements.

8.	2017 REGISTERED DIRECT OFFERING

On September 30, 2016, the Company filed a registration statement with the SEC utilizing a “shelf” registration process, which was subsequently declared effective by the SEC on October 20, 2016 (such registration statement, the “Shelf Registration Statement”). Under the Shelf Registration Statement, the Company may offer and sell any combination of its Common Stock, warrants, debt securities, subscription rights, and/or units comprised of the foregoing to raise up to $50,000,000 in gross proceeds.

On February 20, 2017, the Company entered into Securities Purchase Agreement (the “2017 SPA”) with 6 accredited investors (collectively, the “2017 Investors”) providing for the issuance and sale by the Company to the 2017 Investors of an aggregate of 10,166,664 units at a purchase price of $0.60 per Unit in a registered offering (the “2017 Financing”). The securities comprising the units sold in the 2017 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and 0.55 of a Series F Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share at any time prior to the fifth anniversary of the issuance date of the Series F Warrant subject to certain restrictions on exercise (the “2017 Warrants” and the shares issuable upon exercise of the 2017 Warrants, collectively, the “2017 Warrant Shares”). Provisions in the 2017 SPA restrict the Company’s ability to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2017 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility until the three lead investors in the 2017 Financing collectively own less than 20% of the Series F Warrants purchased by them pursuant to the 2017 SPA. The gross proceeds to Arch from the 2017 Financing, which closed on February 24, 2017, were approximately $6.1 million before deducting financing costs of approximately $112,000.

The number of shares of the Company’s Common Stock into which each of the Series F Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series F Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, at any time during the term of the Series F Warrants, the Company may reduce the then-current exercise price to any amount and for any period of time deemed appropriate by the Board of the Company. In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series F Warrant for an amount of cash equal to $0.18 for each share of Common Stock underlying the Series F Warrant.

As of September 30, 2019 and 2018, no Series F Warrants have been exercised. As of September 30, 2019, up to 5,591,664 shares may be acquired upon the exercise of the Series F Warrants.

Common Stock

At February 24, 2017, the Closing Date of the 2017 Financing, the Company issued 10,166,664 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series F Warrants relating to the aforementioned 2017 Financing in accordance with ASC 815-10, Derivatives and Hedging . Since the Company may be required to purchase its Series F Warrants for an amount of cash equal to $0.18 for each share of Common Stock the underlying Series F Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

F-14

On the Closing Date, the derivative liabilities were recorded at fair value of $2,996,110. Given that the fair value of the derivative liabilities was less than the net proceeds of the 2017 Financing of $5,987,122, the remaining proceeds of $2,991,012 were allocated to the Common Stock and additional paid-in capital. During the fiscal years ended September 30, 2019 and 2018, $274,404 and $2,156,629 was recorded to decrease the fair value of derivative, respectively.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	September 30, 2019	September 30, 2018
Beginning balance at beginning of year	$1,274,404	$3,430,033

Issuances	-	-

Adjustments to estimated fair value	(274,404)	(2,155,629)

Ending balance at end of year	$1,000,000	$1,274,404

The derivative liabilities were valued as of, September 30, 2019 and September 30, 2018 using the Black Scholes Model with the following assumptions:

	September 30, 2019	September 30, 2018
Closing price per share of common stock	$0.24	$0.42
Exercise price per share	$0.75	$0.75
Expected volatility	78.15%	98.43%
Risk-free interest rate	1.60%	2.88%
Dividend yield	-	-
Remaining expected term of underlying securities (years)	2.37	3.38

9.	2018 REGISTERED DIRECT OFFERING

On June 28, 2018, the Company entered into a Securities Purchase Agreement (“2018 SPA”) with 8 accredited investors (“2018 Investors”) providing for the issuance and sale by the Company to the 2018 Investors of an aggregate of 9,070,000 units at a purchase price of $0.50 per Unit in a registered offering (“2018 Financing”). The securities comprising the units sold in the 2018 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and 0.75 of a Series G Warrant to purchase one share of Common Stock at an exercise price of $0.70 per share at any time prior to the fifth anniversary of the issuance date of the Series G Warrant subject to certain restrictions on exercise (“2018 Warrants”) and the shares issuable upon exercise of the 2018 Warrants, (“2018 Warrant Shares”). On June 30, 2018 the shares were recorded as subscribed but not issued. On July 2, 2018, the Closing Date of the 2018 Financing, the Company issued 9,070,000 shares of Common Stock.

The 2018 SPA contains certain restrictions in the Company’s ability to conduct subsequent sales of its equity securities. In particular, subject to certain customary exemptions, from June 28, 2018 until 90 days after July 2, 2018 (i.e., September 30, 2019), neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock. Similarly, until such time the three lead investors collectively own less than 20% of the Series G Warrants purchased by them pursuant to the 2018 SPA, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable or exchangeable for Common Stock (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the 2018 SPA) including, but not limited to, an equity line of credit or “At-the-Market” financing facility. The gross proceeds to Arch from the 2018 Financing, which were received as of June 29, 2018, were approximately $4.5 million before deducting financing costs of approximately $74,000.

The number of shares of the Company’s Common Stock into which each of the Series G Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series G Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series G Warrant for an amount of cash equal to $0.11 for each share of Common Stock underlying the Series G Warrant. As of September 30, 2019, no Series G Warrants have been exercised. As of September 30, 2019, up to 6,802,500 shares may be acquired upon the exercise of the Series G Warrants.

F-15

Common Stock

On June 30, 2018 the shares were recorded as subscribed but not issued. On July 2, 2018, the Closing Date of the 2018 Financing, the Company issued 9,070,000 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series G Warrants relating to the aforementioned 2018 Financing in accordance with ASC 815-10, Derivatives and Hedging. Since the Company may be required to purchase its Series G Warrants for an amount of cash equal to $0.11 for each share of Common Stock and the underlying Series G Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

On the Closing Date, the derivative liabilities were recorded at fair value of $2,397,454. Given that the fair value of the derivative liabilities were less than the net proceeds of the 2018 Financing of $4,461,248, the remaining proceeds of $2,063,794 were allocated to the Common Stock Subscribed but Unissued and additional paid-in capital. On July 2, 2018 the Common Stock subscribed but Unissued was recorded as Common Stock. During the fiscal years ending September 30, 2019 and 2018, $1,169,073 and $480,106, respectively was recorded to decrease the fair value of derivative.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	September 30, 2019	September 30, 2018
Beginning balance at beginning of year	$1,917,348	$-

Issuances	-	2,397,454

Adjustments to estimated fair value	(1,169,073)	(480,106)

Ending balance at end of year	$748,275	$1,917,348

F-16

The derivative liabilities were valued as of September 30, 2019, September 30, 2018 and June 30, 2018 using the Black Scholes Model with the following assumptions:

	September 30, 2019	September 30, 2018	June 30, 2018
Closing price per share of common stock	$0.24	$0.42	$0.48
Exercise price per share	$0.70	$0.70	$0.70
Expected volatility	78.72%	100.18%	105.94%
Risk-free interest rate	1.56%	2.94%	2.73%
Dividend yield	—	—	—
Remaining expected term of underlying securities (years)	3.73	4.74	5.00

10.	2019 REGISTERED DIRECT OFFERING

On May 12, 2019, the Company entered into a Securities Purchase Agreement (“2019 SPA”) with 5 accredited investors (“2019 Investors”) providing for the issuance and sale by the Company to the 2019 Investors of an aggregate of 8,615,384 units at a purchase price of $0.325 per Unit in a registered offering (“2019 Financing”). The securities comprising the units sold in the 2019 Financing were issued under the Shelf Registration Statement, and consisted of a share of Common Stock, and a Series H Warrant to purchase one share of Common Stock at an exercise price of $0.40 per share at any time prior to the fifth anniversary of the issuance date of the Series H Warrant subject to certain restrictions on exercise (“2019 Warrants”) and the shares issuable upon exercise of the 2019 Warrants, (“2019 Warrant Shares”). As of May 14, 2019, the Company recorded the 8,615,384 shares as Common Stock.

The gross proceeds to Arch from the 2019 Financing, which were received as of May 13, 2019, were approximately $2.8 million before deducting financing costs of approximately $51,200. The number of shares of the Company’s Common Stock into which each of the Series H Warrants is exercisable and the exercise price therefore are subject to adjustment, as set forth in the Series H Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise). In addition, if the Company undergoes a change of control or is involved in a similar transaction, the holder may cause the Company or any successor entity to purchase its Series H Warrant for an amount of cash equal to $0.0533 for each share of Common Stock underlying the Series H Warrant.

As of September 30, 2019, no Series H Warrants have been exercised. As of September 30, 2019, up to 8,615,384 shares may be acquired upon the exercise of the Series H Warrants.

Common Stock

At May 14, 2019 the Closing Date of the 2019 Financing, the Company issued 8,615,384 shares of Common Stock.

Derivative Liabilities

The Company accounted for the Series H Warrants relating to the aforementioned 2019 Financing in accordance with ASC 815-10, Derivatives and Hedging. Since the Company may be required to purchase its Series H Warrants for an amount of cash equal to $0.0533 for each share of Common Stock and the underlying Series H Warrants are not classified within stockholders’ equity (deficit), they are recorded as liabilities at fair value. They are marked to market each reporting period through the consolidated statement of operations.

On the Closing Date, the derivative liabilities were recorded at fair value of $1,628,113. Given that the fair value of the derivative liabilities were less than the net proceeds of the 2019 Financing of $2,748,821, the remaining proceeds of $1,120,708 were allocated to the Common Stock and additional-paid-in-capital. During the fiscal year ended September 30, 2019, $380,698 was recorded to decrease the fair value of derivative.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
September 30, 2019
Beginning balance at beginning of year	$-

Issuances	1,628,113

Adjustments to estimated fair value	(380,698)

Ending balance at end of year	$1,247,415

F-17

The derivative liabilities were valued as of September 30, 2019 and May 14, 2019 using the Black Scholes Model with the following assumptions:

	September 30, 2019	May 14, 2019
Closing price per share of common stock	$0.24	$0.283
Exercise price per share	$0.40	$0.40
Expected volatility	92.11%	93.44%
Risk-free interest rate	1.55%	2.20%
Dividend yield	-	-
Remaining expected term of underlying securities (years)	4.61	5.00

11.	STOCK-BASED COMPENSATION

2013 Stock Incentive Plan

On June 18, 2013, the Company established the 2013 Stock Incentive Plan (the “2013 Plan”). Under the 2013 Plan, during the fiscal year ended September 30, 2019, a maximum number of 25,114,256 shares of the Company’s authorized and available common stock could be issued in the form of options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative. The 2013 Plan provides that on the first business day of each fiscal year commencing with fiscal year 2014, the number of shares of our common stock reserved for issuance under the 2013 Plan for all awards except for incentive stock option awards will be subject to increase by an amount equal to the lesser of (A) 3,000,000 Shares, (B) four (4) percent of the number of shares outstanding on the last day of the immediately preceding fiscal year of the Company, or (C) such lesser number of shares as determined by the Company’s Board of Directors (the “Board”). The exercise price of each option shall be the fair value as determined in good faith by the Board at the time each option is granted. On October 1, 2019, the aggregate number of authorized shares under the Plan was further increased by 3,000,000 shares to a total of 28,114,256 shares.

As of September 30, 2019, a total of 16,494,212 options had been issued to employees and directors and 7,027,500 options had been issued to consultants. The exercise price of each option has either been equal to the closing price of a share of our common stock on the date of grant or has been determined to be in compliance with Internal Revenue Section 409A.

Share-based awards

During the fiscal year ended September 30, 2019, the Company granted 925,000 options to employees and directors and 1,000,000 options to consultants to purchase shares of common stock under the 2013 Plan.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period, with the exception of options granted subject to a consulting agreement, whereby the option vesting period and the service period are defined pursuant to the terms of the consulting agreement. Share-based compensation expense for awards granted during the fiscal year ended September 30, 2019 was based on the fair market value at period end or grant date fair value estimated using the Black-Scholes Option Pricing Model. The following assumptions were used to calculate the fair value of share based compensation for the fiscal year ended September 30, 2019; expected volatility, 83.27% - 119.44%, risk-free interest rate, 1.47% - 3.23%, expected forfeiture rate, 0%, expected dividend yield, 0%, expected term, 6.25 years. Expected price volatility is the measure by which the Company’s stock price is expected to fluctuate during the expected term of an option. The Company exited shell company status on June 26, 2013. In situations where a newly public entity has limited historical data on the price of its publicly traded shares and no other traded financial instruments, authoritative guidance is provided on estimating this assumption by basing its expected volatility on the historical, expected, or implied volatility of similar entities whose share option prices are publicly available. In making the determination as to similarity, the guidance recommends the consideration of industry, stage of life cycle, size and financial leverage of such other entities. Prior to January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status, as well as the historical daily change in the market price for the peer group as determined by the Company. Effective January 1, 2018, the Company’s expected volatility is derived from the historical daily change in the market price of its common stock since it exited shell company status.

For so called “plain vanilla” options granted to employees, the expected term of the options is based upon the simplified method as defined in ASC 718-10-S99 which averages an award’s weighted-average vesting period and the contractual term for share options. The Company will continue to use the simplified method until it has the historical data necessary to provide a reasonable estimate of expected life in accordance with ASC Topic 718. The Company’s estimation of the expected term for stock options not subject to the simplified method is based upon the contractual term of the option award. For the purposes of estimating the fair value of stock option awards, the risk-free interest rate used in the Black-Scholes calculation is based on the prevailing U.S. Treasury yield. The Company has never paid any dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future.

F-18

Stock-based compensation expense recognized in the Company’s consolidated statements of operations is based on awards ultimately expected to vest, reduced for estimated forfeitures. Authoritative guidance requires forfeitures to be estimated at the time of grant, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Since the Company has a limited history of occurrences of stock option forfeitures and a small number of employees it continues to estimate the forfeiture rate of its outstanding stock options as zero, but will continually evaluate its historical data as a basis for determining expected forfeitures.

Common Stock Options

Stock compensation activity under the 2013 Plan for the year ended September 30, 2019 follows:

	Option Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at September 30, 2018	15,684,210	$0.40	3.89	$1,142,521
Awarded	1,925,000	$0.38	-	-
Exercised	(1,525,000)	$0.37	-	-
Forfeited/Cancelled	(276,299)	$0.41	-	-
Outstanding at September 30, 2019	15,807,911	$0.40	3.14	$142,810
Vested	13,795,584	$0.39	3.49	$142,810
Vested and expected to vest at September 30, 2019	15,807,911	$0.40	3.14	$142,810

As of September 30, 2019, 4,190,443 shares are available for future grants under the 2013 Plan. Share-based compensation expense recorded in the Company’s Consolidated Statements of Operations for the years ended September 30, 2019 and 2018 resulting from stock options awarded to the Company’s employees, directors and consultants was approximately $830,000 and $913,000, respectively. Of this amount during the years ended September 30, 2019 and 2018, $347,000 and $349,000, respectively, was recorded to research and development expenses, and $483,000 and $564,000, respectively was recorded in general and administrative expenses in the Company’s Consolidated Statements of Operations.

During the year ended September 30, 2019, 87,567 stock options awarded under the 2013 Stock Incentive Plan were exercised for cash resulting in proceeds to the Company of $32,400. During the year ended September 30, 2018, 210,000 stock options awarded under the 2013 Stock Incentive Plan were exercised for cash resulting in proceeds to the Company of $77,700 During the year ended September 30, 2019, 1,437,433 stock options awarded under the 2013 Stock Incentive Plan were exercised on a cashless basis for an aggregate issuance of 477,269 shares of the Company’s Common Stock. During the year ended September 30, 2018, 225,000 stock options awarded under the 2013 Stock Incentive Plan were exercised on a cashless basis for an aggregate issuance of 116,883 shares of the Company’s Common Stock.

As of September 30, 2019, there is approximately $331,000 of unrecognized compensation expense related to unvested stock-based compensation arrangements granted under the 2013 Plan. That cost is expected to be recognized over a weighted average period of 1.52 years.

Restricted Stock

On July 19, 2018, the Company awarded 745,000 shares of Restricted Stock to members of the Board of Directors and management and 220,000 shares of Restricted Stock to Dr. Dhillon in his capacity as a consultant. The shares subject to this grant are awarded under the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

On September 5, 2018, the Company awarded 100,000 shares of Restricted Stock to a consultant. The shares subject to this grant are awarded under the 2013 Plan and 50,000 vest 90 days from the date of the award and 50,000 vest 365 days from the date of the award. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

On February 3, 2017, the Company awarded 1,750,000 shares of Restricted Stock to members of the Board of Directors and management. The shares subject to this grant are awarded under the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest.

F-19

On August 9, 2016, we entered into a consulting agreement with Acorn Management Partners, LLC (“Acorn”). In consideration of the services to be provided under and in accordance with the terms of the consulting agreement, we issued (i) 225,000 shares of Common Stock under our 2013 Stock Incentive Plan at an agreed upon value of $0.72 per share, which was the closing price of our common stock on August 9, 2016; and (ii) an option under our 2013 Stock Incentive Plan to purchase up to 375,000 shares of Common Stock at an exercise price of price of $0.72 per share, in each case to John R. Exley, Acorn’s Chief Executive Officer and the party designated by Acorn to receive its shares and option. The shares and option are subject to time-based vesting restrictions. Of the 225,000 shares of Common Stock granted to Mr. Exley, 75,000 vest 90 days from the date of the award, 75,000 vest 120 days from the date of the award and the remaining 75,000 shares are scheduled to vest 150 days from the date of the award. Of the stock options to purchase up to 375,000 shares of Common Stock awarded to Mr. Exley, 125,000 vest 90 days from the date of the award, 125,000 vest 120 days from the date of the award and the remaining 125,000 shares are scheduled to vest 150 days from the date of the award. The issuance and sale of the shares of Common Stock and option to Acorn has not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: Acorn has represented that it is an accredited investor as defined in Regulation D promulgated under the Securities Act, that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, a distribution thereof in violation of applicable securities laws; that it understood that the securities would be issued as restricted securities and as a result, it must bear the economic risk of its investment in the securities for an indefinite period of time.

Restricted stock activity in shares under the 2013 Plan for the year ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	2,815,000	1,750,000
Awarded	-	1,065,000
Vested	(1,850,000)	-
Forfeited	-	-
Non Vested at end of year	965,000	2,815,000

The weighted average restricted stock award date fair value information for the year ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	$0.57	$0.65
Awarded	-	0.43
Vested	0.64	-
Forfeited	-	-
Non Vested at end of year	$0.43	$0.57

Non-employee restricted shares subject to vesting are revalued at each vesting date and at the end of the reporting period, with all changes in fair value recorded as stock-based compensation expense. For the years ended September 30, 2019 and 2018 compensation expense recorded for the restricted stock awards was approximately $397,000 and $600,000, respectively.

12.	Restricted Stock Awarded Outside the 2013 Stock Incentive Plan

On May 3, 2016, the Company awarded 2,000,000 shares of Restricted Stock to members of the Board of Directors and management in a private placement in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act. The shares subject to this grant are outside the 2013 Plan and 100% shall fully vest on the second anniversary of the date of grant. On May 1, 2018, the vesting date for 1,767,000 shares was amended to November 2018. In addition, in the event of a Change of Control (as such term is defined in the 2013 Plan), 100% of the grants will immediately vest. During the fiscal years ended September 30, 2019 and 2018, 1,767,000 and 233,000 shares of restricted stock, respectively, awarded outside the 2013 Plan vested.

F-20

Restricted Stock activity in shares for the years ended September 30, 2019 and 2018 is as follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	1,767,000	2,000,000
Awarded	-	-
Vested	(1,767,000)	(233,000)
Forfeited	-	-
Non Vested at end of year	-	1,767,000

The weighted average restricted stock award date fair value information for the years ended September 30, 2019 and 2018 follows:

	September 30, 2019	September 30, 2018
Non Vested at beginning of year	$0.39	$0.39
Awarded	-	-
Vested	0.39	-
Forfeited	-	-
Non Vested at end of year	$-	$0.39

For the years ended September 30, 2019 and 2018, compensation expense recorded for the restricted stock awards was approximately $0 and $229,000, respectively.

13.	COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company enters into various agreements containing standard indemnification provisions. The Company's indemnification obligations under such provisions are typically in effect from the date of execution of the applicable agreement through the end of the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain. As of September 30, 2019 and 2018, no amounts have been accrued related to such indemnification provisions.

From time to time, the Company may be exposed to litigation in connection with its operations. The Company’s policy is to assess the likelihood of any adverse judgments or outcomes related to legal matters, as well as ranges of probable losses.

MIT Licensing Agreement

In December 2007, the Company entered into a license agreement with MIT pursuant to which the Company acquired an exclusive world-wide license to develop and commercialize technology related to self-assembling peptide compositions, and methods of making and using such compositions in medical and non-medical applications, including claims that cover the Company’s proposed products and methods of use thereof. The license also provides non-exclusive rights to additional intellectual property in the fields that cover the Company’s proposed products and methods of use thereof, in order to provide freedom to operate. The license provides the Company a right to sublicense the exclusively licensed intellectual property. The Company has not sublicensed the exclusively licensed intellectual property to any party for any field.

In exchange for the licenses granted in the agreement, the Company has paid MIT license maintenance fees and patent prosecution costs. The Company paid license maintenance fees of $50,000 to MIT in the fiscal years ended September 30, 2019 and 2018. For the years ended September 30, 2019 and 2018, the annual MIT license maintenance fees of $50,000 are included in accrued expenses and other liabilities on the Consolidated Balance Sheets. The license maintenance fees and patent prosecution costs cover the contract year beginning January 1 through December 31. Annual license maintenance obligations extend through the life of the patents. In addition, MIT is entitled to royalties on applicable future product sales, if any. The annual payments may be applied towards royalties payable to MIT for that year for product sales.

The Company is obligated to indemnify MIT and related parties from losses arising from claims relating to the exercise of any rights granted to the Company under the license, with certain exceptions. The maximum potential amount of future payments the Company could be required to make under this provision is unlimited. The Company considers there to be a low performance risk as of September 30, 2019.

The agreement expires upon the expiration or abandonment of all patents that are issued and licensed to the Company by MIT under such agreement. The Company expects that patents will be issued from presently pending U.S. and foreign patent applications. Any such patent will have a term of 20 years from the filing date of the underlying application. MIT may terminate the agreement immediately, if the Company ceases to carry on its business, if any nonpayment by the Company is not cured or the Company commits a material breach that is not cured. The Company may terminate the agreement for any reason upon six months’ notice to MIT.

F-21

Leases

We do not own any real property. In October 2013, we entered into a one and one-half year operating sublease agreement pursuant to which we leased the office space of our relocated headquarters in Wellesley, Massachusetts for a base annual rent equal to $5,031 per month. In April 2015, we moved our corporate offices to a property in Framingham, Massachusetts. We entered into a month-to-month operating lease agreement, pursuant to which we are obligated to pay monthly rent of $2,000, with a minimum six month commitment. During July 2017,we entered into a three year operating lease commencing October 1, 2017 and ending on September 30, 2020 at our current location. Pursuant to which we are obliged to pay annual rent of $38,400 during the first year, $39,600 during the second year and $42,000 during the third year. We are no longer party to the October 2013 lease, and we believe our present offices are suitable for our current and planned near-term operations. For the fiscal year ending September 30, 2020 the Company’s annual lease commitment is $42,000.

14.	Selected Quarterly Financial Data (unaudited)

The following table provides selected quarterly financial data for the fiscal years ended September 30, 2019 and 2018:

	Quarters Ended
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Net sales	$-	$-	$-	$-

Gross profit	$-	$-	$-	$-

Operating loss	$(1,767,824)	$(1,507,366)	$(1,572,261)	$(1,524,305)

Net loss	$(2,600,237)	$169,962	$(1,289,162)	$(828,144)

Net income (loss) per share - basic and diluted	$(0.02)	$-	$(0.01)	$-

Weighted average shares - basic	161,057,300	163,285,738	168,396,553	172,575,820

Weighted average shares - diluted	161,057,300	168,620,980	168,396,553	172,575,820

	Quarters Ended
	December 31,	March 31,	June 30,	September 30,
	2017	2018	2018	2018
Net sales	$-	$-	$-	$-

Gross profit	$-	$-	$-	$-

Operating loss	$(1,582,373)	$(2,013,845)	$(1,620,134)	$(2,233,415)

Net loss	$389,176	$(1,555,361)	$(2,212,640)	$(1,435,207)

Net (loss) per share - basic and diluted	$-	$(0.01)	$(0.01)	$(0.01)

Weighted average shares - basic	150,144,575	150,302,013	150,550,189	159,778,165

Weighted average shares - diluted	163,527,032	150,302,013	150,550,189	159,778.165

15.	SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred through November 18, 2019, the date which these consolidated financial statements were available to be issued. On October 17, 2019, the Company announced the pricing of registered direct offering of 14,285,714 units, each unit consisting of a share of the Company’s common stock, and a Series I Warrant (“Series I Warrant”) to purchase a share of our common stock for the combined purchase price of $0.175 per unit. The Series I Warrants have an exercise price of $0.22 per share and are exercisable for a period of five years. The offering closed on October 18, 2019. The gross proceeds to Arch from the 2019 Financing were approximately $2.5 million before deducting financing costs of approximately $312,000. Pursuant to the Engagement Agreement, the Company also agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 1,071,429 shares (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the exercise price of the Placement Agent Warrants is $0.21875 per share and the term of the Placement Agent Warrants is five years .

F-22

ARCH THERAPEUTICS, INC.

PROSPECTUS

Up to 17,587,461 Shares of Common Stock

Prospectus dated _____________, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

As used in this Part II, unless the context indicates or otherwise requires, the terms “we”, “us”, “our”, and the “Company” refer to Arch Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiary, and the term “ABS” refers to Arch Biosurgery, Inc., a private Massachusetts corporation that, through a reverse merger acquisition completed on June 26, 2013 (the “Merger”), has become our wholly owned subsidiary. On May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of Common Stock at a ratio of 11 shares to each one issued and outstanding share, and unless the context indicates or otherwise requires, all share numbers and share price data included in this Part II have been adjusted to give effect to that stock split.

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the securities being offered.

EXPENSE	AMOUNT
SEC Registration Fees	$2,400
Legal Fees	60,000
Accounting Fees	10,000
Miscellaneous Fees and Expenses	5,000

Total	$77,400

Item 14. Indemnification of Directors and Officers.

We have not entered into separate indemnification agreements with our directors and officers. Our amended and restated bylaws provide that we shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. Our amended and restated bylaws further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

The Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents as follows:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders of the corporation;

•	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

The Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated into this Item 16 by reference.

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Framingham, State of Massachusetts, on November 21, 2019.

Arch Therapeutics, Inc.

By:	/s/ Terrence W. Norchi, MD
Terrence W. Norchi, MD
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Arch Therapeutics, Inc., a Nevada corporation (the “Company”), do hereby constitute and appoint Terrence W. Norchi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Terrence W. Norchi, MD	President, Chief Executive Officer and Director	November 21, 2019
Terrence W. Norchi, MD	(Principal Executive Officer)

/s/ Richard E. Davis	Chief Financial Officer	November 21, 2019
Richard E. Davis	(Principal Financial and Accounting Officer)

/s/ Punit Dhillon	Director	November 21, 2019
Dr. Avtar Dhillon

/s/ James R. Sulat	Director	November 21, 2019
James R. Sulat

EXHIBIT INDEX

			Incorporated By Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Almah, Inc., Arch Acquisition Corporation, and Arch Therapeutics, Inc.		8-K	2.1	333-178883	5/13/2013

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated May 23, 2013, by and among Almah, Inc., Arch Acquisition Corporation, and Arch Therapeutics, Inc..		10-Q	10.11	000-54986	8/14/2013

3.1	Restated Articles of Incorporation of Arch Therapeutics, Inc.		10-K	3.1	000-54986	12/12/2014

3.2	Amended and Restated Bylaws of Arch Therapeutics, Inc.		8-K	3.1	333-178883	6/24/2013

5.1	Opinion of McDonald Carano LLP.	X

10.1#	Termination Agreement and Release dated June 25, 2013, between ABS and Terrence W. Norchi		8-K	10.7	333-178883	6/26/2013

10.2#	Executive Employment Agreement dated June 26, 2013 between Arch Therapeutics, Inc. and Terrence W. Norchi		8-K	10.8	333-178883	6/26/2013

10.3#	First Amendment to Executive Employment Agreement, dated March 23, 2014, by and between Arch Therapeutics, Inc. and Terrence W. Norchi Stock		8-K	10.1	000-54986	3/27/2014

10.4#	Executive Employment Agreement dated June 26, 2013 between Arch Therapeutics, Inc. and Alan T. Barber		8-K	10.9	333-178883	6/26/2013

10.5#	Executive Employment Agreement, effective July 8, 2013, by and between Arch Therapeutics, Inc. and William M. Cotter		8-K	10.1	000-54986	7/8/2013

10.6#	First Amendment to Executive Employment Agreement, dated March 23, 2014, by and between Arch Therapeutics, Inc. and William M. Cotter		8-K	10.2	000-54986	3/27/2014

10.7#	Separation Agreement dated June 15, 2015 by and between Arch Therapeutics, Inc. and William M. Cotter		10-Q	10.3	000-54986	8/7/2015

10.8#	Executive Employment Agreement, effective July 7, 2014, by and between Arch Therapeutics, Inc. and Richard E. Davis		8-K	10.1	000-54986	7/7/2014

10.9#	First Amendment to Executive Employment Agreement, dated July 27, 2015, by and between Arch Therapeutics, Inc. and Richard E. Davis		8-K	10.1	000-54986	7/31/2015

10.10#	Consulting Agreement dated October 15, 2015 by and between Arch Therapeutics, Inc. and Dr. Arthur Rosenthal		S-1/A	10.40	333-206873	10/16/2015

10.11#	Arch Therapeutics, Inc. 2013 Stock Incentive Plan		8-K	10.1	333-178883	6/24/2013

10.12#	Form of Stock Option Award Agreement under Arch Therapeutics, Inc. 2013 Stock Incentive Plan		10-Q	10.13	000-54986	8/14/2013

			Incorporated By Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

10.13#	Form of Restricted Stock Unit Award Agreement under Arch Therapeutics, Inc. 2013 Stock Incentive Plan		10-Q	10.14	000-54986	8/14/2013

10.14#	Form of Restricted Stock Bonus Award Agreement under Arch Therapeutics, Inc. 2013 Stock Incentive Plan		10-Q	10.15	000-54986	8/14/2013

10.15#	Form of Restricted Stock Award Agreement		8-K	10.2	000-54986	5/6/2016

10.16	Binding Letter of Intent by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013		8-K	10.1	333-178883	4/25/2013

10.17	Promissory Note by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013		8-K	10.2	333-178883	4/25/2013

10.18	Financing Agreement by and between Almah, Inc. and Coldstream Summit Ltd. Dated April 19, 2013		8-K	10.3	333-178883	4/25/2013

10.19	Form of Securities Purchase Agreement		8-K	10.4	333-178883	4/25/2013

10.20	Form of Warrant		8-K	10.5	333-178883	4/25/2013

10.21	Amended and Restated Exclusive Patent License Agreement dated May 23, 2011 between ABS and the Massachusetts Institute of Technology, as amended by the First Amendment to Amended and Restated Exclusive Patent License Agreement dated May 15, 2012 between ABS and the Massachusetts Institute of Technology, and further amended by the Second Amendment to Amended and Restated Exclusive Patent License Agreement dated February 1, 2013 between ABS and the Massachusetts Institute of Technology, as further amended by the Third Amendment to Amended and Restated Exclusive Patent License Agreement dated April 30, 2013 between ABS and the Massachusetts Institute of Technology, and as further amended by the Letter Agreement dated June 10, 2013 between ABS and the Massachusetts Institute of Technology		8-K	10.6	333-178883	6/26/2013

10.22	Life Sciences Accelerator Funding Agreement dated September 30, 2013 between Arch Therapeutics, Inc. and the Massachusetts Life Sciences Center		8-K	10.1	000-54986	10/4/2013

10.23	Form of Warrant to Purchase Shares of Common Stock dated September 30, 2013 issued by Arch Therapeutics, Inc. to the Massachusetts Life Sciences Center ((included as Exhibit B in Exhibit 10.22)		8-K	10.2	000-54986	10/4/2013

10.24	Form of MLSC Subordination Agreement		8-K	10.1	000-54986	9/9/2015

10.25	Amendment Agreement to Arch Therapeutics, Inc. Accelerator Funding Agreement dated September 28, 2016 by and between Arch Therapeutics, Inc. and Massachusetts Life Sciences Center		8-K	10.1	000-54986	9/29/2016

10.26	Securities Purchase Agreement dated January 30, 2014, by and among Arch Therapeutics, Inc. and the investors listed on the Schedule of Buyers attached thereto		8-K	10.1	000-54986	1/31/2014

			Incorporated By Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

10.27	Form of Series A Warrant to Purchase Common Stock		8-K	4.1	000-54986	1/31/2014

10.28	Form of Series B Warrant to Purchase Common Stock		8-K	4.2	000-54986	1/31/2014

10.29	Form of Series C Warrant to Purchase Common Stock		8-K	4.3	000-54986	1/31/2014

10.30	Amendment to Series A Warrants, Series B Warrants and Series C Warrants to Purchase Common Stock		8-K	10.1	000-54986	12/2/2014

10.31	Amendment to Series C Warrants to Purchase Common Stock		8-K	10.3	000-54986	3/13/2015

10.32	Amendment to Series C Warrants to Purchase Common Stock dated May 30, 2015		8-K	10.1	000-54986	6/1/2015

10.33	Amendment to Series A and Series C Warrants to Purchase Common Stock dated June 22, 2015		8-K	10.1	000-54986	6/23/2015

10.34	Form of Registration Rights Agreement dated January 30, 2014, by and among Arch Therapeutics, Inc. and the investors listed on the Schedule of Buyers attached thereto		8-K	10.2	000-54986	1/31/2014

10.35	Form of Subscription Agreement		8-K	10.1	000-54986	3/13/2015

10.36	Form of 8% Convertible Note		8-K	10.2	000-54986	3/13/2015

10.37†	Project Agreement by and between Arch Therapeutics, Inc. and the National University of Ireland Galway dated May 28, 2015		10-Q	10.1	000-54986	8/7/2015

10.38	Form of Subscription Agreement		8-K	10.1	000-54986	7/6/2015

10.39	Form of Series D Warrants		8-K	10.2	000-54986	7/6/2015

10.40	Registration Rights Agreement dated June 30, 2015, by and among Arch Therapeutics, Inc. and the Purchasers set forth on the signature pages thereto		8-K	10.3	000-54986	7/6/2015

10.41	Form of Subscription Agreement		8-K	10.1	000-54986	6/2/2016

10.42	Form of Series E Warrants		8-K	10.2	000-54986	6/2/2016

10.43	Registration Rights Agreement dated May 26, 2016, by and among Arch Therapeutics, Inc. and the Purchasers set forth on the signature pages thereto		8-K	10.3	000-54986	6/2/2016

10.44	Securities Purchase Agreement		8-K	10.1	000-54986	02/21/2017

10.45	Form of Series F Warrants		8-K	10.2	000-54986	02/21/2017

10.46	Securities Purchase Agreement		8-K	10.1	000-54986	06/29/2018

10.47	Form of Series G Warrants		8-K	10.2	000-54986	06/29/2018

10.48#	Advisory Agreement, effective July 19, 2018, by and between Arch Therapeutics, Inc. and Dr. Avtar Dhillon		8-K	10.1	000-54986	07/20/2018

			Incorporated By Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

10.49#	Offer Letter to Join the Board of Directors of Arch Therapeutics, Inc. dated July 19, 2018, by and between Arch Therapeutics, Inc. and Punit Dhillon		8-K	10.4	000-54986	07/20/2018

10.50	Securities Purchase Agreement		8-K	10.1	000-54986	05/13/2019

10.51	Form of Series H Warrants		8-K	10.2	000-54986	05/13/2019

10.52	Form of Securities Purchase Agreement		8-K	10.1	000-54986	10/18/2019

10.53	Form of Series I Warrants		8-K	10.2	000-54986	10/18/2019

10.54	Engagement Agreement		8-K	10.3	000-54986	10/18/2019

10.55	Form of Placement Agent Warrant		8-K	10.4	000-54986	10/18/2019

21.1	List of Subsidiaries		8-K	21.1	333-178883	6/26/2013

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of McDonald Carano LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereto)	X

101.INS	XBRL Instance Document	X

101.SCH	XBRL Taxonomy Extension Schema Document	X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	X

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	X

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	X

† Confidential treatment has been granted as to certain portions of these Exhibits

# Management contract or compensatory plan or arrangement.